As filed with the Securities and Exchange Commission on January 26, 2026.

Registration No. 333-292006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

AMENDMENT NO. 2 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

JAGUAR URANIUM CORP.
(Exact name of registrant as specified in its charter)

_____________________________________

British Columbia	1000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

_____________________________________

3-1136 Centre Street
Thornhill, Ontario L4J 3M8
Canada
(416) 648-4065

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Kevin Roggow Cozen O’Connor 3 World Trade Center 175 Greenwich Street 55th Floor New York, New York 10007 (212) 908-1294	Andrew Elbaz Alexander Katznelson Cozen O’Connor LLP Bay Adelaide Centre — North Tower 40 Temperance Street, Suite 2700 Toronto, Ontario, Canada M5H 0B4 (647) 417-5340	Rob Condon Dentons US LLP 1221 Avenue of the Americas New York, New York 10020 (212) 768-6700

_____________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated JANUARY 26, 2026

preliminary prospectus

Jaguar Uranium Corp.

6,000,000 Class A Common Shares

_____________________________________

This is the initial public offering of the Class A common shares (the “Common Shares”) of Jaguar Uranium Corp. (the “Company”; “we”; “us”; or “our”). We are offering 6,000,000 Common Shares in this offering (this “Offering”). None of the Common Shares offered are being sold by existing shareholders of the Company.

We anticipate that the initial public offering price for our Common Shares will be between $4.00 and $6.00 per share, and the assumed initial public offering price is $5.00 per share, the midpoint of the range (the “Offering Price”). Currently, no public market exists for the Common Shares. We have applied to list our Common Shares on the NYSE American LLC (“NYSE American”) under the symbol “JAGU.” We anticipate that upon satisfaction of the NYSE American’s initial listing criteria, our Common Shares will begin trading on the NYSE American. No assurance can be given that our listing application will be approved or that a trading market will develop. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not consummate this Offering.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings. See the information under the heading “Implications of Being an Emerging Growth Company and a Smaller Reporting Company” in this prospectus for more information.

An investment in our Common Shares involves a high degree of risk and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the “Risk Factors” beginning on page 15.

Neither the U.S. Securities and Exchange Commission nor any other regulatory commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

____________

(1)      See the information under the heading “Underwriting” in this prospectus for additional disclosure regarding the underwriting discounts and commissions and estimated offering expenses, as well as a complete description of the compensation payable to the underwriter.

We have granted the underwriter an option to purchase up to an additional 900,000 Common Shares (being up to 15% of the total number of Common Shares sold in the Offering) at the Offering Price, less the underwriting discounts and commissions, exercisable at any time until 30 days after the date of this prospectus solely to cover over-allotments, if any.

In connection with the filing of our registration statement on Form S-1 of which this prospectus is a part with the U.S. Securities and Exchange Commission, we are filing a preliminary non-offering prospectus (the “Canadian Prospectus”) with the securities regulatory authority in the Province of Ontario, for the purposes of qualifying the Company as a reporting issuer in such province of Canada.

The underwriter expects to deliver the Common Shares to purchasers on or about           , 2026.

_____________________________________

Sole Book-Running Manager

Titan Partners

a division of American Capital Partners

_____________________________________

The date of this prospectus is         , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). You should rely only on the information contained in this prospectus. Neither we nor the underwriter have authorized anyone to provide you with additional information or information different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you.

You should read this prospectus together with the additional information described below under the heading “Where You Can Find More Information” in this prospectus. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. The information contained in this prospectus, or any free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of this Offering, you should refer to the registration statement, including its exhibits.

For investors outside the United States: This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. We have not done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this Offering and the distribution of this prospectus outside the United States.

Through and including            , 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade the Common Shares, whether or not participating in this Offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

Unless otherwise specified, all dollar amounts are expressed in United States dollars. All references to “$” refer to United States dollars and all references to “C$” are to Canadian dollars. Unless otherwise indicated, amounts expressed in Canadian dollars in this prospectus have been converted to United States dollars at the exchange rate of C$1.00 = US$0.72, the rate in effect as of January 18, 2026.

Trademarks

Jaguar Uranium Corp., the Jaguar Uranium Corp. logo and other trademarks or service marks of the Company appearing in this prospectus are the property of the Company or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders.

Enforcement of Civil Liabilities

We are a corporation organized under the laws of the Province of British Columbia, Canada our direct subsidiaries are organized under the laws of the British Virgin Islands (the “BVI”) and the Province of Ontario, Canada and our indirect subsidiaries are incorporated under the laws of Colombia. All of our directors, director nominees and executive officers reside outside of the United States, and are based in Canada, France, Colombia, Argentina and Peru. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for foreign investors, including United States investors, to effect service of process from the United States upon us or those persons, or to realize in the United States upon judgments of United States courts predicates upon civil liabilities under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other United States laws. Furthermore, it may not be possible to enforce against us foreign judgments obtained in courts outside of Canada based upon the civil liability provisions of the securities laws or other laws in those jurisdictions.

We have appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of Common Shares in connection with this Offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, New York 10168.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY AND
A SMALLER REPORTING COMPANY

As an issuer with less than $1.235 billion in total annual gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

•        are not required to obtain an auditor attestation on our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” or “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        may present only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations, (“MD&A”); and

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act.

We have elected or intend to elect to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under Section 107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common shares that is held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period, and (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of equity securities in our initial public offering, or            , 2031.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Shares held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Shares held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. Forward-looking statements may include, but are not limited to, statements with respect to our business, strategy, operations and financial performance, as well as our plans, objectives and expectations for our business operations and financial performance and condition, including our mineral projects, the future price of commodities, test work and confirming results from work performed to date, the estimation of mineral resources and mineral reserves, if any, the realization of mineral resource and mineral reserve estimates, the timing and amount of estimated future capital, requirements for additional capital and availability of future financing, operating and exploration expenditures, costs and timing of the development of new deposits, costs and timing of future exploration, requirements for additional capital, government regulation of mining operations, environmental risks, reclamation expenses, title disputes or claims, limitations of insurance coverage, and timing and likelihood of obtaining government approval for exploration and other permits or licenses. Often, but not always, forward-looking statements can be identified by the use of words and phrases such as “plans,” “expects,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” or “believes” or variations (including negative variations) of such words and phrases, or statements that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved.

Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made and are based on various assumptions such as future business and property integrations remaining successful; favorable and stable general macroeconomic conditions, securities markets, spot and forward prices of uranium and certain other commodities, future currency exchange rates and interest rate; no materially adverse changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; that various risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding) will not materialize; the ability to complete planned exploration programs; the ability to continue raising the necessary capital to finance operations; the ability to obtain adequate insurance to cover risks and hazards on favorable terms; that changes to laws and regulations will not impose greater or adverse restrictions on mineral exploration or mining activities; the continued stability of employee relations; relationships with local communities and non-governmental organizations, including mining cooperatives in Colombia, Argentina and other applicable foreign countries; that costs associated with mining inputs and labor will not materially increase; that mineral exploration and development activities (including obtaining necessary licenses, permits and approvals from government authorities) will be successful; the development of our Properties (as defined herein); the geology of our Properties being as described in the Technical Report Summaries (as defined herein); operating conditions being favorable such that we are able to operate in a safe, efficient and effective manner; political and regulatory stability in Colombia and Argentina; and the continued validity and ownership of title to properties.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, general business, economic, competitive, political and social uncertainties; lack of operating history and revenues; significant capital requirements; currency risks; risk of liquidity; the risk that actual costs may exceed estimated costs; title to our Properties; the risks associated with mining operations; labor disputes and other risks of the mining industry; political instability; risks associated to the laws associated with the uranium industry; delays or inability to obtaining governmental approvals or financing or in the completion of development or construction activities; risks associated with limited capital; changes in legislation; risks associated with government regulations, regulatory approvals, and obtaining permits and licenses; risks associated with the Common Shares; fluctuations in the future prices of uranium and other commodities; possible variations of mineral grade or recovery rates below those that are expected; failure of equipment or processes to operate as anticipated, as well as those factors discussed in the heading “Risk Factors” in this prospectus. Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. Forward-looking statements contained herein are made as of the date of this prospectus and we disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or results, except as may be required by applicable securities laws. There can be no assurance that forward-looking statements will prove to be accurate.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

MARKET AND INDUSTRY DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Although we are responsible for all of the disclosures contained in this prospectus and we believe the market and industry data included in this prospectus is reliable, we have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, we believe our internal surveys, industry forecasts and market research are reliable, even though such surveys, forecasts and research have not been independently verified. The market and industry data and forecasts included in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such information. While we are not aware of any misstatements regarding the market and industry data and forecasts presented in this prospectus, such data and forecasts involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

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TECHNICAL MINING INFORMATION AND TERMS

We are defined as an exploration stage issuer under Subpart 1300 of Regulation S-K (“S-K 1300”) as adopted by the SEC. S-K 1300 contains disclosure requirements that are applicable to mining companies reporting with the SEC. We do not have any current mineral resources or mineral reserves as defined by S-K 1300. Our mineral properties require further exploration and development and to date we have not commenced any commercial operations and have not recognized any mining revenue. We have completed technical report summaries (collectively, the “Technical Report Summaries”) in compliance with S-K 1300 for our two uranium exploration projects in Argentina (the “Laguna Project” and the “Huemul Project”, as defined herein) and our exploration project in Colombia (the “Berlin Project”). However, our estimated mineral resources or mineral reserves, if any, expected mine life and mineral pricing cannot be determined as the exploration programs, additional drilling, economic assessments and requisite initial studies and pit (or mine) design optimizations have not yet been completed, and the actual mineral resources and mineral reserves, if any, may be significantly lower than expected. You should not rely on the Technical Report Summaries, preliminary economic assessments or feasibility studies, if and when completed and published, as indications that we will have successful commercial operations in the future. Even if we prove mineral resources and mineral reserves on our Properties, we cannot guarantee that we will be able to develop and market them, or that such production will be profitable. See the information under the heading “Property” in this prospectus for more information.

Qualified Persons Statement

Some technical mining information contained herein with respect to the Laguna Project, the Huemul Project and the Berlin Project is derived from the Technical Report Summaries prepared for us, each with an effective date of August 13, 2024, August 13, 2024 and February 15, 2024, respectively. SLR International Corporation (“SLR”), an independent mining consultant, has approved and verified the technical mining information related to each of the Laguna Project, the Huemul Project and the Berlin Project derived from the Technical Report Summaries and reproduced in this prospectus.

Glossary of Mining-Related Terms

The following is a glossary of certain mining terms that may be used in this prospectus.

Ag	Silver.
Alluvial	A placer formed by the action of running water, as in a stream channel or alluvial fan; also said of the valuable mineral (e.g. gold or diamond) associated with an alluvial placer.
Assay	A metallurgical analysis used to determine the quantity (or grade) of various metals in a sample.
ANM	The National Mining Agency of Colombia.
Argentina Mining Code	The National Mining Code of Argentina.
Canon	The fee an applicant must pay when conducting exploration in Argentina.
Cateo	An exploration permit in Argentina.
Claim	A mining right that grants a holder the exclusive right to search and develop any mineral substance within a given area.
CNEA	Argentina’s National Nuclear Authority.
Concentrate	A clean product recovered in flotation, which has been upgraded sufficiently for downstream processing or sale.
Core drilling

A specifically designed hollow drill, known as a core drill, is used to remove a cylinder of material from the drill hole, much like a hole saw. The material left inside the drill bit is referred to as the core. In mineral exploration, cores removed from the core drill may be several hundred to several thousand feet in length.

Corpocaldas	The provincial mining agency of Caldas Province, Colombia.
CPS	Counts per second.
Cut-off grade	When determining economically viable mineral reserves, the lowest grade of mineralized material that can be mined and processed at a profit.
Deposit	An informal term for an accumulation of mineralization or other valuable earth material of any origin.
DIA	The environmental impact declaration issued by the local mining authority in Argentina.
Diamond drill	A rotary type of rock drill that cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.
Dyke	A long and relatively thin body of igneous rock that, while in the molten state, intruded a fissure in older rocks.
EIA	The environmental impact assessment for proposed exploration works in Argentina.
Exploration	Prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore.
Flotation	A milling process in which valuable mineral particles are induced to become attached to bubbles and float as others sink.
Grade	The term used to indicate the concentration of an economically desirable mineral or element in its host rock as a function of its relative mass.
Ha	Hectare — an area totaling 10,000 square meters or 2.47 acres.
IAN	The Colombia Institute of Nuclear Affairs.
INGEOMINAS	The National Institute of Geology and Mining of Colombia.
Km	Kilometer(s). Equal to 0.62 miles.
Lithology	The character of a rock formation, a rock formation having a particular set of characteristics.
M	Meter(s). Equal to 3.28 feet.
Mafic	Igneous rocks composed mostly of dark, iron- and magnesium-rich minerals.
Masl	Meters above sea level.
Massive	Said of a mineral deposit, especially of sulfides, characterized by a great concentration of mineralization in one place, as opposed to a disseminated or vein-like deposit.
MD	A mining concession in Argentina termed Manifestacion de Descrubrimiento.
MESD	The Colombian Ministry of Environment and Sustainable Development.
Metallurgy	The science and art of separating metals and metallic minerals from their ores by mechanical and chemical processes.
Mineral	A naturally occurring homogeneous substance having definite physical properties and chemical composition and, if formed under favorable conditions, a definite crystal form.
Mineral Deposit	A mass of naturally occurring mineral material, e.g. metal ores or nonmetallic minerals, usually of economic value, without regard to mode of origin.
Mineralization	A natural occurrence in rocks or soil of one or more yielding minerals or metals.

Mineral Project

The term “mineral project” means any exploration, development or production activity, including a royalty or similar interest in these activities, in respect of diamonds, natural solid inorganic material, or natural solid fossilized organic material including base, precious and rare metals, coal, and industrial minerals.

Mining Provincial Code	The Provincial Mining Procedure Code in Argentina.
Mineral Reserve

A concentration or occurrence of diamonds, natural, solid, inorganic or fossilized organic material including base and precious metals, coal and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction.

MME	The Colombian Ministry of Mines and Energy.
NSR

The aggregate proceeds received from time to time from any arm’s length smelter or other arm’s length purchaser from the sale of any ores, concentrates, metals or other material of commercial value, net of expenses.

Ore	Mineralized material that can be extracted and processed at a profit.
PEA	Preliminary Economic Assessment. A study, other than a pre-feasibility or feasibility study, that includes an economic analysis of the potential viability of mineral resources.
PMD	The Provincial Mining Directorate in Argentina.
QA/QC	Controls relating to quality assurance and quality control.
Qualified Person

An individual who is an engineer or geoscientist with at least five years of experience in mineral exploration, mine development, production activities and project assessment, or any combination thereof, including experience relevant to the subject matter of the project or report and is a member in good standing of a self-regulating organization.

RC	Reverse circulation in mining.
Reclamation	Restoration of mined land to original contour, use, or condition where possible.
REE	Rare earth elements.
Sedimentary	Said of rock formed at the Earth’s surface from solid particles, whether mineral or organic, which have been moved from their position of origin and re-deposited, or chemically precipitated.
Strike	The direction, or bearing from true north, of a vein or rock formation measure on a horizontal surface.
Tenement	A mineral claim.
U3O8	Concentrated uranium oxide.

PROSPECTUS SUMMARY

This summary highlights selected information contained in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider in making your investment decision. Before investing in our Common Shares, you should carefully read this entire prospectus. You should carefully consider, among other things, the information under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included elsewhere in this prospectus.

Overview

We are a uranium exploration and development company focused on uranium discoveries. We maintain significant land holdings in Colombia and Argentina and our portfolio is comprised of two uranium exploration projects in Argentina (the “Laguna Project” and the “Huemul Project”, referred collectively as “Argentina Projects”) and one exploration project in Colombia (the “Berlin Project” and together with the Argentina Projects, our “Properties”), which offer substantial exploration potential. Our Properties are located within mining-friendly jurisdictions and are supported by established infrastructure.

Berlin Project

The Berlin Project is our principal exploration project. The Berlin Project contains uranium, which is used to power nuclear reactors that produce electricity, and has by-products such as battery commodities, including phosphate, vanadium, nickel, molybdenum, rhenium, yttrium, neodymium and other rare earth elements (collectively, the “REEs”). The Berlin Project deposit is a geologically rare combination of elements contained in a layer of phosphate-bearing limestone in a layered sedimentary sequence located in central Colombia in the municipality of Samaná, Caldas Province, approximately 80 km northeast (225 km by road) of the provincial capital, Manizales, and approximately 150 km northeast (245 km by road) of the national capital, Bogotá. The two contiguous mineral concessions on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent. The deposit is located approximately 12 km from a hydroelectric dam that provides a potential source of clean, renewable energy for the Berlin Project. There is a river port located approximately 65 km from the Berlin Project, providing barge-transport to Barranquilla, a port on the Caribbean coast of Colombia. A refurbished rail system provides an alternative means of transport to the port at Santa Marta on the Caribbean coast. Extensive bench-scale metallurgical tests indicate that the value-commodities can be effectively leached from the mineral-bearing rock with an acidic ferric sulphate solution.

Laguna Project

The Laguna Project is an early-stage exploration project located in the central part of Chubut Province, Argentina and consists of approximately 230,000 ha of exploration claims. The property is located approximately 260 km southwest of the provincial capital, Rawson, and approximately 220 km from the main commercial port city of Comodoro Rivadavia. The uranium mineralization of the Laguna Project is related to “caliches,” which is the partial cementation of the host by calcium carbonates. “Caliche” and “Calcrete” type uranium deposits are surficial uranium deposits found in semi-desert environments. Caliche-type uranium deposits differ from Calcrete-type uranium deposits in that they typically occur in unconsolidated clastic sediments such as gravel, as opposed to cemented sediments in the case of Calcrete-type uranium deposits and Caliche-type uranium deposits tend to have wide surface exposure and shallow depth. Due to their wider surface exposure and shallower depth, Caliche-type uranium deposits are often easier to access for initial mining operations.

Huemul Project

The Huemul Project is an early-stage exploration project located in the southern part of Mendoza Province, Argentina. The Huemul Project consists of approximately 27,700 ha of exploration claims centered around Argentina’s National Nuclear Authority’s (“CNEA”) historic Huemul-Agua Botada mine, Argentina’s first uranium producing mine. The Huemul Project comprises the Huemul I concessions, including the Cateo Huemul Norte, Cateo Huemul Sur, Mina Huemul, and MD Silvana claims (the “Huemul I Properties”), and the Huemul II concessions, including the

MD Mirano Norte, MD Carmencita, and MD Cerro Butalo claims (the “Huemul II Properties”).The Argentinian government discovered the Huemul-Agua Botada Zone in 1952 and exploited the deposit between 1955 and 1975. Historically, ore was treated in a concentration plant at the nearby town of Malargüe.

Uranium-vanadium-copper mineralization at the Huemul Project consists of a number of stacked, meters-thick stratabound lenses hosted by an approximately 50-metre-thick packet of conglomerates and arenites, sandwiched by redbeds and intruded by andesite sills.

Our Business Strategy

Our focus is on conducting exploration work at our Properties with the goal of building a larger aggregate uranium and REE resource. We also intend to seek out acquisitions of other uranium and critical metal assets across Latin America.

To achieve our objectives, we intend to complete the following with respect to each of our Properties: permitting and receiving required licenses, completing metallurgy testing, making current the historical mineral resource estimates by completing confirmation drilling, undergoing exploration drilling to expand mineral resources, building a pilot plant to test the extraction proves, and performing a preliminary economic assessment (“PEA”) analysis to determine economic factors that determine the potential viability of a mine.

To execute our business strategy, we will require substantial additional financial resources, including amounts necessary to fund our planned exploration program at our Properties. We intend to seek the necessary additional financing through the issuance of additional equity securities (subject to the lock-up period described in the “Underwriting” section of this prospectus), but there can be no assurance that such financing will be available to us in sufficient amounts, on attractive terms, on a timely basis, or at all. See the information under the headings “Risk Factors — Risks Related to Our Financial Conditions — Significant additional capital is required to fund our business plan.” and “Risk Factors — Risks Related to Our Business — Our operations are capital intensive, and we will require significant additional financing to acquire additional uranium resource properties and projects and to pursue exploration, development, and mining operations on our existing uranium projects” in this prospectus for more information.

Development of Our Primary Assets

Berlin Project

Uranium was identified in phosphatic strata in a regional radiometric prospecting program undertaken by the IAN between 1977 and 1983. After the Minatome Corp. (“Minatome”), which has now been incorporated into the Orano Group (“Orano”), obtained permission from IAN to explore the Berlin Project area, it identified a sedimentary unit near the base of the cretaceous sequence as having significant uranium grade. Minatome withdrew from the Berlin area in 1981 and the United Nations Development Program became involved, focusing on the potential to recover uranium, molybdenum, vanadium, and phosphate.

U3O8 Corp. through its wholly owned subsidiary Gaia Energy Investments Ltd., commenced exploration work after acquiring the property in April 2010. Due to the stratiform nature of the mineralization at the Berlin Project, the principal objective was to define the extent and consistency of the known mineralized sedimentary layer through trenching and drilling. The Berlin Project is in hilly terrain in which trenches were excavated by hand in areas where the mineralization outcrops, with drilling conducted from platforms cut into the hillsides.

Huemul Project

In 2005, Calypso Acquisition Corporation, through its wholly owned Argentinian subsidiary EMSA (as defined herein), acquired approximately 20,900 ha around the old Huemul and Agua Botada mines. Mapping, sampling, and airborne geophysics were undertaken and culminated in an environmental impact assessment (or Informe de Impacto Ambiental, an “IIA”) in 2007. This was presented and approved by the Provincial Mining Directorate (as defined herein); however, it was not ratified by congress. Work continued until 2009 with further mapping and sampling and appears to have ceased in 2009. Results from 221 geochemistry samples for silver, copper, uranium, and vanadium, along with CPS (“counts per second”) measurements that covered approximately 80% of these samples were reviewed by IsoEnergy Ltd., an Ontario Corporation (“IsoEnergy”). It was noted that, although batch numbers are noted in geochemical files, original laboratory certificates were not available.

Laguna Project

Reconnaissance work on Laguna Salada was first conducted in 2007 by Mega Uranium Ltd. (“Mega”) with the aim of confirming anomalies detected in a 1978 airborne radiometric survey undertaken by CNEA. U3O8 Corp. acquired this project from Mega in April 2010 and immediately undertook metallurgical test work. Results identified the exceptional beneficiation characteristics of the mineralization, which provided the justification to continue exploration, principally by pitting and trenching, in the Guanaco and Lago Seco areas of the Laguna Project. Given the unconsolidated sandy nature of the gravel that led to severe core recovery problems with drilling, and the shallow depth of mineralization, trenching and pitting was favored over drilling for further exploration of the project area.

Exploration from 2008 onwards primarily focused on the Guanaco and Lago Seco claims. Limited reconnaissance sampling was also carried out at La Rosada and the Horqueta claims, approximately 45 km to the northeast, and at the Susana claims to the south.

Exploratory pitting and trenching confirmed that mineralization was extensive. Mineralization remains open in both the Guanaco and Lago Seco areas. Mineralization has also been discovered in La Rosada and La Susana areas in the Laguna Project area. La Susana appears to be a southeastern extension of the Guanaco and Lago Seco mineralization.

Uranium and vanadium at Laguna Salada were initially discovered along the edge of the gravel mesas where the mineralized layer is exposed from beneath a typically barren gravel cap. It was only with trenching and pitting in the interior of the mesas that the extent of the mineralization became clear at Laguna Salada. Similar mineralization is evident in the La Susana area, where the uranium-vanadium bearing layer has been traced along the western and eastern edges of the mesa, approximately 10 km to 15 km apart. Mineralization at La Susana is hosted in the same unconsolidated gravel unit that hosts the Guanaco area.

The La Rosada discovery, located approximately 45 km northeast of the Guanaco and Lago Seco area, has the highest grades encountered to date in free-digging gravels. The Laguna Project was acquired by IsoEnergy in 2021, and a mapping and sampling program was carried out in 2022.

Corporate Information

The Company was incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on December 16, 2022. The Company changed its name from “1391795 B.C. Ltd.” to “Latam Battery Metals Inc.” on May 9, 2023, and from “Latam Battery Metals Inc.” to “Jaguar Uranium Corp.” on December 14, 2023.

Our registered office is located at Suite 1604-1166 Alberni Street, Vancouver, British Columbia V6E 3Z3 Canada and our head office is located at 3-1136 Centre Street, Thornhill, Ontario, L4J 3M8 Canada. Our main telephone number is +1 (416) 648-4065. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

We currently have three direct, wholly-owned subsidiaries: Gaia Energy Investments Ltd. (“Gaia Energy”), a company incorporated in the BVI on April 19, 2006 and restored on November 16, 2015; Berlin (BVI) Limited (“Berlin BVI”), a company incorporated in the BVI on June 30, 2021; and 2847312 Ontario Inc. (“284 Ontario”), a corporation incorporated in the Province of Ontario, Canada on June 14, 2021. Gaia Energy has one wholly-owned subsidiary, Gaia Energy Investments Ltd. Sucursal Colombia (“Gaia Energy Colombia”), a company incorporated in Colombia, which is the legal and beneficial owner of a 100% interest in the Berlin Project. Berlin BVI has one wholly-owned subsidiary, Berlin (BVI) Limited Sucursal Colombia (“Berlin BVI Colombia”), a company incorporated in Colombia, which is the legal and beneficial owner of a 100% interest in the concession applications under evaluation with the

Agencia Nacional de Minería, National Mineral Agency of Colombia, with respect to the Berlin Project. 284 Ontario is the legal and beneficial owner of a 100% interest in the Argentina Projects. The consolidated operations of the Company and its subsidiaries are referred collectively in this prospectus as the “Company” or “Jaguar Uranium.” The following chart is an illustration of the organizational structure of the Company.

Our corporate website is www.jaguaruranium.com. Information contained on, or accessible through, our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part. We have included our website in this prospectus solely as an inactive textual reference and do not intend it to be an active link to our website.

Share Purchase Transactions

Berlin Project

The Company acquired a 100% indirect interest in the Berlin Project pursuant to a Share Purchase Agreement dated December 8, 2023 by and among the Company, Gaia Energy Inc. (“GEI”), an Ontario corporation, and Green Shift Commodities Ltd. (“Green Shift”), an Ontario corporation, as amended by the Amending Agreement dated April 8, 2024 (as amended, the “Berlin Project SPA”). Pursuant to the Berlin Project SPA, the Company acquired all of the issued and outstanding shares of Gaia Energy from Green Shift on April 8, 2024 (the “Berlin Project Closing Date”) in consideration of (a) an initial cash payment to Green Shift of C$20,000, (b) the issuance to Green Shift of 1,211,687 Common Shares, and (c) the grant of a 1.0% net smelter returns royalty, payable quarterly, on all gross revenue in excess of allowable costs from the Berlin Project (the “Berlin Project Royalty”) to Green Shift pursuant to the Royalty Agreement dated April 8, 2024 (the “Berlin Project Royalty Agreement”) by and among the Company, as royalty payor, Green Shift, as royalty holder and Gaia Energy, Berlin BVI, Gaia Energy Colombia and Berlin BVI Colombia, as guarantors.

Pursuant to the Berlin Project SPA, as additional consideration for the purchase of all of the issued and outstanding shares of Gaia Energy, the Company will:

(a)     no later than two business days after the later of (i) March 1, 2024, and (ii) the earlier of (A) 90 days after the date on which the Berlin concessions title matter has been rectified as evidenced by the payment receipt of the total debt with respect to surface fees or the subscription of a payment agreement with the National Mining Agency (the “Berlin Concession Title Matter Rectification”); and (B) five days following completion of a Liquidity Event (as defined below), pay to Green Shift a second cash payment of C$1 million (approximately $722,675);

For purposes of the Berlin Project SPA, “Liquidity Event” means the completion by the Company or its affiliates of any of the following: (i) a public offering of the Common Shares in Canada with a concurrent listing on a recognized stock exchange; or (ii) (A) a transaction that provides holders of the Common Shares with liquidity comparable to what they would receive upon completion of a public offering of the

Common Shares in Canada, with a stock exchange listing being completed, whether by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets, or a similar transaction or combination with a public corporation; and (B) a listing of the Common Shares on a recognized stock exchange.

(b)    no later than 30 days after the commencement of commercial production at the Berlin Project, pay Green Shift a third cash payment of C$5 million (approximately $3.6 million); and

(c)     no later than two business days after the completion of the Liquidity Event, issue to Green Shift (A) if the Liquidity Event occurs within 12 months after the April 8, 2024, the greater of: (1) such number of Common Share that would result in Green Shift owning an aggregate 20% of the issued and outstanding Common Shares (after giving effect to both the issuance to Green Shift and the completion of the Liquidity Event) at the price per share equal to the Offering Price; and (2) Common Shares with an aggregate value of C$5 million (approximately $3.6 million) at the price per share equal to the Offering Price; or (B) if the Liquidity Event occurs later than 12 months after the Berlin Project Closing Date, the greater of: (1) such number of Common Share that would result in Green Shift owning an aggregate 25% of the issued and outstanding Common Shares (after giving effect to both the issuance to Green Shift and the completion of the Liquidity Event) at the price per share equal to the Offering Price; and (2) Common Shares with an aggregate value of C$6 million (approximately $4.3 million) at the price per share equal to the Offering Price (the “Liquidity Event Shares”).

The completion of this Offering will constitute a Liquidity Event under the Berlin Project SPA. The second cash payment of C$1 million (approximately $722,675) under the Berlin Project SPA is expected to be made within five days following the completion of the Offering.

Pursuant to the Berlin Project SPA, the Company also acquired all of the issued and outstanding shares of Berlin BVI from Green Shift on the Berlin Project Closing Date as consideration of the grant of the Berlin Project Royalty by the Company to Green Shift.

Additionally, the Company and Green Shift entered into a transition services consulting agreement pursuant to which Green Shift will provide consulting services in connection with the Berlin Project to the Company until August 18, 2025 for cash consideration of C$50,000.00 (approximately $36,124).

Argentina Projects

The Company acquired a 100% indirect interest in the Argentina Projects pursuant to a Share Purchase Agreement dated July 17, 2024 (the “Argentina Projects SPA”) by and between the Company and Consolidated Uranium Inc. (“Consolidated Uranium”), an Ontario corporation and a wholly-owned subsidiary of IsoEnergy. Pursuant to the Argentina Projects SPA, the Company acquired all of the issued and outstanding shares of 284 Ontario from Consolidated Uranium on July 19, 2024 (the “Argentina Projects Closing Date”) in consideration of (a) the issuance to Consolidated Uranium of 2.0 million Common Shares, (b) the grant of a 1.0% net smelter returns royalty on the future production from Huemul II Properties (the “Huemul II Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024 (the “Huemul II Royalty Agreement”) by and among the Company, as royalty payor, Consolidated Uranium, as royalty holder and 284 Ontario, as guarantor; and (c) the grant of a 2.0% net smelter returns royalty on the future production from the Laguna Project (the “Laguna Project Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024 (the “Laguna Project Royalty Agreement”) by and among the Company, as royalty payor, Consolidated Uranium, as royalty holder and 284 Ontario, as guarantor.

Pursuant to the Argentina Projects SPA, since the Company has not listed the Common Shares on a recognized stock exchange in North America (the “Listing”) within 12 months from the Argentina Projects Closing Date, the Company, as additional consideration for the purchase of all of the issued and outstanding shares of 284 Ontario, will issue to Consolidated Uranium 400,000 Common Shares (subject to customary adjustment in the event of a dilutive event) (the “Listing Shares”), which will be issued on the closing date of this Offering.

Further, pursuant to the Argentina Projects SPA, as additional consideration for the purchase of all of the issued and outstanding shares of 284 Ontario, the Company will, in the event that the Company completes the Listing at an issue price per Common Share less than $5.00, issue to Consolidated Uranium Common Shares in an amount to reflect a $12.0 million valuation of the Argentina Projects at the Offering Price (subject to a minimum price per Common Share of $4.00) (the “Top-Up Shares”, and, together with the Listing Shares, the “Listing Event Shares”).

The completion of this Offering will constitute a Listing under the Argentina Projects SPA.

Prior to the execution of the Argentina Projects SPA, 284 Ontario had entered into two net smelter return royalty agreements: one with Minera Agauca S.A., an Argentinian corporation, (the “Existing Huemul Royalty Agreement I”) and another with NewEra Metal Resources Ltd., a British corporation, and Mr. Guillermo Wild Ceruzzi (the “Existing Huemul Royalty Agreement II”), both dated July 31, 2023. Pursuant to the Existing Huemul Royalty Agreement I, 284 Ontario granted Minera Agauca S.A. a 2.0% net smelter return royalty on all future production from specific concessions of the Huemul Project, namely Cateo Huemul Norte, Cateo Huemul Sur, Mina Huemul, MD Silvana, and MD Cerro Butalo. Under the terms of this agreement, 284 Ontario has the exclusive and irrevocable one-time right to repurchase one-half of the royalty (1.0%) for a payment of $2.0 million, which can be exercised at any time, subject to a 15-day notice requirement (the “Existing Huemul I Buy Back Right”). Pursuant to the Existing Huemul Royalty Agreement II, 284 Ontario granted NewEra Metal Resources Ltd. and Mr. Guillermo Wild Ceruzzi a 1.0% net smelter return royalty on future production from the MD Mirano Norte and MD Carmencita concessions within the Huemul Project. This agreement grants 284 Ontario the exclusive and irrevocable one-time right to repurchase the entire 1.0% royalty for a payment of $400,000, which can be exercised at any time, subject to a 15-day notice requirement. See the heading “Property — Huemul Project” in this prospectus for more information on the Huemul concessions.

Pursuant to the terms of the Huemul II Royalty Agreement, Consolidated Uranium had the option to include the Huemul I Properties under the same 1.0% net smelter returns royalty on future production from the Huemul Project (the “Huemul Option”), thereby extending the royalty to cover both the Huemul I and Huemul II Properties, in exchange for a payment of $1.0 million to the Company, provided the payment is made prior to the execution of the assignment agreement (the “Huemul I Buy Back Right Assignment Agreement”) that transfers the Existing Huemul I Buyback Right under the Existing Huemul Royalty Agreement I. On March 10, 2025, the Huemul I Buy Back Right Assignment Agreement was executed, and the Existing Huemul I Buy Back Right was assigned to Consolidated Uranium, resulting in the immediate termination of the Huemul Option.

Pursuant to the terms of the Laguna Project Royalty Agreement, the Company has the option to repurchase one-half of the Laguna Project Royalty (1.0%) for a period of seven years starting from the Argentina Projects Closing Date, for $2.5 million.

Pursuant to the Argentina Projects SPA, the Company has also acquired a 100% indirect interest in a project located in Sierra Pintada, Mendoza, Argentina (the “Sierra Pintada Project”), in addition to the Laguna and Huemul Projects. The Sierra Pintada Project remains in an initial exploration stage, and the Company has no current plans to initiate exploration or development activities in the near term.

In connection with the Argentina Projects SPA, we entered into an investor rights agreement, dated July 19, 2024, with IsoEnergy (the “IsoEnergy IRA”). Pursuant to the IsoEnergy IRA, IsoEnergy is entitled to participate in future equity financings, including the issuance of equity securities or securities convertible into or exercisable for equity securities in any public or private offering, on terms consistent with those offered to other investors, subject to certain exceptions, including issuances of securities (a) under the Company’s existing or future share-based incentive plans, (b) upon the exercise or conversion of previously issued convertible or exchangeable securities, (c) in connection with acquisitions, business combinations, or other asset transactions, and (d) through a rights offering made available to all shareholders. IsoEnergy is also entitled to nominate one individual to our board of directors following our public listing. The nominee, who may be a director or officer of IsoEnergy, is not required to meet independence criteria. We are required to take all necessary steps to ensure the appointment of IsoEnergy’s nominee to our board of directors. The IsoEnergy IRA will terminate when IsoEnergy’s ownership percentage in the Company falls below 5%. Upon termination, all rights and obligations under the IsoEnergy IRA will cease.

Summary Risk Factors

•        We do not have an operating history, therefore, there is no assurance that we will be successful in achieving a return on an investment for investors in the Common Shares and our likelihood of success must be considered in light of our early stage of operations.

•        We do not have any operating revenues or earnings and instead have a history of losses. We will continue to experience losses unless and until we can successfully develop and begin profitable commercial production at one of our mining properties.

•        Significant additional capital is required to fund our business plan, and our ability to continue as a going concern depends on our ability to complete this Offering and raise additional capital in the future.

•        Our results of operations are subject to foreign currency fluctuation risks and such fluctuations may adversely affect our financial position and operating results.

•        As we do not currently have revenue, and do not expect to have revenue in the foreseeable future, we face liquidity risk.

•        A material increase in costs at any significant location could have a significant effect on our operations.

•        We may not have the ability to access adequate operating capital and ultimately mine our Properties at a profit sufficient to finance further mining activities and to continue to find, develop, acquire and finance mineable reserves, all due to potentially significant fluctuations in the market prices of uranium, vanadium, nickel, zinc, copper and other REEs located in our Properties.

•        Evaluating our future performance may be difficult since we have a limited financial and operating history, with significant negative cash flow and an accumulated deficit to date, and there is no assurance that we will be successful in securing any form of additional financing in the future, and therefore substantial doubt exists as to whether our cash resources and working capital will be sufficient to enable us to continue our operations over the next twelve months.

•        Uranium exploration, development and mining operations are inherently subject to numerous significant risks and uncertainties, and actual results may differ significantly from expectations or anticipated results. Furthermore, exploration programs conducted on our uranium projects may not result in the establishment of ore bodies that contain commercially recoverable uranium.

•        Our mineral reserves, if any, may be significantly lower than expected.

•        Our development and production plans, and cost estimates, in the Technical Report Summaries may vary and/or not be achieved.

•        We are reliant on third parties to conduct independent analyses with respect to our business, and any inaccuracies in such analyses could have a material adverse effect on our collection and development objectives.

•        Opposition to our mining and business activities could disrupt our business, operations and financial conditions.

•        A shortage of equipment and supplies could adversely affect our ability to operate our business.

•        Joint ventures and other partnerships, including offtake arrangements, may expose us to risks.

•        We do not maintain insurance to cover all of the potential risks and hazards associated with our operations, and therefore may be subject to liability for environmental, pollution or other hazards associated with our exploration, pre-extraction and extraction activities.

•        Acquisitions that we make from time to time could have an adverse impact on our financial condition and results of operations.

•        The uranium industry is subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

•        We may not be able to obtain, maintain or amend rights, authorizations, licenses, permits or consents required for our operations.

•        Closure and remediation costs for environmental liabilities may exceed any provisions we make and could materially affect our financial position and results of operations.

•        Major nuclear incidents may have adverse effects on the nuclear and uranium industries, adversely affecting our operations and prospects.

•        The marketability of uranium concentrates will be affected by numerous factors beyond our control which could materially affect our financial position and results of operations.

•        A reduction in purchases of uranium by electric utilities for any reason would adversely affect the viability of our business as the only significant market for uranium is nuclear power plants world-wide and the number of customers is limited.

•        Problems with the availability, condition and maintenance of adequate infrastructure could adversely affect our business.

•        We do not currently own or have access to a mill and therefore will be dependent on third parties for the milling facilities needed for any future milling activities, which may not be available on favorable terms or at all.

•        The price of alternative energy sources affects the demand for and price of uranium, thereby materially adversely affecting our business and operations.

•        The title to our mineral property interests may be challenged. A successful challenge to the precise area and location of our claims could result in us being unable to operate on our Properties as permitted or being unable to enforce our rights with respect to our Properties.

•        Due to the nature of our business, we may be subject to legal proceedings which may divert management’s time and attention from our business and result in substantial damage awards.

•        Competition from better-capitalized companies may affect our ability to acquire new properties and qualified personnel.

•        Because we have limited capital, inherent mining risks pose a significant threat to us compared to our larger competitors.

•        We may experience difficulty retaining and attracting qualified management, which could have a material adverse effect on our business and financial conditions.

•        If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely consolidated financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

•        Due to our operations in emerging market countries, our financial condition and results of operations may be impacted by factors that are inherent in emerging markets.

•        Our financial condition and results of operations are dependent on the economic and political developments in Latin American countries such as Colombia and Argentina.

•        We may be subject to seizure or expropriation of assets, which could have a material adverse effect on our business, results of operations and financial condition.

•        The local legal and regulatory systems in which our Properties exist may lead to uncertainties with respect to licenses and agreements for our business.

•        Unauthorized mining and illegal activities pose a safety, security, social and environmental risk to the mining industry and our business and operations.

•        Colombia and Argentina’s mining industries are less developed than the mining industry in the United States or Canada, which may cause our exploration and operating activities to take longer to complete and become more expensive.

•        Guerilla and other criminal activity in Colombia, as well as the perception of such criminal activity, may hinder our ability to access capital in a timely and cost-effective manner and may have a negative effect on us, our employees, financial condition and results of operations.

•        There can be no assurance that all permits that we require will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us.

•        We expect to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near our Properties, but there can be no guarantee that these expenditures will ensure our compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on us.

•        The environmental laws applicable to us and our operations could cause significant additional expense, capital expenditures, restrictions and delays in our operations.

•        Breaches of environmental laws (whether inadvertent or not) or environmental pollution may materially and adversely affect our business, results of operations and financial condition.

•        Certain Canadian laws could delay or deter a change of control.

•        To carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

•        Amendments to current laws, regulations and permits governing operations and activities of mining companies, including environmental laws and regulations which are evolving in Colombia and Argentina, or more stringent implementation thereof, could have a material adverse effect on us and could cause increases in expenditures and costs, affect our ability to expand or transfer existing operations or require us to abandon or delay the development of new properties.

•        Global economic risks may affect our ability to obtain adequate, reasonable and acceptable financing in the future.

•        The degree of risk inherent in the mining industry and the potential changes to the factors that impact us as a mining company, may have a negative impact on our business and operations.

•        The unexpected expenses we may incur could adversely impact our operations, financial condition and results of operations.

•        Interpretation of royalty agreements in the jurisdictions of our Properties may have a material adverse effect on us and our operations.

•        Natural resource properties are largely contractual in nature, which may require us to take legal action to enforce our contractual rights. Any proceedings or actions or any decisions determined adversely to us may have a material and adverse effect on our results of operations, financial condition and the trading price of the Common Shares.

•        The fluctuations in the price of base metals and in particular, the price of uranium and other REE may cause the price of our Common Shares to fluctuate or decline.

•        Market fluctuations and commercial quantities of minerals may affect their commercial viability thereby resulting in us not receiving adequate return on invested capital or having our mineral projects rendered uneconomical.

•        Reserve estimates are subject to evaluation uncertainties and there may be material differences between actual and estimated mineral resources and reserves, which may impact the viability of our Properties.

•        Certain non-governmental organizations that oppose globalization, resource development and the mining industry may generate adverse publicity thereby having an adverse effect on our reputation and financial condition.

•        The competition we face in the mining industry may make it more difficult for us to acquire additional mining properties, mining professionals, service and equipment.

•        International trade agreements and policies may affect the supply of uranium available to the market and may have a material adverse effect on the Company’s business and operations.

•        We are susceptible to the risks inherent in the nuclear energy sector.

•        The potential impacts of climate change on us are uncertain and may materially and adversely impact our business, results of operations and financial condition.

•        Shortages of equipment and supplies may hinder our ability to carry out operations.

•        We have never paid nor do intend to pay dividends in the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

•        Investors in this Offering will suffer immediate and substantial dilution of their investment.

•        We are obligated to issue Common Shares in connection with our acquisitions of our Properties, and investors will experience significant dilution as a result.

•        Future issuances of our Common Shares or securities convertible into, or exercisable or exchangeable for, our Common Shares, or the expiration of lock-up agreements that restrict the issuance of new Common Shares or the trading of outstanding Common Shares, could cause the market price of our Common Shares to decline and would result in dilution of your holdings.

•        No public market for our Common Shares currently exists, and no active trading market may be developed or sustained.

•        We are an “emerging growth company,” and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

•        We are a “smaller reporting company,” and cannot be certain if the reduced reporting requirements applicable to smaller reporting companies will make our Common Shares less attractive to investors.

•        We may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

•        Our Common Shares may become subordinate to future indebtedness or preferred shares, each with rights and preferences senior to our Common Shares.

•        The price of our Common Shares will be subject to market volatility.

•        Financial Industry Regulatory Authority sales practice requirements may limit a shareholder’s ability to buy and sell the Common Shares.

•        We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

•        It may not be possible for foreign investors to enforce actions against us, and our directors and officers.

•        Certain parties have the right to nominate directors to our board of directors, and their interests may conflict with ours or yours in the future.

•        Restrictions on Common Share transfers and issuances may limit shareholder flexibility and control.

THE OFFERING

Securities Offered:	6,000,000 Common Shares (or 6,900,000 Common Shares if the underwriter exercises in full its option to purchase additional shares).
Offering Price:

We have estimated the Offering Price range between $4.00 and $6.00 and the assumed Offering Price is $5.00, the midpoint of this range. For a discussion of the factors considered in determining the Offering Price, see the information under the heading “Underwriting” in this prospectus for more information.

Option to Purchase Additional Common Shares:

We have granted the underwriter an option (the “Underwriter’s Option”), exercisable, in whole or in part, at any time and from time to time for a period of 30 days after the closing date of this Offering, to purchase up to an additional 900,000 Common Shares (the “Underwriter’s Option Shares”) representing up to an additional 15% of the number of Common Shares sold pursuant to this Offering solely to cover over-allotments, if any.

Number of Common Shares Outstanding Immediately Following this Offering:

19,047,110 Common Shares. If the underwriter exercises the Underwriter’s Option in full, the total number of Common Shares outstanding following such exercise of the Underwriter’s Option will be 20,247,110.

Use of Proceeds:

We estimate that the net proceeds from this Offering, after deducting the underwriting discounts and commissions and estimated Offering expenses payable by us, will be approximately $25.1 million ($29.2 million if the underwriter exercises the Underwriter’s Option in full) based on the Offering Price. We intend to use the net proceeds from this Offering for implementation of our business plan for the Properties, including exploration and development plans, and property maintenance. The net proceeds from this Offering will also be used for general corporate purposes and for evaluation of external growth targets. See the information under the heading “Use of Proceeds” for a complete description of the intended use of proceeds from this Offering.

Dividend Policy:	We have not paid any dividends on our Common Shares to date and we do not expect to pay any dividends on the Common Shares in the foreseeable future.
Listed and Trading Symbol:

Our Common Shares are not listed for trading on any exchange or automated quotation system. We have applied to list our Common Shares on the NYSE American under the symbol “JAGU.” We anticipate that upon satisfaction of the NYSE American’s initial listing criteria, our Common Shares will begin trading on the NYSE American. No assurance can be given that our listing application will be approved or that a trading market will develop. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not consummate this Offering.

Transfer Agent and Registrar:	The transfer agent for our Common Shares is Odyssey Trust Company.
Risk Factors:	You should carefully read and consider the information set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in the Common Shares.

Tax Considerations:

You should carefully read and consider the information set forth under the headings “Material U.S. Federal Income Tax Consequences to U.S. Holders” and “Material Canadian Federal Income Tax Consequences to U.S. Holders” in this prospectus.

Underwriter’ Warrants:

Upon the closing of this Offering, we have agreed to issue to the underwriter, or its designees, warrants (the “Underwriter Warrants”) to purchase up to 483,000 Common Shares (equal to an aggregate of 7.0% of the total number of shares sold in this Offering, including any Common Shares sold pursuant to the Underwriter’s Option). The Underwriter Warrants will be exercisable at a per share exercise price equal to 115% of the Offering Price, or $5.75. The Underwriter Warrants are exercisable commencing six months after closing of this Offering, and will be exercisable for a period of five years from the date of issuance. See the information under the heading “Underwriting” in this prospectus for more information.

Lock-Up:

In connection with this Offering, we, along with our directors, executive officers and certain current shareholders, will enter into lock-up agreements with the underwriter. Pursuant to the terms of the lock-up agreements, we, our directors, executive officers and certain current shareholders will not offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares through 180 days following the date of this prospectus, with the exception of certain shareholders who have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares through 120 days following the date of this prospectus. See the information under the heading “Underwriting” in this prospectus for more information.

The number of our Common Shares to be outstanding immediately following the completion of this Offering is based on 9,057,020 shares outstanding as of September 30, 2025, as well as the 40,000 Common Shares to be issued upon the conversion of a $150,000 convertible debenture, 3,550,090 Liquidity Event Shares (3,850,090 Liquidity Event Shares if the underwriter exercises in full the Underwriter’s Option) and 400,000 Listing Event Shares, and excludes:

•        858,000 Common Shares underlying stock options with a weighted-average exercise price of $3.89 per share and exercisable until between March 15, 2029 and September 25, 2029;

•        2,916,500 Common Shares underlying warrants, expiring at various dates between December 14, 2026 and December 14, 2029, of which 1,577,500 are exercisable at $1.00 per Common Share and 1,339,000 are exercisable at $5.05 per Common Share; and

•        420,000 Common Shares (483,000 Common Shares if the underwriter exercises in full the Underwriter’s Option) issuable upon exercise of the Underwriter Warrants issued as compensation to the Underwriter as part of this Offering, with each Underwriter Warrant exercisable at a price of $5.75 per Common Share for five years from the date of issuance.

Summary Historical and Pro Forma Financial Information

The following table shows our summary historical, pro forma and pro forma as-adjusted financial information for each of the periods and as of the dates indicated. The summary historical financial data as of and for the year ended December 31, 2024 was derived from our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus. The summary historical financial data as of September 30, 2025 and for the nine months ended September 30, 2025 was derived from our unaudited consolidated interim financial statements and the related notes thereto included elsewhere in this prospectus.

The summary unaudited pro forma financial information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this prospectus, which have been prepared from (i) our historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2025 and our historical audited consolidated financial statements for the year ended December 31, 2024, (ii) the historical unaudited condensed consolidated interim financial statements and related notes thereto of Berlin (BVI) for the three month period ended March 31, 2024 included elsewhere in this prospectus, (iii) the historical unaudited condensed consolidated interim financial statements and related notes thereto of 284 Ontario for the six month period ended June 30, 2024 included elsewhere in this prospectus, and (iv) the historical unaudited condensed consolidated interim financial statements and related notes thereto of Gaia Energy for the three month period ended March 31, 2024 included elsewhere in this prospectus.

The summary pro forma financial information is unaudited and is presented for illustrative and informational purposes only and does not purport to represent what the statements of operations would have been had the acquisitions of our Properties occurred on January 1, 2024, nor is it indicative of our future operating results. The pro forma adjustments included therein are based upon available information and assumptions that we believe are reasonable and supportable. For additional information please see the unaudited pro forma condensed consolidated financial statements as of and for the nine months ended September 30, 2025 and for the year ended December 31, 2024 included elsewhere in this prospectus.

Historical results are not necessarily indicative of future operating results. The summary financial information should be read in conjunction with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Capitalization” in this prospectus, as well as the historical and pro forma financial statements and accompanying notes included elsewhere in this prospectus.

	Historical		Pro Forma
	Year Ended December 31, 2024	Nine Months Ended September 30, 2025	Year Ended December 31, 2024(1)
Statement of Operations Data:
Revenue	$—	—	—
Operating expenses	$7,341,652	1,503,010	7,733,548
Other loss (income)	$(519,762)	(5,960)	(483,390)
Deferred tax recovery	$(1,059,914)	—	(1,059,914)
Total comprehensive loss	$5,761,975	1,497,049	6,190,244

Per Share Amounts:
Basic and diluted loss per share	$0.83	$0.17	0.74
Basic and diluted weighted average number of common shares	6,949,555	8,775,317	8,370,775

____________

Note:

(1)      After giving effect to the acquisitions of our Properties, as if they had been consummated on January 1, 2024.

	Historical		As Adjusted(1)	As Further Adjusted(2)(3)
	Year Ended December 31, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2025
Balance Sheet Data (at period end):
Cash and cash equivalents	$103,884	305,616	305,616	24,654,000
Mineral properties	$8,150,000	8,150,000	8,150,000	8,150,000
Property and equipment	$44,218	40,203	40,203	40,203
Total assets	$8,571,338	8,609,775	8,609,775	32,958,159
Total liabilities	$1,834,337	1,926,335	1,776,335	1,776,335
Total shareholders’ equity	$6,737,001	6,683,440	6,833,440	31,181,824

____________

Note:

(1)      After giving effect to (i) the conversion of a $150,000 convertible debenture (ii) the Liquidity Event Shares, and (iii) the Listing Event Shares.

(2)      After giving effect to (i) adjustments set forth above and (ii) this Offering.

(3)      Each $1.00 increase (decrease) in the assumed Offering Price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents total shareholders’ equity and total capitalization by $5.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents total shareholders’ equity and total capitalization by $4.6 million, assuming no change in the assumed Offering Price and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS

Investing in the Common Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in the Common Shares. If any of the following risks materialize, our business, financial condition, results of operations, and future prospects will likely be materially and adversely affected. In that event, the market price of the Common Shares could decline, and you could lose all or part of your investment.

Risks Related to Our Financial Condition

We do not have an operating history, therefore, there is no assurance that we will be successful in achieving a return on an investment for investors in the Common Shares and our likelihood of success must be considered in light of our early stage of operations.

We are an exploration-stage company and have no history of operations, mining or refining mineral products. We subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. There is no assurance that we will be successful in achieving a return on an investment for investors in the Common Shares and our likelihood of success must be considered in light of our early stage of operations.

There can be no assurance that our Properties will be successfully placed into production, produce minerals in commercial quantities or otherwise generate operating earnings. Advancing projects from the exploration stage into development and commercial production requires significant capital and time and will be subject to the successful completion of further technical studies, permitting requirements and the construction of mines, processing plants, roads and related works and infrastructure. We will continue to incur losses until mining-related operations successfully reach commercial production levels and generate sufficient revenue to fund continuing operations.

We do not have any operating revenues or earnings and instead have a history of losses. We will continue to experience losses unless and until we can successfully develop and begin profitable commercial production at one of our mining properties.

We have no operating revenues or earnings and instead have a history of losses. No operating revenues are anticipated until one of our Properties or any other mineral properties we may acquire comes into production, which may or may not occur. As such, there is no certainty that we will generate revenue from any source, operate profitably or provide a return on investment to our investors in the future. We will continue to experience losses unless and until we can successfully develop and begin profitable commercial production at one of our mining properties. There can be no assurance that we will be able to do so.

Significant additional capital is required to fund our business plan, and our ability to continue as a going concern depends on our ability to complete this Offering and raise additional capital in the future.

We plan to focus on exploring for minerals and will use our working capital to carry out such exploration activities. We have no source of operating cash flow and can provide no assurance that acceptable additional funding will be available to us for the further exploration and development of our Properties. We have incurred net losses in the past and will continue to incur losses until and unless we can derive sufficient revenues and earnings from our Properties or any other mineral properties we may acquire in the future. These conditions, including other factors described herein, create a material uncertainty regarding our ability to continue as a going concern.

It is likely that the development and exploration of our Properties will require substantial additional financing. Further exploration and development of our Properties or other mineral properties that we may be acquire in the future may be dependent upon our ability to obtain adequate and acceptable financing through equity or debt, and there can be no assurance that we will be able to obtain adequate and acceptable financing in the future. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and development of our Properties and any other mineral properties we may pursue in the future, thereby making us unable to carry out our business objectives.

Our results of operations are subject to foreign currency fluctuation risks and such fluctuations may adversely affect our financial position and operating results.

We may be subject to currency risks as our reporting currency is in United States dollars, which is exposed to fluctuations against other currencies. Our primary operations are located in Colombia and Argentina and as such, expenditures and obligations are incurred in the form of Colombian pesos and Argentinean pesos. Should we expand our operations into additional countries, our expenditures and obligations may be incurred in additional foreign currencies as well. Therefore, our results of operations are subject to foreign currency fluctuation risks and such fluctuations may adversely affect our financial position and operating results and may also affect the value of our assets and shareholders’ equity. Even though we may enter into foreign currency forward contracts in order to match or partially offset existing currency exposures, we have not undertaken any actions to mitigate transactional volatility in United States dollars, Colombian pesos or Argentinean pesos at this time.

We face liquidity risk as we do not currently have revenue, and do not expect to have revenue in the foreseeable future.

Liquidity risk arises through the excess of financial obligations due over available financial assets at any point in time. Our objective in managing liquidity risk will be to maintain sufficient readily available cash reserves and credit in order to meet our liquidity requirements at any point in time. As we do not currently have revenue, and do not expect to have revenue in the foreseeable future, we will be reliant upon debt and equity financing to mitigate liquidity risk. The total cost and planned timing of acquisitions of any other mineral properties and/or other development or construction projects is not currently determinable and it is not currently known precisely when we will require external financing in future periods. There is no guarantee that external financing will be available on commercially reasonable, adequate and acceptable terms, or at all, and our inability to finance future development and acquisitions would have a material and adverse effect on us and our business and prospects.

A material increase in costs at any significant location could have a significant effect on our profitability.

We anticipate that costs at our Properties and other mineral properties that we may explore or develop in the future will frequently be subject to variation from one year to the next due to a number of factors, such as changing grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the applicable ore bodies. In addition, costs are affected by the price of commodities such as fuel, steel, rubber, and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on our profitability.

Risks Related to Our Business

We may not have the ability to access adequate operating capital and ultimately mine our Properties at a profit sufficient to finance further mining activities and to continue to find, develop, acquire and finance mineable reserves, due to potentially significant fluctuations in the market prices of uranium, vanadium, nickel, zinc, copper and other REEs located in our Properties.

We have not mined any uranium ore or other ores and have not conducted any studies to confirm the content of uranium ore or other ores, including vanadium, nickel, zinc, copper and other REEs, or the feasibility of mining such ores at our Properties. As a result, we have no saleable product and no prospect of obtaining a saleable product in the near future, and we currently have no sources of operating capital. If we cannot access additional sources of private or public capital, partner with another company that has capital resources or find or develop a means of generating revenue, we may not be able to remain in business.

We have no way to generate cash inflows unless we monetize a portion or all of our assets or obtain additional financing. We can provide no assurance that our Properties will produce saleable production or, if so, that we will be able to continue to find, develop, acquire and finance mineable reserves. If we cannot monetize certain existing assets, partner with another company that has capital resources, find or develop other means of generating revenue other than uranium production or the production of other ores located in our Properties or access additional sources of private or public capital, we may not be able to remain in business and our investors may lose their entire investment.

Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium, vanadium, nickel, zinc, copper and/or other REEs at a profit that is sufficient to finance our operations and for the acquisition and development of additional mineral properties. Any profit will necessarily be dependent upon, and affected by, the long- and short-term market prices of uranium, vanadium, nickel, zinc, copper and other REEs which are subject to significant fluctuation. Uranium, vanadium, nickel, zinc, copper and other REE prices have been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources, natural disasters, pandemics, uranium production levels and costs of production. A significant, sustained drop in uranium, vanadium, nickel, zinc, copper or REE prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation. Vanadium, nickel zinc and copper prices may also be affected by numerous factors outside of our control such as demand for steel, the potential for vanadium to be used in energy storage technologies, costs of production, world production levels, and political and economic conditions in vanadium producing and consuming countries. Typically, worldwide supply of REEs are from China and, as a result, the market is tightly controlled which has the carryover effect of supporting price levels. If China determines that it will meaningfully increase supply levels or allow for depressed pricing, this could negatively impact our ability to operate profitably.

Evaluating our future performance may be difficult since we have a limited financial and operating history, with significant negative cash flow and an accumulated deficit to date, and there is no assurance that we will be successful in securing any form of additional financing in the future, and therefore substantial doubt exists as to whether our cash resources and working capital will be sufficient to enable us to continue our operations over the next twelve months.

Our long-term success will depend ultimately on our ability to achieve and maintain profitability and to develop positive cash flow from mining activities. We acquired our first mineral property, the Berlin Project, on April 8, 2024. We acquired the Argentina Projects on July 17, 2024. To date, we have not conducted any exploration activities on our Properties.

We have a history of significant negative cash flow and net losses, with an accumulated deficit balance of $91,630, and $5,853,606 as at December 31, 2023 and 2024, respectively. We have been reliant on equity financings from the sale of our Common Shares in order to fund our operations. We do not expect to achieve profitability or develop positive cash flows from operations in the near term. As a result of our limited financial and operating history, including our significant negative cash flows and net losses to date, it may be difficult to evaluate our future performance.

As at December 31, 2024 and 2023, we had working capital of $57,216 and $300,089, respectively. Our continuation as a going concern is dependent upon our ability to obtain adequate additional financing. There is no assurance that we will be successful in securing additional financing in the future. Our consolidated financial statements for the years ended December 31, 2024 and 2023, which are included elsewhere in this prospectus, were prepared assuming that we would continue as a going concern. We have incurred continuing losses from operations, and we are dependent upon future sources of equity or debt financing in order to fund our operations. These conditions raise substantial doubt about our ability to continue as a going concern.

Our reliance on equity and debt financings is expected to continue for the foreseeable future, and the availability of such additional financing whenever it is required will depend on many factors beyond our control, including, but not limited to, the market price of uranium, the continuing public support of nuclear power as a viable source of electricity generation, the volatility in the global financial markets affecting our share price, the impact of natural disasters, pandemics and other force majeure events and the status of the worldwide economy, any one of which may cause significant challenges to our ability to access additional financing, including access to the equity and credit markets. We may also be required to seek other forms of financing, such as asset divestitures or joint venture arrangements to continue advancing our Properties, which would depend entirely on finding a suitable third party willing to enter into such an arrangement, typically involving an assignment of a percentage interest in the mineral project.

Our long-term success, including the recoverability of the carrying values of our assets and our ability to acquire additional uranium projects and continue with exploration and pre-extraction activities and mining activities on our Properties, will depend ultimately on our ability to achieve and maintain profitability and positive cash flow from our operations by establishing ore bodies that contain commercially recoverable uranium and to develop these into profitable mining activities. The economic viability of our mining activities has many risks and uncertainties, including, but not limited to: (i) a significant, prolonged decrease in the market price of uranium; (ii) difficulty in marketing and/or selling uranium concentrates and/or vanadium; (iii) significantly higher than expected capital costs to develop mines and/or construct a processing plant; (iv) significantly higher than expected extraction costs; (v) significantly higher than expected processing costs in lieu of constructing a processing plant; (v) significantly lower than expected uranium and vanadium extraction; (vi) significant delays, reductions or stoppages of uranium/vanadium extraction activities; and (vi) the introduction of significantly more stringent regulatory laws and regulations. Our mining activities may change as a result of any one or more of these risks and uncertainties, and there is no assurance that any ore body that we extract mineralized materials from will result in achieving and maintaining profitability and developing positive cash flow.

Uranium exploration, development and mining operations are inherently subject to numerous significant risks and uncertainties, and actual results may differ significantly from expectations or anticipated results. Furthermore, exploration programs conducted on our Properties may not result in the establishment of ore bodies that contain commercially recoverable uranium.

Uranium exploration, development and mining operations are inherently subject to numerous significant risks and uncertainties, many beyond our control, including, but not limited to: (i) unanticipated ground and water conditions and adverse claims to water rights; (ii) unusual or unexpected geological formations; (iii) metallurgical and other processing problems; (iv) the occurrence of unusual weather or operating conditions and other force majeure events; (v) lower than expected ore grades; (vi) industrial accidents; (vii) delays in the receipt of or failure to receive necessary government permits; (viii) delays in transportation; (ix) availability of contractors and labor; (x) government permit restrictions and regulation restrictions; (xi) unavailability of materials and equipment; and (xii) the failure of equipment or processes to operate in accordance with specifications or expectations. These risks and uncertainties could result in delays, reductions or stoppages in our mining activities; increased capital or extraction costs; damage to, or destruction of, our Properties or any other mineral properties that we may acquire in the future, extraction facilities or other properties; personal injuries; environmental damage; monetary losses; and legal claims.

Success in uranium exploration is dependent on many factors, including, without limitation, the experience and capabilities of a company’s management, the availability of geological expertise and the availability of sufficient funds to conduct the exploration program. Even if an exploration program is successful and commercially recoverable uranium is established, it may take a number of years from the initial phases of drilling and identification of the mineralization until extraction is possible, during which time the economic feasibility of extraction may change such that the uranium ceases to be economically recoverable.

Uranium exploration is frequently non-productive due, for example, to poor exploration results or the inability to establish ore bodies that contain commercially recoverable uranium, in which case the properties may be abandoned and written-off. Furthermore, we will not be able to benefit from our exploration efforts and recover the expenditures that we incur on our exploration programs if we do not establish ore bodies that contain commercially recoverable uranium or REEs and develop the assets into a profitable mining activity, and there is no assurance that we will be successful in doing so.

Whether an ore body contains commercially recoverable uranium depends on many factors including, without limitation: (i) the particular attributes, including material changes to those attributes, of the ore body such as size, grade, recovery rates and proximity to infrastructure; (ii) the market price of uranium, which may be volatile; and (iii) government regulations and regulatory requirements including, without limitation, those relating to environmental protection, permitting and land use, taxes, land tenure and transportation.

Our mineral reserves, if any, may be significantly lower than expected.

We are in the exploration stage and our planned principal operations have not commenced. There is currently no commercial production on any of our Properties. We have completed a Technical Report Summary in compliance with the SEC’s S-K 1300 disclosure rules for each of the Berlin Project, the Huemul Project, and the Laguna Project. However, our estimated proven or probable mineral reserves, expected mine life and mineral pricing cannot be determined as the exploration programs, additional drilling, economic assessments and requisite initial studies and pit (or mine) design optimizations have not yet been completed, and the actual mineral reserves, if any, may be significantly lower than expected. You should not rely on the technical reports, preliminary economic assessments or feasibility studies, if and when completed and published, as indications that we will have successful commercial operations in the future. Even if we prove reserves on our Properties, we cannot guarantee that we will be able to develop and market them, or that such production will be profitable. See the information under the heading “Property” in this prospectus for more information.

Our development and production plans, and cost estimates, in the Technical Report Summaries may vary and/or not be achieved.

There is no certainty that the results in the Technical Report Summaries will be realized. If we are unable to achieve the results in the Technical Report Summaries, it may have a material negative impact on us, and our capital investments in our Properties may be lost.

We are reliant on third parties to conduct independent analyses with respect to our business, and any inaccuracies in such analyses could have a material adverse effect on our collection and development objectives.

We rely upon third-party consultants, engineers, analysts, scientists, and others to provide analyses, reviews, reports, advice, and opinions regarding our Properties. For example, the Technical Report Summaries contain information with respect to our Properties, but there is a risk that such analyses, reviews, reports, advice and opinions are incorrect, in particular with respect to process development, as well as with respect to economic assessments, including estimating the capital and operating costs of our projects and forecasting potential future revenue streams. Uncertainties are also inherent in such estimations.

Opposition to mining and business activities could disrupt our business, operations and financial conditions.

In recent years, governmental and non-governmental agencies, individuals, communities and courts have become more vocal and active with respect to their opposition to certain mining and business activities. This opposition may take on forms such as road blockades, applications for injunctions seeking work stoppages, refusals to grant access to lands or to sell lands on commercially viable terms, lawsuits for damages or to revoke or modify licenses and permits, issuances of unfavorable laws and regulations, and other rulings that could be contrary to our interests. These actions can occur in response to current activities or in respect of mines that are decades old. In addition, these actions can occur in response to our activities or the activities of other unrelated entities. Opposition to our activities may also result from general opposition to nuclear energy. Opposition to mining and business activities is beyond our control. Any such opposition may disrupt our business and may result in increased costs, which could have a material adverse effect on our business, operations and financial condition.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our exploration activities and, if warranted, development operations. Any shortage of such supplies, equipment, and parts could have a material adverse effect on our ability to carry out our operations and could therefore limit, or increase the cost of, future production.

Joint ventures and other partnerships, including offtake arrangements, may expose us to risks.

We may enter into joint ventures, partnership arrangements, or offtake agreements, with other parties in relation to the exploration, development and production of our Properties and any other mineral properties in which we acquire an interest. Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on us, the development and production at our properties, and on future joint ventures, if any, or their properties, and therefore could have a material adverse effect on our results of operations, financial performance, cash flows and the price of the Common Shares.

We do not maintain insurance to cover all of the potential risks and hazards associated with our operations, and therefore we may be subject to liability for environmental, pollution or other hazards associated with our exploration, pre-extraction and extraction activities.

Where coverage is available and not prohibitively expensive relative to the perceived risk, we maintain insurance against such risk, subject to exclusions and limitations. We currently maintain insurance against certain risks including directors and officers insurance and kidnap and ransom insurance; however, we do not maintain insurance to cover all of the potential risks and hazards associated with our operations. We may be subject to liability for environmental, pollution or other hazards associated with our exploration, pre-extraction and extraction activities, which we may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of high premiums or other reasons. Furthermore, we cannot provide assurance that any insurance coverage we currently have will continue to be available at reasonable premiums or that such insurance will adequately cover any resulting liability.

Acquisitions that we make from time to time could have an adverse impact on us and our financial condition and results of operations.

From time to time, we may examine opportunities to acquire additional mining properties, assets and businesses. Any acquisition that we may choose to complete may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks. Success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully. Any acquisitions would be accompanied by risks which could have a material adverse effect on our business, financial condition and results of operations. For example, there may be a significant change in commodity prices after we have committed to complete the transaction and established the purchase price or exchange ratio; a material ore body may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. If we choose to raise debt capital to finance any such acquisition, our leverage will be increased. If we choose to use equity as consideration for such acquisition, existing investors may suffer dilution. Alternatively, we may choose to finance any such acquisition with our existing resources. There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The uranium industry is subject to numerous stringent laws, regulations and standards, including environmental protection laws and regulations. If any changes occur that would make these laws, regulations and standards more stringent, it may require capital outlays in excess of those anticipated or cause substantial delays, which would have a material adverse effect on our business, financial condition and results of operations.

Uranium exploration and development programs and mining activities are subject to numerous stringent laws, regulations and standards at the federal, state, provincial, municipal and local levels governing permitting, pre-extraction, extraction, exports, taxes, labor standards, occupational health, waste disposal, protection and reclamation of the environment, protection of endangered and protected species, mine safety, hazardous substances and other matters. Our compliance with these requirements requires significant financial and personnel resources.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the jurisdictions of our Properties or any other applicable jurisdiction, may change or be applied or interpreted in a manner which may also have a material adverse effect on our operations. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency or special interest group, may also have a material adverse effect on our operations.

Uranium exploration and development programs and mining activities are subject to stringent environmental protection laws and regulations at the federal, state, provincial, municipal and local levels. These laws and regulations, which include permitting and reclamation requirements, regulate emissions, water storage and discharges and disposal of hazardous wastes. Uranium mining activities are also subject to laws and regulations which seek to maintain health and safety standards by regulating the design and use of mining methods. Various permits from governmental and regulatory bodies are required for mining to commence or continue, and no assurance can be provided that required permits will be received in a timely manner. Our compliance costs have been significant to date and are expected to increase in scale and scope as we expand our operations in the future. Furthermore, environmental protection laws and regulations may become more stringent in the future, and compliance with such changes may require capital outlays greater than those anticipated or cause substantial delays, which would have a material adverse effect on our operations.

To the best of our knowledge, our operations comply, in all material respects, with all applicable laws, regulations and standards. We may not be able or may elect not to insure against the risk of liability for violations of such laws, regulations and standards, due to high insurance premiums or other reasons. Where coverage is available and not prohibitively expensive relative to the perceived risk, we will maintain insurance against such risk, subject to exclusions and limitations. However, we cannot provide any assurance that such insurance will continue to be available at reasonable premiums or that such insurance will be adequate to cover any resulting liability.

We may not be able to obtain, maintain or amend rights, authorizations, licenses, permits or consents required for our operations.

Our exploration, development and mining activities are dependent upon the grant of appropriate rights, authorizations, licenses, permits and consents, as well as continuation and amendment of these rights, authorizations, licenses, permits and consents already granted, which may be granted for a defined period, or may not be granted or may be withdrawn or made subject to limitations. There can be no assurance that all necessary rights, authorizations, licenses, permits and consents will be granted to us, or that authorizations, licenses, permits and consents already granted will not be withdrawn or made subject to limitations.

Closure and remediation costs for environmental liabilities could materially affect our financial position and results of operations.

Natural resource companies are required to close their operations and rehabilitate the lands in accordance with a variety of environmental laws and regulations. Estimates of the total ultimate closure and rehabilitation costs for uranium operations are significant and are based principally on current legal and regulatory requirements and closure plans that may change materially. Any underestimated or unanticipated rehabilitation costs could materially affect our financial position, results of operations and cash flows. Environmental liabilities are accrued when they become known, are probable and can be reasonably estimated. Whenever a previously unrecognized remediation liability becomes known, or a previously estimated reclamation cost is increased, the amount of that liability and additional cost will be recorded at that time and could materially reduce our consolidated net income in the related period.

The laws and regulations governing closure and remediation in a particular jurisdiction are subject to review at any time and may be amended to impose additional requirements and conditions which may cause our provisions for environmental liabilities to be underestimated and could materially affect our financial position and results of operations.

Major nuclear incidents may have adverse effects on the nuclear and uranium industries, adversely affecting our operations and prospects.

The nuclear incident that occurred in Japan in March 2011 had significant and adverse effects on both the nuclear and uranium industries. If another nuclear incident were to occur, it may have further adverse effects for both industries. Public opinion of nuclear power as a source of electricity generation may be adversely affected, which may cause governments of certain countries to further increase regulation for the nuclear industry, reduce or abandon current reliance on nuclear power or reduce or abandon existing plans for nuclear power expansion. Any one of these occurrences has the potential to reduce current and/or future demand for nuclear power, resulting in lower demand for uranium and lower market prices for uranium, adversely affecting our operations and prospects. Furthermore, the growth of the nuclear and uranium industries is dependent on continuing and growing public support of nuclear power as a viable source of electricity generation.

The marketability of uranium concentrates will be affected by numerous factors beyond our control which could materially affect our financial position and results of operations.

The marketability of uranium concentrates extracted by us will be affected by numerous factors beyond our control. These factors include macroeconomic factors, fluctuations in the market price of uranium, governmental regulations, land tenure and use, regulations concerning the importing and exporting of uranium and environmental protection regulations. The future effects of these factors cannot be accurately predicted, but any one or a combination of these factors could materially affect our financial position and results of operations.

A reduction in purchases of uranium by electric utilities for any reason would adversely affect the viability of our business as the only significant market for uranium is nuclear power plants world-wide and the number of customers is limited.

We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

Problems with the availability, condition and maintenance of adequate infrastructure could adversely affect our business.

Mining, processing, development and exploration activities depend, to a substantial degree, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants affecting capital and operating costs. We consider the existing infrastructure to be adequate to support our currently proposed operations. However, unusual or infrequent weather phenomena, sabotage, or government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations.

We do not currently own or have access to a mill and therefore will be dependent on third parties for the milling facilities needed for any future milling activities, which may not be available on favorable terms or at all.

We currently do not have a mill of our own for any of our Properties. If we are able to develop a resource large enough and at a sufficient level of grade at one or several of our Properties, then our intention is to attempt to build a mill in the future at such Properties. There is no guarantee that we will be able to do so at satisfactory economic levels or that we won’t face opposition from local communities, other governmental bodies or environmental groups. This lack of a mill could result in increased costs and/or significant delays in, or interruption or cessation of, our business activities. We could sell unprocessed uranium ore without utilizing a mill to process into yellowcake (U3O8); however, this practice would likely generate lower revenues and profits.

The price of alternative energy sources affects the demand for and price of uranium, thereby materially adversely affecting our business, results of operation and financial condition.

The attractiveness of uranium as an alternative fuel to generate electricity may be dependent on the relative prices of oil, gas, wind, solar, coal and hydro-electricity and the possibility of developing other low-cost sources of energy. If the prices of alternative energy sources decrease or new low-cost alternative energy sources are developed, the demand for uranium could decrease, which may result in a decrease in the price of uranium thereby materially adversely affecting our business, results of operation and financial condition.

The title to our mineral property interests may be challenged. A successful challenge to the precise area and location of our claims could result in us being unable to operate on our Properties as permitted or being unable to enforce our rights with respect to our Properties.

Although we have taken reasonable measures to ensure proper title to our interests in our Properties, there is no guarantee that the title to any of such interests will not be challenged. No assurance can be given that we will be able to secure the grant or the renewal of existing mineral rights and tenures on terms satisfactory to us, or that governments in the jurisdictions in which we operate will not revoke or significantly alter such rights or tenures or that such rights or tenures will not be challenged or impugned by third parties, including local governments, aboriginal peoples or other claimants. Our Properties may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. A successful challenge to the precise area and location of our claims could result in us being unable to operate on our Properties as permitted or being unable to enforce our rights with respect to our Properties.

Due to the nature of our business, we may be subject to legal proceedings which may divert management’s time and attention from our business and result in substantial damage awards.

Due to the nature of our business, we may be subject to numerous regulatory investigations, securities claims, civil claims, lawsuits and other proceedings in the ordinary course of our business. The outcome of these proceedings may be uncertain and subject to inherent uncertainties, and the actual costs to be incurred will depend on many unknown factors. We may be forced to expend significant resources in the defense of these proceedings, and we may not prevail. Defending against these and other proceedings and lawsuits in the future may not only require us to incur significant legal fees and expenses but may become time-consuming for us and detract from our ability to fully focus our internal resources on our business activities. The results of any legal proceeding cannot be predicted with certainty due to the uncertainty inherent in litigation, the difficulty of predicting decisions of regulators, judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on our business, results of operation or financial condition.

Competition from better-capitalized companies may affect our ability to acquire new properties and qualified personnel.

There is global competition for uranium assets, properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are a number of producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater financial, technical, manufacturing and distribution resources than we have.

Our future uranium production may also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantling of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union and from the sale/barter of uranium inventory held by the United States Department of Energy. Import competition from state-owned uranium enterprises and the non-market business practices of Russia, Kazakhstan, Uzbekistan, and China, unless addressed, will continue to impact U.S. civilian nuclear reactor supply decisions in sourcing nuclear fuel. In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate in situ recovery or underground mining facilities. If we are unable to successfully compete for assets, properties, capital, customers or qualified employees or with alternative uranium sources, it could have a materially adverse effect on our business, results of operations and financial condition.

Because we have limited capital, inherent mining risks pose a significant threat to us compared to our larger competitors.

Because we have limited capital, we may be unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, earthquake, interruptions due to weather conditions and other acts of nature which larger competitors could withstand. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability. Our business could also be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to retain and employ the services of geologists, engineers and other experts as subcontractors and/or as employees. In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses. Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to engage or employ those parties currently providing services and expertise to us or identify and engage or employ other qualified personnel to do so in their place. The number of available qualified mining subcontractors is limited, and there is no assurance that we will be able to engage or retain the subcontractors needed to carry out our current or future business plans. To retain key employees, we may also face increased compensation costs, including potential new stock incentive grants, and there can be no assurance that the incentive measures we implement will be successful in helping us retain our key personnel.

We may experience difficulty retaining and attracting qualified management, which could have a material adverse effect on our business and financial conditions.

We are dependent on a small number of key management personnel, including our Executive Chairman, Chief Executive Officer, Chief Financial Officer and certain members of our exploration team. The loss of any such personnel could have a material adverse effect on us. We do not maintain life insurance policies on our key management personnel, and we may not be able to hire a suitable replacement for any such individual on favorable terms, should that become necessary.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely consolidated financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate consolidated financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the U.S. Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business. We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our Common Shares.

Risks Related to Economic, Political, and Legal Matters

Due to our operations in emerging market countries, our financial condition and results of operations may be impacted by factors that are inherent in emerging markets.

There are certain economic risks that are inherent in any investment in emerging market countries such as Colombia and Argentina. Economic instability in Colombia, Argentina and in other Latin American and emerging market countries has been caused by many different factors, including but not limited to the following:

•        high interest rates;

•        currency fluctuations;

•        high levels of inflation;

•        exchange controls;

•        wage and price controls;

•        sporadic or organized crime;

•        changes in economic or tax policies;

•        the imposition of trade barriers;

•        changes of the government in office; and

•        internal security issues such as civil unrest.

Any of these factors could have an adverse impact on our business, results of operation and financial condition.

Our financial condition and results of operations are dependent on the economic and political developments in Latin American countries such as Colombia and Argentina.

The Berlin Project is located in Colombia; consequently, the project is dependent upon the performance of the Colombian economy. The Argentina Projects are located in Argentina, where the success of those projects are dependent upon the performance of the Argentinean economy. As a result, our business results of operations and financial condition may be affected by the general conditions of the Colombian and Argentinean economies, price instabilities, currency fluctuations, inflation, interest rates, regulation, taxation, social instabilities, political unrest and other developments in or affecting Colombia or Argentina over which we have no control. In addition, our exploration and any production activities may be affected in varying degrees by political stability and government regulations relating to the industry.

In the past, both Colombia and Argentina have experienced periods of weak economic activity and deterioration in economic conditions. We cannot assure that such conditions will not return or that such conditions will not have a material adverse effect on our business, results of operations or financial condition.

Our business, results of operations and financial condition may also be affected by changes in the political climate in Colombia and Argentina to the extent that such changes affect the nation’s economic policies, growth, stability or regulatory environment. Exploration may be affected in varying degrees by government regulations with respect to restrictions on future exploitation and production, price controls, export controls, foreign exchange controls, income taxes, wealth taxes, expropriation of property, environmental and social legislation and site safety. There can be no assurance that the government of Colombia and the government of Argentina will continue to pursue business-friendly and open-market economic policies or policies that stimulate economic growth and social stability. Any changes in the Colombian or Argentinean economies or the economic policies of the governments of Colombia or Argentina, in particular as they relate to the mining industry, may have a negative impact on our business, results of operations and financial condition.

No assurances can be given that our plans and operations will not be adversely affected by future developments in Colombia and Argentina. Our Properties and proposed exploration activities in Colombia and Argentina are subject to political, economic and other uncertainties, including the risk of expropriation, nationalization, renegotiation or nullification of existing contracts, mining licenses and permits or other agreements, changes in laws or taxation policies, currency exchange restrictions, changing political conditions, and international monetary fluctuations. Future government actions concerning the economy, taxation, or the operation and regulation of nationally important facilities such as mines, could have a significant effect on us.

The governments of Colombia and Argentina have historically exercised substantial influence over the economy, and their policies are likely to continue to have a significant effect on companies operating in Colombia and Argentina, including us.

In Colombia, on June 19, 2022, a new federal government was formed under the newly elected president, Gustavo Petro. President Petro has pledged to reduce poverty, improve access to education and healthcare and protect the environment and is implementing a national development plan that aims to cut the percentage of the population living in extreme poverty. The actions of Colombia’s President relating to the economy may negatively affect our operations.

In Argentina, on December 10, 2023, a new government led by Javier Milei was elected. President Milei has promised to lead a pro-business, inflation-reducing platform of government aimed to bring in foreign investment across many of Argentina’s historically strong business sectors, of which mining holds a formidable position. Argentina’s President’s actions relating to the economy may negatively affect our operations.

Any changes in regulations or shifts in political attitudes in Colombia or Argentina are beyond our control and may adversely affect our business. Exploration may be affected in varying degrees by government regulations with respect to restrictions on future exploitation and production, price controls, export controls, foreign exchange controls, income and/or mining taxes, expropriation of property, environmental legislation and permitting and mine and/or site safety.

We may be subject to seizure or expropriation of assets, which could have a material adverse effect on our business, results of operations and financial condition.

Pursuant to Article 58 of the Political Constitution of Colombia of 1991, the Government of Colombia can exercise its eminent domain powers in respect of our Properties in Columbia in the event such action is required in order to protect public interests. According to Law 388 of 1997, eminent domain powers may be exercised through: (i) an ordinary expropriation proceeding (expropriacion ordinaria), (ii) an administrative expropriation (expropriacion administrativa) or (iii) an expropriation for war reasons (expropiacion en caso de guerra). We would be entitled to a fair indemnification for the expropriated assets. However, indemnification may be paid in some cases years after the asset is effectively expropriated. Furthermore, the indemnification may be lower than the price for which the expropriated asset could be sold in a free-market sale or the value of the asset as part of an ongoing business.

In a similar vein, the taking of property by nationalization or expropriation without adequate compensation is a risk in Argentina as well. In May 2012, the previous government of Argentina re-nationalized Repsol YPF SA, the country’s largest oil and gas company. There can be no assurances that the government of Argentina will not nationalize other businesses operating in the country, including our business in Argentina. If any portion of our assets are expropriated or nationalized, there can be no assurances that we would receive payment equal to their fair market value. Nationalization of any of our assets in Argentina could have a material adverse effect on our business, results of operations and financial condition.

The local legal and regulatory systems in which our Properties exist may lead to uncertainties with respect to licenses and agreements for our business.

Some of the jurisdictions in which we operate may have different or less developed legal systems than the United States or Canada, which may result in risks such as:

•        ineffective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation;

•        it being more difficult to obtain or retain title in an ownership dispute;

•        a higher degree of discretion on the part of governmental authorities;

•        the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

•        inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

•        relative inexperience of the administrative entities, judicial entities and courts in such matters.

In certain jurisdictions the commitment of local business people, government officials and agencies and the judicial systems to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for our business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed.

Unauthorized mining and illegal activities pose a safety, security, social and environmental risk to the mining industry and our business and operations.

The mining industry in Colombia is subject to incursions by illegal miners who gain unauthorized access to mines to steal ore mainly by manual mining methods. In addition to the risk of losses and disruption of operations, these illegal miners pose a safety, security, social and environmental risk. These incursions and illegal mining activities can potentially compromise underground structures, equipment and operations, which may lead to production stoppages, affect our ability to conduct business and require considerable investments in security and control measures.

The mining industry in Argentina tends to occur is remote areas of the country, where illegal mining is less typical due to low population concentrations. However, illegal mining activity has been known to occur, especially for high-value and relatively easier to process materials such as precious metals, rather than more sensitive materials such as uranium, rare earths and some base metals like copper. Any incursion or illegal mining activities can potentially compromise underground structures, equipment and operations, which may lead to production stoppages, affect our ability to conduct business and require considerable investments in security and control measures.

Colombia and Argentina’s mining industries are less developed than the mining industry in the United States or Canada, which may cause our exploration and operating activities to take longer to complete and become more expensive.

Our operations involve substantial costs and are subject to certain risks because the mining industries in the countries in which we operate are less developed. The mining industry in Colombia and Argentina are not as efficient or developed as the mining industry in the United States or Canada. As a result, our exploration and operating activities may take longer to complete and may be more expensive than similar operations in the United States or Canada. The availability of technical expertise, specific equipment and supplies may be more limited than in the United States or Canada. We expect that such factors will subject our operations to economic and operating risks that may not be experienced in the United States or Canada.

Guerilla and other criminal activity in Colombia, as well as the perception of such criminal activity, may hinder our ability to access capital in a timely and cost-effective manner and may have a negative effect on us, our employees, financial condition and results of operations.

Colombia has experienced, and continues to experience, internal security issues, primarily due to the activities of guerrilla groups, drug cartels and criminal gangs. In rural regions of the country with minimal governmental presence, these groups have exerted influence over the local population, assassinated local social leaders, and funded their activities by protecting and rendering services to drug traffickers and participating in drug trafficking activities. Certain areas in which we operate have been historically impacted by the activities of these groups.

Even though the Colombian government’s programs and policies have reduced guerrilla and criminal activity, particularly in the form of terrorist attacks, homicides, kidnappings and extortion, such criminal activity persists in Colombia. Possible escalation of such activity and the effects associated with it may have a negative effect on the Colombian economy and on us, our employees, financial condition and results of operations.

Additionally, the perception that matters have not improved in Colombia may hinder our ability to access capital in a timely or cost-effective manner. There can be no assurance that continuing attempts to reduce or prevent guerilla, drug trafficking or criminal activity will be successful or that guerilla, drug trafficking or criminal activity will not disrupt our operations in the future.

There can be no assurance that all permits that we require will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such permits, or a failure to comply with the terms of any such permits that we have obtained, could have a material adverse impact on us.

Our current and future operations, including development activities and commencement of production, if warranted, are subject to government legislation, policies and controls relating to exploration, development, production, environmental protection, including sensitive plant and animal species, preservation of antiquities and resources of cultural heritage, mining taxes and labor standards. In order for us to carry out our current and future operations, various licenses and permits must be obtained and kept current. Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration and development activities. There is no guarantee that our licenses and permits will be granted, or that once granted will be maintained and extended. In addition, the terms and conditions of such licenses or permits could be changed and there can be no assurances that any application to renew any existing licenses or permits will be approved. There can be no assurance that all licenses or permits that we require will be obtainable on reasonable terms, or at all. Delays or a failure to obtain such licenses or permits, or a failure to comply with the terms of any such licenses or permits that we have obtained, could have a material adverse effect on us. We may be required to contribute to the cost of providing the required infrastructure to facilitate the development of our Properties and will also have to obtain and comply with permits and licenses that may contain specific conditions concerning operating procedures, water use, waste disposal, spills, environmental studies, abandonment and restoration plans and financial assurances. There can be no assurance that we will be able to comply with any such conditions and non-compliance with such conditions may result in the loss of certain of our permits and licenses for our Properties, which may have a material adverse effect on our business, results of operations and financial condition.

We expect to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near our Properties, but there can be no guarantee that these expenditures will ensure our compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on us.

Our operations are subject to various health and safety laws and regulations that impose various duties on us in respect of our operations, relating to, among other things, worker safety and the surrounding communities. These laws and regulations also grant the relevant authorities broad powers to, among other things, close unsafe operations and order corrective action relating to health and safety matters. The costs associated with the compliance with such health and safety laws and regulations may be substantial and any amendments to such laws and regulations, or more stringent implementation thereof, could cause additional expenditure or impose restrictions on, or suspensions of, our operations. We expect to make significant expenditures to comply with the extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine development and protection of endangered and other special status species, and, to the extent reasonably practicable, to create social and economic benefit in the surrounding communities near our Properties, but there can be no guarantee that these expenditures will ensure our compliance with applicable laws and regulations and any non-compliance may have a material and adverse effect on our business, results of operations and financial condition.

The environmental laws applicable to us and our operations could cause significant additional expense, capital expenditures, restrictions and delays in our operations.

Our operations are subject to the extensive environmental risks inherent in the mining industry. Our current or future operations, including development activities, commencement of production, if warranted, potential mining and processing operations and exploration activities require permits from various governmental authorities and such operations are and will be governed by laws and regulations governing prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.

Companies engaged in the development and operation of mines and related facilities generally experience increased costs, and delays in production and other schedules as a result of the need to comply with applicable laws, regulations and permits. Existing and future environmental legislation, regulations and actions could cause significant additional expense, capital expenditures, restrictions and delays in our operations. There are certain risks inherent in our operations such as accidental spills, leakages or other unforeseen circumstances, which could subject us to extensive liability. In addition, we cannot assure that any illegal miners operating on our properties are in compliance with applicable environmental laws and regulations. Any violations by such miners could result in liability for us.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed or the termination of mineral rights, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our business and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of mining properties.

Breaches of environmental laws (whether inadvertent or not) or environmental pollution may materially and adversely affect our business, results of operations and financial condition.

The mining and mineral processing industries are subject to extensive governmental regulations for the protection of the environment, including regulations relating to air and water quality, mine reclamation, solid and hazardous waste handling and disposal and the promotion of occupational health and safety, which may adversely affect us or require us to expend significant funds in order to comply with such regulations. There is also a risk that environmental and other laws and regulations may become more onerous, making it more costly for us to remain in compliance with such laws and regulations, which could result in the incurrence of additional costs and operational delays or the failure of our business.

These environmental regulations require us to obtain various operating approvals and licenses and also impose standards and controls relating to exploration, development and production activities. Mining projects are required to prepare a reclamation plan and provide financial assurance to ensure that the reclamation plan is implemented upon completion of operations. Compliance with federal, state, provincial, municipal and local regulations could result in delays in beginning or expanding operations, incurring additional costs for cleanup of hazardous substances, payment of penalties for discharge of pollutants, and post-mining reclamation and bonding, all of which could have an adverse impact our results of operations and financial condition.

There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations. Environmental hazards may exist on the properties on which we hold interests which are unknown to us at present and which have been caused by previous or existing owners or operators of the properties, and which may result in the payment of fines and clean-up costs by us and may adversely affect our operations.

We cannot give any assurances that breaches of environmental laws (whether inadvertent or not) or environmental pollution will not materially and adversely affect our results of operation and financial condition. There is no assurance that any future changes to environmental regulation, if any, will not adversely affect us.

Certain Canadian laws could delay or deter a change of control.

Limitations on the ability to acquire and hold our Common Shares may be imposed by the Competition Act in Canada. This legislation permits the Commissioner of Competition of Canada to review any acquisition of a significant interest in us. The legislation grants the Commissioner jurisdiction to challenge such an acquisition before the Canadian Competition Tribunal if the Commissioner believes that it would, or would be likely to, result in a substantial lessening or prevention of competition in any market in Canada. Further, the Investment Canada Act subjects an acquisition of control of a company by a non-Canadian entity to government review if the value of our assets, as calculated pursuant to the legislation, exceeds a threshold amount. A reviewable acquisition may not proceed unless the relevant minister is satisfied that the investment is likely to result in a net benefit to Canada. Any of the foregoing could prevent or delay a change of control and may deprive or limit strategic opportunities for our shareholders to sell their Common Shares.

To carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Land reclamation requirements are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long term effects of land disturbance. Reclamation may include requirements to: control dispersion of potentially deleterious effluents; treat ground and surface water to preestablished standards; and reasonably re-establish pre-disturbance land forms and vegetation.

To carry out reclamation obligations imposed on us in connection with our potential development activities, we must allocate financial resources that might otherwise be spent on further exploration and development programs. We plan to set up a provision for our reclamation obligations on our properties, as appropriate, but this provision may not be adequate. If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, including environmental laws and regulations which are evolving in Colombia and Argentina, or more stringent implementation thereof, could have a material adverse effect on us and could cause increases in expenditures and costs, affect our ability to expand or transfer existing operations or require us to abandon or delay the development of new properties.

The mining industry in Colombia and Argentina are subject to extensive controls and regulations imposed by various levels of government. All current legislation is a matter of public record and we will be unable to predict what additional legislation or amendments may be enacted. Amendments to current laws, regulations and permits governing operations and activities of mining companies, including environmental laws and regulations which are evolving in Colombia and Argentina, or more stringent implementation thereof, could have a material adverse effect on us and could cause increases in expenditures and costs, affect our ability to expand or transfer existing operations or require us to abandon or delay the development of new properties.

The current Colombia mining code was enacted in 2001 and amended in 2010. The 2010 amendment was declared unconstitutional in 2011 by the Constitutional Court of Colombia due to inadequate consultations with ethnic communities prior to enactment. The Constitutional Court of Colombia, however, left it in force for two more years (until May 2013) for the government of Colombia to propose, and congress to approve, a new amendment. No new amendment of the mining code was passed by May 2013; therefore, the original 2001 mining code (without the 2010 amendment) is currently in force. However, the government of Colombia announced in 2014 its intention to introduce before congress a bill to amend the 2001 mining code, which has not yet occurred. In December 2022, Colombia’s President, Gustavo Petro, proposed new reforms to Colombia’s mining code. In September 2023, Colombia’s Minister of Energy and Mines, Andrés Camacho, stated that the upcoming bill to reform Colombia’s mining code will include changes to address issues including, without limitation, environmental and social governance, territorial planning and artisanal and ancestral mining practices, planning resource use, modernizing Colombia’s mining model, transitioning into productive economies, protecting artisanal and small-scale mining and generating scientific knowledge. The reforms are also expected to include the creation of a state mining company. In January 2024, Colombia’s government announced that its congress intends to begin the debate on the new reforms to the mining laws in the first half of 2024. As of mid-2025, the government-led reform process has completed most prior consultations with ethnic communities, and a draft bill is expected to be submitted to congress once consultations are finalized.

Changes to the mining code and/or enactment of news laws and regulations could include, without limitation, new rules and restrictions affecting applications for concessions and maintenance of concessions, new environmental rules and restrictions, changes in the environmental licensing process (including environmental licenses for mining exploration activities), introduction of new required licenses or other restrictions on exploration and mining activities, regulations regarding access to information and participation of communities, and zoning and control regulations, any of which changes or new enactments could have an material adverse effect on our business, results from operations and financial condition. The extent to which our operations and the viability of our Properties will be affected by any reform to mining laws and regulations in Colombia or Argentina is uncertain.

Additionally, we are potentially subject to stricter mining legislation at the “department” level (similar to a state level in the United States or provincial level in Canada) and municipal level of the Colombian government and the provincial and municipal level of the Argentinian government. While these lower jurisdictions may be superseded by federal law, it is typical in Colombia and Argentina for lower jurisdictions to have greater influence on mining activity.

Global economic risks may affect our ability to obtain adequate, reasonable and acceptable financing in the future.

Recent global financial conditions have been characterized by increased volatility and access to public financing, particularly for junior mineral exploration companies, has been negatively affected. These conditions, which include potential disruptions due to government shutdowns, may affect our ability to obtain equity or debt financing in the future on terms favorable to us or at all. If such conditions continue, our operations could be negatively affected.

Risks Related to the Mining Industry

The degree of risk inherent in the mining industry and the potential changes to the factors that impact us as a mining company, may have a negative impact on our business and operations.

Mining operations generally involve a high degree of risk. Our operations are subject to all the hazards and risks normally encountered in the exploration, development and production of uranium and other minerals, including unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other production facilities, damage to life or property, environmental damage and possible legal liability. The financing, exploration, development and mining of any of our Properties is furthermore subject to a number of macroeconomic, legal and social factors, including commodity prices, laws and regulations, political conditions, currency fluctuations, the ability to hire and retain qualified people, the inability to obtain suitable and adequate machinery, equipment or labor and obtaining necessary services in the jurisdictions in which we operate. Unfavorable changes to these and other factors have the potential to negatively affect our operations and business.

The unexpected expenses we may incur could adversely impact our operations, financial condition and results of operations.

Major expenses may be required to locate and establish mineral reserves and resources, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our operations, financial condition and results of operations. It is impossible to ensure that our planned exploration or development programs planned will result in a profitable commercial mining operation.

Interpretation of royalty agreements in the jurisdictions of our Properties may have a material adverse effect on us and our operations.

Royalty interests in our Properties, and any other royalty interests in respect of the properties which we may acquire or develop, may be subject to uncertainties and complexities arising from the application of contract and property laws in the jurisdictions where the mining projects are located. Operators and other parties to the agreements governing royalty interests in our Properties may interpret their interests in a manner adverse to us, and we could be forced to take legal action to enforce our rights. Challenges to the terms of such royalty interests or the existence of other royalties could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Disputes could arise with respect to, among other things: the existence or geographic extent of the royalty interests; the methods for calculating royalties; third party claims to the same royalty interest or to the property on which a royalty interest exists, or the existence of additional royalties on the same property; various rights of the operator or third parties in or to a royalty interest; production and other thresholds and caps applicable to payments of royalty interests; the obligation of an operator to make payments on royalty interests; various defects or ambiguities in the agreement governing a royalty interest; and disputes over the interpretation of buy-back rights.

Natural resource properties are largely contractual in nature, which may require us to take legal action to enforce our contractual rights. Any proceedings or actions or any decisions determined adversely us may have a material and adverse effect on our results of operations, financial condition and the trading price of our Common Shares.

Parties to contracts do not always honor contractual terms and contracts themselves may be subject to interpretation or technical defects. Accordingly, there may be instances where we would be forced to take legal action to enforce our contractual rights. Such litigation may be time-consuming and costly and there is no guarantee of success. Any proceedings or actions or any decisions determined adversely to us may have a material and adverse effect on our business, results of operations and financial condition.

The fluctuations in the price of base metals and in particular, the price of uranium and other REE may cause the price of our Common Shares to fluctuate or decline.

The price of our Common Shares, our financial results, and our access to the capital required to finance our exploration activities may in the future be adversely affected by declines in the price of precious and base metals and, in particular, the price of uranium and other REE. Base metal prices fluctuate widely and are affected by numerous factors beyond our control such as the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use and importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events. If these or other factors continue to adversely affect the price of base metals, the market price of our Common Shares may decline and our operations may be materially and adversely affected.

Market fluctuations and commercial quantities of minerals may affect their commercial viability thereby resulting in us not receiving adequate return on invested capital or having our mineral projects rendered uneconomical.

The market for minerals is influenced by many factors beyond our control, including without limitation the supply and demand for minerals, the sale or purchase of precious metals by various dealers, central banks and financial institutions, interest rates, exchange rates, inflation or deflation, currency exchange fluctuation, global and regional supply and demand, production and consumption patterns, speculative activities, increased production due to improved mining and production methods, government regulations relating to prices, taxes, royalties, land tenure, land use and importing and exporting of minerals, environmental protection, and international political and economic trends, conditions and events. In addition, the metals industry in general is intensely competitive and there is no assurance that, even if apparently commercial quantities and qualities of precious or base metals are discovered, a market will exist for their profitable sale. Commercial viability of precious and base metals and other mineral deposits may be affected by other factors that are beyond our control, including the particular attributes of the deposit such as its size, quantity and quality, the cost of mining and processing, proximity to infrastructure, the availability of transportation and sources of energy, financing, government legislation and regulations including those relating to prices, taxes, royalties, land tenure, land use, import and export restrictions, exchange controls, restrictions on production, and environmental protection. It is impossible to assess with certainty the impact of various factors that may affect commercial viability such that any adverse combination of such factors may result in us not receiving an adequate return on invested capital or having our mineral projects be rendered uneconomic.

Reserve estimates are subject to evaluation uncertainties and there may be material differences between actual and estimated mineral resources and reserves, which may impact the viability of our Properties.

We currently do not have any mineral resources or reserves. Mineral resource and reserve estimates will be based upon estimates made by our personnel and independent geologists. These estimates are inherently subject to uncertainty and are based on geological interpretations and inferences drawn from drilling results and sampling analyses and may require revision based on further exploration or development work. The estimation of mineral resources and reserves may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. As a result of the foregoing, there may be material differences between actual and estimated mineral resources and reserves, if any, which may impact the viability of our Properties.

The grade of mineralization which may ultimately be mined may differ from that indicated by drilling results and such differences could be material. The quantity and resulting valuation of mineral reserves and mineral resources may also vary depending on, among other things, mineral prices (which may render mineral reserves and mineral resources uneconomic), cut-off grades applied and estimates of future operating costs (which may be inaccurate). Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Any material change in quantity of mineral resources, mineral reserves, grade, or stripping ratio may also affect the economic viability of any project undertaken by us. In addition, there can be no assurance that mineral recoveries in small scale, and/or pilot laboratory tests will be duplicated in a larger scale test under on-site conditions or during production. To the extent that we are unable to mine and produce as expected, our business, results of operations and financial condition may be materially and adversely affected.

Certain non-governmental organizations that oppose globalization, resource development and the mining industry may generate adverse publicity thereby having an adverse effect on our reputation and financial condition.

Our relationship with the communities in which we operate is important to ensure the future success of our existing operations. While we believe our relationships with the communities in which we operate are strong, there is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Certain non-governmental organizations (“NGOs”), some of which oppose globalization and resource development, are often vocal critics of the mining industry and its practices. Adverse publicity generated by such NGOs or others related to extractive industries generally, or its operations specifically, could have an adverse effect on our reputation or financial condition and may impact our relationship with the communities in which we operate. While we believe that we operate in a socially responsible manner, there is no guarantee that our efforts in this respect will mitigate this potential risk.

The competition we face in the mining industry may make it more difficult for us to acquire additional mining properties, mining professionals, service and equipment.

The mining industry is highly competitive in all of its phases, both domestically and internationally. Our ability to acquire properties and develop mineral resources and reserves in the future will depend not only on our ability to develop our Properties, but also on our ability to select and acquire suitable producing properties or prospects for mineral exploration, of which there is a limited supply. We may be at a competitive disadvantage in acquiring additional mining properties because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than us. We may also encounter competition from other mining companies in our efforts to hire experienced mining professionals. Competition could adversely affect our ability to attract necessary funding or acquire suitable producing properties or prospects for mineral exploration in the future. Competition for services and equipment could result in delays if such services or equipment cannot be obtained in a timely manner due to inadequate availability, and could also cause scheduling difficulties and cost increases due to the need to coordinate the availability of services or equipment. Any of the foregoing effects of competition could materially increase project development, exploration or construction costs, result in project delays and generally and adversely affect our business and prospects.

International trade agreements and policies may affect the supply of uranium available to the market and may have a material adverse effect on the Company’s business and operations.

The international uranium industry is highly competitive. We intend to market uranium to utilities in direct competition with supplies available from other mining companies, from excess inventories (including inventories made available from the decommissioning of nuclear weapons), from reprocessed uranium and plutonium derived from used reactor fuel and from the use of excess enrichment capacity to re-enrich depleted uranium tails. Increased supply of uranium from competitive sources may have a material adverse effect on our business, results of operations and financial condition. The supply of uranium from certain jurisdictions is, to some extent, impeded by a number of international trade agreements and policies. These agreements and any future agreements, governmental policies or trade restrictions are beyond our control and may affect the supply of uranium available to the market.

We are susceptible to the risks inherent in the nuclear energy sector.

Nuclear energy competes with other sources of energy, including oil, natural gas, coal and hydroelectricity. These other energy sources are to some extent interchangeable with nuclear energy, particularly over the longer term. Sustained lower prices of oil, natural gas, coal and hydro-electricity may result in lower demand for uranium concentrates. Furthermore, growth of the uranium and nuclear power industry will depend upon continued and increased acceptance of nuclear technology as a means of generating electricity. Because of unique political, technological and environmental factors that affect the nuclear industry, the industry is subject to public opinion risks which could have an adverse impact on the demand for nuclear power and increase the regulation of the nuclear power industry. An accident at a nuclear reactor anywhere in the world could impact the continuing acceptance of nuclear energy and the future prospects for nuclear power generation, which may have a material adverse effect on us.

The potential impacts of climate change on us are uncertain and may materially and adversely impact our business, results of operations and financial condition.

Climate change could have an adverse impact on our operations. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. These changes in climate could have an impact on the cost of development or production of our Properties and adversely affect our results of operations and financial condition.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business. A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to climate and its potential impacts. Legislation and increased regulation regarding climate change could impose significant costs on us, our partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such regulations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our results of operations, financial condition and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in the natural resources industry could harm our reputation.

Shortages of equipment and supplies may hinder our ability to carry out operations.

We are dependent on various supplies and equipment to carry out our mining exploration and, if warranted, development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit, or increase the cost of, production.

Risks Related to this Offering and our Common Shares

We have never paid nor do intend to pay dividends in the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Shares.

We have not paid any dividends on our Common Shares to date. Investors in our Common Shares cannot expect to receive a dividend in the foreseeable future, if at all. Accordingly, it is unlikely that investors will receive any return on their investment in our Common Shares other than through possible Common Share price appreciation.

Investors in this Offering will suffer immediate and substantial dilution of their investment.

You will incur immediate and substantial dilution as a result of this Offering. After giving effect to the sale by us of the Common Shares in this Offering at an Offering Price of $5.00 per share and after deducting the underwriting discount and commissions and estimated Offering expenses payable by us in this Offering, you can expect an immediate dilution of $3.36 per share, assuming the sale of 6,000,000 of the Common Shares and an immediate dilution of $3.24 per share assuming the exercise by the underwriter in full of the Underwriter’s Option to purchase 900,000 Underwriter’s Option Shares. See the information under the heading “Dilution” in this prospectus for more information.

With the net proceeds from this Offering, we believe that we will be adequately financed to carry out our exploration and development plans in the near term. However, financing the development of a mining operation through to production, should feasibility studies show it is recommended, would be expensive and we would require additional capital to fund development and exploration programs. We cannot predict the size or terms of future issuances of our equity securities or the issuance of debt instruments or other securities convertible into our equity securities in connection with any such financing. Likewise, we cannot predict the effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. If we raise additional funds by issuing additional equity securities, such financing may substantially dilute the interests of existing shareholders. Sales of substantial numbers of Common Shares, or the availability of such Common Shares for sale, could adversely affect prevailing market prices for our securities and a securityholder’s interest in us.

We are obligated to issue Common Shares in connection with our acquisitions of our Properties, and investors will experience significant dilution as a result.

Pursuant to the Berlin Project SPA, no later than two days after the closing of this Offering, we are obligated to issue to Green Shift the greater of: (1) such number of Common Share that would result in Green Shift owning an aggregate 25% of the issued and outstanding Common Shares (after giving effect to both the issuance to Green Shift and the completion of the Liquidity Event) at the price per share equal to the Offering Price; and (2) Common Shares with an aggregate value of C$6 million (approximately $4.3 million) at the price per share equal to the Offering Price. As a result, we anticipate issuing approximately 3,550,090 shares to Green Shift, and investors in this Offering will experience dilution as a result.

In addition, pursuant to the Argentina Projects SPA; as additional consideration for the purchase of all of the issued and outstanding shares of 284 Ontario, since we have not completed the Offering by July 19, 2025, we will issue to Consolidated Uranium 400,000 Common Shares (subject to customary adjustment in the event of a dilutive event).

Further, pursuant to the Argentina Projects SPA; in the event that we complete the Offering at an issue price per Common Share less than $5.00, we will issue to Consolidated Uranium Common Shares in an amount to reflect a $12,000,000 valuation of the Argentina Projects at the Offering Price (subject to a minimum price per Common Share of $4.00).

Future issuances of our Common Shares or securities convertible into, or exercisable or exchangeable for, our Common Shares, or the expiration of lock-up agreements that restrict the issuance of new Common Shares or the trading of outstanding Common Shares, could cause the market price of our Common Shares to decline and would result in dilution of your holdings.

Future issuances of our Common Shares or securities convertible into, or exercisable or exchangeable for, our Common Shares, or the expiration of lock-up agreements that restrict the issuance of new Common Shares or the trading of outstanding Common Shares, could cause the market price of the Common Shares to decline. In addition to the foregoing, as of the date hereof, we have outstanding options to purchase up to 858,000 Common Shares, underlying stock options with a weighted-average exercise price of $3.89 per share, and warrants to purchase up to 2,916,500 Common Shares, of which 1,577,500 are exercisable at $1.00 per share and 1,339,000 are exercisable at $5.05 per share. As a result, following this Offering and based on the Offering Price, some of our outstanding options and warrants will be “in the money”. We cannot predict the effect, if any, of future issuances of our securities, or the future expirations of lock-up agreements, on the price of the Common Shares. In all events, future issuances of Common Shares would result in the dilution of your holdings. In addition, the perception that new issuances of our securities could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of the Common Shares. In connection with this Offering, we, all of our directors and officers have entered into lock-up agreements with the underwriter, pursuant to which we and they have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of the Common Shares or securities convertible into or exercisable or exchangeable for our Common Shares for a period of (i) 180 days after the closing of this Offering in the case of the Company, and (ii) 180 days after the closing of this Offering in the case of our directors and officers and our shareholders, as further described under the heading “Underwriting” in this prospectus. In addition to any adverse effects that may arise upon the expiration of these lock-up agreements, the lock-up provisions in these agreements may be waived, at any time and without notice. If the restrictions under the lock-up agreements are waived, our Common Shares may become available for resale, subject to applicable law, including without notice, which could reduce the market price for the Common Shares.

No public market for our Common Shares currently exists, and no active trading market may be developed or sustained.

Prior to the Offering, there has been no public market for the Common Shares. Although we have applied to have our Common Shares being offered in this Offering listed on the NYSE American, an active trading market may not develop following the closing of this Offering or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Common Shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your Common Shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling Common Shares and may impair our ability to acquire other companies or technologies by using our Common Shares as consideration. The Offering Price was determined by negotiations between us and the underwriter and may not be indicative of the future prices of our Common Shares.

We are an “emerging growth company,” and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of our initial public offering, (b) in which we have total annual gross revenue of at least $1.235 billion or (c) in which we qualify as a “large accelerated filer”, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter or (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. Absent the foregoing circumstances, we would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement (please note that this Offering does not constitute a sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company. We cannot predict if investors will find our Common Shares less attractive because we may rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and the prices of our securities may be more volatile.

We are a “smaller reporting company,” and cannot be certain if the reduced reporting requirements applicable to smaller reporting companies will make our Common Shares less attractive to investors.

For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, such as providing only two years of audited financing statements. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We cannot predict if investors will find the Common Shares less attractive because we may rely on these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the prices of our securities may be more volatile.

We may be a “passive foreign investment company” for the current taxable year and for one or more future taxable years, which may result in materially adverse U.S. federal income tax consequences for U.S. investors.

If we are a passive foreign investment company (“PFIC”) for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences To U.S. Holders” below) of our Common Shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and additional reporting requirements. We believe that we were classified as a PFIC for our taxable year ended December 31, 2024 and, based on the current composition of our income and assets, as well as current business plans and financial expectations, may be classified as a PFIC for our current and future taxable years. Any conclusion regarding PFIC status is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to change. In addition, even if we concluded we did not qualify as a PFIC, it is possible that the U.S. Internal Revenue Service (the “IRS”) could assert, and that a court could sustain, a determination that we are a PFIC. Accordingly, there can be no assurance that we will not be treated as a PFIC for any taxable year. Each holder of our Common Shares should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of such securities. See the information under the heading “Material U.S. Federal Income Tax Consequences To U.S. Holders” in this prospectus for more information.

Our Common Shares may become subordinate to future indebtedness or preferred shares, each with rights and preferences senior to our Common Shares.

In the future, we may attempt to increase our capital resources by offering debt securities or preferred shares. Upon a potential bankruptcy or liquidation, holders of our debt securities or preferred shares, and lenders with respect to other borrowings we may make, may receive distributions of our available assets prior to any distributions being made to holders of our Common Shares. Because our decision to issue debt securities or preferred shares in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Shares must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Shares, upon bankruptcy or otherwise.

The price of our Common Shares will be subject to market volatility.

Our Common Shares are not listed for trading on any exchange or automated quotation system. We have applied to list our Common Shares on the NYSE American under the trading symbol “JAGU”. We anticipate that upon satisfaction of the NYSE American’s initial listing criteria, our Common Shares will begin trading on the NYSE American. No assurance can be given that our listing application will be approved. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not consummate this Offering.

Assuming that our Common Shares are accepted for trading, we will have a limited trading history and may be considered a micro-cap or small-cap company. Securities of micro-cap and small-cap companies have experienced substantial price and volume volatility in the past, often based on factors unrelated to the financial performance or prospects of the companies involved or the value of the underlying assets. These factors include macroeconomic developments and political environments in North America and globally and market perceptions of the attractiveness of particular industries. There is no assurance that the price of our Common Shares will be unaffected by any such volatility. The price of our Common Shares is also likely to be significantly affected by short-term changes in mineral and commodity prices or in our financial condition and results of operations as reflected in our financial statements. Other factors unrelated to our performance that may have an effect on the price of our Common Shares include: (i) the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; (ii) lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of Common Shares; (iii) the size of our public float may limit the ability of some institutions to invest in our securities; (iv) a substantial decline in the price of our Common Shares that persists for a significant period of time could cause our securities, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity; and (v) the sale of securities by major shareholders.

As a result of any of these factors, the market price of our Common Shares at any given point in time may not accurately reflect our long-term value and our shareholders may experience capital losses as a result of their investment in us. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell the Common Shares.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy the Common Shares, which may have the effect of reducing the level of trading activity in the Common Shares. As a result, fewer broker-dealers may be willing to make a market in the Common Shares, reducing a shareholder’s ability to resell the Common Shares.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds designated to fund our capital expenditures on our Properties, acquire additional acreage leaseholds, acquire additional producing properties and associated leaseholds, or for general corporate purposes, which are subject to change in the future. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Shares may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this Offering in a manner that does not produce income or that loses value. See the information under the heading “Use of Proceeds” in this prospectus for more information.

It may not be possible for foreign investors to enforce actions against us, and our directors and officers.

We are a corporation organized under the laws of the Province of British Columbia, our direct subsidiaries are organized under the laws of the BVI and the Province of Ontario, and our indirect subsidiaries are incorporated under the laws of Colombia. All of our directors and executive officers reside outside of the United States, and are based in Canada, France, and Peru. Because all or a substantial portion of our assets and the assets of these persons are located outside of the United States, it may not be possible for foreign investors, including United States investors, to effect service of process from the United States upon us or those persons, or to realize in the United States upon judgments of United States courts predicted upon civil liabilities under the Exchange Act or other United States laws. Furthermore, it may not be possible to enforce against us foreign judgments obtained in courts outside of Canada based upon the civil liability provisions of the securities laws or other laws in those jurisdictions.

Certain parties have the right to nominate directors to our board of directors, and their interests may conflict with ours or yours in the future.

Pursuant to the Berlin Project SPA, (i) Green Shift has the right to cause one nominee to be appointed to our board of directors and (ii) following the completion of a Liquidity Event (including this Offering), Green Shift will have the right to have nominees of Green Shift appointed to our board of directors proportionate to the combined shareholdings of Green Shift, rounded down. For example, if Green Shift holds 25% of our outstanding Common Shares, then Green Shift will be entitled to have a number of nominees on our board of directors equal to 25% of the number of total directors of our board of directors, i.e., if we have seven Board members, Green Shift will be entitled to appoint one Board nominee. Additionally, pursuant to the IsoEnergy IRA, IsoEnergy has the right to nominate one director to our board of directors. As a result, Green Shift and IsoEnergy and their board nominees have, and will have the ability, to exercise material influence over key corporate decisions, including the appointment of our management, the entering into of mergers and similar transactions, sales of all or substantially all of our assets, and other extraordinary transactions. They may also affect amendments to our Articles and Bylaws. In these matters, the interests of each of Green Shift and IsoEnergy, may differ from or conflict with those of other investors.

Restrictions on Common Share transfers and issuances may limit shareholder flexibility and control.

The terms and conditions of a Unanimous Shareholders’ Agreement, dated March 1, 2023, among us and each of our current shareholders party thereto (the “Shareholders’ Agreement”), impose certain restrictions and grant certain rights related to the sale, transfer, or disposition of our Common Shares, which may affect shareholder flexibility and control. These provisions include: (1) a right of first refusal that requires any shareholder that is a party to the Shareholder’s Agreement and wishes to transfer their Common Shares to first offer them to us and then to the other shareholders party to the Shareholders’ Agreement, who have the right to purchase the Common Shares on the same terms, which could deter potential buyers and make it more difficult for a third party to acquire a controlling interest; (2) a requirement that shareholders party to the Shareholder’s Agreement holding 60% or more of the Common Shares approve any increase or alteration in our issued or authorized capital, such as issuing new Common Shares or creating new share classes, which may limit our ability to raise capital through the issuance of additional Common Shares; and (3) drag-along rights permitting shareholders party to the Shareholder’s Agreement Shareholders holding 75% or more of the Common Shares to compel other shareholders to sell their Common Shares in the event of a proposed sale to a third party. While these drag-along rights facilitate certain transactions, they could force minority shareholders to sell their Common Shares on terms they do not control. These provisions may discourage or delay potential acquisition offers or other corporate transactions that might otherwise benefit minority shareholders.

However, the Shareholders’ Agreement will terminate upon certain events, including (i) written consent from our board of directors and approval from at least 60% of voting shareholders party to the Shareholders’ Agreement, (ii) our dissolution or bankruptcy, or (iii) the completion of a public offering of our Common Shares. Therefore, the Shareholders’ Agreement will terminate upon completion of this Offering in accordance with its terms.

USE OF PROCEEDS

We estimate that the net proceeds to us from this Offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $25.1 million, or approximately $29.2 million if the underwriter exercises in full the Underwriter’s Option to purchase additional Underwriter’s Option Shares, based on an Offering Price of $5.00 per share.

Each $1.00 increase (decrease) in the assumed Offering Price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the net proceeds to us from this Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $5.6 million, assuming that the number of Common Shares offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of Common Shares we are offering. An increase (decrease) of 1,000,000 in the number of Common Shares we are offering would increase (decrease) the net proceeds to us from this Offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by approximately $4.6 million, assuming the Offering Price stays the same. The information discussed above is illustrative only and will adjust based on the actual Offering Price and other terms of this Offering determined at pricing.

We intend to use the net proceeds from this Offering for the implementation of our business plan for the Properties, including exploration and development plans and property maintenance. The net proceeds from this Offering will also be used for general corporate purposes and for the evaluation of external growth targets.

We expect to use a significant portion of the net proceeds for planned exploration expenditures and property maintenance fees related to the Berlin Project and the Argentina Projects. We believe that the proceeds allocated to the Berlin Project will allow the project to advance to a more developed exploration stage with a further understanding of the project’s structure. The proceeds allocated to the Argentina Projects are expected to allow the Laguna Project to establish an initial phase of exploration, including drilling and trenching activities, as well as to meet ongoing permitting and regulatory requirements, and to allow the Huemul Project to establish an initial phase of exploration, including drilling and sampling, and to meet ongoing permitting and regulatory requirements.

The remaining net proceeds will be used for working capital and general corporate purposes. Such uses cannot be determined by us at this time and will depend on future events and opportunities not currently known to us, but may include funding capital expenditures, acquisitions, investments, and the evaluation of external growth opportunities. The allocation of net proceeds may be subject to future revision depending on, among other factors, market conditions, commodity prices, drilling costs and availability of drilling and production equipment, future operating results, and acquisition opportunities.

The above-noted allocation represents our intentions with respect to our use of proceeds based on current knowledge and planning by our management. There may be circumstances where, for sound business reasons, we reallocate the use of proceeds in a manner that management believes to be in our best interests. Accordingly, our management team will have broad discretion in using the remaining net proceeds from this Offering. See the information under the heading “Risk Factors” in this prospectus for more information. Pending the use of proceeds from this Offering, we may invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DIVIDEND POLICY

We have not paid any dividends on our Common Shares to date and we do not expect to pay dividends on our Common Shares in the foreseeable future. Investors in our securities cannot expect to receive a dividend in the foreseeable future, if at all. See the information under the heading “Risk Factors — Risks Related to this Offering and Our Common Shares” in this prospectus for more information.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2025, on:

•        an actual basis;

•        an adjusted basis to give effect to (i) the conversion of a $150,000 convertible debenture (ii) the Liquidity Event Shares, and (iii) the Listing Event Shares;

•        an as further adjusted basis to reflect (i) the adjustments set forth above and (ii) this Offering at an assumed initial public offering price of $5.00 per Common Share (the midpoint of the range set forth on the cover of this prospectus), including the application of the net proceeds as set forth under “Use of Proceeds”.

The as-adjusted information below is illustrative only, and our capitalization following the closing of this Offering will be adjusted based on our actual expenses. You should read this table together with the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the related notes appearing elsewhere in this prospectus.

		September 30, 2025
	Actual(1)	As Adjusted(2)	As Further Adjusted(3)
Cash and cash equivalents	$305,616	$305,616	$24,654,000
Convertible Debenture	$150,000	0	0
Total Debt	$150,000	$0	$0
Common Shares: Unlimited Common Shares authorized, 9,057,020 shares issued and outstanding, actual Unlimited Common Shares authorized, 13,047,110 Common Shares issued and outstanding pro forma; Unlimited Common Shares authorized, 19,047,110 Common Shares issued and outstanding, pro forma as further adjusted	9,057,020	13,047,110	19,047,110
Adjusted paid-in capital	$16,373,320	$16,523,320	$41,591,320
Accumulated deficit	$(9,689,880)	$(9,689,880)	$10,409,496
Total shareholders’ equity	$6,683,440	$6,833,440	$31,181,824
Total capitalization	$6,833,440	$6,833,440	$31,181,824

____________

Notes:

(1)      Data is derived from our unaudited financial statements for the three and nine month periods ended September 30, 2025.

(2)      After giving effect to (i) the conversion of a $150,000 convertible debenture into 40,000 Common Shares at a conversion price of $3.75 (being the lower of $5.00 or a 25% discount to the Offering Price), based on an assumed Offering Price of $5.00 per Common Share; (ii) 3,550,090 Liquidity Event Shares issued to Green Shift and (iii) 400,000 Common Shares issued to Consolidated Uranium (including 400,000 Listing Shares and zero Top Up Shares), which, together with all other cash and equity consideration, reflects a $12,000,000 valuation of the Argentina Projects.

(3)      Illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. Each $1.00 increase (decrease) in the assumed Offering Price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as further adjusted amount of each of cash and cash equivalents, total shareholders’ equity and total capitalization by $5.6 million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 1,000,000 shares in the number of shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as further adjusted amount of each of cash and cash equivalents, total shareholders’ equity and total capitalization by $4.6 million, assuming no change in the assumed Offering Price and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises in full the Underwriter’s Option to acquire an additional 900,000 Underwriter’s Option Shares, the as-adjusted amount of each of cash and cash equivalents and total shareholders’ equity would be approximately $28,816,500 and $35,344,324, respectively, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The above discussion and tables are based on the number of shares outstanding at January 25, 2026, and excludes:

•        858,000 Common Shares underlying stock options with a weighted-average exercise price of $3.89 per share and exercisable until between March 15, 2029 and September 25, 2029;

•        2,916,500 Common Shares underlying warrants, expiring at various dates between December 14, 2026 and December 14, 2029, of which 1,577,500 are exercisable at $1.00 per Common Share and 1,339,000 are exercisable at $5.05 per Common Share; and

•        420,000 Common Shares (483,000 Common Shares if the underwriter exercises in full the Underwriter’s Option) issuable upon exercise of the Underwriter Warrants issued as compensation to the Underwriter as part of this Offering, with each Underwriter Warrant exercisable at a price of
$5.75 per Common Share for five years from the date of issuance.

DILUTION

If you invest in our Common Shares in this Offering, your ownership interest will be immediately diluted to the extent of the difference between the Offering Price and the pro forma as-adjusted net tangible book value per share after this Offering. Historical net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of Common Shares outstanding. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of our Common Shares in this Offering and the pro forma as-adjusted net tangible book value per Common Share immediately after the consummation of this Offering and the issuance of the Listing Event Shares as a result of this Offering.

Our net tangible book value as of September 30, 2025 was approximately $6,683,440, or $0.75 per Common Share based on 9,057,020 Common Shares issued and outstanding. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Our historical net tangible book value per share represents historical net tangible book value divided by the number of Common Shares outstanding as of September 30, 2025.

Our pro forma net tangible book value as of September 30, 2025 was approximately $6,833,440, or $0.52 per share. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to the conversion of a $150,000 convertible debenture, the issuance of 400,000 Listing Event Shares, and the issuance of 3,550,090 Liquidity Event Shares. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of September 30, 2025, after giving effect to the pro forma adjustment described above.

After giving further effect to the sale of 6,000,000 Common Shares in this Offering at the Offering Price of $5.00, less the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as-adjusted net tangible book value as of September 30, 2025 would have been approximately $31.1 million, or approximately $1.64 per Common Share. This represents an immediate increase in net tangible book value of $1.11 per Common Share to existing shareholders and an immediate dilution in net tangible book value of $3.36 per Common Share to new investors in this Offering. The following table illustrates this dilution (figures may not add up precisely due to rounding):

Assumed Offering Price	$5.00
Pro forma net tangible book value per Common Share as of September 30, 2025	$0.52
Increase in pro forma net tangible book value per Common Share attributable to new investors in this Offering	1.11
Pro forma as-adjusted net tangible book value per Common Share immediately after this Offering	1.64
Dilution per Common Share to new investors in this Offering	$3.36

The information discussed above is illustrative only, and the dilution information following this Offering will be adjusted based on the actual Offering Price and other terms of this Offering determined at pricing. A $1.00 increase (decrease) in the assumed Offering Price of $5.00, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value after this Offering by $0.12 ($0.20) per share and the dilution to new investors purchasing Common Shares in this Offering by $0.88 per share if the Offering Price increases $1.00 and by $0.80 if the Offering Price decreases $1.00, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase of 900,000 Common Shares offered by us, as set forth on the cover page of this prospectus, would increase our pro forma as adjusted net tangible book value after this Offering to $1.75 per share and decrease the dilution to new investors purchasing Common Shares in this Offering to $3.24 per share, assuming no change in the assumed Offering Price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 900,000 Common Shares offered by us would decrease the pro forma as adjusted net tangible book value after this Offering to $1.47 per share and increase the dilution to new investors purchasing Common Shares in this Offering to $3.53 per share, assuming no change in the assumed Offering Price and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter was to fully exercise the Underwriter’s Option to purchase 900,000 Underwriter’s Option Shares, our pro forma as adjusted net tangible book value would be approximately $35,344,324, or approximately $1.75 per share. This represents an increase in pro forma as-adjusted net tangible book value of $1.22 per share to our existing investors and an immediate dilution of $3.25 per share to new investors.

The above discussion and tables are based on the number of shares outstanding at January 25, 2026, and excludes:

•        858,000 Common Shares underlying stock options with a weighted-average exercise price of $3.89 per share and exercisable until between March 15, 2029 and September 25, 2029;

•        2,916,500 Common Shares underlying warrants, expiring at various dates between December 14, 2026 and December 14, 2029, of which 1,577,500 are exercisable at $1.00 per Common Share and 1,339,000 are exercisable at $5.05 per Common Share; and

•        420,000 Common Shares (483,000 Common Shares if the underwriter exercises in full the Underwriter’s Option) issuable upon exercise of the Underwriter Warrants issued as compensation to the Underwriter as part of this Offering, with each Underwriter Warrant exercisable at a price of $5.75 per Common Share for five years from the date of issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations (this “MD&A”) should be read in conjunction with our audited consolidated financial statements and accompanying notes thereto for the fiscal years ended December 31, 2024 and 2023 (the “Annual Financial Statements”) and our unaudited financial statements as at and the three and nine-month periods ended September 30, 2025. Our Annual Financial Statements have been prepared by management in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and all amounts are expressed in United States dollars unless otherwise noted. Our accounting policies are described in Note 3 of our Annual Financial Statements.

This discussion and analysis below include forward-looking statements that are subject to risks, uncertainties and other factors described in the “Risk Factors” section that could cause actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Additionally, our historical results are not necessarily indicative of the results that may be expected for any period in the future. We caution you to read the “Cautionary Note Regarding Forward-Looking Statements” section of this prospectus.

Overview

We are a uranium exploration and development company focused on uranium discoveries. We are a junior miner engaged in uranium exploration. Our portfolio is comprised of two uranium exploration projects in Argentina and one exploration project in Colombia.

We maintain significant land holdings in Colombia and Argentina, which offer substantial exploration potential. Our Properties are located within mining-friendly jurisdictions and are supported by established infrastructure.

From inception in December 2022 through the present date, we have focused on acquiring properties and conducting exploration work on them, with the goal of building a larger aggregate uranium and REE resource. We intend to regularly consider acquisitions of other uranium and critical metal assets across Latin America. To execute our business strategy, we will require substantial additional financial resources, including amounts necessary to fund our planned exploration program at our Properties. See the information under the heading “Risk Factors — Risks Related to Our Financial Conditions — Significant additional capital is required to fund our business plan.” and “Risk Factors — Risks Related to Our Business — Our operations are capital intensive, and we will require significant additional financing to acquire additional uranium resource properties and projects and to pursue exploration, development, and mining operations on our existing uranium projects” in this prospectus for more information.

We have not yet generated any income. Our expenses for the year ended December 31, 2024 totaled $7,341,652, including approximately $787,994 in professional fees (including legal fees, auditor fees, and accounting fees) and $1,432,236 in general and administrative expenses. Our expenses for the year ended December 31, 2023 totaled $97,728, including approximately $95,023 in professional fees (including legal fees, auditor fees, and accounting fees) and $2,705 in general and administrative expenses.

To date, our ongoing operations have been financed by the sale of equity securities by way of private placements. We believe that we will be able to secure additional financings in the future, but there can be no assurance that such financing will be available to us in sufficient amounts, on attractive terms, on a timely basis, or at all. See the information under the heading “Risk Factors — Risks Related to Our Financial Conditions — Significant additional capital is required to fund our business plan.” and “Risk Factors — Risks Related to Our Business — Our operations are capital intensive, and we will require significant additional financing to acquire additional uranium resource properties and projects and to pursue exploration, development, and mining operations on our existing uranium projects” in this prospectus for more information. During the balance of 2025 and 2026, we anticipate that we will continue our exploration and development of mineral interests, secure and maintain title to properties with the goal upon achieving future profitable production. There is no assurance that we will succeed in this endeavor, achieve revenues in the future, achieve revenues that exceed the cost of our expense in the future, or generate a profit, taking into account our expenses.

Results of Operations

Years ended December 31, 2024 and 2023

The following financial data is derived from, and should be read in conjunction with the Annual Financial Statements. A summary of the Company’s operating results for the years ended December 31, 2024 and 2023 are as follows:

	Year ended December 31, 2024	Year ended December 31, 2023
REVENUE	$—	$—

OPERATING EXPENSES:
General and administrative expenses	1,432,236	2,705
Legal and professional fees	787,994	95,023
Mineral properties impairment	3,620,449	—
Depreciation	3,450	—
Exploration and evaluation expenditures	1,497,523	—
TOTAL OPERATING EXPENSES	7,341,652	97,728

OTHER INCOME AND EXPENSES
Interest and other (income) expense	(370,215)	(174)
Foreign exchange (gain) loss	(149,547)	(5,924)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	6,821,889	91,630
Deferred tax recovery	(1,059,914)	—
NET LOSS AND COMPREHENSIVE LOSS	$5,761,975	$91,630

The following is an analysis of the Company’s operations for the year ended December 31, 2024 compared to the year ended December 31, 2023. Significant items contributing to the loss incurred during such period were as follows:

•        General and administrative expenses totaling $1,432,236, compared to $2,705 for the year ended December 31, 2023, mainly consisting of: $1,080,480 of share-based payments and $149,879 of cash compensation to consultants, directors and officers (2023 – $0); $125,790 in travel costs (2023 – $2,705); and other miscellaneous general and administrative expenses amounting to $76,087 (2023 – $0). The increase in these expenses are entirely due to the ramp up of operations primarily from the date of acquisition of the Colombia and Argentina entities.

•        Legal and professional fees for the year ended December 31, 2024 were $787,994 compared to $95,023 for the year ended December 31, 2023, mainly consisting of: $192,085 of audit and accounting fees (2023 – $0), which fees were incurred to obtain audits and interim reviews for all entities, such costs were not incurred in 2023; $101,176 of bookkeeping and financial consulting fees (2023 – $0), which relate to fees paid for the Company’s bookkeeper as well as fees paid to external financial consultants for preparing for and managing the audit and accounting functions; $481,736 of legal fees (2023 – $95,023), which primarily relate to fees paid for securities counsel as part of pursuing the filing of a registration statement with the SEC, as well as ordinary corporate counsel fees, whereas, in 2023 these fees mainly related to the establishment and set up of the Company and ordinary corporate counsel fees.

•        During the period after acquisition of the respective mineral properties and December 31, 2024, the uranium spot price experienced a consistent decline month over month. As a result of that decline, the Company conducted an impairment test effective December 31, 2024. The Company retained an external valuations expert who evaluated the fair value of the mineral properties using both a cost approach and a market approach, which yielded values less than the original carrying value. Accordingly, the related mineral properties were deemed to be impaired and the impairment losses, as disclosed above, were recognized, the majority of the impairment is the result of the recognition of a $2,459,914 deferred tax liability on the Colombian acquisition and a corresponding increase in the impairment amount. The recognition of the impairment then in turn creates a recovery of deferred taxes, which resulted in $1,059,914 in deferred tax recovery.

•        The depreciation expenses for the year ended December 31, 2024, were $3,450 (2023 – $0).

•        Exploration and evaluation expenditures for the year ended December 31, 2024, were $1,497,523 (2023 – $0), consisting of:

Exploration and Evaluation Expenses	Gaia Energy and Berlin (BVI)	284 Ontario	Year Ended December 31, 2024
Personnel	$509,410	$35,163	$544,573
Geological	712,837	—	712,837
Land management	95,086	92,331	187,417
Other	29,181	23,514	52,696
	$1,346,514	$151,009	$1,497,523

The Berlin Project SPA was entered into on December 8, 2023 and the Berlin Project Closing Date was April 8, 2024. During the intervening period, the Company incurred $415,185 of costs related to exploration and evaluation of the Berlin Project in anticipation of the acquisition closing. Given the nature of these exploration and evaluation expenses, we have expensed them as incurred and not as costs of the acquisition itself.

•        Personnel costs consist of the payments made to the consultants, who are managing the Company’s operations in Colombia.

•        Geological costs consist of the payments made to contractors who prepare the work plan for tour Properties, including surface geological exploration, subsoil exploration, geological assessment and modelling and financial and market analysis.

•        Land management costs consist of the payments made to the Agencia Nacional De Mineria (“ANM”), regarding the interest related to the liability for the mining concessions, which are included in accounts payable.

•        Other costs consist of general operating costs, such as small equipment rentals and drone operations.

•        Costs related to 284 Ontario were incurred from the date of acquisition until December 31, 2024 and relate primarily to our on-site personnel in Argentina; land management costs including legal and administrative costs of maintaining regulatory compliance and on-site operations; and other expenses consist of local travel costs and other expenses.

For clarity, the Company has not conducted any physical exploration work on the Berlin Project or any other properties. The amounts shown above, including the $415,185 incurred during the intervening period, relate to exploration and evaluation activities such as planning, geological assessments, and regulatory compliance in anticipation of the acquisition closing, rather than field-based exploration.

Interest income for the year ended December 31, 2024 was $370,215 (2023 – $174), which corresponds to the increased amount of cash at hand as a result of the private placements throughout the period as well as a reversal of certain accrued liabilities that were assumed on the acquisition of the Colombian entities and were subsequently reversed when the Company was not required to make payment.

Foreign exchange (gains) losses for the year ended December 31, 2024 were $149,547 (2023 – $5,924) due to favorable fluctuations in the Colombian Peso compared to the U.S. dollar primarily in respect of the liabilities of the Colombian operations, which primarily consist of the liability to the ANM for surface fee payments and the accrued interest thereon, in connection with the concessions comprising the Berlin Project.

Three and Nine Month Periods ended September 30, 2025 and 2024

The following financial data is derived from, and should be read in conjunction with the unaudited condensed consolidated financial statements as of and for the three and nine month periods ended September 30, 2025.

A summary of the Company’s operating results for the three and nine month periods ended September 30, 2025 and 2024 are as follows:

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
REVENUE	$—	$—	$—	$—

OPERATING EXPENSES:
General and administrative expenses	338,473	722,771	1,001,737	1,086,456
Legal and professional fees	102,692	224,479	250,622	656,531
Mineral properties impairment	—	—	—	—
Depreciation	1,425	2,060	3,921	2,060
Exploration and evaluation expenditures	121,034	507,599	246,730	1,250,838
TOTAL OPERATING EXPENSES	563,624	1,456,909	1,503,010	2,995,885

OTHER INCOME AND EXPENSES
Interest and other (income) expense	(423)	(8,588)	683	(41,751)
Foreign exchange (gain) loss	(8,630)	57,119	(6,643)	(81,218)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	554,572	1,505,439	1,497,049	2,872,916
Deferred tax recovery	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$554,572	$1,505,439	$1,497,049	$2,872,916

•        General and administrative expenses for the three and nine month periods ended September 30, 2025, were $338,473 and $1,001,737, respectively (2024 – $722,771 and $1,086,456, respectively) mainly consisting of: $316,254 and $925,012, respectively (2024 – $633,448 and $918,547, respectively) of share-based payments, the vesting of which primarily commenced during the three months ended September 30, 2024, and cash compensation to consultants, directors and officers, $1,483 and $8,411, respectively (2024 – $68,627 and $107,521, respectively) in travel costs, which were higher in the comparative periods due to more frequent travel leading up to and as a result of the acquisitions; $(33,264) and $14,313, respectively (2024 – $20,696 and $60,388, respectively) in other G&A costs.

•        Legal and professional fees for the three and nine month periods ended September 30, 2025, respectively, were $102,692 and $250,622 (2024 – $224,479 and $656,531, respectively), consisting of: audit and audit-related fees of $67,483 and $124,809, respectively (2024 – $57,663 and $146,337, respectively) with the slight decrease being due to the comparative period including additional audit costs due to the first time audits being conducted offset by the increase due to having quarterly reviews completed and reviews of the regulatory filing documents; accounting fees of $20,509 and $72,106, respectively (2024 – $26,356 and $41,228, respectively), which relate to amounts paid for the Company’s bookkeeper and external financial consultants for preparing for and managing the audit and accounting functions, including fees to the Company’s CFO consultant; the largest decline for the period is the result of legal fees amounting to $16,098 and $46,215 (2024 – $227,924 and $468,919, respectively), which primarily relate to fees paid for securities counsel as part of pursuing the filing of a registration statement with the SEC, as well as ordinary corporate counsel fees, whereas, in 2025 these fees mainly related to the establishment and set up of the Company and ordinary corporate counsel fees.

•        Exploration and evaluation expenditures for the three and nine month periods ending September 30, 2025 and 2024 consist of:

Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Nine Months Ended September 30, 2025
Personnel	$125,838	$309	$126,147
Geological	10,095	—	10,095
Land management	35,170	71,085	106,255
Other	226	4,008	4,234
	$171,329	$75,402	$246,730
Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Three Months Ended September 30, 2025
Personnel	$78,069	$—	$78,069
Geological	10,095	—	10,095
Land management	3,323	28,818	32,141
Other	—	729	729
	$91,487	$29,547	$121,034
Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Nine Months Ended September 30, 2024
Personnel	$441,560	$32,235	$473,795
Geological	610,646	—	610,646
Land management	112,598	30,945	143,543
Other	14,392	8,462	22,854
	$1,179,196	$71,642	$1,250,838
Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Three Months Ended September 30, 2024
Personnel	$200,115	$32,235	$232,350
Geological	155,246	—	155,246
Land management	75,888	30,945	106,833
Other	4,708	8,462	13,170
	$435,957	$71,642	$507,599

The Berlin Project SPA was entered into on December 8, 2023 and the Berlin Project Closing Date was April 8, 2024. During the intervening period, the Company incurred $415,185 of costs related to exploration and evaluation of the Berlin Project in anticipation of the acquisition closing. Given the nature of these exploration and evaluation expenses, we have expensed them as incurred and not as costs of the acquisition itself.

•        Personnel costs consist of the payments made to the consultants, who are managing the Company’s operations in Colombia.

•        Geological costs consist of the payments made to contractors who prepare the work plan for tour Properties, including surface geological exploration, subsoil exploration, geological assessment and modelling and financial and market analysis.

•        Land management costs consist of the payments made to the Agencia Nacional De Mineria (“ANM”), regarding the interest related to the liability for the mining concessions, which are included in accounts payable and as of September 30, 2025, the liabilities related to the Berlin Concession Contracts (as defined below) have been fully paid, consequently, interest expense was lower.

•        Other costs consist of general operating costs, such as small equipment rentals and drone operations.

•        In the three and nine months ended September 30, 2025, costs incurred relate primarily to our on-site personnel in Argentina; land management costs including legal and administrative costs of maintaining regulatory compliance and on-site operations; and other expenses consist of local travel costs and other expenses.

For clarity, the Company has not conducted any physical exploration work on the Berlin Project or any other properties. The amounts shown above, including the $415,185 incurred during the intervening period, relate to exploration and evaluation activities such as planning, geological assessments, and regulatory compliance in anticipation of the acquisition closing, rather than field-based exploration.

Foreign exchange (gains) losses for the three and nine months ended September 30, 2025, respectively were $(8,630) and $(6,643) (2024 – $57,118 and $(81,218), respectively), primarily due to the overall reduction in the Colombian accounts payable through September 30, 2025, compared to the acquired amounts, which primarily consist of the liability to the ANM for surface fee payments and the accrued interest thereon, in connection with the concessions comprising the Berlin Project.

Liquidity and Capital Resources

A summary and discussion of our cash inflows and outflows are as follows:

Operating Activities

For the years ended December 31, 2024 and 2023, the Company used $3,443,500 and $81,799, respectively, in operations during the year. While in 2023 this consisted almost entirely of legal and professional fees, related to the setup of the Company, whereas in 2024, these were driven primarily by legal and professional costs, exploration expenditures and the increased general and administrative costs principally related to compensation due to the hiring of Company management.

For the nine month periods ended September 30, 2025 and 2024, the Company used cash $721,268 and $2,549,378 in operations. The higher amount in 2024 relates primarily to the increased expenditures during that timeframe on legal and professional and exploration and payments on accounts payable, principally to the ANM for the Berlin Concessions Contracts. During 2025, as the Company prepared to go public, legal and professional costs and exploration expenditures were substantially reduced as a conscious effort to maintain cash resources through our intended going public process, while also having made the final payments to the ANM in respect of the Berlin Concession Contracts.

Investing Activities

During the year ended December 31, 2024, the Company used $254,190 in investing activities, consisting primarily of $206,522 of cash consideration paid in respect of the Argentina and Colombia acquisitions.

For the year ended December 31, 2023, the Company further used $388,381 to make advances related to the acquisitions of the Berlin Project by paying $188,381 on behalf of Gaia Energy to pay liabilities related to the concessions constituting the Berlin Project. In addition, the Company advanced $200,000 to Green Shift; however, due to the ability of the Company to pay the liabilities directly, the funds were returned by Green Shift in fiscal 2024.

During the nine months ended September 30, 2025 and 2024, the Company used $0 and $258,883 of cash in investing activities, the use of cash in 2024 principally relates to the forgoing.

Financing activities

For the years ended December 31, 2024 and 2023, offsetting the above uses of cash, were $3,406,653 and $865,100, respectively, of proceeds from the issuance of Common Shares and units and subscriptions received in advance.

During the nine months ended September 30, 2025 and 2024, offsetting the above uses of cash, the Company raised $923,000 and $3,386,653, respectively, in net proceeds from the issuance of Common Shares, units, convertible debentures and through the exercise of warrants during the period.

Cash Resources and Going Concern

We have no revenue generating operations from which we can internally generate funds. To date, our ongoing operations have been financed by the sale of our equity securities by way of private placements. We believe that we will be able to secure additional financings in the future, but there can be no assurance that such financing will be available to us in sufficient amounts, on attractive terms, on a timely basis, or at all. This situation is unlikely to change until such time as we can develop a bankable feasibility study on one of our Properties. When acquiring an interest in mineral properties through purchase or option, we will sometimes issue Common Shares to the vendor or optionee of the property as partial or full consideration for the property interest in order to conserve our cash.

As of September 30, 2025, we had a working capital of $43,238, and an accumulated deficit of $9,689,880. At December 31, 2024, the Company had working capital deficit of $57,217 and an accumulated deficit of $5,853,606. The continuing operations of the Company are dependent upon obtaining necessary financing to meet our commitments as they come due, to finance future exploration and development of mineral interests and to secure and maintain title to properties and upon future profitable production.

We anticipate that the proceeds of this Offering will fund our capital requirements for the next 24 months. The reason that we expect that this Offering will fund its capital requirements for the next 24 months is based on the Company’s budget with regards to its anticipated exploration programs, workforce expansion plans and general corporate activities such as legal counsel, accounting, investor relations and other typical expenditures. The categories of expenditures expected by the Company are exploration expenditures and property maintenance fees, general administrative expenses and working capital and general corporate purposes. See the information under the heading “Use of Proceeds” in this prospectus for more information. We expect that we will operate at a loss for the foreseeable future and believe the current cash and cash equivalents will be sufficient for us to maintain our currently held Properties, and fund our currently anticipated general and administrative costs. In any event, we will be required to raise additional funds through future financings in order to continue our business. Should such financing not be available in that time-frame or in reasonable and acceptable terms to us, we will be required to reduce our operating activities.

Despite our success to date in raising capital to fund our operations, there is significant uncertainty that we will be able to secure any additional financing in the current or future equity markets. See the information under the heading “Risk Factors” in this prospectus for more information. Failure to obtain additional financing could have a material adverse effect on our financial condition and results of operation and could cast uncertainty on our ability to continue as a going concern.

Mineral Property Obligations

We hold our property rights through the following mining leases and option agreements.

Berlin Project

On April 8, 2024, we acquired a 100% indirect interest in the Berlin Project pursuant to the Berlin Project SPA. Pursuant to the Berlin Project SPA, we acquired all of the issued and outstanding shares of Gaia Energy from Green Shift on the Berlin Project Closing Date in consideration of (a) an initial cash payment to Green Shift of C$20,000, (b) the issuance to Green Shift of 1,211,687 Common Shares, and (c) the grant of the Berlin Project Royalty to Green Shift pursuant to the Berlin Project Royalty Agreement.

Pursuant to the Berlin Project SPA, as additional consideration for the purchase of all of the issued and outstanding shares of Gaia Energy, we will:

(a)     no later than two business days after the later of (i) March 1, 2024, and (ii) the earlier of (A) 90 days after the Berlin Concession Title Matter Rectification; and (B) five days following completion of a Liquidity Event, pay to Green Shift a second cash payment of C$1 million.

(b)    no later than 30 days after the commencement of commercial production at the Berlin Project, pay Green Shift a third cash payment of C$5 million (together with the C$1 million payment in (a) above the “Deferred Cash Payments”); and

(c)     no later than two business days after the completion of the Liquidity Event, issue to Green Shift (A) if the Liquidity Event occurs within 12 months after the April 8, 2024, the greater of: (1) such number of Common Share that would result in Green Shift owning an aggregate 20% of the issued shares of the issued and outstanding Common Shares (after giving effect to both the issuance to Green Shift and the completion of the Liquidity Event) at the price per share equal to the Offering Price; and (2) Common Shares with an aggregate value of C$5 million at the price per share equal to the Offering Price; or (B) if the Liquidity Event occurs later than 12 months after the Berlin Project Closing Date, the greater of: (1) such number of Common Share that would result in Green Shift owning an aggregate 25% of the issued shares of the issued and outstanding Common Shares (after giving effect to both the issuance to Green Shift and the completion of the Liquidity Event) at the price per share equal to the Offering Price; and (2) Common Shares with an aggregate value of C$6 million at the price per share equal to the Offering Price.

Argentina Projects

On July 19, 2024, we acquired a 100% indirect interest in the Argentina Projects pursuant to the Argentina Projects SPA. Pursuant to the Argentina Projects SPA, we acquired all of the issued and outstanding shares of 284 Ontario from Consolidated Uranium on the Argentina Projects Closing Date in consideration of (a) the issuance to Consolidated Uranium of 2,000,000 Common Shares, (b) the grant of the Huemul II Royalty to Consolidated Uranium pursuant to the Huemul II Royalty Agreement; and (c) the grant of the Laguna Project Royalty to Consolidated Uranium pursuant to the Laguna Project Royalty Agreement. Pursuant to the terms of the Laguna Project Royalty Agreement, we have the option to repurchase one-half (1.0%) of the Laguna Project Royalty for a period of seven years from the Argentina Projects Closing Date for $2,500,000. Pursuant to the terms of the Huemul II Royalty Agreement, Consolidated Uranium retained the Huemul Option that extends the royalty to cover both the Huemul I and Huemul II Properties, in exchange for a payment of $1.0 million to the Company, provided the payment is made prior to the execution of the Huemul I Buy Back Right Assignment Agreement. On March 10, 2025, the Huemul I Buy Back Right Assignment Agreement was executed, and the Existing Huemul I Buy Back Right was assigned to Consolidated Uranium, resulting in the immediate termination of the Huemul Option.

Prior to the execution of the Argentina Projects SPA, 284 Ontario had entered into two net smelter return royalty agreements: Existing Huemul Royalty Agreement I and Existing Huemul Royalty Agreement II, both dated July 31, 2023. Pursuant to the Existing Huemul Royalty Agreement I, 284 Ontario granted Minera Agauca S.A. a 2.0% net smelter return royalty on all future production from specific concessions of the Huemul Project, namely Cateo Huemul Norte, Cateo Huemul Sur, Mina Huemul, MD Silvana, and MD Cerro Butalo. Under the terms of this agreement, 284 Ontario had the Existing Huemul I Buy Back Right, which has been assigned to Consolidated Uranium on March 10, 2025. Pursuant to the Existing Huemul Royalty Agreement II, 284 Ontario granted NewEra Metal Resources Ltd. and Mr. Guillermo Wild Ceruzzi a 1.0% net smelter return royalty on future production from the MD Mirano Norte and MD Carmencita concessions within the Huemul Project. This agreement grants 284 Ontario the exclusive and irrevocable one-time right to repurchase the entire 1.0% royalty for a payment of $400,000, which can be exercised at any time, subject to a 15-day notice requirement.

Pursuant to the Argentina Projects SPA, as additional consideration for the purchase of all of the issued and outstanding shares of 284 Ontario, since we have not completed a Listing within 12 months from the Argentina Projects Closing Date, we will issue to Consolidated Uranium 400,000 Common Shares (subject to customary adjustment in the event of a dilutive event). Further, in the event that we complete the Listing at an issue price per share less than $5.00, we will issue to Consolidated Uranium Common Shares in an amount to reflect a $12,000,000 valuation of the Argentina Projects at the Offering Price (subject to a minimum price per Common Share of $4.00).

Pursuant to the Argentina Projects SPA, we have acquired a 100% indirect interest in the Sierra Pintada Project, in addition to the Argentina Projects. The Sierra Pintada Project consists of 15 claims that grant us rights solely to explore for specified minerals; no rights to mine any minerals have been conferred. To date, no material exploration work has been conducted on the Sierra Pintada Project, and we have no current plans to initiate exploration or development activities. Accordingly, the Sierra Pintada Project remains, and is expected to remain for the foreseeable future, in an initial exploration stage, with no drilling or geological data to support potential mineral findings, nor any economic assessments to indicate value. The Sierra Pintada Project is not anticipated to impact our business operations, cash flow, or asset valuation in the foreseeable future. We do not claim any mineral resources or reserves on the Sierra Pintada Project at this time, and there is no certainty that mineralized material will be discovered.

In connection with the Argentina Projects SPA, we entered into the IsoEnergy IRA. Pursuant to the IsoEnergy IRA, IsoEnergy is entitled to participate in future equity financings, including the issuance of equity securities or securities convertible into or exercisable for equity securities in any public or private offering, on terms consistent with those offered to other investors, subject to certain exceptions, including issuances of securities (a) under the Company’s existing or future share-based incentive plans, (b) upon the exercise or conversion of previously issued convertible or exchangeable securities, (c) in connection with acquisitions, business combinations, or other asset transactions, and (d) through a rights offering made available to all shareholders.

IsoEnergy is also entitled to nominate one director to our board of directors following our public listing. The nominee, who may be a director or officer of IsoEnergy, is not required to meet independence criteria. We are required to take all necessary steps to ensure the appointment of IsoEnergy’s nominee to our board of directors.

The IsoEnergy IRA will terminate when IsoEnergy’s ownership percentage in the Company falls below 5%. Upon termination, all rights and obligations under the agreement will cease.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. GAAP as issued by the Financial Account Standards Board.

Critical Accounting Estimates

A summary of significant accounting policies of the Company is presented in Note 3 of the Audited Financial Statements and in the unaudited condensed consolidated interim financial statements for the period ended September 30, 2025. The financial statements and notes are representations of our management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles under U.S. GAAP and have been consistently applied in the preparation of the financial statements. The below discussion highlights the accounting policies having the greatest impact on the respective financial statements:

Functional currency and foreign currency translations

The functional currency of the Company and its subsidiaries is the U.S. Dollar. On acquisition of the subsidiaries pursuant to the Berlin Project SPA, the functional currency of the acquired companies was reassessed based on the relevant facts and circumstances related to the subsidiaries and in consideration of its integration with the Company, the outcome of which was that the functional currency of the subsidiaries is the U.S. Dollar. The unaudited condensed consolidated financial statements of the Company are presented in the U.S. Dollar.

Changes in the underlying facts and circumstances in the future could result in a change in functional currency. Should the functional currency change to a foreign currency, other than the U.S. Dollar, the change would be made prospectively and could result in material future changes to the unaudited condensed consolidated financial statements of the Company, including the need to present other comprehensive income/loss.

Mineral properties

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred while exploration and pre-extraction expenditures are expensed as incurred until such time as we exit the exploration stage by establishing proven or probable reserves.

In capitalizing the acquisition of mineral rights, it is first necessary to determine whether the transaction constitutes an asset acquisition or a business combination, including whether to apply the screen test in determining whether substantially all of the fair value is concentrated in a single identifiable asset or a group of similar identifiable assets. These estimates are subject to risks and uncertainties, primarily related to the recognition and measurement of fair value of the related consideration. The estimates are based on management’s judgments and relevant market data.

Impairment of long-lived assets

The ultimate recoverability of the exploration and evaluation assets with a carrying value of $8,150,000 at September 30, 2025, is dependent upon the Company’s ability to obtain the necessary financing to complete the exploration and development and commence profitable production at its Properties, or alternatively, upon the Company’s ability to dispose of its interests therein on an advantageous basis. A review of the indicators of potential impairment is at minimum carried out at each period end.

Management reviews mineral properties for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Where an indicator of impairment exists, a formal estimate of the recoverable amount of the assets is made. An impairment loss is recognized when the carrying value of the assets is higher than the recoverable amount and when mineral license tenements are relinquished or have lapsed. In undertaking this review, management of the Company is required to make significant estimates of, among other things, discount rates, commodity prices, availability of financing, future operating and capital costs and all aspects of project advancement.

These estimates are subject to various risks and uncertainties, which may ultimately have an effect on the expected recoverability of the carrying values of the assets.

Long-lived assets, consisting of property and equipment and mineral rights are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Management applies judgment to assess whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable giving rise to the requirement to conduct an impairment test. Circumstances which could trigger an impairment test include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors including significant decreases in uranium prices; significant increases in reclamation costs and accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability of these assets is measured by comparing the carrying value to the future undiscounted cash flows expected to be generated by the assets. When the carrying value of an asset exceeds the related undiscounted cash flows, an impairment loss is recorded by writing down the carrying value of the related asset to its estimated fair value, which is determined using discounted future cash flows or other measures of fair value.

Share-based compensation and share-based payments

The fair value of share-based payments are subject to the limitations of the Black-Scholes option pricing model that incorporates market data and involves uncertainty in estimates used by management in the assumptions. Because the Black-Scholes option pricing model requires the inputs of highly subjective assumptions, including the volatility of share prices, changes in subjective input assumptions can materially affect the estimate.

Contingent liabilities

Certain conditions may exist as of the date the financial statements are issued, that may result in a loss to the Company but that will only be resolved when one or more future events occur or fail to occur. Such losses are disclosed are contingent liabilities if it’s not both probable and reasonably estimable. Our management assesses such contingent liabilities and estimated legal fees, if any. Such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings. Our management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

Management’s best estimates regarding the restoration provisions are based on the current economic environment. Changes in estimates of contamination, restoration standards and restoration activities result in changes to provisions from period to period. Actual restoration provisions will ultimately depend on future market prices for future restoration obligations. Management has determined that the Company has no restoration obligations on acquisition of the mineral properties and as at September 30, 2025.

BUSINESS

The following discussion should be read in conjunction with the accompanying financial statements, management’s discussion and analysis and related notes included elsewhere in this prospectus.

The information regarding our Properties contained herein is derived from the Technical Report Summaries prepared by SLR, with effective dates of August 13, 2024, for the Laguna Project and Huemul Project, and February 15, 2024, for the Berlin Project, all prepared in accordance with S-K 1300. The Technical Report Summaries are filed as Exhibits 96.1, 96.2 and 96.3 to the registration statement of which this prospectus forms a part.

Corporate Overview

Jaguar Uranium is a uranium exploration and development company focused on uranium discoveries. We are a junior miner engaged in uranium exploration. Our portfolio is comprised of two (2) uranium exploration projects in Argentina and one (1) uranium exploration project in Colombia.

We maintain significant land holdings in Colombia and Argentina, which offer substantial exploration potential. Our Properties are located within mining-friendly jurisdictions and are supported by established infrastructure. We intend to embark on an exploration program to establish and grow resource levels.

We control significant areas in one district in Colombia referred to as the Berlin Project. In Argentina, we control concessions in the Chubut Province titled Laguna Salada and La Rosada, and in the Mendoza Province titled Huemul. The areas controlled by the Company are known to have uranium indications as well as rare earth metals and base metals, specifically copper in the Huemul Project. Upon the incorporation of the Company in December 2022, the Berlin Project was acquired by the Company in April 2024 and the Argentina Projects were acquired in July 2024.

We are led by a management team with experience across the natural resources sector, including permitting, corporate finance, resource extraction, and are supported by a well-respected board of directors with involvement in both uranium and broader natural resources sectors worldwide. We are currently executing studies across our Properties to allow for an exploration program which will include trenching, sampling, drilling and pilot testing.

Governmental Factors

Our Properties are located in developing countries with a history of natural resource extraction and community involvement. In both Colombia and Argentina, we have strong government support to develop our Properties, deploy investment into communities, and adhere to the rule of law allowing for domestic use and export of material.

Historical Financing and Significant Milestones

We have achieved several key financing milestones that have contributed to our growth and capital development.

•        From May 16, 2023, to December 8, 2023, we completed our initial funding round, raising $150,000 through the sale of Common Shares at $0.10 per Common Share. This early-stage funding laid the groundwork for the Company’s operational and exploration activities.

•        On December 20, 2023, we secured $400,100 at $0.20 per unit, each consisting of one Common Share and one warrant, and an additional $30,000 at $0.20 per Common Share, demonstrating increasing investor confidence.

•        In January 2024, we completed a $2,232,400 funding round at $2.00 per Common Share, a significant milestone that enabled further expansion and development of our projects.

•        From March to April 2024, we raised $693,334 at $2.00 per Common Share, and an additional $736,666 at $4.00 per Common Share.

•        On September 27, 2024, we raised $40,000 at $5.00 per Common Share.

•        On January 15, 2025, we raised $350,000 at $5.00 per Common Share.

•        On June 26, 2025, we issued a $150,000 convertible promissory note, which is convertible into units at either $5.00 per Common Share or a 25% discount to the Offering Price on a recognized North American stock exchange. Each unit consists of one Common Share and one warrant exercisable at $5.00 per share within three years of issuance. Conversion is at the holder’s option or may be triggered mandatorily upon listing.

These milestones have been pivotal in supporting our exploration activities, particularly in Colombia and Argentina, allowing us to pursue our strategic objectives in uranium mining.

Primary Assets

BERLIN PROJECT
HUEMUL PROJECT
LAGUNA SALADA PROJECT
Caribbean Sea
North Atlantic Ocean
South Pacific Ocean
South Atlantic Ocean
COLOMBIA
BRAZIL
PERU
BOLIVIA
CHILE
ARGENTINA
PARAGUAY
URUGUAY
ECUADOR
GUYANA
SURINAME
Bogotá
Caracas
Quito
Lima
La Paz
Santiago
Buenos Aires
Montevideo
Asunción
Brasília
Legend:
Capital City
Mayor City
National Border
N
0 250 500 750 1000
Kilometres
SLR
Source: Nation online project 2024.

Berlin Project — Caldas Province, Colombia

Our principal exploration project is located in the Caldas Province of Colombia. The Berlin Project deposit contains battery commodities (vanadium, nickel and phosphate), uranium, REEs, molybdenum and zinc. The Berlin Project deposit is a geologically rare combination of elements contained in a layer of phosphate-bearing limestone in a layered sedimentary sequence. The deposit is located 12 km from a hydroelectric dam that provides a potential source of clean, renewable energy for the Berlin Project. There is a river port located 65 km from the Berlin Project, providing barge-transport to Barranquilla, a port on the Caribbean coast of Colombia. A refurbished rail system provides an alternative means of transport to the port at Santa Marta on the Caribbean coast. Extensive bench-scale metallurgical tests indicated that the value-commodities can be effectively leached from the mineral-bearing rock with an acidic ferric sulphate solution.

Laguna Project — Chubut Province, Argentina

The Laguna Project is an early-stage exploration project located in the central part of Chubut Province, Argentina. The Laguna Project is located about 260 km Southwest of the provincial capital, Rawson, and approximately 220 km from the main commercial port city of Comodoro Rivadavia. Reconnaissance work on the Laguna Project was first conducted in 2007 by another company, with the aim of confirming anomalies detected in a 1978 airborne radiometric survey undertaken by the CNEA.

The CNEA recognized that the uranium mineralization is related to “caliches,” the partial cementation of the host by calcium carbonates. “Caliche”- and “Calcrete”-type deposits are surficial uranium deposits found in semi-desert environments. Caliche-type deposits differ from other uranium deposits in that they typically occur in unconsolidated clastic sediments such as gravel, as opposed to cemented sediments in the case of Calcrete-type uranium deposits. Examples of surficial uranium deposits are Lake Maitland in Western Australia and Langer Heinrich in Namibia. The Laguna Project is similar to the free-digging Tubas Red Sand deposit in Namibia.

Mineralization at the Laguna Project occurs in a tabular, gently undulating layer that contains yellow-green uranium-vanadium minerals at shallow depth in unconsolidated, sandy gravel. The mineralized layer lies beneath shallow soil and typically a barren cap of gravel on the top of the mesas. The entire uranium-vanadium mineralization at the Laguna Project lies within three meters of surface in unconsolidated material in the flat, gravel plain that extends from the foothills of the Andes to the Atlantic coast in southern Argentina.

Huemul Project — Mendoza Province, Argentina

The Huemul Project is an early-stage exploration project located in the southern part of Mendoza Province, Argentina. The Huemul Project consists of approximately 27,700 ha of exploration claims centered around CNEA’s historic Huemul-Agua Botada mine, Argentina’s first producing uranium mine. The Argentinian government discovered the Huemul-Agua Botada Zone in 1952 and exploited the deposit between 1955 and 1975. Historically, ore was treated in a concentration plant at the nearby town of Malargüe.

Uranium-vanadium-copper mineralization at the Huemul Project comprises a number of stacked, meters-thick stratabound lenses hosted by an approximately 50-meter-thick packet of conglomerates and arenites, sandwiched by redbeds and intruded by andesite sills. These sedimentary rocks are part of the fill sequence of the Cretaceous Neuquén Basin. Host rocks to the mineralization are highly bituminous and mineralized zones are likely to have been failed petroleum-gas traps.

Business Objectives and Operations

We are a uranium exploration and development company focused on uranium discoveries. We were formed for the purposes of exploring and drilling the Berlin Project. On April 8, 2024, we acquired a 100% indirect interest in the Berlin Project pursuant to the Berlin Project SPA. As a result of the foregoing, the Berlin Project became our primary material mineral exploration project. On July 19, 2024, we acquired a 100% indirect interest in the Argentina Projects pursuant to Argentina Projects SPA. In parallel with our Properties, we intend to explore other acquisition efforts to grow and develop our uranium holdings to increase the opportunity for economic success. Specifically, any external growth of the Company by way of acquisition is expected to take place in Latin America.

To achieve our objectives, we intend to complete the following with respect to each of our Properties: permitting and receiving required licenses, completing metallurgy, making current the historical mineral resource estimates, completing confirmation drilling, undergoing exploration drilling, building a pilot plant to test the extraction proves, and performing a PEA analysis to determine economic factors that determine the potential viability of a mine.

To execute our business strategy, we will require substantial additional financial resources, including amounts necessary to fund our planned exploration program at our Properties. We intend to seek the necessary additional financing through the issuance of additional equity securities (subject to the lock-up period described in the “Underwriting” section of this prospectus), but there can be no assurance that such financing will be available to us in sufficient amounts, on attractive terms, on a timely basis, or at all. See the information under the heading “Risk Factors — Risks Related to Our Financial Conditions — Significant additional capital is required to fund our business plan.” and “Risk Factors — Risks Related to Our Business — Our operations are capital intensive, and we will require significant additional financing to acquire additional uranium resource properties and projects and to pursue exploration, development, and mining operations on our existing uranium projects” in this prospectus for more information.

Subsidiaries

We have three direct, wholly-owned subsidiaries — Gaia Energy and Berlin BVI, which are both organized under the laws of the BVI, and 284 Ontario, which is organized under the laws of the Province of Ontario, Canada.

Competitive Conditions

The mining business is competitive in all phases of exploration, development and production. We compete with a number of other companies and individuals in the acquisition, exploration, financing and development of mineral properties, many of whom have greater financial resources. There is significant competition for uranium acquisition and exploration opportunities.

As a result of this competition, we may be unable to acquire attractive mineral properties in the future on terms we consider acceptable. We also compete for financing with other resource companies, many of whom have greater financial resources and/or more advanced properties. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favorable to us.

Our competitive position depends on our ability to successfully and economically explore, acquire and develop new and existing mineral properties. Our ability to acquire properties largely depends on our success in exploring and developing our Properties, and on our ability to select, acquire and bring to production suitable properties or prospects for mineral exploration and development. We may compete with other exploration and mining companies for the procurement of equipment and for the availability of skilled labor. We compete with other mining companies for skilled mining engineers, geologists, geophysicists and other qualified technical personnel. Factors beyond our control may affect the marketability of minerals mined or discovered by us. See the information under the heading “Risk Factors” in this prospectus for more information.

Uranium Market Developments

Over the past few years, global uranium market fundamentals have been improving as the market transitions from an inventory driven market to a production driven market. The spot market bottomed in November 2016 at about $17.75 per pound U3O8 and stood at more than $90.00 per pound in early May 2024. (UxC U3O8 Daily Spot Price). Production dropped to a multi-year low in 2020 at about 47,342 tons (104.6 million pounds) but began to recover in 2021, totaled about 129 million pounds in 2022 and further rose to approximately 54,345 tons in 2023, still well below reactor requirements, according to OECD. Global supply and demand projections show a structural deficit between production and utility requirements averaging over 44 million pounds a year over the next 10 years and increasing thereafter, according to UxC. The current deficit is being filled with secondary market sources, including finite inventory that is projected to decline in the coming years. As secondary supplies diminish, and as existing mines deplete their resources, we are expecting that new production will be needed to meet utility demand. Similarly, we are expecting that higher prices will be needed to stimulate new mining investment.

Uranium supply has become more complicated than before due to Russia’s invasion of Ukraine, as Russia is a significant supplier of uranium around the globe. Economic sanctions, transportation restrictions, pending legislation and buyer avoidance of Russian uranium is causing a fundamental change to the nuclear fuel markets. In May 2024, the U.S. enacted legislation that blocked Russian uranium supply into the country, thereby exacerbating the already precarious forecasted supply deficit. We believe this is resulting in a bifurcation of the uranium market, increasing an already notable supply gap for western utilities. Supply risk in Africa has also escalated. Niger provided about 25.4% of EU uranium deliveries in 2022, but its share fell to approximately 14.3% in 2023 as African deliveries dropped again in 2024. In June 2024 Niger’s junta revoked Orano’s Imouraren permit, and on June 19, 2025, it announced the nationalization of the Somair venture, adding further uncertainty around future exports. Secondary supply is also likely to be further reduced with western enrichers reversing operations from underfeeding to overfeeding that requires more uranium to increase the production of enrichment services. Against this backdrop, U.S. and European utilities are prioritizing security of supply by contracting with producers in lower-risk jurisdictions and supporting domestic enrichment build-outs.

On the demand side, the global nuclear sector continues to expand. As of July 2025, 439 reactors are operable worldwide and 69 are under construction. Over 2005–2024, 102 reactors started operation, and in 2023 five units were grid connected (offset by five closures), according to Power Reactor Information System and World Nuclear Association (“WNA”). In October 2022, World Nuclear News reported that: “The International Energy Agency projects more than a doubling of nuclear generation by 2050 with at least 30 countries increasing their use of nuclear power.” Additional upside market pressure is also emerging as utilities return to a longer-term contracting cycle to replace expiring contracts; something the market has not experienced for several years. Increasing demand has also occurred with financial entities and various producers purchasing significant quantities of drummed uranium inventory, further removing excess near term supplies.

Industry and Economic Factors

The uranium industry is a vital sector within the global energy landscape, centered around the mining, processing, and utilization of uranium, a naturally occurring radioactive element. It plays a critical role in the global energy sector primarily as the fuel source for nuclear power, which is increasingly recognized as a key component in achieving global climate goals under the Paris Agreement.

The uranium industry is structured around several key stages, each playing a critical role in the production and use of uranium:

•        Resource Identification and Extraction.    The initial stage is the exploration activities aimed at identifying economically viable uranium deposits. Once discovered, uranium ore is extracted through mining operations, which can range from conventional open-pit or underground mining to more advanced in-situ recovery methods. The choice of extraction method depends on the geology of the deposit and environmental considerations.

•        Milling and Processing.    Extracted uranium ore undergoes milling to produce a powdered form known as “yellowcake,” which contains concentrated uranium oxide (“U3O8”). Various chemical and physical processes are employed to extract and purify uranium from the ore, resulting in a product suitable for further enrichment.

•        Enrichment.    Uranium enrichment is a critical process where the concentration of uranium-235 isotopes is increased, as they are the fissile material necessary for sustaining nuclear fission reactions. Enrichment facilities utilize centrifugation, gaseous diffusion, or laser-based methods to achieve the desired uranium isotopic composition.

•        Nuclear Fuel Production.    Enriched uranium is then fabricated into fuel assemblies or pellets for use in nuclear reactors. These reactors generate heat through controlled nuclear fission reactions, which in turn produce steam to drive turbines and generate electricity. The fabrication process involves shaping, sintering, and assembling the enriched uranium into fuel elements compatible with specific reactor designs.

•        Waste Management and Decommissioning.    After its useful life, uranium fuel becomes spent fuel and must be carefully managed due to its radioactivity. There are extensive processes for handling, storing, and eventually disposing of nuclear waste. Additionally, when nuclear facilities reach the end of their operational life, they undergo decommissioning, which involves safely dismantling the plant and managing any residual radioactive materials.

The uranium market is influenced by various factors, including global energy demand, geopolitical considerations, regulatory policies, and technological advancements. Long-term contracts, spot market transactions, and government policies regarding nuclear energy development significantly impact the uranium market’s dynamics and uranium’s pricing. Several key developments and trends have shaped the current landscape of the uranium market:

•        Global Nuclear Energy Resurgence.    The global energy landscape is experiencing a renewed interest in nuclear power, driven by the goal to reduce carbon emissions and secure stable and non-fossil fuel energy sources with the aim of reaching the targets set forth in the Paris Agreement. Countries like the UK, Japan, and several EU nations are expanding their nuclear energy capacities. The UK’s plan to quadruple its nuclear capacity by 2050 is a prime example of this trend. This resurgence is expected to drive long-term demand for uranium.

•        Uranium Price Recovery.    Following a period of low prices, uranium prices have rebounded significantly. In January – February 2024, uranium prices have reached their highest levels around $106/lb in nearly 17 years, spurred large by concerns over insufficient and unreliable supply, exacerbated by sanctions on Russian nuclear fuel services and transportation restrictions, which have led to a supply squeeze. As of July 2025, spot prices were $71/lb. The uranium market is entering a new cycle, with projections indicating that mothballed uranium projects will take several years to come online. This delay in production, coupled with rising demand for nuclear power, has led to a growing supply-demand gap. As of July 2025, industry sources, including Uranium Producers of America as presented by Discovery Alert, estimate a uranium shortfall of roughly 55 million pounds over the next 18 months in approximately 200 million pounds market. Looking ahead, according to the same source, projections indicate an even more concerning 1 billion-pound deficit over the next 15 years. This structural deficit, along with higher prices, is expected to drive new investments in uranium mining.

•        Supply Chain and Geopolitical Challenges.    The uranium supply chain has been heavily impacted by geopolitical events, particularly the ongoing conflict between Russia and Ukraine. Many countries are now seeking to reduce their reliance on uranium from politically unstable regions, leading to a realignment of global supply chains. This shift is creating opportunities for producers in more stable regions.

•        Research and Development.    Continuous research and development efforts drive innovation within the uranium industry, focusing on improving efficiency, safety, and sustainability across the nuclear fuel cycle. Advancements in reactor technology, fuel fabrication techniques, waste management solutions, and nuclear decommissioning processes contribute to the industry’s evolution. Specifically, Small Modular Reactors (“SMR”s) represent a significant technological advancement in the nuclear sector. These reactors are smaller, more flexible, and potentially safer than traditional reactors, making them attractive to both developed and developing nations. SMRs are expected to play a key role in the future energy mix, driving additional demand for uranium as these technologies become more widely adopted.

•        Environmental Considerations.    Uranium mining and processing activities raise environmental concerns related to land disturbance, water usage, and radioactive contamination. Sustainable practices, environmental monitoring, and remediation efforts are essential to mitigate these impacts and ensure responsible stewardship of natural resources.

•        Regulatory Compliance and Safety.    The uranium industry operates under strict regulatory frameworks designed to ensure safety, security, and non-proliferation of nuclear materials. Regulatory oversight covers all aspects of uranium mining, processing, transport, and waste management, with a focus on minimizing environmental impact and mitigating potential health hazards. Compliance with these standards is mandatory and involves regular monitoring, reporting, and inspections by national and international agencies. This rigorous oversight ensures that uranium companies maintain high safety standards, protect the environment, and adhere to global non-proliferation agreements.

•        Public Perception.    The uranium industry often grapples with public concerns related to environmental and safety risks, largely influenced by historical nuclear accidents and fears about radioactive contamination. However, there is a growing recognition of the role that nuclear energy can play in achieving low-carbon energy goals, which is gradually shifting perceptions. While challenges remain, particularly around the long-term management of nuclear waste, the increasing acknowledgment of nuclear power’s potential in combating climate change is helping to foster a more balanced and positive public dialogue.

•        Market Dynamics and Long-Term Outlook.    The uranium market is influenced by various factors, including global energy policies, technological advancements, and geopolitical developments. While the market is also characterized by volatility, driven by fluctuations in demand, supply disruptions, and the pace of technological adoption, the long-term outlook for uranium remains strong, with expected increases in nuclear energy capacity globally.

Overall, the uranium industry plays a crucial role in meeting global energy needs, particularly in regions where nuclear power serves as a significant source of electricity generation. Despite facing challenges related to safety, security, and public perception, ongoing innovation and collaboration within the industry contribute to its resilience and continued relevance in the broader energy landscape.

The below chart from tradingeconomics.com depicts the price of spot uranium in the last 10 years; as of July 18, 2025, the closing price of spot uranium was $71.00. On the other hand, the chart from World Nuclear Association shows uranium supply and demand between 2018 and 2040.

Further, the chart from U.S. Department of Energy plots criticality ratings for the key materials in the medium term. In general, the criticality of most materials changes over time due to anticipated market response and the emergence of viable substitutes or a dramatic ramp up in demand for the materials. The chart shows three broad categories of criticality. Materials in the upper quadrant of the matrix, with scores of 3 or higher on both axes, are characterized as critical. Materials with a score of 3 or higher on one axis but a 2 on the other axis are characterized as near critical.

While they are not currently judged to be critical, small changes in one or more of the underlying factors could put them at criticality. All other materials are judged as being not critical. However, this assessment is based on the best available information, so even materials judged as not being critical could be at risk due to significant unforeseen circumstances.

Source: tradingeconomics.com	Source: World Nuclear Association
Date: April 2022	Date: April 2022

Source: U.S. Department of Energy
Date: August 2024

Government Regulation

Colombia

The exploration and exploitation of mining prospects are subject to regulation by a number of federal and provincial government authorities in Colombia. The ANM regulates mining in Colombia whose policies reflect the agenda of the government in office. While it is a decentralized national entity, it is attached to the Colombian Ministry of Mines and Energy (the “MME”), and is responsible for managing royalties, granting and executing concession contracts and maintaining the national registry of concession contracts.

Environmental authorities in Colombia include the ANM, the provincial mining agency, Corporación Autónoma Regional de Caldas (“Corpocaldas”), the MME and the Ministry of Environment and Sustainable Development (“MESD”). Various levels of governmental entities have significant levels of interest and impact in the mining industry, with local governments being typically the most influential.

In Colombia, exploration and exploitation of mining resources, such as uranium, are formalized by execution of a concession contract with the correspondent national mining authority pursuant to the mining legislation Law N°685/2001, duly amended by Law 1382 of 2010.

Between 1940 and 2011, until the ANM was created, the mining authority of Colombia was the MME. The MME delegated certain mining-related matters to national and provincial authorities. Specifically, until 2012, the National Institute of Geology and Mining (“INGEOMINAS”) was responsible for managing royalties and maintaining the national register of concession contracts. By means of Decree 4134 of November 3, 2011, the Colombian government created the ANM, which assumed responsibility for the granting, execution, and administration of concession contracts throughout Colombia starting from 2012.

Colombian provincial governments are charged with the granting, execution and performance of concession contracts and other related administrative proceedings within their respective provincial boundaries. This is also the case for the Caldas Province, in which the Berlin Project is located, whereby the provincial government manages all exploration and mining-related activities for minerals found within the province, except for coal and emeralds, which are managed by INGEOMINAS.

Under Colombian law, foreign individuals and corporations have the same rights as Colombian individuals and corporations. Foreign companies are required to constitute a branch, subsidiary, or affiliate in Colombia before they may be granted a concession contract. Requirements to maintain the concession contract in good standing are described below.

Concession Fees

Annual concession fees during the exploration and construction phases are required to be paid to the Colombian government to maintain concession contracts comprising the Berlin Project in good standing (Concession Contract 664-17 and Concession Contract 736-17) (collectively, the “Berlin Concession Contracts”). The approximate annual cost of maintaining the Berlin Concession Contracts is $65,000.

As of December 31, 2024, certain concessions comprising the Berlin Project were not in good standing under applicable law as there were arrears of surface fee payments owing to the ANM in the approximate amount of $137,000 including accrued interest. As of the date of this prospectus, all arrears amounts and accrued interest owing in relation to the concessions have been paid to the ANM and there are no further amounts owed.

Environmental Mining Insurance

Within 10 days following the execution of a concession contract, an environmental mining insurance policy must be obtained by the concession-holder as a guarantee against non-compliance with mining and environmental obligations. Failure to meet these obligations may result in the levying of fines and the unilateral termination of the agreement by the ANM. The insured value is calculated as follows for the different stages of a concession contract:

•        Exploration — 5% of annual estimated work expenditures.

•        Construction — 5% of the annual investment towards mine construction.

•        Exploitation — 10% of the result of multiplying the estimated annual production by the price of the mineral being extracted, as determined by the Government of Colombia.

The insurance policy must be in full force and effect for three years beyond the life of the concession contract and is renewed annually as part of the fulfilment of obligations to maintain the concession contract in good standing.

Budget Work Program

At the time of an application, and when an extension to the exploration phase is granted, a budget and work program must be presented to the ANM.

Reporting

An annual report of activities on each of the Berlin Concession Contracts is required to be submitted to the ANM.

Royalties

The Government of Colombia requires a net smelter return (“NSR”) royalty that varies according to commodity. The percentage of the NSR royalty for various commodities are as follows:

Commodity	NSR Royalty (%)
Uranium	10
Vanadium, phosphorus, molybdenum, yttrium, and rhenium	5
Gold and silver	4
Nickel	12
Construction Materials (including gypsum)	1

Royalties are accrued at mine head, meaning that 100% of the ore mined is taken into account to calculate the royalty.

When calculating the royalty, the MME takes into account the sales price of the mineral extracted from the mine, as well as costs, such as transport and refining/processing, as estimated from various sources, including mining companies and publications.

Royalties have typically been payable in cash or in kind. When payable in kind, since royalties are calculated at mine head or wellhead, the royalty percentage will never form part of the product to be sold by the producer but will be as from that moment owned by Colombian government. This means that royalties in kind will never form part of income and thus will not be considered as a cost or expense for the Company. When payable in cash, royalties will be taken from income obtained by the producer in the sale of product to the market. Although the royalty is calculated at the mine head or wellhead, it will be payable only once the product has been sold. Thus, the royalty percentage is part of the product sold and then subtracted from the income obtained as a consideration payable to Colombian government for the exploitation of the mine or well. Said consideration is considered as deductible for income tax purposes, as expressly accepted by tax authorities through a ruling issued in 2005. Uranium mining and extraction in Colombia is a new phenomenon and that there is no assurance that the Colombian government will accept royalty payments in kind given the sensitive nature of the product.

Green Energy Transition

The Colombian government has implemented multiple policies and strategies aimed at promoting a transition towards renewable energy and reducing reliance on fossil fuels. These initiatives are collectively referred to as the “Green Energy Transition.” Among the most prominent is the E2050 Strategy, which sets a long-term pathway for decarbonization and sustainable development. The Energy Transition Law (2021) plays a pivotal role in expanding the use of renewable energy sources, such as wind, solar, and hydrogen, while reducing the country’s dependence on oil and coal. Furthermore, the National Energy Plan (2020-2050) outlines a comprehensive framework to diversify Colombia’s energy mix and achieve significant reductions in greenhouse gas emissions. These efforts are aligned with the country’s ambitious commitment to cut emissions by 51% by 2030 and achieve net-zero emissions by 2050. The Colombian government is also working on promoting green hydrogen and increasing private and public sector investments in renewable projects, making energy transition a cornerstone of its national agenda. As part of this strategy, Colombia has positioned itself as a key player in the global shift towards clean energy, with its natural resource base, including uranium, seen as crucial for nuclear energy, which complements renewable energy sources. This supports Colombia’s potential to be a leading supplier of uranium, aligning with its broader Green Energy Transition goals.

The Green Energy Transition provides substantial support for companies operating in Colombia’s energy and mining sectors. As Colombia seeks to become a leader in sustainable energy, uranium plays a critical role in the development of clean, nuclear energy, which remains an essential part of the global decarbonization strategy. The Company’s operations align with the government’s policy goals, as nuclear energy offers a low-carbon energy source that can complement renewable energy projects. Additionally, the regulatory environment fostered by the Energy Transition Law and related policies creates a favorable framework for exploration and mining companies by incentivizing investment in clean energy initiatives. These policies not only provide stability but also create opportunities for growth, as Colombia continues its shift towards a low-carbon, sustainable economy.

Argentina

Federal Legal Framework

According to the Argentina Political State Organization, all mines belong to the provinces of Argentina, which grant exploration and exploitation rights to applicants. The Argentinian federal government has enacted the National Mining Code (“Argentina Mining Code”) which is applicable to the entire country.

The provinces of Argentina have the power to regulate the procedural aspects of the Argentina Mining Code through each Provincial Mining Procedure Code (“Mining Provincial Code”) and to organize its local authorities. Accordingly, provinces appoint mining authorities and provide procedural mining regulations that individuals and legal entities must follow to be awarded mining rights and property.

Under the Argentina Mining Code, a mining concession allows its holder to carry out exploration and exploitation activities within the area defined in the respective concession title, provided that prior to the beginning of any mining activity, such concession title is granted by the local mining authority.

According to the Argentina Mining Code, there are two types of mining rights, one of them is the exploration and the other is the exploitation rights, both of which are exclusive, as described below:

Exploration Permit (“Cateo”)

The holder of an exploration permit can explore the area during the period granted. Where the holder of an exploration permit discovers mineable minerals, the holder will have an exclusive right to apply for an exploitation permit in respect of that area.

The time period granted under an exploration permit, depends on the extent of the area applied. The maximum area allowed is 10,000 ha which is divided into units of measurements of 500 ha each. For the first unit granted, the valid period is 150 days and for the following units of measurements, 50 days are added for each unit. A relinquishment must be made after the first 300 days, and a second one, after 700 days have elapsed. The applicant must pay a fee (“Canon”), submit a minimum working plan to be performed, and hand in an environmental impact assessment. Exploration permits are granted for a fixed period of time, based on the extension of the area applied for and there are no renewal or extensions of the term originally granted. Moreover, the permit holder cannot apply again for the same area until a year has elapsed. Therefore, the next step in the process for the Company for the Argentina Projects, provided that mineable minerals are discovered in the exploration area, is to apply for exploitation rights.

Exploitation Permit (“Manifestation of Discovery”)

An exploitation permit has no time limit provided the holder complies with the requirements of law, which are basically to pay the annual payment of a Canon, the compliance with a submitted working and investment plan, and the submission of an environmental impact assessment survey that must be updated every two years. Within the administrative/judicial process, the holder obtains final title to the concession once the manifestation of discovery is registered by the applicable mining authority. The right to mine is reached once the working and investment plan, and the environmental impact assessment survey, are duly approved, the exploitation right is thereby granted and the final title of the mine is issued. Before this stage, it is called “manifestation of discovery” and is treated as an application in process.

There are three different ways of acquiring an exploitation permit:

•        By discovering a mine as a consequence of an exploration process as described above.

•        When a mine is discovered by “chance”, meaning, without an exploration process.

•        When an exploitation right has been declared and posted in the register as “vacant” due to a non-compliance with the requirements settled by law.

Obligations of the Holder of an Exploration Permit

The holder of an exploration permit must perform a series of obligations to maintain the exploration permit in good standing, as described below. The failure to comply with these obligations could result in the revocation of the exploration permit.

•        Field delimitation task:    Once the exploration permit has been issued, the titleholder has 30 days to delimit the land to the relevant exploratory area.

•        Working Plan:    A minimum working plan must be filed setting out basic data related to the exploration activity.

•        Canon:    The Canon must be made together with the presentation of the application permit and is only to be paid once. If an overlap exists, and the concession cannot be issued, then the applicant will receive a reimbursement of the monies paid. According to the Argentina Mining Code, the amount to be paid as Canon is $9,680 per unit of exploration, where a unit of exploration is 500 ha.

•        Environmental Impact Assessment (“EIA”):    The EIA is for proposed exploration works only. The requirements for an EIA are related to the exploration works proposed and are outlined in regulations. The presentation of an EIA is required before starting any field work.

Obligations of the Holder of and Exploitation Permit

The holder of an exploitation permit must perform a series of obligations to maintain the exploitation permit in good standing, as described below. The failure to comply with these obligations could result in the revocation of the exploitation permit.

•        Canon:    The Canon must be paid twice a year on June 30 and December 31. If the Canon is not paid, it will result in the revocation of the exploitation permit, unless the titleholder pays the Canon within the 45 following days plus a 20% penalty amount (fine). According to the Argentina Mining Code, the amount to be paid is $19,000 annually per unit of disseminated tenement (pertenencia) for minerals of first category. The area or unit of each tenement for disseminated minerals is 100 ha. For minerals of first category non disseminated, the amount is $1,900 annually per unit. If a mine is discovered, there is a three-year period in which no Canon payments are required to be made.

•        Legal Labor and Legal Survey:    A legal labor to establish the limits of the mineable area must be performed within 100 days after the date of registration of the mining right. The legal labor consists of the digging of a trench, well, gallery or drilling of at least of 10 m in length as evidence of the veracity of the discovery. Within 30 days after compliance with the legal labor requirement, a filing requesting the legal survey must be done. The local mining authority has to set a date and the professional that will carry out the survey. Once the latter is completed and approved, the final title of the mine is granted.

•        Working and Investment Plan:    A working and investment plan must be lodged which outlines the titleholder’s plan to achieve a minimum production equivalent to 300 times the annual Canon paid within a period of five years following the year in which the application of the legal survey is submitted. During each of the first two years, the titleholder must invest a minimum of 20% of the total investment in the concession and the remaining 80% may be freely distributed during the remaining three years. Every year, an affidavit describing the investment made should be submitted to the local mining authority. If the affidavit is not submitted or does not correspond with real investment, the license expires and the mine is declared vacant, unless the holder amends the mistake or omission within the following 30 days after receipt by the holder of the notification of non-compliance from the local mining authority. When the mine remains without activity for a period of four years, the local mining authority can require the titleholder to present a reactivation plan. The reactivation plan must be provided to the local mining authority within six months, otherwise the mine is declared vacant. The titleholder should comply with each stage as described in the work and investment plan, which cannot contemplate a period in excess of five years.

•        Environmental Impact Assessment:    An EIA must be filed prior to initiating the field work and is required to be updated every two years.

Surface Rights and Easements

Under the Argentina Mining Code, holders of exploration/exploitation permits do not hold surface rights and agreements must be entered into with the surface owners and/or holders of mining easements.

Economic Revolution

Argentina has embarked on a series of sweeping economic reforms, widely referred to in the media as an “economic revolution.” These reforms aim to drastically reduce public spending, privatize key industries, and attract foreign investment by deregulating large segments of the economy. One of the central elements of this reform is liberalizing the energy and mining sectors, areas historically dominated by state controls and heavy subsidies. Argentina has taken steps such as reducing subsidies on energy, devaluing the peso to stabilize the financial system, and implementing measures like Decrees of Necessity and Urgency (DNU 55/2023 and DNU 70/2023) that address Argentina’s energy crisis and encourage investment in strategic sectors like mining and energy. These reforms build on Argentina’s existing nuclear infrastructure, which includes three operational reactors, and initiatives like the Reactivation of CAREM-25 SMR project by the National Atomic Energy Commission. The CAREM project, Argentina’s first domestically designed nuclear reactor, aims to enhance the country’s nuclear capabilities, addressing both domestic and regional energy needs. Plans are already underway to expand the use of SMRs, not just for domestic use but also for potential export, highlighting the growing role of nuclear energy in Argentina’s future energy landscape. The reform push for deregulation in the mining and energy sectors and is expected to boost investment in uranium mining, a crucial component for nuclear energy production, according to Deutsche Welle.

These economic reforms create a favorable environment for companies. By reducing regulatory barriers and encouraging foreign direct investment, the reforms provide The Company with increased opportunities to expand its operations. The government’s focus on energy independence and nuclear energy as a reliable, low-carbon energy source aligns perfectly with the Company’s mission. With Argentina seeking to revitalize its nuclear capabilities, the Company is well-positioned to support the country’s long-term energy goals, benefiting from streamlined regulations, improved infrastructure investment, and a more favorable business climate for mining exploration and development. These reforms not only enhance operational efficiencies but also open new pathways for growth as Argentina seeks to bolster its energy security in the context of regional and global markets.

Provincial Legal Framework

The applicable Mining Provincial Codes set out the procedures to be followed for the application and maintenance in good standing of exploration and exploitation mining rights and the compliance with the obligations of holders of exploration and exploitation permits set out under the Argentina Mining Code for conducting mining activities in the provinces of Chabut and Mendoza.

Environmental Regulation

Our current and future operations, including exploration activities on our Properties or areas in which we have an interest in, are subject to laws and regulations governing exploration, development, tenure, production, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, reclamation, mine safety, toxic substances and other matters. There is also risk that environmental and other laws and regulations may become more onerous, making it more costly for us to remain in compliance with such laws and regulations, which could result in the incurrence of additional costs and operational delays or the failure of our business.

Colombia

Exploration is required to be carried out to standards of the mining and environmental authorities in Colombia. Corpocaldas monitors environmental compliance and issues water permits as well as permits for trenching and drilling in the Caldas Province. An environmental license is required for the exploration stage. All work must be done in accordance with mining and environmental standards issued by the MME and the MESD. Corpocaldas then oversees the fulfillment of the environmental regulations on the project.

Permits are required to fall trees for access, construction of drilling platforms, and for access to water sources. Permitting typically takes two to six months to process but could take longer depending on various other factors or overall backlog of the approving authority. Water from one permitted site can be used for various drill platforms in the vicinity. These permits will be applied for when the location of the drill platforms has been decided.

An Environmental Impact Study must be completed in order to obtain an environmental license from Corpocaldas before mine construction may commence.

Argentina

Protection of the environment and preservation of natural and cultural heritage within the scope of mining activity in Argentina are subject to:

•        specific regulations of the Argentine Mining Code — as amended by National Law N° 24,585 of Environmental Protection for mining activity;

•        federal laws and regulations enacted by the federal government relating to activities susceptible to making an environmental impact, including, but not limited to, the protection of glaciers and peri-glacier geoforms by restricting the activities that can take place in glacier and peri-glacier areas, including mining; and

•        all relevant provincial laws and/or regulations in force in the jurisdiction where the mining properties are located.

The Argentina Mining Code requires titleholders, prior to the initiation of field activities, to prepare an EIA with respect to the mining project and lodge the EIA with the local mining authority where the mining tenement is located. The EIA is analyzed from a technical, environmental, scientific and legal point of view. If the EIA is approved, the local mining authority issues an environmental impact declaration (“DIA”) setting out the conditions for developing the mining project. The DIA is required to be updated every two years.

The Argentina Mining Code and the federal environmental laws establish a joint liability regime which is applicable to all persons involved in environmental damage caused on the tenement land, or a breach of regulations, whether the damage is caused directly by the titleholder or by its employees, contractors or subcontractors. Mitigation and rehabilitation of the environmental damage is mandatory.

Weather Conditions

The average temperature in the area of the Berlin Project is between 21°C and 25°C, with the daytime temperature varying between 26°C and 29°C throughout the year; average annual rainfall is 2,900 mm per year, according to World Weather Online. There are two peak rainfall periods: February through May and October through December. These conditions allow for year-round operations.

The average temperature in the area of the Huemul Project varies throughout the year, typically ranging from around 5°C in the winter (June to August) to 20°C in the summer (December to February), according to World Weather Online. The region has a relatively low annual rainfall, averaging between 200 mm and 400 mm, with most precipitation occurring between May and August.

The average temperature in the area of the Laguna Project varies throughout the year, ranging from about 8°C in the winter months (June to August) to 25°C during the summer months (December to February), according to World Weather Online. The region received an average rainfall of approximately 200-250 mm, with the majority of precipitation occurring between December and March. Due to its semi-arid climate, Mendoza experiences clear, dry conditions for most of the year, allowing for year-round operations.

Employees

As of the date of this prospectus, we have three full time employees, consisting of our chief executive officer, chief financial officer and our executive chair, and we engage various consultants, independent contractors and advisors to provide technical and geological services.

To date, we have not experienced any work stoppages. Furthermore, none of our employees are currently represented by a labor organization or subject to collective bargaining agreements. Our human capital objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees. We anticipate that the number of employees will increase as we continue our exploration and mining activities.

Foreign Operations

Our principal asset and operations are located in Colombia and Argentina. See the information under the headings “Property” and “Risk Factors” in this prospectus for more information.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any member of our management team in their capacity as such.

Significant Acquisitions

Other than the acquisition of a 100% interest in the Berlin Project through the acquisition of Gaia Energy and Berlin BVI on April 8, 2024 pursuant to the terms and conditions of the Berlin Project SPA and a 100% interest in the Argentina Projects through the acquisition of 284 Ontario on July 19, 2024 pursuant to the terms and conditions of the Argentina Projects SPA, the Company has not completed any acquisitions of any material amount of assets otherwise than in the ordinary course of business.

Significant Dispositions

There have been no dispositions of any material amount of assets otherwise than in the ordinary course of business.

PROPERTY

Certain information regarding our Properties contained in this section is derived from the Technical Report Summaries.

The Berlin Project

We have an interest in certain mineral concessions located in Colombia in the municipality of Samaná, Caldas Province, known as the Berlin Project.

For all references to figures, other citations, and defined terms, please refer to the S-K 1300 Technical Report Summary for the Berlin Project, Caldas Province, Colombia, as Exhibit 96.1 to the registration statement of which this prospectus forms a part.

Mineral Property Location

Berlin Project is located on 5°34’31.5”N 74°54’06.9”W.

Figure 1. Location of the Berlin Project

BERLIN PROJECT
Caribbean Sea
Pacific Ocean
Colombia
Venezuela
Panama
Ecuador
Peru
Brazil
Oranjestad
Willemstad
Caracas
Bogota
Medellin
Manizales
Puerto Salgar
Pereira
Armenia
Ibague
Cali
Barranquilla
Cartagena
Santa Marta
Bucaramanga
Cucuta
Villavicencio
Quito
N
Legend:
International Boundary
Department Boundary
National Capital
Department Capital
Railroad
Road
0 100 200 Kilometres
0 100 200 Miles
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Location Map
Source: SLR, 2024.

Ownership Interests

On April 8, 2024, we acquired a 100% indirect interest in the Berlin Project pursuant to the Berlin Project SPA. Pursuant to the Berlin Project SPA, we acquired all of the issued and outstanding shares of Gaia Energy from Green Shift on the Berlin Project Closing Date in consideration of (a) an initial cash payment to Green Shift of C$20,000, (b) the issuance to Green Shift of 1,211,687 Common Shares, and (c) the grant of the Berlin Project Royalty to Green Shift pursuant to the Berlin Project Royalty Agreement. The book value of our mineral properties in Colombia as at December 31, 2024 is $4,000,000.

Qualified Person

The disclosure in this prospectus of scientific and technical information regarding exploration results for the Berlin Project has been reviewed and approved by SLR, who is an independent, qualified person under S-K 1300.

Internal Controls

Except for preliminary work performed by our environmental contractor, we have conducted no exploration work or drill activities since acquiring the property and have no current mineral resources or reserves at the Berlin Project that could be construed as being a potentially economic discovery. Furthermore, we have not commenced exploration at the Berlin Project that involves drilling, sampling, or assaying, and therefore internal controls relating to quality assurance and quality control (“QA/QC”) have not been necessary. However, prior to conducting exploration that involves drilling, sampling, assaying, and the reporting of results from those activities, we will establish sampling and analytical QA/QC protocols consistent with industry standards.

Berlin Project, Caldas, Colombia

Figure 2. Location of the mineralization trend relative to the mineral concession and the Berlin Project

736-17
508202
508645
664-17
N
0 400
Kilometres
0 1 2 3 4
Kilometres
Legend:
Mineralization Trend
Concession Contracts 664-17, 736-17
Concession Contract Applications 508645 and 508202
Local Road
SLR
Jaguar Uranium
Berlin Project
Caldas Province, Colombia
Location of the Mineralization Trend relative to the Mineral Concessions at Berlin

Source: SLR, 2024.

Project Location and Access

The Berlin Project is located in central Colombia in the municipality of Samaná, Caldas Province, approximately 80 km northeast (225 km by road) of the provincial capital, Manizales, and approximately 150 km northeast (245 km by road) of the national capital, Bogotá.

The two contiguous mineral concessions, Concession Contract 664-17 and Concession Contract 736-17, on which portions of the Berlin Project lie cover an area approximately 9,053 ha in extent.

The Berlin Project can be accessed by road from Bogotá, Manizales, Pereira, Medellín, or Ibague, all of which have commercial airports. The Magdalena River is navigable by barge from the town of La Dorada, 65 km southeast of the Berlin Project, to the port of Bocas de Ceniza, in Barranquilla on the Caribbean coast. La Dorada is 190 km from Bogotá and 170 km from Ibague. From La Dorada, a secondary unpaved road leads westwards to Berlin, passing through the municipality of Norcasia. In addition, a railway line links the town of La Dorada to the port town of Santa Marta on the Caribbean coast. The rail links between La Dorada and the capital, Bogotá, and to the port of Buenaventura on the Pacific coast, are part of the Master Railway Plan under which all rail systems are scheduled to be refurbished by 2030.

Project Stage

We have conducted no exploration work or drill activities since acquiring the property and have no current mineral resources or reserves at the Berlin Project. However, historical exploration has been conducted on the Berlin Project.

The exploration phase is granted for an initial three-year period, that can be extended for two years for a maximum of four times (for a total exploration period of 11 years). The construction phase is granted for an initial three-year period, extendable for a one-year period. The exploitation phase is granted for the remaining time such that the overall concession period does not exceed 30 years, i.e. the initial exploitation phase is 30 years minus the exploration and construction periods.

Local Resources, Infrastructure and Physiography

Local Resources

Norcasia, 10 km from Berlin Project, is the closest urban area to the Berlin Project, with a population of approximately 7,000 and offering shops, a hospital, and public transportation. In 2010, U3O8 Corp. conducted a socio-economic analysis of the township of San Diego, which is part of the municipality of Samaná. The analysis reported approximately 4,200 inhabitants in the township within 32 settlements linked by dirt tracks, with no vehicular access. The main socio-economic activity in the Berlin Project area is small-scale and subsistence agriculture and dairy. There is no mining in the immediate area, so trained personnel would have to be hired elsewhere in Colombia, which has a source of experienced talent. The local business sector would need significant training and investment for the development of support services appropriate for a future mine and processing plant at Berlin Project.

Infrastructure

Except for a core storage facility located in the village of Berlin, there are no permanent infrastructures at the Property. The Berlin Project is well situated between the capital city of Bogotá and Medellín, a city of over two million people near good existing infrastructure and within Colombia’s agricultural heartland.

The Magdalena River is navigable by barge from the town of La Dorada, 65 km southeast of the Berlin Project, to the port of Bocas de Ceniza — Barranquilla on the Caribbean coast. The Magdalena River system has been dammed to provide hydropower at La Miel 395 MW hydroelectric dam, which is located approximately 12 km from the Project area and is a potential source of clean, renewable electricity for the operation. The energy consumed in the Berlin Project will come from the sub-station of Norcasia (Figure 4-3), which is distributed by the CHEC (Caldas Hydroelectric).

A railway line that links the town of La Dorada to the port town of Santa Marta on the Caribbean coast was reopened in 2018 (Figure 4-2). The railway linking La Dorada southeastwards to Bogotá, and southwestwards to the port of Buenaventura on the Pacific coast, form part of the Master Railway Plan under which all rail systems are scheduled to be refurbished by 2030.

High rainfall and a rich tributary system guarantee high volumes of quality water. The high rainfall, and the fact that the Project lies in the seismically active Andes, are concerns for the stability of tailings facilities. Tenova (2013) contemplated a tailings storage facility (TSF) being located in the topographically flat area in the rain shadow of the cordillera. There is ample flat land in a dry area that lies to the east of the proposed processing plant site (Figure 4-4). This is an area of limited agricultural value and has the benefit of being underlain by granite which forms a stable footing. The plan in the PEA was for gravity flow of the tailings to the proposed TSF through a 14 km long pipeline.

Physiography

The Berlin Project lies in the eastern foothills of the Colombian Central Range that is characterized by the steep topography between 850 m to 1,300 m masl. The foot of the mountain range lies approximately 10 km east of Berlin Project where there is an abrupt change to the plain of the Magdalena River with savannah-style vegetation.

The Berlin Project lies in a mountainous area in which remnants of the original rainforest are confined to the higher topographic areas and steep river and stream valleys; however, zones of grass and crops can also be seen. Extensive clearing has been undertaken for agriculture and pasture.

Property Claims and Option

We hold the Berlin Concession Contracts, which are registered under Law 685 of 2001, titled to Gaia Energy. The Berlin Concession Contracts were granted for a 30-year term. Concession contract applications 508202 and 508645 are currently being applied for by the Company.

Geology

Regional geology

The Berlin Project lies on the eastern flank of Colombia’s Cordillera Central. The basement in the central part of the Cordillera Central consists of greenschist to lower amphibolite facies metamorphic rocks correlated with the Precambrian to Early Mesozoic Cajamarca Complex (Bürgl and Radelli, 1962; Moreno-Sánchez et al., 2008). According to Cediel et al. (2003), the Cajamarca Complex forms part of the Cajamarca-Valdivia terrane that consists of graphitic schists, amphibolites, intrusive rocks and mafic to ultramafic volcanics of ophiolitic origin.

The Cajamarca-Valdivia terrane is a wedge-shaped tectonic unit, tapering to the south, that was accreted onto the western edge of the paleo-South American continent in Ordovician-Silurian time (Figure 6-1, Cediel et al., 2003). In central Colombia, the Cajamarca-Valdivia terrane is sandwiched between the Eastern Cordillera block in the east and the Dagua-Piñon and San Jacinto terranes in the west. In contrast, in southern Colombia, the Cajamarca Complex lies directly against the western edge of the Archaean Guyana Shield that extends from there throughout northern South America.

Part of the extensive rift system responsible for the separation of North and South America in the Triassic and Jurassic extended through Colombia, Ecuador, and northern Peru (Jaillard et al., 1990; Kerr et al., 1997). Associated half grabens were filled with growth sequences of clastic sediments and volcanic material of dominantly andesitic composition. Evidence of igneous activity that accompanied this period of crustal extension is provided by the metaluminous, I-type calc-alkaline Sonsón Batholith, which lies approximately 20 km west of the Berlin Project. The Sonsón Batholith intruded rocks of the Cajamarca Complex.

An orogenic magmatic arc was developed along the eastern flank of the Central Cordillera at approximately 120 million years (Ma) (McCourt and Feininger, 1984), with major intrusions of calc-alkaline affinity and compressional events at 112 ± 7 Ma (McCourt and Feininger, 1984).

The sedimentary sequence that contains the mineralized unit at the Berlin Project forms part of an upward-fining progression. The lower part of the stratigraphic sequence corresponds with alluvial fan facies that is interpreted to have formed against fault scarps during early phases of rift development. The subaerial fan facies grades upwards into finer-grained marine sands that are overlain by a limestone unit that passes upward into a black shale sequence which is several hundred meters thick. Fossil bivalves and gastropods in the limestones indicate a late Albian (Early Cretaceous) age and, together with ammonite fossils in the overlying black shale sequence, confirm a marine environment of deposition. This transgressive continental to marine sequence forms part of a large basin that extends from Colombia through Ecuador into Peru and the black shales constitute an important source for hydrocarbons in the region.

Cretaceous seafloor sequences of the Dagua-Pinon terrane were accreted onto the western edge of the Cajamarca-Valdivia terrane in the Aptian to Paleocene. This accretion was accompanied by intrusive activity, represented in the Berlin district by the Antioquia Batholith that has been dated at 90-58 Ma (middle to late Cretaceous; Cediel et al. 2003). It has a similar metaluminous, I-type, calc-alkaline composition to the Sonsón Batholith.

The Samaná Batholith, which is also mid- to late Cretaceous in age, is located immediately to the west of, and is intrusive into, the sedimentary sequence at the Berlin Project.

During the Oligocene through to the Pliocene, several other terranes were accreted into the western seaboard of Colombia.

The Colombian Andes developed in response to roughly east-west shortening in the mid-Pleistocene. Related deformation in the Berlin Project area resulted in the formation of the syncline that hosts the mineralization in the Berlin Project area.

Property geology

The metamorphic basement in the vicinity of the Berlin Project is assigned to the Cajamarca Complex (Maya and González, 1995), which correlates with units known by other names such as Cajamarca Series (Nelson, 1962), metamorphic rocks of the Cordillera Central (Feininger et al.,1972), Cajamarca Terrain (Etayo-Serna et al., 1986) and Tahamí Terrain (Toussaint & Restrepo, 1988) (Figure 6-2). The Cajamarca Complex, which consists of greenschist-grade metamorphic rocks that had sedimentary and igneous protoliths (Nelson, 1957), is bounded by the Otú-Pericos Fault on the eastern flank of the Cordillera Central and the Jerónimo Fault in the Cauca River Valley on the west. Basement rocks in the Berlin Project area consist of quartz — sericite schist, graphitic schist, slate, and quartzite, locally with disseminated pyrite that are considered of Early Paleozoic age (Bürgl 1967).

The Abejorral Formation (Bürgl and Radelli, 1962) is a Cretaceous sequence that is preserved in outliers in Caldas Province and in the adjacent Antioquia Province to the north. This formation is discordant over the rocks of the Cajamarca Complex and has a faulted contact with the Valle Alto Formation. Facies sequence investigation by González (1980) in the provinces of Antioquia and Caldas led to the interpretation of a shallow continental shelf depositional environment with local euxinic conditions. The development of facies deposited in transitional and shallow shelf and external shelf environments occurred in the Early Cretaceous (Etayo-Serna et al., 2003). Based on ammonites, González (1980) concluded that this formation is Late Aptian to Middle Albian in age. On a regional basis, the clastic component of the Abejorral Formation correlates with the Caballos and Hollin formations, while the limestone and black shale sequence corresponds with the Simiti and overlying Villeta and Napo formations of Pindell and Tabbutt (1995). Mineralization at Berlin occurs in limestone facies that occur immediately beneath the black shale sequence that was correlated with the Abejorral Formation by Bürgl and Radelli (1962).

The mineralized sequence at Berlin Project lies between converging faults at the northern end of the Samaná Batholith (Figure 6-2). This igneous complex measures about 30 km north-south by approximately eight kilometers east-west. The rocks consist mainly of diorite and gabbro (approximately 60% of the complex) with less extensive granodiorites, granites, and tonalities (Muñoz, 1983). Barrero and Vesga (1976) obtained a K/Ar age of 119+/-10 Ma from hornblende in the Samaná Batholith (Barremian — Aptian). Field relationships suggest that an alaskitic component was emplaced late in the development of the igneous complex (Muñoz, 1983). A contact metamorphic aureole extends approximately 30 m to 150 m into enclosing sedimentary rocks. Igneous rocks of the complex have a homogenous texture with local development of a cleavage defined by the alignment of biotite plates. Except for the alaskite component, the rest of the complex is characterized by an abundance of xenoliths of gabbro and basalt. Drilling has shown that the Cretaceous rocks in the Berlin Project were intruded by alaskitic dykes and sills as well as granodiorites of Cenozoic age. The alaskite has an equigranular, phaneritic, holocrystalline texture and is composed predominantly of plagioclase and quartz with minor biotite. Two intrusive stocks lie near the eastern margin of the Berlin syncline where they intrude the Cretaceous sedimentary sequence. The stocks are mesocratic, porphyritic rocks that are made up of plagioclase, quartz, and amphibole.

The cone-shaped volcanic vent that contains the San Diego Lake on the north-eastern margin of the Cretaceous sequence in the Berlin area is surrounded by an apron of lithic tuffs that have a polymictic clast assemblage which reflects the underlying stratigraphy.

A sedimentary sequence that corresponds to a transitional continental-marine-lagoonal environment is found overlying discordantly the basement Cajamarca Group. Mineralization at Berlin is made up of two types of host rock: the host lithology near surface is sandstone, while at depth, mineralization is confined to a carbonate unit. This distribution is ascribed to the sandstone host being a weathered version of the primary facies in which carbonate has been removed by oxidation related to weathering. Four zones (Cáceres-Bottia, et. al., 2023) are recognized in the Berlin and these are remarkably consistent throughout the Project:

•        Zone A:    a terrigenous lithology (K1-Sj) of basal conglomerates interbedded with sandstones recorded the beginning of a back-arc extensional event at 150 Ma (Zapata et al., 2019). The clasts present within the conglomerate layers consist mainly of mafic and intermediate igneous fragments, metamorphic fragments, and milky white quartz. The upper part of this zone corresponds to a massive silicified, medium to coarse grain size, with poorly sorted and subangular grains of sandstone. The average thickness of the entire Zone A is 36 m (Naranjo, 1983).

•        Zone B:    presents a gradation contact with zone A and corresponds to a fossiliferous calcareous mudstone, with the presence of well-preserved bivalves and gastropods deposited during basin deepening and the change to a marine environment that took place until Albian (100 million years ago). The upper part of this unit is defined by a major erosional surface where the different grain size is easily observable between zones B and C. This disconformity marked not just the change to a compressional tectonic event but the lower limit of the mineralization.

•        Zone C:    a muddy wackestone with the presence of reworked fossil fragments, displaying wavy lamination and a high content of authigenic apatite and bitumen. This is consistent with either the increasing water energy or probably the relative shallowing of the basin (Edelman-Furstenberg, 2009; Zapata et al., 2019). This zone constitutes the mineralized level, which varies in thickness from 1 m to 3.5 m, with a maximum thickness of 9.2 m (in a drill hole) and 6.7 m (in a trench).

•        Zone D:    the upper zone (b6-Be) corresponds to a deformed black carbonaceous shale with bioclast, which may locally reach 600 m in thickness. This was deposited in a lagoonal environment and is related to the enclosing of the marine basin caused by the accretion of the Romeral terrane and the uplifting of the Cajamarca-Valdivia even Albian to Campanian (Zapata et al., 2019).

A set of dikes and sills of andesitic to dacitic composition are found injecting the metamorphic and sedimentary rocks described above. Leucocratic (alaskites) and esocratic (ranging from tonalite to granodiorite) plutons are recognized as the Samaná Igneous Complex, which is considered of Aptian-Albian age (119±10 Ma — K/Ar in hornblende) according to Barrero and Vesga (1976).

Structural Geology

The Berlin Project is located within the zone of influence of the Palestina Fault System that forms the western bounding structure to the Cretaceous sequence in the Berlin area. Dextral displacement ranging from 0.5 km to 30 km occurred in the Late Cretaceous and the Paleogene with lesser displacement having occurred during the Neogene and Recent (Page, 1986 and Feininger et al., 1972). The eastern margin of the Cretaceous sequence in the Berlin area is marked by the San Diego Fault, which is a north-striking splay that merges with the Palestina Fault near the northern tip of the Cretaceous sequence at Berlin.

The Cretaceous sedimentary sequence in which mineralization in the Berlin Project occurs has been folded into a doubly-plunging syncline. The syncline is asymmetric with a steep to over-turned eastern limb that dips to the east, while the western limb is moderately inclined to the east (Figure 6-5).

East-dipping faults have been mapped along the eastern margin of the syncline. In some areas, Palaeozoic schists are in faulted contact with the black mudstone, and kinematic indicators show an east over west sense of motion. This is consistent with west-verging thrust faults eliminating parts of the overturned stratigraphic sequence.

Mineralization

The Berlin Project primary mineralization is uranium, but the deposit also contains a suite of high-value by-products:

•        Phosphate: Agricultural Fertilizer and Lithium Ion Batteries:    The Berlin Project contains phosphate, which was traditionally principally used in the agricultural fertilizer industry. Phosphate has become a key component of lithium-ion batteries, specifically lithium ferro-phosphate batteries.

•        Vanadium: Steel Alloy and Vanadium Redox Batteries:    Vanadium is used principally in an alloy that increases the strength and flexibility of steel and for vanadium redox flow batteries that are large-scale batteries that most manufacturers guarantee for 20 to 25 years.

•        Nickel: Steel Alloy and Lithium Ion Batteries:    Stainless steel is the main market for nickel, with growing demand from the lithium-ion battery market (for nickel-cobalt-aluminum (“NCA”) and nickel-manganese-cobalt (“NMC”) batteries). NCA batteries are 80% nickel, while NMC batteries use 33% nickel with newer types using an increasing nickel component.

•        REEs: Magnets and Laser Technology:    Berlin also contains REEs neodymium and yttrium that are used in many hi-tech industries: (i) Neodymium is used in high-strength magnets used in high-strength magnets for high-efficiency electric motors and for high-efficiency generators in wind turbines and (ii) Yttrium is used principally in laser technology and is used to generate red phosphors in TV screens, monitors and mobile phones, as well as in the production of superconductors and electronic filters.

•        Rhenium: Superalloy:    Rhenium is added to high-temperature superalloys that are used to make jet engine parts, this accounting for 70% of the worldwide rhenium production. Another major application is in platinum — rhenium catalysts, which are primarily used in making lead-free, high-octane gasoline.

•        Molybdenum and Zinc: Steel Alloys:    The Berlin Project also contains molybdenum and zinc that could have a modest contribution to the future economics of the Project. Molybdenum is used in steel alloys to increase strength, hardness, electrical conductivity and resistance to corrosion and wear. Zinc is most commonly used as an anti-corrosion agent and galvanization coating of iron or steel.

Deposit Types

The Berlin Project is classified as an epigenetic stratiform sandstone deposit. The Berlin Project deposit in central Colombia consists of a layer of phosphate rock in a layered sedimentary sequence that contains an unusual mix of metals including uranium, nickel, vanadium, molybdenum, manganese, zinc, and REEs.

Uranium and vanadium strata-bound mineralization at the Berlin Project corresponds to an epigenetic event that occurred in a muddy wackestone with the presence of reworked fossil fragments. The black shale of the Abejorral Formation was the source of uranium and vanadium, which were remobilized by diagenetic processes. Geochemical characteristics of the diagenetic fluids had to be oxidized, alkaline, and carbonate-rich coupled with humic acids with strong anions such as F-, Cl-, CO32- and PO43- at temperatures below 200°C, to be effective for the transport of the elements of interest. Zone C acted as an efficient chemical trap that allowed authigenic apatite, uraninite, sphalerite, and chernykhite to precipitate with the aid of reductant agents such as H2S and other organic complexes.

Exploration History

Uranium was identified in phosphatic strata in a regional radiometric prospecting program undertaken by the Colombian Instituto de Asuntos Nucleares (“IAN”) between 1977 and 1983.

Minatome

From 1979 to 1981, Minatome, which has now been incorporated into Orano, undertook exploration on mineral concessions that covered the Berlin Project deposit. After Minatome, obtained permission from IAN to explore the Berlin Project area, it identified a sedimentary unit near the base of the Cretaceous sequence as having significant uranium grade.

Minatome performed rock chip sampling, which revealed highly anomalous uranium values over the entire strike length of the synform in the Cretaceous sequence in the Berlin area (Coffey Mining, 2012). Assay results from Minatome’s surface rock-chip sampling was substantiated by independent sampling in 1983. Minatome’s exploration concentrated on the southern five kilometers of the 10.5 km long syncline where they excavated three tunnels (adits) with the objective of confirming mineralization extending to fresh exposures beneath the weathered rock (saprolite).

In 1980, Minatome drilled 11 holes from five widely spaced drill pads for a total of 2,163 m, of which nine drill holes intersected anomalous uranium values.

Minatome withdrew from the Berlin area in 1981 and the United Nations Development Program became involved, where they reviewed the technical work undertaken on the Berlin Project in 1982 and focused on the potential to recover uranium, molybdenum, vanadium, and phosphate.

U3O8 Corp.

U3O8 Corp., through its wholly owned subsidiary Gaia Energy, began exploration on the Berlin Project when it acquired the property in April 2010 with the objective of defining the extent and consistency of the known mineralized layer through trenching and drilling. The Berlin Project is in hilly terrain in which trenches were excavated by hand in areas where the mineralization outcrops, with drilling conducted from platforms cut into hillsides. Mineralization was traced along trend by geological mapping augmented by detection of radioactivity measured with hand-held GR 135 spectrometers. Twenty-nine trenches were excavated perpendicular to the strike of the mineralized unit within the Berlin Trend.

Trench sites were identified using historic data and geological maps from the Minatome exploration that indicated areas of outcropping mineralization. Most of the trenches are located on the more accessible southern part and eastern flank of the syncline.

U3O8 Corp’s 2010-2011 drill program involved 82 diamond drill holes for 18,534 m that were drilled on the southern three km of the folded sedimentary strata. In 2012, an additional wide-spaced 15 drill holes, totaling 6,441 m, were completed in the area to the north of the main mineralization area showed a similar suite of commodities to those in the main mineralized zone to the south. Eleven of the 15 holes intersected the mineralized layer; the mineralized sequence was faulted out in the other four holes.

Exploration has been undertaken entirely through mapping, ground radiometrics, and drilling due to the continuity of mineralization. Ground magnetic traverses across the mapped contacts of the stocks and batholiths, supported by forward modeling of the form of the contact at depth with magnetic susceptibility values from bore hole core would likely help in defining areas where the mineralized layer may be cut and removed by intrusive bodies.

Environmental Considerations

SLR is not aware of any environmental liabilities on the property. We are currently in the process of obtaining all required permits to conduct the proposed work on the property.

Drilling

We have not conducted any drilling on the Berlin Project since acquiring the property.

Exploration Program Recommendations

SLR offers the following recommendation for a two phase program, with a total budget of $2,330,000, to advance the Berlin Project. Phase 2 is dependent on outcomes of the Phase 1 work.

Phase 1 — Mineral Resource Estimate Technical Report

1       Complete a current Mineral Resource Estimate (MRE). The estimated cost to prepare an MRE is $150,000. SLR recommends we perform the following activities to support a current mineral resource disclosure:

a)      Rerun and perform additional check sampling to confirm legacy drilling and trench data either by twinning legacy drill holes and logging with downhole radiometric (natural gamma), resampling trenches, and/or resampling stored core.

b)      Rerun statistical analysis on the intercepts to guide updating previously reported mineral resource estimates.

c)      Add and construct three dimensional geologic model to assist and control grade estimation in block model estimation.

d)      Rerun and apply updated classification criteria to categorize the mineral resource estimate.

Phase 2 — Preliminary Economic Assessment

2       Complete additional infill/delineation drilling to achieve the following:

a)      Test for mineralization along the east flank of the mineralized layer Zone C.

b)      Upgrade inferred resources estimated in Phase 1 to indicated resources. This step is contingent on positive Phase 1 results.

The estimated cost to complete drilling is $2,000,000.

Complete a Preliminary Economic Assessment (“PEA”) on the Berlin Project. The estimated cost to prepare the PEA is $180,000.

Huemul Project

We have an interest in certain mineral concessions located in the Malargue sector of southwestern Mendoza Province of Argentina, known as the Huemul Project.

For all references to figures, other citations, and defined terms, please refer to the S-K 1300 Technical Report Summary for the Huemul Project, Mendoza Province, Argentina, as an exhibit to the registration statement of which this prospectus forms a part.

Mineral Property Location

Figure 1. Location of the Huemul Project

Jaguar Uranium
Huemul Project
Mendoza Province, Argentina
Location Map
SLR
3,300,000mE
3,400,000mE
N
San Luis Province
Mendoza
La Paz
Tunuyan
San Rafael
Gral Alvear
Malargue
Huemul Project
CHILE
MENDOZA Province
Neuquén Province
40
7
146
144
188
143
145
6,400,00mN
6,300,00mN
6,200,00mN
6,100,00mN
6,000,00mN
5,900,00mN
Mendoza Province
Argentina
SOUTH AMERICA
Legend:
Huemul Claims
Provincial Departments
Roads and Tracks
Cities
0
75
150
Kilometres

Source: Miller 2024.

Ownership Interests

We acquired a 100% indirect interest in the Argentina Projects pursuant to the Argentina Projects SPA. Pursuant to the Argentina Projects SPA, we acquired all of the issued and outstanding shares of 284 Ontario from IsoEnergy on July 19, 2024. The Argentina Projects include Laguna Salada Project located in Chubut Province and the Huemul Project located in Mendoza Province. The book value of our mineral properties in Argentina as at December 31, 2024 is $4,150,000.

Qualified Person

The disclosure in this prospectus of scientific and technical information regarding exploration results for the Huemul Project has been reviewed and approved by SLR, who is an independent, qualified person under S-K 1300.

Internal Controls

We have conducted no exploration work or drill activities since acquiring the property and have no current mineral resources or reserves at the Huemul Project that could be construed as being a potentially economic discovery. Furthermore, we have not commenced exploration of the Huemul Project that involves drilling, sampling, or assaying, and therefore internal controls relating to QA/QC have not been necessary. However, prior to conducting exploration that involves drilling, sampling, assaying, and the reporting of results from those activities, we will establish sampling and analytical QA/QC protocols consistent with industry standards.

Project Location and Access

The Huemul Project is located on the Eastern flank of the Central Andean Cordillera in the Department of Malargüe, Mendoza Province, Argentina. The municipality of Mendoza is located approximately 370 km to the north of the Project. It is the closest town with an international airport and is also the capital and administrative center for the province. Malargüe, with a population of 30,000, is 46 km to the north where there is access to most services, including a regional airport.

Figure 2. Access to Huemul Project

3,100,000mE
3,200,000mE
3,300,000mE
3,400,000mE
6,400,00mN
6,300,00mN
6,200,00mN
6,100,00mN
6,000,00mN
5,900,00mN
N
San Juan Province
San Luis Province
CHILE
Neuquen Province
MENDOZA Province
Uspallata
Mendoza
Las Heras
Lavalle
Maipu
San Martin
Lujan De Cuyo
Junin
Tupungato
Rivadavia
La Paz
Tunuyan
Santa Rosa
San Carlos
San Rafael
Gral Alvear
Malargue
40
7
146
144
188
143
145
4 h 9 min
363 km
Paved route
ISOENERGY
Huemul Project
SOUTH AMERICA
Mendoza Province
Argentina
75 km
IsoEnergy
Huemul Claims
Access from Mendoza City
Huemul Project
Datum & Projection
Gauss Kruger Posgar WGS84

Project Stage

We have conducted no exploration work or drill activities since acquiring the property and have no current mineral resources or reserves at the Huemul Project.

Historical exploration has been conducted on the Huemul Project.

Local Resources, Infrastructure and Physiography

Local Resources

The area is semi-arid to arid. Small streams are ephemeral although larger rivers flow most of the year.

Southern Mendoza is moderately well populated with skilled to unskilled labor available in Malargüe, San Rafael and Mendoza. South of Mendoza Province is the Neuquén Basin, which has a significant petroleum industry; heavy machinery, construction equipment, and operators are readily available in this area.

Infrastructure

The nearest supply point where goods and services, including food, fuel and labor can be obtained is in the town of Malargüe, with a population of 30,000. There are a number of hydro-electric/irrigation projects in the area and power is readily available.

Climate

Annual temperatures range from a winter low of -10°C to summer highs of 30-35°C. Rainfall is low, with snow and rain in the Cordillera in the winter and thunderstorms and local flash floods in the summer. Field work can be carried out essentially year round.

Physiography

Elevations across the entire region vary from 1700 to 2200 masl.

Physiographically, the area consists of rolling topography with low hills and valleys with local steep underlying bedrock forming ridges and scarps.

Natural vegetation consists of drought resistant grasses, small bushes, shrubs and cacti. In larger sheltered valleys and around oases trees are found and in addition to indigenous species, poplar and birch, they have been planted as windbreaks and for firewood.

Property Claims and Option

There are two principal types of mineral concessions in Argentina: Exploration permits called “cateos” and mining concessions termed Manifestación de Descubrimiento (each, an “MD”) and exploitation (mining) permits called “Concesións de Explotación” (each, a “Mina”) The Huemul claim package currently consists of seven claims, totaling approximately 27,700 ha, comprising two cateos, one Minas, and four MDs and registered with the Mining Notary in Mendoza Province.

Figure 3. Full List of Huemul Concessions

Name	Claim ID	Year	Area (ha)	Claim Type
Cateo Huemul Norte	02967014-A-22	2022	9,896	Cateo
Cateo Huemul Sur	029665342-A-22	2022	9,740	Minas
Mina Huemul	18-C-57	1957	114	MD
MD Silvana	355-C-96	1996	3,000	MD
MD Mirano Norte	089866266-C-22	2022	1,856	MD
MD Carmencita	08987498-C-22	2022	496	MD
MD Cerro Butalo	3161-E-06	2006	2,599	MD

Geology

Regional geology

The Huemul Project is located in the center of the Late Cretaceous thrust front zone of the Neuquén Basin, Mendoza Province. The geological literature of the Neuquén basin is oriented towards its hydrocarbon potential (Adkins, A.R., 2006).

In a regional sense, and according to Cobbold and Rosello (2003), the Neuquén Basin first formed as a rift basin in the early Mesozoic, when regional extension may have resulted from slow subduction of oceanic crust below the Pacific Margin of South America. The Triassic to Early Cretaceous basin fill, some 5000 m thick, include the main source rock intervals and reservoir rocks for the hydrocarbons. The sedimentary environments of later periods are more enigmatic. Although the Upper Cretaceous sedimentary rocks are regionally abundant and up to 1500 m thick, they are mainly of continental origin and contain few fossils. Cenozoic sedimentary rocks are rare.

Subsequent to deposition of the Mesozoic sedimentary sequences, a continuous tecto-genetic process that began during the Tertiary (Eocene to Miocene), dominated by compressional tectonics, remained active until the late Miocene, when the basin reached its final structural configuration (Guilsano and Pleimling, 1994). They state “as a result of the Tertiary compressive forces, a thrust fold belt was established to the west with a structural platform with almost no deformation to the east.” Widespread volcanic activity took place during the extensional periods between the major orogenic peaks. From the Oligocene until the Quaternary the volcanism spread gradually to the east.

In section at surface open folding dominated but with increasing depth some of the folds steepen and show evidence of reverse faulting along their crests. These reverse faults may mark areas where deeper basin brines and hydrocarbons move upward into the shallower sediments.

The sediments on the property are of the of the Upper Cretaceous Diamante Formation deposited in a high energy fluvial environment. They range from conglomerates through sandstone to local shales. The sedimentary units are typically from a few to tens of meters thick.

Across the property the sediments have been intruded by light grey, coarsely porphyritic andesitic and dacitic dykes and sills of the Lower Miocene Huincán Eruptive Cycle.

Property geology

Structural Geology and Mineralization

The project area can be divided into three sectors with largely similar geology and mineralization. A brief summary of the areas are given below:

•        Huemul Agua — Botada:    Diamante Formation sandstones, conglomerates, shales and volcano-clastics striking north south and dipping 20-25o to the west in the north and becoming flat lying to the south. There are numerous Tertiary dykes and sills. Alteration consists of local argillization and weak silicification. Mineralization is hosted in the more permeable units and associated with abundant bitumen. Primary ore minerals are pitchblende, mixed sulphide and secondary oxides of copper, uranium and vanadium.

•        Black Zone-Uryco/Rosa-Vega Larga:    As with the rest of the property Diamante Formation sediments: conglomerates, sandstones, volcano-clastics and shales. Sandstones pale grey with shales and finer units usually red. Beds are from 1-2 m up to 5-6 m thick striking broadly east-west and dipping shallowly to the south. More permeable units can have up to 15% bitumen. There are minor porphyritic andesitic dykes. Alteration consists of bleaching and moderate to strong argillization. Mineralization is strongly associated with more bituminous units and consists of malachite, azurite, native copper and uranium vanadates. The Black Zone to Vega Larga area extends roughly 4km by 1.5km.

•        Cerro Mirano:    Host rocks are the same Diamante Formation sandstones and conglomerates but with numerous porphyritic andesite dykes and sills. These are very distinctive with 30-35% 1cm hornblende crystals. The dikes are emplaced through pre-existing structures such as joints and fractures, with widths of

1 m to 2 m. and there is moderate silification related to the intrusives. Mineralization is present as copper oxides and carbonates (malachite, azurite) and vanadates (carnotite). One of the larger dykes trending NW-SE has various workings along its 200 m strike length and it seems likely the dykes have remobilized mineralizing fluids.

Deposit Types

There are two deposit types developed on the Huemul claim package:

1.      Sandstone uranium deposits with associated vanadium and copper; and

2.      Contact metamorphic copper-silver-uranium+/-vanadium mineralization.

Sandstone Uranium Deposits

Sandstone uranium deposits occur in carbon and/or pyrite-bearing fluvial (less commonly marine), arkosic, medium- to coarse-grained sandstones that contain, are interbedded with and are bounded by less permeable horizons. The primary uranium minerals are predominantly pitchblende, coffinite and, to a lesser extent, uranium-bearing vanadates and phosphates. Uranium is precipitated under reducing conditions caused by the presence of a variety of reducing agents within the sandstones (for example, carbonaceous material, sulphides, hydrocarbons and ferromagnesian minerals such as chlorite. Major known sandstone deposits range in age from Palaeozoic to Tertiary.

With few exceptions, sandstone uranium deposits are of diagenetic — epigenetic, low temperature origin. Groundwater chemistry and migration are instrumental in leaching uranium from source rocks and transporting it in low concentrations to a chemical interface commonly provided by reducing or precipitating agents where it is deposited. Essential parameters that control these processes include a uranium source, host rock lithology and permeability, groundwater chemistry amenable to leaching and transporting uranium, depositional environment, adsorptive/reducing agents and an arid to semi-arid climate.

Impermeable or less permeable strata or other barriers may be instrumental in vertically and laterally channeling uraniferous fluids to favorable sites of deposition, while at the same time prohibiting widespread flushing and dilution of fluids.

Uranium is soluble in large quantities only in its hexavalent state. Therefore, uranium transporting fluids must be sufficiently oxygenated to keep the uranium in solution for transport, but at the same time limited in oxidizing potential so that the reduction and precipitation of uranium generates high enough grades and in sufficiently high quantities to be commercially important. Complexing agents such as carbonate ions are important for enhancing the solubility and mobility of the uranyl ion in neutral to alkaline groundwater in either oxidizing or reducing conditions. A reductant is required to convert (reduce) hexavalent uranium to tetravalent uranium. Many substances have been invoked as uranyl reductants, including partially coalified vegetal matter, woody fragments (coalification not higher than sub-bituminous), amorphous organic matter (humate), petroleum, so-called ‘dead oil’, ‘sour’ natural gas, hydrogen sulphide and pyrite or other sulphides.

The mineralization at Huemul belongs to the tabular and basal channel type and the reducing agents are bitumen and other hydrocarbons in the sandstone units.

Contact Metamorphic Cu-Ag-U Mineralization

There are a number of basic volcanic dykes and sills on the property most notably around the Huemul Mine-Agua Botada area and on Cerro Mirano.

These intrusive bodies have re-mobilized fluids in the sandstone and resulted in the formation of small, presumably originally sulphide, orebodies that have now been oxidized with mixed copper and manganese oxides and to a lesser extent uranium and vanadium oxides.

Exploration History

Historic Exploration

The Argentinian government discovered the Huemul-Agua Botada Zone in 1952 and exploited the deposit between 1955 and 1975. The area was explored with a total of 25,000 m of drilling and 7,000 m of workings. The ore was treated in a concentration plant at the nearby town of Malargüe.

The mine was closed in 1976 with the discovery and development of the Sierra Pintada mine in San Rafael.

EMSA Exploration

In 2005, Calypso Acquisition Corporation, through its wholly owned Argentinian subsidiary Energia Minerals SA (“EMSA”), acquired approximately 20,900 ha around the old Huemul and Agua Botado mines.

Mapping, sampling and airborne geophysics was undertaken and culminated in an IIA in 2007. This was presented and approved by the Ministry of Mines but approval from the Legislature was never forthcoming.

Work continued until 2009 with further mapping and sampling and appears to have ceased in 2009.

IsoEnergy Exploration

IsoEnergy (formerly known as Consolidated Uranium Inc.) undertook mapping and sampling in late 2022 to the end of March 2023.

Drilling

We have conducted no drilling on the Huemul Project since acquiring the property.

Exploration Program Recommendations

The Huemul Project is an early-stage greenfield exploration project which represents an underexplored district where previously mined copper (Cu)-uranium (U)-vanadium (V) mineralization is present alongside a number of other classic sandstone-hosted uranium mineralization prospects.

SLR has proposed a two phase exploration program with a total budget of $714,815 to advance the Huemul Project, beginning in 2025. The two phases of the program are independent of each other. Exploration work can only be undertaken within current granted claims or in areas where we have an agreement with landowners.

The objectives of the exploration program are summarized below:

1       Conduct check sampling and review of historic trench data.

2       Verify the work carried out by the previous operators.

3       Confirm the possibilities of more extensive surficial uranium-copper-vanadium mineralization at Huemul.

Laguna Project

We have an interest in certain mineral concessions located in the Chabut Province of southern Argentina, known as the Laguna Project.

For all references to figures, other citations, and defined terms, please refer to the S-K 1300 Technical Report Summary for the Laguna Salada Project, Chubut Province, Argentina, as Exhibit 96.2 to this registration statement.

Mineral Property Location

Figure 1. Location of the Laguna Project

Legend:
Laguna Salada Claims
Roads/Tracks
Cities/Towns
2,400,000 E
2,600,000 E
2,800,000 E
5,300,000 N
5,100,000 N
4,900,000 N
N
Rio Negro Province
San Matias Gulf
El Maiten
Gastre
Telsen
Puerto Madryn
Esquel
CHUBUT Province
Trelew
Rawson
CHILE
Paso de Indios
Las Plumas
South Atlantic Ocean
Alto Rio Senger
Laguna Salada Project
Camarones
Alto Rio Senger
SOUTH AMERICA
Argentina
Chubut Province
Mayo
Sarmiento
Comodoro Rivadavia
San Jorge Gulf
0
50
100
Kilometres
Santa Cruz Province
SLR
Jaguar Uranium
Laguna Salada Project
Chubut Province, Argentina
Location Map
Source: Miller 2024.

Ownership Interest

We acquired a 100% indirect interest in the Argentina Projects pursuant to the Argentina Projects SPA. Pursuant to the Argentina Projects SPA, we acquired all of the issued and outstanding shares of 284 Ontario from IsoEnergy on July 19, 2024. The Argentina Projects include Laguna Salada Project located in Chubut Province and the Huemul Project located in Mendoza Province. The book value of our mineral properties in Argentina as at December 31, 2024 is $4,150,000.

Qualified Persons

The disclosure in this prospectus of scientific and technical information regarding exploration results for the Huemul Project has been reviewed and approved by SLR, who is an independent, qualified person under S-K 1300.

Internal Controls

We have conducted no exploration work or drill activities since acquiring the property and have no current mineral resources or reserves at the Laguna Project that could be construed as being a potentially economic discovery. Furthermore, we have not commenced exploration of the Laguna Project that involves drilling, sampling, or assaying, and therefore internal controls relating to QA/QC have not been necessary. However, prior to conducting exploration that involves drilling, sampling, assaying, and the reporting of results from those activities, we will establish sampling and analytical QA/QC protocols consistent with industry standards.

Project Location and Access

The Laguna Project is located in the central region of the Chubut Province, approximately 260 km southwest of the town of Trelew and 220 km north of the town of Comodoro Rividavia. Both are regional hubs with airports and essential services. Principal access is by paved Provincial Route 25 for 185 km, which links Trelew with the village of Las Plumas. From Las Plumas, one travels 53 km south on the all-weather, unpaved Provincial Route 48, before turning west onto a farm road for approximately one kilometer to reach the base camp. The Laguna Project is located at 3,401,500 m east and 5,088,500 m north in the Gauss Kruger coordinate system.

The exploration project comprises 28 concessions, totaling approximately 229,978.8 ha.

Project Stage

We have not conducted any exploration work or drill activities since acquiring the property and have no current mineral resources or reserves at the Laguna Project.

Historical exploration has been conducted on the Laguna Project.

Local Resources, Infrastructure and Physiography

Local Resources

Chubut Province is sparsely populated, especially away from the major cities on the coast. The Mártires department, in which the Laguna Project is located, has a surface area of 15,445 km² and has a total population of 800 people of whom 605 live in the town of Las Plumas. The remainder of the population is widely distributed between large, isolated farms. Farms are typically 10,000 ha in extent.

Chubut’s largest city is Comodoro Rivadavia, with a population of approximately 180,000 and located on the coast near the Province’s southern border with Santa Cruz Province. Comodoro Rivadavia has a deep water port. The administrative capital of Rawson, with 40,000 people, is located on the coast in the northeastern part of the province. Puerto Madryn, north of Trelew has a mid-sized, deep water port on the Atlantic Ocean where a 400,000 ton per year aluminum plant, owned by ALUAR, is located. Puerto Madryn and Comodoro Rivadavia have services that support heavy industry related to the aluminum refinery.

Chubut’s economy is heavily dependent on the oil industry and, to some extent, farming and fishing. Oil refining is the mainstay of the economy, principally from offshore fields. Chubut is also one of the principal commercial fishing provinces in Argentina, providing about one-fifth of the national catch. Sheep farming is the main economic activity of the dry interior plain that lies between the coast and the Andes Mountains in the west. Economic activity in the Laguna Project area is largely confined to sheep farming for wool and meat.

Due to the extensive oil industry development in Chubut Province, skilled and semi-skilled personnel are widely available and many people in Las Plumas are currently unemployed, providing a ready pool of potential employees and contractors. Heavy machinery is available if needed.

There is no history of metallic mining in the area; there is some quarrying and extraction of industrial minerals.

The nearest supply point where basic goods and services, including food, fuel, and labor, can be obtained is in the town of Las Plumas. Other services, including heavy machinery, can be obtained from Trelew or Puerto Madryn.

Infrastructure

The Rio Chubut to the northwest and the Rio Chico to the southeast flow throughout the year, however, all other smaller stream and rivers are ephemeral.

The nearest supply point where basic goods and services, including food, fuel, and labor, can be obtained is in the town of Las Plumas. Other services, including heavy machinery, can be obtained from Trelew or Puerto Madryn.

Exploration campaigns require the establishment of a fully serviced camp on the property.

There is a major hydro-electric project 35 km to the northeast at Dique Florentino Ameghino on the Rio Chubut.

Physiography and Climate

The Laguna Salada area is an exceedingly flat gravel plain with the only relief coming from isolated basement highs and incised valleys from the larger rivers in the region.

Natural vegetation consists of sparse grass cover and drought resistant small bushes and shrubs.

The Laguna Project is located on a large, northeast-trending, 10 km by 20 km gravel-topped mesa that is dissected by shallow, ephemeral and dry stream beds that drain westwards and north-westwards into a confined, shallow, saline lake bed located on the western margin of the concession area. The lake bed is only temporarily covered with water after occasional rains. There are isolated hills of underlying basement rocks projecting through this gravel cover.

The mesa is bounded to the northwest by the valley of the Rio Chubut and to the southeast by the valley of the Rio Chico.

Elevations across the entire region vary from 200 masl to 400 masl, averaging approximately 300 masl.

The climate in the region is characterized as arid to semi-arid with annual temperatures ranging from a winter low of -5°C to summer highs of 20°C to 25°C. Rainfall is low and sporadic throughout the year with an average rainfall of approximately 200 mm per year, falling as snow in June and July. The area is characterized by strong winds.

Field work can be carried out essentially year-round, although care needs to be taken in midwinter as the roads may become waterlogged and impassable.

Property Claims and Option

The Laguna Project currently consists of 28 claims, totaling approximately 229,978.8 ha, comprising 20 cateos and eight MDs and registered with the Mining Notary in Chubut Province.

Figure 2. Details of the Number, Type and Area Covered by Concessions that Constitute the Laguna Project

NAME	CLAIM ID	YEAR	AREA (ha)	CLAIM TYPE	TITLE HOLDER
GAP 1	16362	2013	10,000.01	Cateo	2847312 Ontario Inc.
GAP 2	16363	2013	9,994.93	Cateo	2847312 Ontario Inc.
GAP 3	16955	2022	9,994.11	Cateo	2847312 Ontario Inc.
GAP 4	16956	2022	9,951.69	Cateo	2847312 Ontario Inc.
GAP 5	16957	2022	9,877.20	Cateo	2847312 Ontario Inc.
GUANACO I	15496	2008	4,009.41	MD	2847312 Ontario Inc.
GUANACO II	15497	2008	6,959.16	MD	2847312 Ontario Inc.
GUANACO III	15498	2008	5,559.63	MD	2847312 Ontario Inc.
GUANACO IV	15657	2009	3,194.56	MD	2847312 Ontario Inc.
GUANACO V	15873	2010	3,967.14	MD	2847312 Ontario Inc.
GUANACO VI	15874	2010	3,949.56	MD	2847312 Ontario Inc.
GUANACO VII	15875	2010	3,679.01	MD	2847312 Ontario Inc.
HORQUETA 1	16119	2011	10,000	Cateo	2847312 Ontario Inc.
HORQUETA 2	16120	2011	9,992.27	Cateo	2847312 Ontario Inc.
HORQUETA 3	16150	2012	10,000.01	Cateo	2847312 Ontario Inc.
HORQUETA 4	16151	2012	10,000	Cateo	2847312 Ontario Inc.
HORQUETA 5	16152	2012	9,899.01	Cateo	2847312 Ontario Inc.
HOPE 1	15280	2007	10,000	Cateo	2847312 Ontario Inc.
HOPE 2	15281	2007	9,984.63	Cateo	2847312 Ontario Inc.
HOPE 3	15282	2007	9,985.61	Cateo	2847312 Ontario Inc.
HOPE 4	15283	2007	9,372.40	Cateo	2847312 Ontario Inc.
LAGO SECO	15222	2007	3,442.52	Cateo	2847312 Ontario Inc.
LAGO SECO 2	15229	2007	9,998.06	Cateo	2847312 Ontario Inc.
LAGO SECO OESTE	15576	2009	9,276.76	Cateo	2847312 Ontario Inc.
LAGO SECO SUR	15623	2009	9,991.11	Cateo	2847312 Ontario Inc.
LA ROSADA	16160	2012	10,003.49	Cateo	2847312 Ontario Inc.
SUSANA	16553	2015	7,004.93	MD	2847312 Ontario Inc.
NORTE	15800	2010	9,891.62	Cateo	2847312 Ontario Inc.

Figure 3. Location of the Concessions constituting the Laguna Project shown on a Satellite Image (Cateos are shown in red and MDs in blue)

3,375,000 E
3,400,000 E
3,425,000 E
3,450,000 E
3,475,000 E
5,150,000 N
5,125,000 N
5,100,000 N
5,075,000 N
N
CHUBUT PROVINCE
La Rosada
Horqueta 5
Horqueta 3
Horqueta 4
Horqueta 1
Horqueta 2
Laguna Salada Project
Gap 1
Guanaco I
NORTE
Guanaco V
Guanaco VI
Hope 1
Gap 2
Guanaco II
Guanaco III
Guanaco IV
Hope 2
Lago Seco Oeste
Lago Seco
Guanaco VII
Lago Seco 2
Gap 3
Hope 3
Lago Seco Sur
Gap 4
Hope 4
Susana
Gap 5
Elevation (m)
1,099
1,013
930
849
771
695
622
552
484
420
358
300
246
195
148
106
69
38
13
0

Legend:

- *Laguna Salada Claims*
- *Digital Elevation Model*

0 5 10 15 20 25

Kilometres

Jaguar Uranium

Laguna Salada Project

Chubut Province, Argentina

Laguna Salada Claim Map

Source: Miller 2024.

Geology

Regional geology

The Laguna Project is located near the western edge of the Cretaceous San Jorge Basin, which covers most of Chubut Province. The substratum of the San Jorge Basin consists of a sequence of sedimentary, metamorphic, intrusive, and volcanic rocks of Paleozoic and Triassic age that are overlain by the Jurassic volcanic complex of the Marifil Formation. The Jurassic sequence covered a large part of the area that is now covered by the San Jorge Basin with a thick sequence of ignimbrites and rhyolitic lava flows that is exposed in outliers and in the floors of some of the deeper valleys in the project area.

The basal part of the San Jorge Basin consists of conglomerates and sandstones of the Cretaceous Puesto Manuel Arce Formation. These are in turn, overlain by the littoral marine sandstones and interlayered mudstones of the Early Tertiary Salamanca Formation that is interpreted to have accumulated during one of the last marine transgressions by the Atlantic Ocean (Sylwan, 2001).

In the Laguna Project area, the Puesto Manuel Arce and Salamanca Formations are unconformably overlain by Quaternary strata of fluvial and alluvial origin that constitute the Pleistocene Pampa de Arroqui (or Montemayor) Formation and the Holocene Gran Laguna Salada Formation. The Pampa de Arroqui Formation consists of layers of unconsolidated gravel with a sandy to silty matrix. Clasts are well-rounded, moderately well sorted and mainly volcanic in origin. These gravels constitute an outwash plain that marks the migration of the course of the Rio Chico River through Quaternary times. This outwash plain, located to the east of the Andes Mountains, is vast, measuring many tens of thousands of square kilometers in extent, and is now being dissected by the active ephemeral stream system that feeds into the south bank of Rio Chico.

The Gran Laguna Salada Formation is restricted to an area several tens of square kilometers in extent on the east flank of the saline lake called the “Laguna Salada” that lies near the western edge of the project area. This formation is Holocene in age and consists of a polylithic, matrix-supported gravel in which the matrix is fine-grained sand and silt. Discontinuous, 20 cm to 30 cm thick gypsum beds occur within the gravel sequence. The Gran Laguna Salada Formation is interpreted to have accumulated in the depocenter of the Gran Laguna Salada from material eroded from the Pampa de Arroqui Formation.

Property geology

Uranium mineralization in the Laguna Project has been encountered in terraces on the north bank of the Rio Chico, one of the principal rivers in the region that flows northeastwards into the Rio Chubut. Jurassic rocks of the Marifil Formation are exposed in the most deeply incised areas adjacent to the river and as inliers to the southwest and immediately west of the Laguna Salada Lake.

Cretaceous rocks in the Laguna Project are represented by tuffs and fine-grained sandstones that are exposed as inliers immediately to the north, west and southwest of the property. Cretaceous sandstones and interbedded green to brown siltstones of the Puesto Manuel Arce Formation are concentrated in the western part of the property package. These strata are overlain in the central and eastern part of the property by sandstones and interlayered greenish mudstones of the Salamanca Formation, which prior drilling, identified as being approximately 30m thick in the Project area.

In the central part of the Project area, the Salamanca Formation is exposed in an elongate, north-trending inlier that separates Pleistocene strata in the east from younger Holocene strata in the vicinity of the Laguna Salada Lake to the west. The north-trending inlier forms a palaeochannel on which the north- and west-flowing Holocene drainages were superimposed.

A Quaternary terrace of the Rio Chico river system lies to the east of the north-trending paleochannel, constituting a mesa that is hundreds of square kilometers in extent. This “Eastern Mesa” consists of the Pleistocene Pampa de Arroqui Formation, which is an unconsolidated gravel unit that rests on a generally planar basal contact that is occasionally interrupted by erosional channel features into the underlying Salamanca Formation. Gravels of the Pampa de Arroqui Formation are clast- and matrix-supported and are arranged in crude, planar beds interlayered with cross-bedded sand beds and lenses of sand. Clasts consist mainly of volcanic rocks including rhyolite, andesite and basalt. The matrix consists of sand with some interstitial silt and is partially and patchily cemented with calcite and or gypsum. The “Guanaco” mineralized area is located on the west side of the Eastern Mesa.

The west side of the north-south orientated palaeochannel (that exposes the Salamanca Formation) forms part of an extensive, fault-related depression in which the Laguna Salada Lake is located. This area has a mesa-like morphology and is called the “Western Mesa,” The Western Mesa consists of gravels and sands of the Gran Laguna Salada Formation which has a geomorphology and facies distribution typical of an alluvial fan that is now being dissected and eroded by the present ephemeral stream system. Gravels of the Gran Laguna Salada Formation are clast-and matrix-supported and have a silty matrix. Clasts are similar in composition to those of the Pampa de Arroqui Formation. The “Lago Seco” area of mineralization is located on the eastern edge of the Western Mesa.

•        Guanaco Area:    The Guanaco area lies in the Eastern Mesa where the surface of the terrace slopes slightly westwards. Mineralization has been identified over an area of approximately 40 km square in Pleistocene gravels of the Pampa de Arroqui Formation. The gravel unit, which is 3 m to 6 m thick in the mineralized area, has a generally planar basal contact that is occasionally interrupted by erosional channel features scoured into the underlying green to brown siltstones of the Salamanca Formation. The gravel sequence is covered by a layer of carbonate-rich soil that is typically unmineralized and is 20 cm to 40 cm thick. The unconsolidated, clast- and matrix-supported gravel unit is arranged in crude, planar beds interlayered with sandy beds. The matrix consists of sand with some interstitial silt and powdery calcareous minerals and is partially and patchily cemented with gypsum. The uranium-vanadium mineralization of this area is evident as greenish and yellow staining in the sand and carbonate matrix of the gravel and as partial rims on clasts.

•        Lago Seco Area:    Mineralization in the Lago Seco Area extends for tens of square kilometers along the eastern side of the Western Mesa which slopes gently westward toward the topographic depression in which the Laguna Salada Lake lies. Uranium-vanadium mineralization occurs in the interlayered gravel and sand facies of the Gran Laguna Salada Formation which is 2 m to 4 m thick in the area of interest and lies unconformably on the greenish mudstones and sandstones of the Salamanca Formation and partially on sandstones and gravels of the Puesto Manuel Arce Formation. The gravel unit is partially covered by unmineralized calcareous soil up to 30 cm thick. The main lithology constituting the Gran Laguna Salada Formation is matrix- and clast-supported gravel with rounded pebbles up to 5 cm in diameter. The matrix consists of sandy silt with powdery calcite and gypsum. Discontinuous layers of massive gypsum up to 30 cm thick occur in some parts of the Lago Seco Area. The nature and composition of the mineralization is similar to that of the Guanaco area.

•        Buried Lake Area:    Buried Lake refers to a different style of mineralization located in the northern part of the Guanaco area and is observed at the unconformity between the Pampa de Arroqui Formation and the underlying Salamanca Formation. Mineralization is concentrated near the base of the gravel, on the unconformity surface and in fractures in mudstone in the underlying Salamanca Formation.

•        La Rosada Area:    La Rosada Target (La Rosada) is in the northeastern part of the Project area, located approximately 45 kilometers from the Laguna Salada historical mineral resource. The country-rock of La Rosada area is composed of a sequence of acidic volcanic rocks and unconsolidated sediments. The stratigraphic sequence is composed by rhyolitic lava flows (Mesozoic-Jurassic) of the Marifil Formation (volcanic complex), marine and transitional sediments, unconsolidated gravel sandy fossil rich (Mesozoic, Cretaceous) of the Salamanca Formation, paleochannel sediments, unconsolidated gravel with sandy matrix (Cenozoic-Paleogene) of the Salamanca Formation and a sequence of unconsolidated sandy conglomerates (Neogene-Pleistocene) of the Arroqui Formation. In the central part of the project, paleochannels show an east-west, southeast-northwest trend. The main alteration basement volcanics in the area is early silica (SIL1) and silica-clay (SIL-CLY) along fractures.

Mineralization

The uranium mineralization of the Laguna Project is related to “caliches”, which is the partial cementation of the host by calcium carbonates. “Caliche” and “calcrete” type uranium deposits are surficial uranium deposits found in semi-desert environments. Caliche-type uranium deposits differ from calcrete-type uranium deposits in that they typically occur in unconsolidated clastic sediments such as gravel, as opposed to cemented sediments in the case of calcrete-type uranium deposits.

There are three principal styles of uranium-vanadium mineralization that have been identified at Laguna Salada as follows.

•        Of principal economic interest is a tabular, gently undulating layer that contains yellow-green uranium-vanadium minerals at shallow depth within unconsolidated, sandy gravel. This style of mineralization occurs in the Guanaco and Lago Seco areas in gravel-dominated clastic facies of different ages — Pleistocene at Guanaco and Holocene at Lago Seco. Powdery and finely crystalline uranium-vanadium minerals occur between the grains in the sandy matrix of the gravel and also as partial coatings on sand grains and clasts. Carnotite (K2(UO2)2(VO4)2.3H2O) is the dominant uranium-vanadium mineral and has a variable habit from slightly cohesive to compact masses of crystals.

•        The second style of mineralization is found in the “Buried Lake” area where carnotite straddles the unconformity between the gravel sequence and the underlying, organic-rich mudstones. Mineralization within this layer occurs in interstices in the sandy matrix and on pebbles in the gravel as well as within cracks and associated with organic material in the underlying mudstone. The true potential of this style of mineralization at Laguna Salada is undefined currently.

•        In the Pescado Prospect at La Rosada, uranium-vanadium mineralization is not restricted to the paleochannels and is also present in the strongly altered rhyolite basement itself with mineralization indicated as yellow-green carnotite presented disseminated in the matrix of weathered remnants of the rhyolite. Shallow mineralization of this style is open in at least two directions.

Deposit Types

Uranium-vanadium mineralization in the Laguna Project has the principal characteristics of surficial uranium deposits according to the classification of Toens et al., 1984.

Surficial deposits comprise approximately 4% of the world’s uranium resources (WNA, 2009). These deposits are typically tabular bodies of mineralization that are located in close proximity to the surface. They are typically located in sequences of Tertiary to Recent age in fluvial, alluvial and eolian clastic sediments and associated playa lake facies.

Uranium in surficial deposits is thought to have been leached from such source rocks and transported to the site of deposition in the younger sediments by groundwater flow.

Examples of surficial uranium deposits are Yeelirrie and Lake Maitland in Western Australia and Langer Heinrich and Trekkopje in Namibia (WNA, 2009). A close analogy is apparent with the Tubas Red Sand deposit in Namibia, in which carnotite mineralization occurs in free-digging aeolian sand adjacent to a paleochannel.

The current conceptual model for the mineralization in the Laguna Salada Project is as follows:

•        Uranium was derived from fertile source rocks such as rhyolites in the Jurassic basement and older uranium accumulations. Uranium was transported in solution by oxidized meteoric waters that flowed through the permeable, conglomeratic terraces of the Rio Chico.

•        Vanadium is likely to have been derived from the mudstones of the underlying Salamanca Formation. Samples from the mudstone contained up to 600 ppm vanadium, showing that the mudstones are a viable source for the vanadium-bearing fluids at Laguna Salada.

•        These minerals deposited together because of evaporation causing an increase in their concentration in the near-surface environment, resulting in a blanket-like, near-surface layer of mineralization.

•        Mineralization in the Pampa de Arroqui Formation may have been eroded and leached and subsequently precipitated in the younger Gran Laguna Salada Formation in the Holocene depocenter.

A different style of mineralization is encountered in the basement at La Rosada with carnotite occurring in fractures in the volcanic sequence.

The volcanics are argillically altered and it is unclear whether this mineralization is coincident with the mineralization that has precipitated in caliches in the Quaternary gravels, albeit in a different host rock, or may even be the source for the surficial uranium mineralization in the gravels.

Exploration History

Historical Exploration for Uranium

Reconnaissance work on Laguna Salada was first conducted in 2007 by Mega with the aim of confirming anomalies detected in a 1978 airborne radiometric survey undertaken by CNEA. U3O8 Corp. acquired this Project from Mega in April 2010 and immediately undertook metallurgical test work.

Exploration from 2008 onwards primarily focused on the Guanaco and Lago Seco claims, in the southwestern part of the property, with an initial mineral resource estimate completed by Coffey Mining Pty Ltd. (Coffey) in 2011 (Coffey 2011) and a PEA completed in 2014 (Tenova 2014). Limited reconnaissance sampling was also carried out at La Rosada and the Horqueta claims, approximately 45 km to the northeast, and at the Susana claims to the south.

Mineralization has also been discovered in the La Rosada and La Susana areas in the Laguna Project area.

Uranium and vanadium at Laguna Salada were initially discovered along the edge of the gravel mesas where the mineralized layer is exposed from beneath a typically barren gravel cap. It was only with trenching and pitting in the interior of the mesas that the extent of the mineralization became clear at Laguna Salada. Similar mineralization is evident in the La Susana area, where the uranium-vanadium bearing layer has been traced along the western and eastern edges of the mesa, approximately 10 km to 15 km apart.

The Laguna Project was acquired by IsoEnergy in 2021, and a mapping and sampling program was carried out in 2022.

Environmental Considerations

Environmental Impact Assessments (“EIA”s) are required as part of the process of maintaining exploration and mining concessions in good standing with the Provincial Mining Directorate (“PMD”). An initial EIA is required before field work is permitted on a concession and an update to the EIA is required when the approximate location and number of planned trenches and/or bore holes has been established from initial exploration. The updated EIA requires approval by the PMD before the planned trenching and/or drilling can commence.

SLR is not aware of any environmental liabilities on the property. We have all required permits to conduct the proposed work on the property. SLR is not aware of any other significant factors and risks that may affect access, title, or the right or ability to perform the proposed work program on the property

Drilling

We have not conducted any drilling on the Laguna Project since acquiring the property.

Mega drilled 57 RC bore holes for 1,561 m in the Laguna Project in 2008. 15 of these holes were relatively deep (average bore hole length was 80 m) with the objective of exploring for mineralization in favorable stratigraphic units beneath the unconsolidated gravel beds. 42 shallow holes (maximum 10 m depth) were drilled in three principal target areas of the Project area to explore the shallow, caliche-style of mineralization.

This drilling was effective in providing a means of using a downhole Mount Sopris spectrometer to estimate the grade of U3O8; however, the accuracy of these estimates suffered from variable disequilibrium over the Laguna Project area.

Diamond and RC drilling were unsuccessful in providing samples for assay due to poor recoveries from the unconsolidated gravels. These factors, combined with the fact that the most economically attractive style of mineralization in the Laguna Project is the near-surface caliche layer, rather than mineralization located at the deeper unconformity, led to a decision to abandon drilling; all further exploration was done by trenching and pitting.

Vibrosonic drilling may provide a means of recovering material adequate for representative geochemical assaying in the future.

Exploration Program Recommendations

We have proposed a two-phase exploration program with a total budget of approximately $1,900,000 to advance the Laguna Project. The two phases of the program are independent of each other. SLR has reviewed the 2025 program proposed by the Company and is of the opinion that it is a reasonable approach to the advancement of the Laguna Project. Exploration work can only be undertaken within current granted claims or in areas where Jaguar has an agreement with landowners.

The objectives of the exploration program are summarized below:

1.      Acquire proper exploration permits, renegotiate surface access agreements with current landowners, and pursue acquisition of small government concession area located south of the Guanaco VII and north of the Hope 4 concessions.

2.      Conduct check sampling and review of historical trench data, verify the work carried out by the previous operators, and confirm the possibilities of more extensive surficial uranium-vanadium mineralization at Laguna Salada.

3.      Perform trench versus drilling sampling study to determine most appropriate method for advancing the Project.

MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and position of our executive officers, directors and director nominees as of the date of this prospectus.

Name	Age	Position
Executive Officers:
Steven Gold	46	President, Chief Executive Officer and Director
William Avery	43	Chief Financial Officer
Directors and Director Nominees:
Luis Ducassi	43	Executive Chairman of the Board
Maxime Leclerc	39	Director
Trumbull Fisher(1)	41	Director
Janet Meiklejohn	62	Director Nominee
Tomas De Pablos Souza	45	Director Nominee

____________

(1)      Trumbull Fisher has been appointed to the Board pursuant to the Berlin Project SPA.

Background of Executive Officers, Directors and Director Nominees

Luis Ducassi has served as our Executive Chairman since April 1, 2024. Prior to that, Mr. Ducassi was our Chief Executive Officer since the Company’s inception on December 16, 2022. Between August 2021 and December 2022, Mr. Ducassi took a temporary leave of absence due to personal obligations. Prior to that, between August 2020 and August 2021, he served as the General Manager of Mining Promotion and Sustainability of Ministry of Energy and Mines in Peru, where he managed, updated and monitored the portfolio of mining projects both in construction and exploration. A respected businessman, Mr. Ducassi led mining efforts in Peru for the Ministry of Energy and Mines and played a key role in negotiating and financing renewable energy projects. Between October 2017 and July 2020, Mr. Ducassi served as the Director of Mining Projects of Peru’s Private Investment Promotion Agency. Earlier in his career, Mr. Ducassi worked as an associate at Banco de Credito del Peru, from November 2010 to July 2012. In his earlier career, Mr. Ducassi worked at World Bank, where he was a short-term consultant from July 2005 to July 2006 and a junior professional associate from August 2006 to August 2008, gaining experience in financial markets. Mr. Ducassi received his Bachelor’s degree from Universidad del Pacifico in Business Administration in 2003 and his Masters of Business Administration from INSEAD in 2010.

Steven Gold has served as our President and Chief Executive Officer since May 21, 2024. Prior to this, he held the position of Chief Financial Officer, starting on December 10, 2023. He has also served as a director since January 1, 2024. Mr. Gold has nearly 25 years of capital markets experience in the natural resources sector, having held various positions in the investment industry across both the buy and sell sides with Tier-1 funds and brokerages. Prior to serving at the Company, during 2023, Mr. Gold had been offering corporate development and investor relations consultancy to junior natural resource companies on a contractual basis. Between 2021 and 2023, Mr. Gold served as the vice president of corporate development at Collective Mining Corp. Between 2018 and 2021, Mr. Gold took a temporary leave of absence due to personal obligations. Previously, between 2012 and 2018, he served as the chief financial officer of Energold Drilling Corp. In addition, Mr. Gold held senior officer roles at various junior and mid-level global mining-sector companies with a focus on Latin America and Africa. Mr. Gold received his Bachelor’s degree in Industrial Relations from McGill University in 2001 and his CFA designation from CFA Institute in 2006.

William Avery has served as our Chief Financial Officer since June 1, 2024. Between September 2023 and until he started serving as the Chief Financial Officer of the Company, Mr. Avery was operating his own wholly-owned business, Avery Professional Corporation, through which was providing CFO consulting services. While providing consultancy to companies, Mr. Avery was also named as the Chief Financial Officer of PharmAla Biotech Holdings Inc., a Canadian public company. Mr. Avery has nearly 20 years of experience in public accounting and corporate finance, including eleven years as a partner at MNP LLP, a leading national accounting firm in Canada. From 2016 to 2023, he served as the Regional Public Companies Leader in Toronto, Ontario, where he specialized in helping companies go public in both the United States and Canada, as well as cross-listing, across a wide variety of industries. Prior to that, he held the position of Human Capital Leader in Mississauga, Ontario, from 2014 to 2016. Mr. Avery is a CPA (Canada) and

CPA (New York) with expertise in U.S. GAAP and IFRS. Since leaving public accounting, he has worked as CFO and financial consultant to both private and public companies, providing strategic financial leadership to businesses pursuing public listings. Mr. Avery has received his Honors Arts Accountancy Coop and Post-Baccalaureate Diploma in Accounting from University of Waterloo in 2005.

Maxime Leclerc has served as one of our directors since May 21, 2024. Mr. Leclerc has over 20 years of experience in the commodities sector, specializing in energy, metals, and minerals. He is the Founder of Aliki Global, a company that provides management and business advisory services, where he has been working as an advisor since December 2018. He is also the co-founder of Abaxx Exchange and a partner at Abaxx Technologies Inc. Previously, Mr. Leclerc held senior roles at Goldman Sachs, focusing on derivatives and bespoke transaction structuring. He has expertise in transitioning private businesses to public companies, particularly in energy and mining and holds a directorship in a private company. Mr. Leclerc is highly skilled in physical markets and has strong connections with major trading houses. Mr. Leclerc has received his Masters of Science degree in Economics from Universite Paris Dauphine in 2006 and his Masters of Science degree in Finance from London School of Economics in 2008.

Trumbull Fisher has served as one of our directors since April 8, 2024. Mr. Fisher is a capital markets professional with over 15 years of experience both working at investment banks and in investment management. He has experience raising capital for small cap companies while working for institutional investment banks and working with start-up companies. Between March 2019 and September 2022, he served as the chief executive officer and a director of New Wave Esports Corp. (CSE: NWES) and since August 2022, he has been serving as the chief executive officer and a director of Green Shift Commodities Ltd. (TSXV: GCOM.V). Mr. Fisher has vast experience on both public and private boards in addition to holding other roles which include, chairman, chief executive officer, president, and advisor to both public and private companies. Mr. Fisher has received his bachelor’s degree in law from Carleton University in 2005.

Janet Meiklejohn has been appointed to serve as one of our directors, effective upon the completion of this Offering. Ms. Meiklejohn is an experienced financial executive and director with more than 30 years of experience in corporate finance, institutional equity sales, and senior leadership roles. From 1997 to 2015 she was in institutional equity sales with several leading Canadian investment banks, including Salman Partners, Desjardins Financial, National Bank and Macquarie participating in more than $20 billion of financings. From 2015 to 2018, she was a Principal at Emerald Capital providing investor relations and corporate development advisory services to mining and biotech companies. From 2018 to 2024, Ms. Meiklejohn held Chief Financial Officer and Director of Finance roles with several public and private companies, including Canada Rare Earth Corp., Empress Royalty Corp., The Very Good Food Company Inc., and Renaissance Bioscience Inc., where she was responsible for financial reporting, capital raising, investor relations, compliance, and strategic planning. From 2024 to present, Ms. Meiklejohn has been providing corporate development advisory services to Forum Energy Metals in connection with their acquisition in August 2025. She also currently serves as a director and audit committee chair of Impact Silver Corp. since August 2024; a director of Horizon West Infrastructure Fund since March 2024, and a director of Baselode Energy (previously Forum Energy Metals) since 2021. Ms. Meiklejohn holds an MBA from the Richard Ivey School of Business, a BBA from the University of Regina, and is a Chartered Professional Accountant (CPA, CA).

Tomas De Pablos Souza has been appointed to serve as one of our directors, effective upon the completion of this Offering. Mr. De Pablos Souza is a seasoned entrepreneur in mining market, specifically lithium, and has been part of the founding team of two lithium projects now in production. Mr. De Pablos Souza began his career with Minera EXAR S.A. (a joint venture between Lithium Americas Corp and Ganfeng S.A.), contributing to the Cauchari project in Jujuy. In 2015, he co-founded Liex S.A. and co-led its sale to Zijin Mining Group in 2022 for CAD$900 million. Since May 2024, Mr. De Pablo Souza serves as a board member and Senior Leadership Team advisor for Liex, and as a consultant for Andina Mining. Mr. Souza received his Bachelor’s degree in Law from Universidad Argentina de la Empresa in 2006.

Family Relationships

There are no familial relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of the board of directors of the Company (the “Board”). The Board currently consists of four members and will be increased to six members upon the closing of this Offering. Subject to the BCBCA and the Articles, the primary responsibilities of the Board are to provide oversight, strategic guidance, counseling, and direction to our management. The Board will meet on a regular basis and additionally as required.

Pursuant to the IsoEnergy IRA, IsoEnergy has the right to nominate one director to our Board, subject to the limitations set forth in IsoEnergy IRA. See the information under the heading “Description of Capital Stock — Investor Rights Agreement” in this prospectus for more information.

Pursuant to the Berlin Project SPA, Green Shift has the right to nominate a number of directors to our Board proportionate to the combined shareholdings of Green Shift and GEI (including their respective affiliates), rounded down to the nearest whole number. For example, based on their current combined shareholding of approximately 20% of our Common Shares on an undiluted basis, Green Shift would be entitled to nominate one director to our Board.

Director Independence

The Board evaluates the independence of each nominee for election as a director of the Company in accordance with the listing rules of the NYSE American set forth in the NYSE American Company Guide. Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the NYSE American Company Guide, and all directors who sit on our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee must also be independent directors.

The NYSE American definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, an employee of the Company or its subsidiaries and has not received certain payments from, or engaged in various types of business dealings with the Company. In addition, as further required by the NYSE American, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to the Company and its management.

As a result, the Board has affirmatively determined that each of Janet Meiklejohn, Maxime Leclerc and Tomas De Pablos Souza will be independent in accordance with the NYSE American listing rules. The Board has also affirmatively determined that all members of our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee will be independent directors.

Director Term Limits

All directors cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. We have not adopted term limits for the directors of the Board as term limits could result in the loss of directors who have been able to develop, over a period of time, significant insight into the Company and its operations and an institutional memory that benefits the Board as well as the Company and its shareholders.

Board Meetings

During the fiscal year ended December 31, 2024, the Board met four times, on June 25, 2024 and July 5, 2024 to discuss the Argentina Projects, on September 20, 2024 to discuss the Berlin Project and on November 19, 2024, to discuss the Offering. During the fiscal year ended December 31, 2023, the Board met nil times. All of our directors attended 75% or more of the aggregate number of meetings of the Board. The Board committees will be formed in advance of the closing of the Offering. The directors are strongly encouraged to attend future meetings of shareholders.

Board Committees

The committees of our Board will consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”). The Board will adopt a charter for each of these committees, which will comply with the applicable NYSE American rules. Copies of the charters for each committee will be publicly available upon closing of this Offering on our website at www.jaguaruranium.com.

Audit Committee

The Audit Committee upon completion of this Offering will be comprised of Janet Meiklejohn, Maxime Leclerc and Tomas De Pablos Souza, each of whom will be considered independent under the NYSE American listing standards and applicable SEC rules. All of our members of our Audit Committee will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE American. Janet Meiklejohn will be the chair of the Audit Committee. The Board has determined that each of Janet Meiklejohn, Maxime Leclerc and Tomas De Pablos Souza will qualify as an “audit committee financial expert” as defined in the applicable SEC rules and has the requisite financial sophistication as defined under the applicable NYSE American rules and regulations.

The Audit Committee will adopt a written charter that sets out its duties and responsibilities. The Audit Committee will be responsible for, among other things:

•        overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•        selecting, retaining, compensating, and overseeing the Company’s independent auditors and, if necessary, terminating their services;

•        reviewing the independent auditors’ qualifications, performance, and independence, and assuring proper rotation of lead audit partners;

•        pre-approving all audit and permitted non-audit services provided by the Company’s independent auditors;

•        reviewing and discussing the company’s annual and quarterly financial statements, as well as significant accounting issues and financial reporting risks;

•        reviewing internal controls over financial reporting and disclosure controls, including material weaknesses and deficiencies, and management’s response to such issues;

•        monitoring the Company’s compliance with applicable legal and regulatory requirements, and overseeing the Company’s policies for managing significant risks, including financial and cybersecurity risks;

•        establishing procedures for handling complaints regarding accounting and auditing matters, and the confidential submission of employee concerns;

•        producing the audit committee report to be included in the Company’s annual proxy statement; and

•        reviewing and approving related party transactions and conflict-of-interest situations.

The Audit Committee will have the authority to retain outside advisors as necessary to fulfill its duties and responsibilities.

Compensation Committee

The Board will also establish a Compensation Committee, which will be entirely of independent directors under the NYSE American listing standards and applicable SEC rules. Upon completion of this Offering, the members of the Compensation Committee will be Janet Meiklejohn, Maxime Leclerc and Tomas De Pablos Souza. The Compensation Committee will assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers.

The Compensation Committee’s duties, which will be specified in our Compensation Committee charter, will include, among other things:

•        reviewing and approving, on an annual basis, corporate goals and objectives relevant to the CEO’s compensation, evaluating the CEO’s performance in light of these goals, and determining the CEO’s compensation based on the evaluation;

•        reviewing and recommending to the Board the compensation of all other executive officers, considering the results of the most recent shareholder advisory vote on executive compensation;

•        reviewing and making recommendations on incentive compensation and equity-based plans, as well as administering these plans, including the granting of awards and setting the terms and conditions of such grants;

•        reviewing the Company’s executive compensation policies and discussing the compensation discussion and analysis for inclusion in the Company’s annual report and proxy statement;

•        reviewing and recommending employment agreements, severance arrangements, and change-in-control benefits for the CEO and other executive officers;

•        reviewing stock ownership guidelines for executives and monitoring compliance with the Compensation Committee charter;

•        reviewing compensation arrangements to ensure they do not encourage excessive risk-taking and discussing the relationship between risk management and compensation policies;

•        overseeing engagement with shareholders and proxy advisory firms on executive compensation matters; and

•        reviewing director compensation and benefits annually and making recommendations to the Board.

Nominating and Corporate Governance Committee

The Board will also establish a Nominating and Corporate Governance Committee which will be comprised of three directors, Tomas De Pablos Souza, Maxime Leclerc, and Janet Meiklejohn, who satisfy the “independence” requirements under the NYSE American listing standards and applicable SEC rules.

The Nominating and Corporate Governance Committee’s duties, which will be specified in our Nominating and Corporate Governance Committee charter will include, among other things:

•        identifying and evaluating candidates for the Board, including nominations by shareholders and recommendations to the Board for approval;

•        recommending the composition and chairmanship of the Board committees and making recommendations regarding the selection of candidates to fill vacancies;

•        developing and recommending corporate governance guidelines, policies, and practices, and reviewing them annually for potential updates;

•        overseeing the evaluation process for the board and its committees, including an annual assessment of their performance;

•        reviewing director compensation and benefits annually and recommending any necessary changes to the Board; and

•        overseeing orientation programs for new directors and continuing education programs for current directors.

Compensation Committee Interlocks and Insider Participation

No person who has served as a member of the Compensation Committee during the last completed fiscal year (i) was, during that fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K.

No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company.

No executive officer of the Company served as a director of another entity, one of whose executive officers served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company.

No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Board Oversight of Risk

The Board’s primary function is one of oversight. The Board as a whole works with our management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board will be responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board has considered and its committees will consider whether our programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The Audit Committee will focus on assessing and mitigating financial risk, including risk related to internal controls and compliance. In setting compensation, the Compensation Committee will strive to create incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking. The Nominating and Corporate Governance Committee will consider areas of potential risk within corporate governance. Each of the committees will report to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics. A copy of the Code of Business Conduct and Ethics will be publicly available upon closing of this Offering on our website at www.jaguaruranium.com. We also intend to disclose future amendments to, or waivers of, our Code of Business Conduct and Ethics, as and to the extent required by SEC regulations, on our website.

Shareholder and Interested Party Communications

Shareholders and interested parties may communicate with the Board, any committee or committee chairperson or the independent directors as a group by writing to the Board, committee, committee chairperson or independent directors in care of the Chairman of the Board at 3-1136 Centre Street, Thornhill, Ontario L4J 3M8, Canada. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee or committee chairperson or all independent directors.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

Our executive officers as of and for the year ended December 31, 2025, whom we refer to in this prospectus as our “named executive officers” were:

•        Luis Ducassi, our Executive Chairman

•        Steven Gold, our President and Chief Executive Officer

•        William Avery, our Chief Financial Officer

Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2025, and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Luis Ducassi	2025	13,500	75,000	—	—	210,000
Executive Chairman	2024	13,168	—	118,630	—	131,798
Steven Gold(1)	2025	163,500	75,000	—	—	238,500
President, Chief Executive Officer	2024	69,815	—	301,518	—	371,333
William Avery(2)	2025	150,000	75,000	—	—	225,000
Chief Financial Officer	2024	49,500	2,500	188,200	—	240,185

____________

(1)      The salary for Steven Gold consisted of payments made to 2335350 Ontario Inc.

(2)      The salary for William Avery consisted of payments made according to the terms of a consulting contract to Avery Professional Corporation.

(3)      Amounts shown in this column represent the aggregate grant date fair value of the stock options awarded to the named executive officers in fiscal years 2025 and 2024. These values have been determined in accordance with FASB ASC Topic 718 using a Black-Scholes model. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the disclosures for share-based compensation and granted option awards contained in Note 3 and Note 8 to the Company’s consolidated financial statements included elsewhere in this registration statement. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the named executive officers upon exercise of the stock options.

Narrative Disclosure to Summary Compensation Table

Employment Agreements and Arrangements

We have entered into written executive employment agreements (each, an “Employment Agreement”) with each of our Luis Ducassi, Steven Gold and William Avery, which became effective on August 1, 2025. Some of the terms of the Employment Agreements include:

•        Prior Consulting Relationship:    Each executive previously provided services to the Company as an independent contractor pursuant to a Consulting Agreement. The consulting arrangements were mutually terminated effective as of the date each executive commenced full-time employment.

•        Position and Duties:    Each executive is employed in a senior leadership role appropriate to their title, with responsibilities customary to such position and as otherwise assigned by the Chief Executive Officer or the Board. Executives may be appointed to other positions with affiliates or investee companies without additional compensation.

•        Base Salary:    Executives are entitled to an annual base salary of $250,000, $250,000 and $200,000 for each of Luis Ducassi, Steven Gold and William Avery, respectively, subject to periodic review but not subject to decrease during the term of employment.

•        Bonus:    Executives are eligible to receive annual discretionary bonuses under any applicable management incentive plan adopted by the Company. In the year in which the Company completes a Liquidity Event (as defined in each of the Employment Agreements), each executive is entitled to a guaranteed bonus equal to 75% of their base salary, payable within 30 days of the closing of such event.

•        Equity Compensation:    Executives are entitled to participate in the Company’s Equity Incentive Plan and may receive grants of stock options, restricted stock units, performance stock units or other equity awards as determined by the Board. Equity awards vest in full upon termination without cause or resignation for good reason.

•        Liquidity Event Equity Grant:    Upon the closing of a Liquidity Event (as defined in each of the Employment Agreements), Luis Ducassi, Steven Gold and William Avery will receive 250,000, 250,000 and 200,000 options, respectively, to purchase Common Shares at the Liquidity Event (as defined in each of the Employment Agreements) price.

•        Change of Control:    Upon the occurrence of a Change of Control Event (as defined in each of the Employment Agreements), each of Luis Ducassi, Steven Gold and William Avery, respectively, will receive 500,000, 500,000 and 350,000 deferred stock units. If such event results in the executive’s termination without cause or resignation for good reason, the deferred stock units will be replaced by the same amount of restricted stock units for each of the executives, which shall fully vest immediately.

•        Severance:    If the Company terminates an executive’s employment without cause or if the executive resigns for good reason, and subject to execution of a release, the executive is entitled to:

•        A lump sum severance payment equal to twenty-four, twenty-four and eighteen months of base salary, for each of Luis Ducassi, Steven Gold and William Avery, respectively, reduced by any ESA notice and severance entitlement; and

•        Payment of the executive’s guaranteed bonus (in the case of William Avery, multiplied by 0.5).

•        Benefits and Perquisites:    Executives are eligible to participate in all Company benefit plans made generally available to similarly situated employees, subject to plan terms and applicable eligibility requirements.

•        Vacation:    Each executive accrues five weeks (25 business days) of paid vacation annually, pro-rated for partial years.

•        Restrictive Covenants:    The Employment Agreements include customary confidentiality, non-disparagement, assignment of intellectual property rights, and non-solicitation provisions. Non-solicitation obligations apply for 12 months following termination.

•        Employment at Will with ESA Minimums:    The Company may terminate an executive’s employment at any time with or without cause, in accordance with the minimum requirements under the Ontario Employment Standards Act, 2000 (“ESA”), and any enhanced entitlements are conditioned upon execution of a release of claims.

Outstanding Equity Awards at the Fiscal Year-End

The following table sets forth information concerning the equity awards of the named executive officers as of December 31, 2025.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date (D-M-Y)
Luis Ducassi	8,680	—	8,680	$4.00	30-Jun-29
	19,845	—	19,845	$5.00	25-Sep-29
Steven Gold	10,140	—	10,140	$2.00	15-Mar-29
	8,680	—	8,680	$4.00	30-Jun-29
	19,845	—	19,845	$5.00	25-Sep-29
William Avery	11,580	—	11,580	$4.00	18-Jun-29
	12,160	—	12,160	$5.00	28-Aug-29
	19,845	—	19,845	$5.00	25-Sep-29

Director Compensation

The following table provides information concerning the compensation of each director on the Board who did not serve as a named executive officer as of the year ended December 31, 2025.

Name	Fees earned or paid in cash ($)	Option award ($)	All other compensation ($)	Total ($)
Jose Vizquerra(1)	—	—	—	—
Maxime Leclerc	—	—	—	—
Trumbull Fisher	—	—	—	—

____________

(1)      Mr. Vizquerra resigned as a member of the Board on August 1, 2025.

Narrative Disclosure to Director Compensation Table

The compensation of the members of the Board will be $5,000 per month starting from the consummation of the Offering.

Employee Benefit Plans

Stock Option Plan

We have a stock option plan in place (the “Stock Option Plan”), that was approved on March 15, 2024. Accordingly, options may be granted to employees, directors or consultants of the Company. The total number of Common Shares issuable pursuant to the option plan will not exceed 10% of the aggregate number of Common Shares issued and outstanding and the number of Common Shares reserved for issuance to any one person under options granted pursuant to the option plan may not exceed 5% of the issued and outstanding Common Shares on a non-diluted basis. The exercise price, term and vesting of options to purchase Common Shares will otherwise be as approved by the Board. Unless otherwise determined by the Board, options to purchase Common Shares typically vest and become exercisable 50% at the end of six months from grant date and 50% at the end of twelve months from grant date.

We measure equity settled share-based payments based on their fair value at the grant date and recognize compensation expense on a straight-line basis over the vesting period. Fair value is measured using the Black-Scholes Model. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk free rates, expected forfeiture and future dividend yields at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results. We have elected to recognize the effect of awards for which the requisite service period is not rendered when the award is forfeited, which is to recognize the effect of forfeitures in compensation cost when they occur. Previously recognized compensation cost for an award is reversed in the period that the award is forfeited. Further, we have elected to use the contractual term as the expected term.

In 2024, our Executive Chairman Mr. Ducassi was granted 35,000 options exercisable at $4.00 and expiring on June 30, 2029 and 33,000 options exercisable at $5.00 expiring on September 25, 2029, our President and Chief Executive Officer Mr. Gold was granted 100,000 options exercisable at $2.00 and expiring on March 15, 2029, 35,000 options exercisable at $4.00 and expiring on June 30, 2029, and 33,000 options exercisable at $5.00 and expiring September 25, 2029, and our Chief Financial Officer Mr. Avery was granted 50,000 options exercisable at $4.00 and expiring June 18, 2029, 25,000 options exercisable at $5.00 and expiring on August 28, 2029, and 33,000 options exercisable at $5.00 and expiring on September 25, 2029.

Also in 2024, our directors received option awards for their service on the Board under the Stock Option Plan. These option awards are discretionary and not granted pursuant to a formal Board compensation policy. On June 30, 2024, Jose Vizquerra, Maxime Leclerc, and Trumbull Fisher were each granted 35,000 options with an exercise price of $4.00 and a five-year term. Additionally, on September 25, 2024, Jose Vizquerra, Maxime Leclerc, and Trumbull Fisher were each granted 18,000 options with an exercise price of $5.00 and a five-year term.

2025 Equity Incentive Plan

On or prior to the consummation of this Offering, the Board and our shareholders will adopt and approve the Jaguar Uranium Corp. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”). The 2025 Equity Incentive Plan is designed to align the interests of officers, employees, and other eligible service providers with those of the shareholders and to help the company attract and retain qualified personnel. It also aims to associate part of the compensation for these individuals with the returns achieved by shareholders.

Administration.    The 2025 Equity Incentive Plan is administered by the Board, which has broad authority to interpret the 2025 Equity Incentive Plan, grant awards, and establish the terms and conditions for each award. The Board can delegate its authority as necessary, provided it complies with applicable law.

Share Reserve.    The total number of shares available under the 2025 Equity Incentive Plan is limited to 10% of the issued and outstanding shares of the Company. This percentage includes shares from other security-based compensation plans. Certain limits apply to insiders, preventing them from receiving more than 10% of the total shares issued at any time.

Types of Awards.    Awards under the 2025 Equity Incentive Plan may include options, restricted share units (RSUs), and performance share units (PSUs). Each award type comes with specific vesting, performance, and exercise conditions, as outlined in individual grant agreements.

Transferability.    Awards under the 2025 Equity Incentive Plan cannot be transferred or assigned, except under limited conditions such as death or legal succession.

Change in Control.    In the event of a change in control, outstanding awards may vest early or be adjusted depending on the specifics of the transaction and the participant’s relationship with the Company.

Amendment and Termination.    The 2025 Equity Incentive Plan can be amended or terminated by the Board at any time, but any changes that negatively impact participant rights require their consent unless the changes are necessary for legal compliance. Certain amendments, such as increasing the number of shares issuable or changing eligibility criteria, require shareholder approval.

Clawback Provisions.    The 2025 Equity Incentive Plan includes provisions for recoupment of awards if a participant engages in misconduct, breaches restrictive covenants, or if the company is required to restate its financial statements.

This 2025 Equity Incentive Plan replaces the Company’s prior stock option plan, with all outstanding awards from the prior plan included in the share reserve limits under the current 2025 Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since December 16, 2022 (our inception) and any currently proposed transactions, to which we were or are to be a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under the heading “Executive and Director Compensation” in this prospectus.

Our Policy Regarding Related Party Transactions

Following this Offering, the Board intends to adopt a written policy on transactions with related persons that is in conformity with the requirements for issuers listed on the NYSE American. Under such policy:

•        Any related party transaction, and any material amendment or modification to a related party transaction, must be reviewed and approved or ratified by the Audit Committee, which is composed solely of independent directors who are disinterested.

•        Any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Compensation Committee or recommended by the Compensation Committee to the Board for approval.

•        The Audit Committee or disinterested directors, as applicable, will review and examine the name of the related party and the basis on which the person is a related party, the material terms of the transaction, including the approximate dollar value of the amount involved and all material facts regarding the related party’s direct or indirect interest in, or relationship to, the related party transaction.

•        The Audit Committee or disinterred directors, as applicable, will determine whether the related party transaction was undertaken in the ordinary course of business and whether the terms are comparable to those that would have been reached with an unrelated third party.

If the Company becomes aware of a Related Party Transaction that has not been approved under the policy, the transaction will be reviewed in accordance with the policy’s procedures. If not ratified, additional actions, including immediate discontinuation or rescission of the transaction, may be directed by the Audit Committee.

Transactions with Related Persons

Other than the employment arrangements with our named executive officers, the issuances of equity awards to our executive officers and directors, and the transactions related to the acquisitions of our subsidiaries, there were no related party transactions during the years ended December 31, 2024 and 2023.

Investor Rights Agreement

In connection with the Argentina Projects SPA, we entered into the IsoEnergy IRA. Pursuant to the IsoEnergy IRA, IsoEnergy is entitled to participate in future equity financings, including the issuance of equity securities or securities convertible into or exercisable for equity securities in any public or private offering, on terms consistent with those offered to other investors, subject to certain exceptions, including issuances of securities (a) under our existing or future share-based incentive plans, (b) upon the exercise or conversion of previously issued convertible or exchangeable securities, (c) in connection with acquisitions, business combinations, or other asset transactions, and (d) through a rights offering made available to all shareholders.

IsoEnergy is also entitled to nominate one director to the Board following the Company’s listing on the NYSE American. The nominee, who may be a director or officer of IsoEnergy, is not required to meet independence criteria. We are required to take all necessary steps to ensure the appointment of IsoEnergy’s nominee to the Board, who will receive the same compensation, indemnification, and benefits as the other directors.

The IsoEnergy IRA will terminate when IsoEnergy’s ownership percentage in the Company falls below 5%. Upon termination, all rights and obligations under the agreement will cease.

Shareholders’ Agreement

The Shareholders’ Agreement governs the rights, obligations, and restrictions of our current shareholders with respect to the Common Shares. The Shareholders’ Agreement includes provisions relating to the transfer of shares, corporate governance, and the ability of shareholders to influence significant decisions affecting us.

Share Transfer Restrictions

The Shareholders’ Agreement imposes restrictions on the transfer of Common Shares by shareholders. Any shareholder wishing to transfer their Common Shares must first offer them to us and then to the other shareholders under the same terms.

Shareholder Approval for Common Share Issuances

The Shareholders’ Agreement requires that any issuance or alteration of our authorized or issued capital, including the creation of new share classes or the issuance of additional Common Shares, must be approved by at least 60% of the voting shares, including the consent of Jose Vizquerra and Roxy Capital Corporation.

Director Nomination Rights

Pursuant to the Shareholders’ Agreement, both Jose Vizquerra and Roxy Capital Corporation have the right to nominate directors to our Board. Jose Vizquerra has exercised his right by nominating himself as a director. Roxy Capital Corporation has not exercised its nomination rights as of the date of this prospectus.

Drag-Along Rights

The Shareholders’ Agreement grants drag-along rights to shareholders holding 75% or more of the voting shares, allowing them to compel other shareholders to sell their Common Shares in the event of a proposed sale to a third party. These rights allow majority shareholders to facilitate significant transactions, such as the sale of our business, without being impeded by minority shareholders. However, this provision could require minority shareholders to sell their Common Shares on terms they did not negotiate.

Termination of the Shareholders’ Agreement

The Shareholders’ Agreement will terminate upon certain events, including (i) the completion of a public offering of our Common Shares, (ii) our dissolution or bankruptcy, or (iii) the execution of a written agreement of termination by all parties to the Shareholders’ Agreement. Therefore, the Shareholders’ Agreement will terminate upon completion of this Offering in accordance with its terms.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of the Common Shares by:

•        each person who is the beneficial owner of more than 5% of the outstanding Common Shares;

•        each of our named executive officers;

•        each of our directors and director nominees; and

•        all of our current named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting (which includes the power to vote or to direct the voting of) or investment power (which includes the power to dispose of or to direct the disposition of) of that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days.

Applicable percentage of beneficial ownership of the Common Shares outstanding before the Offering set forth below is based on the number of Common Shares to be issued and outstanding immediately prior to the consummation of the Offering. The percentage of beneficial ownership of the Common Shares outstanding after the Offering set forth below is based on the number of Common Shares to be issued and outstanding immediately after the consummation of the Offering.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Name and Address of Beneficial Owner(1)		Before Offering	After Offering (Assuming Underwriter’s Option is not exercised)	After Offering (Assuming Underwriter’s Option is exercised in full)
Directors, Director Nominees and Named Executive Officers
Luis Ducassi, Executive Chairman(2)	528,000	4.44%	2.41%	2.29%
Steven Gold, President, Chief Executive Officer(3)	293,000	2.46%	1.34%	1.27%
William Avery, Chief Financial Officer(4)	108,000	*	*	*
Maxime Leclerc, Director(5)	53,000	*	*	*
Trumbull Fisher, Director(6)	53,000	*	*	*
Janet Meiklejohn, Director Nominee	—	—	—	—
Tomas De Pablos Souza, Director Nominee	—	—	—	—
All directors, director nominees and executive officers as a group (7 persons)	1,035,000	8.70%	4.73%	4.48%
5% Beneficial Holders
Sachem Cove Special Opportunities Fund LP(7)	473,333	3.98%	2.16%	2.05%
RJL18 Capital Canada LP(8)	946,666	7.96%	4.33%	4.10%
Beaconsfield Ventures Ltd.(9)	1,660,834	13.96%	7.59%	7.19%
Roxy Capital Corp.(10)	1,120,000	9.41%	5.12%	4.85%
Green Shift Commodities Ltd.(11)	1,211,687	10.18%	21.76%	21.92%
IsoEnergy Ltd. (Consolidated Uranium Inc.)(12)	2,000,000	16.81%	10.97%	10.40%

____________

*        Indicates beneficial ownership of less than 1% of the total issued and outstanding Common Shares.

(1)      Unless otherwise noted, the business address of each of the following is 3-1136 Centre Street, Thornhill, Ontario, L4J 3M8 Canada.

(2)      The number of shares beneficially owned includes 35,000 options exercisable at $4.00 per Common Share and expiring on June 30, 2029, 33,000 options exercisable at $5.00 per Common Share and expiring on September 25, 2029.

(3)      The number of shares beneficially owned includes 100,000 options exercisable at $2.00 per Common Share and expiring on March 15, 2029, 35,000 options exercisable at $4.00 per Common Share and expiring on June 30, 2029, and 33,000 options exercisable at $5.00 per Common Share and expiring on September 25, 2029. The number of shares beneficial owned also includes 75,000 warrants held by Steven Gold’s spouse Jodi Kaufman exercisable at $1.00 per Common Share and expiring on December 14, 2029, which are deemed to be beneficially owned by Steven Gold.

(4)      The number of shares beneficially owned includes 50,000 options exercisable at $4.00 per Common Share and expiring on June 18, 2029, 25,000 options exercisable at $5.00 per Common Share and expiring on August 28, 2029, and 33,000 options exercisable at $5.00 per Common Share and expiring on September 25, 2029.

(5)      The number of shares beneficially owned includes 35,000 options exercisable at $4.00 per Common Share and expiring on June 30 2029, and 18,000 options exercisable at $5.00 per Common Share and expiring on September 25, 2029.

(6)      The number of shares beneficially owned includes 35,000 options exercisable at $4.00 per Common Share and expiring on June 30 2029, and 18,000 options exercisable at $5.00 per Common Share and expiring on September 25, 2029.

(7)      The number of shares beneficially owned includes 70,000 warrants exercisable at $5.05 per Common Share and expiring on January 15, 2028. Sachem Cove Partners LLC is the General Partner of Sachem Cove Special Opportunities Fund LP. Timothy Rotolo is the principal of the general partner of Sachem Cove Special Opportunities Fund LP. The address of Sachem Cove Special Opportunities Fund LP is 44 Main Street, Cold Spring Harbor, New York, New York 11724.

(8)      The number of shares beneficially owned includes 213,333 warrants exercisable at $1.00 per Common Share and expiring on December 14, 2026, and 270,000 warrants exercisable at $5.05 per Common Share and expiring on June 17, 2028. Dean Lazer has voting control and investment discretion over, and therefore may be deemed to have beneficial ownership of, the securities held by RJL18 Capital Canada LP. The address of RJL18 Capital Canada LP is 150 King Street, West 200, Toronto, Canada M5H 1J9.

(9)      Chris Irwin has voting and investment control over the shares held by Beaconsfield Ventures Ltd. The address of Beaconsfield Ventures Ltd. is 397 Russell Hill Road, Toronto, Ontario M4V 2M3. The number of shares beneficially owned includes 216,667 warrants exercisable at $1.00 per Common Share and expiring on December 14, 2029, and 450,000 warrants exercisable at $5.05 per Common Share and expiring on June 17, 2028.

(10)    Eric Lazer is the chief executive officer and 100% owner of Roxy Capital Corp. and has voting and investment control over the shares held by it. The address of Roxy Capital Corp. is 20 Canal Beach, Old Fort Bay, P.O. Box N7776, Nassau, Bahamas. The number of shares beneficially owned includes 300,000 warrants exercisable at $1.00 per Common Share and expiring on December 14, 2029, and 270,000 warrants exercisable at $5.05 per Common Share and expiring on June 17, 2028.

(11)    Green Shift Commodities Ltd. is a publicly traded company on the TSX Venture Exchange and the OTCQB. Its address is 303 – 217 Queen St. West, Toronto, ON Canada M5V 0R2. The percentage of beneficial ownership after the Offering includes the Liquidity Event Shares.

(12)    IsoEnergy Ltd. is a publicly traded company on the Toronto Stock Exchange and the OTCQX. Its address is 217 Queen St. West, Unit 401, Toronto, ON Canada M5V 0R2. Consolidated Uranium Inc. is a wholly-owned subsidiary of IsoEnergy Ltd. The percentage of beneficial ownership after the Offering includes the Listing Event Shares.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our Articles and Amended and Restated Bylaws (the “Bylaws”) that will become effective upon the closing of this Offering. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to the Articles and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

We are authorized to issue an unlimited number of Common Shares with no par value, an unlimited number of Class B common shares (“Class B Shares”) with no par value and an unlimited number of preferred (“Preferred Shares”) shares with no par value. As at September 30, 2025, 9,057,020 Common Shares were issued and outstanding and no Class B Shares or Preferred Share were issued or outstanding.

Common Shares

Voting Rights

The holders of the Common Shares will be entitled to receive notice of and to vote at every meeting of the shareholders of the Company and will have one vote thereat for each Common Share held.

Dividends

Subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares, the Board may from time-to-time declare a dividend, and we will pay thereon out of the monies of the Company properly applicable to the payment of the dividends to the holders of Common Shares. The holders of Common Shares receive dividends as determined from time-to-time by the Board whose determination will be conclusive and binding upon the Company and the holders of Common Shares. Dividends may be paid on the Common Shares to the exclusion of the Class B Shares and, if otherwise permitted, the Preferred Shares.

Liquidation

Subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares, in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of the monies properly applicable to the payment of dividends) the holders of Common Shares, together with the holders of the Class B Shares, will be entitled to share equally.

Preemptive or Other Rights

Holders of Common Shares are not entitled to preemptive rights, and the Common Shares are not subject to conversion, redemption or sinking fund provisions.

Election and Removal of Directors

Shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors set under the Articles from time to time. All the directors cease to hold office immediately before the election or appointment of directors, but are eligible for re-election or re-appointment. We may by special resolution remove any director before the expiration of his or her period of office and may by ordinary resolution elect or appoint another person in his or her stead. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy. The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

Class B Shares

Voting Rights

The holders of the Class B Shares are not entitled to vote at any meeting of the shareholders of the Company and will not be entitled to receive notice of or attend any meetings of the shareholders of the Company.

Dividends

Subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares, the Board may from time-to-time declare a dividend, and we will pay thereon out of the monies of the Company properly applicable to the payment of the dividends to the holders of Class B Shares. For the purpose hereof, the holders of Class B Shares receive dividends as determined from time-to-time by the Board whose determination will be conclusive and binding upon the Company and the holders of Class B Shares. Dividends may be paid on the Class B Shares to the exclusion of the Common Shares and, if otherwise permitted, the Preferred Shares.

Liquidation

Subject to the rights, privileges, restrictions and conditions attached to the Preferred Shares, in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of the monies properly applicable to the payment of dividends) the holders of Class B Shares, together with the holders of the Common Shares, will be entitled to share equally.

Preemptive or Other Rights

Holders of Class B Shares are not entitled to preemptive rights, and the Class B Shares are not subject to conversion, redemption or sinking fund provisions.

Preferred Shares

The Board may from time-to-time issue Preferred Shares in one or more series, each series to consist of such numbers of shares as may before issuance thereof be determined by the Board.

The Board may by resolution alter the Articles to create any series of Preferred Shares and to fix before issuance, the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series, including, without limiting the generality of the foregoing, the rate, form, entitlement and payment of preferential dividends, the dates and place to payment thereof, the redemption price, terms, procedures and conditions of redemption, if any, voting rights and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; and provided, however, that no shares of any series will be issued until we have filed an alteration to the Notice of Articles with the Registrar of Companies, or such designated person in any other jurisdiction in which the Company may be continued.

If any cumulative dividends or amounts payable on return of capital in respect of a series of shares are not paid in full the shares of all series will participate ratably in respect of accumulated dividends and return of capital.

The Preferred Shares will be entitled to preference over the Common Shares and Class B Shares and any other shares of the Company ranking junior to the Preferred Shares with respect to the payment of dividends, if any, and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, and may also be given such other preferences over the Common Shares and Class B Shares and any other shares of the Company ranking junior to the Preferred Shares as may be fixed by the resolution of the Board as to the respective series authorized to be issued.

The Preferred Shares of each series will rank on a parity with the Preferred Shares of every other series with respect to priority and payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, exclusive of any conversion rights that may affect the aforesaid.

No dividends will at any time be declared or paid on or set apart for payment on any shares of the Company ranking junior to the Preferred Shares unless all dividends, if any, up to and including the dividend payable for the last completed period for which such dividend will be payable on each series of the Preferred Shares then issued and outstanding will have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Company ranking junior to the Preferred Shares nor will the Company call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Company ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable on each series of the Preferred Shares then issued and outstanding will have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Company out of capital pursuant to the provisions of the BCBCA, if the Board so provide in the resolution of the Board relating to the issuance of such Preferred Shares, and upon such other terms and conditions as may be specified in the designations, rights, privileges, restrictions and conditions attaching to the Preferred Shares of each such series as set forth in the said resolution of the Board and Articles relating to the issuance of such series.

The holders of the Preferred Shares will not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or bonds, debentures or other securities of the Company now or hereafter authorized.

No class of shares may be created, or rights and privileges increased to rank in parity or priority with the Preferred Shares with regard to the rights and privileges thereof and without limiting the generality of the foregoing, capital and dividends, without the approval of the holders of the Preferred Shares.

Options

Pursuant to the Stock Option Plan approved March 15, 2024, options may be granted to employees, directors or consultants of the Company. The total number of common shares issuable pursuant to the option plan will not exceed 10% of the aggregate number of common shares issued and outstanding and the number of common shares reserved for issuance to any one person under options granted pursuant to the option plan may not exceed 5% of the issued and outstanding common shares on a non-diluted basis. The exercise price, term and vesting of options to purchase Common Shares will otherwise be as approved by the Board. Unless otherwise determined by the Board, options to purchase Common Shares typically vest and become exercisable 50% at the end of six months from grant date and 50% at the end of twelve months from grant date.

Pursuant to the 2025 Equity Incentive Plan, options may only be granted to Eligible Persons (as defined in the 2025 Equity Incentive Plan) for whom the Company would be deemed to be an “eligible issuer of service recipient stock,” as defined in Treasury Regulation 1.409A-1(b)(5)(iii)(E). An option may be intended to be an incentive stock option or a non-qualified stock option. The award agreement for an option will indicate if the option is intended to be an incentive stock option or a non-qualified stock option. The maximum term of each option, whether an incentive stock option or a non-qualified stock option, will be 10 years. The per share exercise price for each option will be not less than the fair market value of a Common Share on the date of grant of the option. Each option will become exercisable at such times and under such conditions and will be subject to such other terms as may be determined by the Administrator (as defined in the 2025 Equity Incentive Plan) in its discretion.

Warrants

Underwriter Warrants

See the description of the warrants issuable to the underwriter upon the closing of this Offering set forth below under the heading “Underwriting — Underwriter Warrants” in this prospectus for more information.

Warrants

As of September 30, 2025, there were 2,916,500 warrants to purchase Common Shares outstanding (the “Purchase Warrants”). Of these, 100,000 Purchase Warrants entitle the registered holder to purchase one Common Share at a price of $1.00 per share, expiring on December 14, 2026; 1,477,500 Purchase Warrants are exercisable at $1.00 per share and expire on December 14, 2029; 70,000 Purchase Warrants are exercisable at $5.05 per share and expire on

January 15, 2028; 1,188,000 Purchase Warrants are exercisable at $5.05 per share and expire on June 17, 2028; and, 81,000 Purchase Warrants are exercisable at $5.05 per share and expire on July 15, 2028. Under the terms of the Purchase Warrants, we may not effect the exercise of any portion of any Purchase Warrant, and a holder will not have the right to exercise any portion of any Purchase Warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than a specified beneficial ownership limitation of 4.99%.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Odyssey Trust Company with its principal office at 702 – 67 Yonge Street, Toronto, Ontario M5E 1J8 Canada.

Listing

We have applied to list our Common Shares on the NYSE American under the trading symbol “JAGU”. We anticipate that upon satisfaction of the NYSE American’s initial listing criteria, our Common Shares will begin trading on the NYSE American.

SHARES ELIGIBLE FOR FUTURE SALE

Based on the number of Common Shares outstanding as of January 26, 2026, upon the closing of this Offering and assuming an Offering Price of $5.00 per share, no exercise of the Underwriter’s Option to purchase up to 900,000 additional Common Shares; no exercise of the Underwriter Warrants to purchase up to 483,000 Common Shares at an exercise price equal to 115% of the Offering Price; no exercise of outstanding options, after giving effect to (i) the conversion of a $150,000 convertible debenture, (ii) the Liquidity Event Shares, and (iii) the Listing Event Shares, we will have outstanding an aggregate of approximately 19,047,110 Common Shares.

Of these shares, all Common Shares to be sold in this Offering will be freely tradable in the public market without restriction or further registration under the Securities Act, unless the shares are held by any of our “affiliates” as such term is defined in Rule 144 or subject to lock-up agreements.

All remaining Common Shares held by existing shareholders immediately prior to the consummation of this Offering will be “restricted securities,” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

As a result of the lock-up agreements referred to below and the provisions of Rule 144 and Rule 701 under the Securities Act, based on the number of Common Shares outstanding (calculated as of January 26, 2026 on the basis of the assumptions described above and assuming no exercise of the Underwriters’ Option to purchase additional shares, if any, and no exercise of outstanding options), the Common Shares (excluding the shares sold in this Offering) that will be available for sale in the public market are as follows:

Approximate Number of Shares(1)	First Date Available For Sale Into Public Market
1,741,333 Common Shares

121 days after the date of this prospectus, upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.

7,305,687 Common Shares

181 days after the date of this prospectus, upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.

____________

(1)      The approximate number of shares represents only the Common Shares issued and outstanding as of January 26, 2026. Such amounts do not give effect to the shares to be issued in this Offering or the additional shares expected to be issued following the completion of this Offering, including the 3,550,090 Liquidity Event Shares, 400,000 Listing Shares, and 40,000 Common Shares to be issued upon the conversion of a $150,000 convertible debenture. Each of these issuances, upon issuance or conversion, will be subject to the 180 days lock-up restriction.

We may issue Common Shares from time to time as consideration for future acquisitions, investments or other corporate purposes. In the event that any such acquisition, investment or other transaction is significant, the number of Common Shares that we may issue may in turn be significant. We may also grant registration rights covering those Common Shares issued in connection with any such acquisition and investment.

In addition, the Common Shares reserved for future issuance under our 2025 Equity Incentive Plan will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements, a registration statement under the Securities Act or an exemption from registration, including Rule 144 and Rule 701.

Rule 144

Affiliate Resales of Restricted Securities

In general, under Rule 144 under the Securities Act, as in effect on the effective date of the registration statement of which this prospectus is a part, a person who is one of our affiliates and has beneficially owned Common Shares for at least six months would be entitled to sell in “broker’s transactions” or certain “riskless principal transactions” or to market makers, a number of Common Shares within any three-month period, beginning on the date 90 days after the date of this prospectus, that does not exceed the greater of:

•        1.0% of the number of Common Shares then outstanding, which will equal approximately;

•        Common Shares immediately after the closing of this Offering; or

•        the average weekly trading volume of our Common Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates or persons selling Common Shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, if the number of Common Shares being sold under Rule 144 by an affiliate during any three-month period exceeds 5,000 Common Shares or has an aggregate sale price in excess of $50,000, the seller must file a notice on Form 144 with the SEC concurrently with either the placing of a sale order with the broker or the execution of a sale directly with a market maker.

Non-Affiliate Resales of Restricted Securities

In general, under Rule 144 under the Securities Act, as in effect on the date of this prospectus, a person who is not an affiliate of ours at the time of sale, and has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the Common Shares proposed to be sold for at least six months but less than a year, including the holding period of any prior owner other than an affiliate, is entitled to sell the Common Shares beginning on the 91st day after we have become subject to the reporting requirements of the Exchange Act without complying with the manner of sale, volume limitation or notice provisions of Rule 144, and will be subject only to the current public information requirements of Rule 144. If such person has beneficially owned the Common Shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such Common Shares under Rule 144(b)(1) without regard to any Rule 144 restrictions, including the public company requirement and the current public information requirement.

Rule 701

Any of our employees, officers, directors, consultants or advisors who purchased shares under a written compensatory stock or option plan or other written contract may be entitled to sell such Common Shares in reliance upon exemptions from registration. Rule 701 permits affiliates to sell their Rule 701 Common Shares under Rule 144 without complying with the holding period requirements of Rule 144. Rule 701 further provides that non-affiliates may sell these Common Shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144. All holders of Rule 701 Common Shares are required to wait until 90 days after we have become subject to the reporting requirements of the Exchange Act before selling those Common Shares.

Lock-Up Agreements

We, and our officers and directors, and certain current shareholders, have agreed, subject to limited exceptions, for a period of 180 days after the closing of this Offering, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any Common Shares or any securities convertible into or exchangeable for our Common Shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter, with the exception of certain shareholders who have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Shares or securities convertible into Common Shares either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the underwriter for a period of 120 days after the closing of this Offering. Further, some of the shareholders might be subject to a longer lock-up period for the Common Shares they owned prior to the Offering. In addition, during such period, we have agreed, subject to limited exceptions, not to file or cause to be filed any other registration statement with the SEC, complete any offering of debt securities, or enter into any swap or other arrangement related to our capital stock. The underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Equity Incentive Plans

We intend to file with the SEC a registration statement on Form S-8 under the Securities Act covering the Common Shares reserved for issuance under outstanding options under the Stock Option Plan and reserved for issuance under the 2025 Equity Incentive Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this Offering. Accordingly, Common Shares registered under the registration statement will be available for sale in the open market following its effective date, subject to Rule 144 volume limitations and the lock-up agreements described above, if applicable.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following is a general summary of the material U.S. federal income tax consequences to “U.S. Holders,” as defined below, of owning and disposing of the Common Shares. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. This summary applies only to a U.S. Holder that is an initial purchaser of the Common Shares pursuant to this Offering and that holds our Common Shares as a capital asset for tax purposes (generally, property held for investment), and does not address the effects of any U.S. federal tax laws other than U.S. federal income tax laws (such as U.S. federal estate, gift and other non-income taxes) or any state, local or non-U.S. tax laws. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, alternative minimum tax consequences, and tax consequences applicable to U.S. Holders subject to special rules, such as:

•        banks, insurance companies, and certain other financial institutions;

•        U.S. expatriates and certain former citizens or long-term residents of the United States;

•        dealers or traders in securities who use a mark-to-market method of tax accounting;

•        persons holding Common Shares as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Common Shares;

•        persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•        brokers, dealers or traders in securities, commodities or currencies;

•        tax-exempt entities or government organizations;

•        S corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes (and investors therein);

•        regulated investment companies or real estate investment trusts;

•        persons who acquire our Common Shares pursuant to the exercise of any employee stock option or otherwise as compensation;

•        persons required to accelerate the recognition of any item of gross income with respect to their Common Shares as a result of such income being recognized on an applicable financial statement;

•        persons holding our Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•        persons who own (directly, indirectly, or through attribution) 10% or more (by vote or value) of our outstanding Common Shares.

U.S. Holders that are subject to special provisions under the Internal Revenue Code of 1986, as amended (the “Code”), including U.S. Holders described immediately above, should consult their tax advisors regarding the tax consequences of the ownership and disposition of Common Shares.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners of such entity generally will depend on the activities of the entity and the status of such partners. This summary does not address the tax consequences to any such partner. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the Common Shares.

This discussion is based on the Code, Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Treaty)”

and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

No legal opinion from U.S. legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

As used in this summary, a “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of Common Shares and is:

i.       an individual who is a citizen or resident of the United States;

ii.      a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

iii.     an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

iv.      a trust that (A) is subject to the primary jurisdiction of a court within the United States and the control of one or more U.S. persons with respect to all of its substantial decisions, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

PERSONS CONSIDERING AN INVESTMENT IN THE COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS, AND THE APPLICATION OF ANY TAX TREATIES.

Distributions on Common Shares

Subject to the discussion below under “PFIC rules,” a U.S. Holder that receives a distribution with respect to the Common Shares generally will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of our current and accumulated “earnings and profits,” as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in our Common Shares and thereafter as gain from the sale or exchange of such Common Shares. (See “Sale or other taxable disposition of common shares,” in this prospectus for more information). However, we may not maintain the calculations of our earnings and profits in accordance with U.S. federal income tax principles, and accordingly each U.S. Holder may have to assume that the entirety of any distribution by us with respect to our Common Shares will constitute dividend income. Other than for certain 10% corporation shareholders, the dividends will generally not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Dividends paid to a non-corporate U.S. Holder by a “qualified foreign corporation” may be subject to reduced rates of taxation if certain holding period and other requirements are met. A qualified foreign corporation generally includes a foreign corporation if (i) its common shares are readily tradable on an established securities market in the United States or it is eligible for benefits under a comprehensive U.S. income tax treaty that includes an exchange of information program and which the U.S. Treasury has determined is satisfactory for these purposes and (ii) if such foreign corporation is not a PFIC (as discussed below) for either the taxable year in which the dividend is paid or the preceding taxable year. The dividend rules are complex, and U.S. Holders should consult their own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the discussion below under PFIC Rules, upon the sale or other taxable disposition of the Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the U.S. dollar value of cash received plus the fair market value of any property received and (ii) such U.S. Holder’s adjusted tax basis in such Common Shares sold or otherwise disposed of. A U.S. Holder’s tax basis in Common Shares generally will be such holder’s U.S. dollar cost for such Common Shares (adjusted for gains or losses previously recognized in connection with the rules applicable to PFICs, to the extent applicable, discussed below). Subject to the PFIC Rules, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the Common Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code. If the Company is determined to be a PFIC, any gain realized on the Common Shares could be ordinary income under the rules discussed below.

PFIC Rules

If the Company were to constitute a PFIC under the meaning of Section 1297 of the Code in any taxable year, then certain potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of common shares. Specifically, a U.S. Holder will be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

Based upon the current and expected composition of our income and assets, we believe that we were a PFIC for the taxable year ended December 31, 2024 and could be treated as a PFIC for the current taxable year, although we cannot provide any assurances regarding our PFIC status for any current taxable year or any future taxable years. No opinion of legal counsel or ruling from the IRS concerning the PFIC status of the Company or any Subsidiary has been obtained or is currently planned to be requested. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. In addition, even if the Company concluded that it did not qualify as a PFIC, the IRS could challenge any determination made by the Company (or any subsidiary of the Company) concerning its PFIC status in any taxable year, and a court could sustain such challenge. Accordingly, there can be no assurance that the Company or any Subsidiary will not be treated as a PFIC for any taxable year. Each U.S. Holder should consult its own tax advisors regarding the PFIC status of the Company and each subsidiary of the Company.

In any taxable year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. IRS Form 8621 is currently used for such filings. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such taxable year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (based on an average of the quarterly values of the assets) during such taxable year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. For this purpose, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by the Company from certain “related persons” (as defined in Section 954(d)(3) of the Code) also organized in Canada, to the extent such items are properly allocable to the income of such related person that is neither passive income nor income connected with a U.S. trade or business.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the Company’s direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC by the Company or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received on the Common Shares and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules

If the Company is a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership and disposition of Common Shares will depend on whether and when such U.S. Holder makes an election to treat the Company and each Subsidiary PFIC, if any, as a “qualified electing fund” (“QEF”) under Section 1295 of the Code or makes a Mark-to-Market Election. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”

A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of Common Shares and (b) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

If the Company is a PFIC, under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on Common Shares or deemed received with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Common Shares, as applicable. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution, or allocated to years before the entity became a PFIC, if any, would be taxed as ordinary income at the rates applicable for such year (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year. In addition, an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If the Company is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Common Shares, the Company will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether the Company ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by making a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which the Company was a PFIC.

In addition to the rules described above applying to “excess distributions” and certain other dispositions of Common Shares, certain other adverse U.S. federal income tax rules may apply with respect to a U.S. Holder if the Company is a PFIC, including in some cases even if the U.S. Holder makes a QEF Election (as described below). Each U.S. Holder should consult its own tax advisors regarding the full tax consequences of potential PFIC status for the Company and each subsidiary of the Company.

QEF Election

If the Company is a PFIC, a U.S. Holder that makes a timely and effective QEF Election for the tax year in which the holding period of its Common Shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares. A U.S. Holder that makes such a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share (based on its ownership of Common Shares) of (a) the net capital gain of the Company, which will be taxed as long-term capital gain to such U.S. Holder, and (b) the ordinary earnings of the Company, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which the Company is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the Company. However, for any tax year in which the Company is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to the Company generally (a) may receive a tax-free distribution from the Company to the extent that such distribution represents “earnings and profits” of the Company that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. A U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Common Shares.

A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents (currently IRS Form 8621) at the time such U.S. Holder files a U.S. federal income tax return for such year. If a U.S. Holder does not make a timely QEF Election for the first year in the U.S. Holder’s holding period in which the Company is a PFIC, the U.S. Holder may still be able to make an effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the rules of Section 1291 discussed above with respect to its Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, the Company ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which the Company is not a PFIC. Accordingly, if the Company becomes a PFIC in another subsequent tax year, the QEF Election will be effective, and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which the Company qualifies as a PFIC.

The Company will endeavor to provide U.S. Holders with the required information to allow U.S. Holders to make a QEF Election with respect to the Common Shares in the event that the Company determines it is treated as a PFIC for any taxable year. There can be no assurance, however, that the Company will timely provide such information for any particular year, or that the Company’s determination regarding its PFIC status will be upheld. U.S. Holders should consult their tax advisors to determine whether any of these QEF Elections will be available and if so, what the consequences of these elections would be in their particular circumstances.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed United States federal income tax return. However, if the Company does not timely provide the required information with regard to the Company or any of its Subsidiary PFICs, U.S. Holders may not be able to make a QEF Election for such entity and, unless they make the Mark-to-Market Election discussed in the next section, will continue to be subject to the rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to Section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that the foreign exchange meets certain trading volume and other requirements. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. The Company expects that the Common Shares will meet the definition of “marketable stock,” although there can be no assurance of this, especially as regards the required trading frequency.

If a U.S. Holder that makes a Mark-to-Market Election for any taxable year with respect to its Common Shares, it generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such Common Shares for such taxable year. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for which the Company is a PFIC and such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to dispositions of, and certain distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which the Company is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Common Shares, as of the close of such tax year over (b) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the Common Shares, over (b) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election will also generally adjust its tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Upon a sale or other taxable disposition of Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (and such ordinary loss may be treated as capital or subject to limitations in certain cases).

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the requirements for, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

AS THE PFIC RULES ARE COMPLEX AND UNCERTAIN, U.S. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE POTENTIAL APPLICATION OF THE PFIC RULES TO THEM AND THEIR COMMON SHARES AND ANY RESULTANT TAX CONSEQUENCES. WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES.

Additional Considerations

Additional Tax on Passive Income

Certain U.S. Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include dividend income and net gains from the disposition of our common shares. Further, excess distributions treated as dividends, gains treated as excess distributions, and Mark-to-Market inclusions and deductions may all be included in the calculation of net investment income. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to any of their income or gains in respect of our common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the potential application of the PFIC rules discussed above, a U.S. Holder generally may claim the amount of Canadian withholding tax withheld either as a deduction from gross income or as a credit against U.S. federal income tax liability. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of shares of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its U.S. tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any shares or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, our common shares will generally be subject to information reporting and backup withholding tax, currently at a rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

The following generally summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States for tax purposes, (ii) is a “qualifying person” under and entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iv) holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act and discussed below) of the holder, (v) deals at arm’s length with and is not affiliated with the Company, (vi) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, (vii) is not an insurer that carries on business in Canada and elsewhere, (viii) is not an “authorized foreign bank” (as defined in the Canadian Tax Act) and (ix) has not entered into a “derivative forward agreement” (as defined in the Canadian Tax Act) with respect to the Common Shares (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the benefits of the Convention will apply to the entity in respect of its Common Shares.

Generally, a U.S. Resident Holder’s Common Shares will be considered to be capital property of such holder provided that the U.S. Resident Holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e., speculation), and does not hold the Common Shares in the course of carrying on a business.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect as of the date prior to the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative policy or assessing practice, whether by way of judicial, legislative or governmental decision or action, although no assurance can be given in these respects. This summary is not exhaustive of all possible Canadian federal income tax considerations. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Generally, a U.S. Resident Holder’s Common Shares will not constitute “taxable Canadian property” of such holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes NYSE American) unless both of the following conditions are concurrently met:

(i)     at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of the Company were owned by or belonged to one or any combination of

(A)    the U.S. Resident Holder,

(B)    persons with whom the U.S. Resident Holder did not deal at arm’s length, and

(C)    partnerships in which the U.S. Resident Holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and

(ii)    at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

Common Shares may also be deemed to be “taxable Canadian property” in certain circumstances set out in the Canadian Tax Act.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom the Company pays or credits or is deemed to pay or credit a dividend on such holder’s Common Shares will be subject to Canadian withholding tax, and the Company will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of the Company, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of the Company owned by an entity that is considered fiscally transparent under the laws of the United States and that is not a resident of Canada, in proportion to such company’s ownership interest in that entity.

UNDERWRITING

Titan Partners Group LLC, a division of American Capital Partners, LLC, is acting as the underwriter of this Offering (the “underwriter”). We have entered into an underwriting agreement dated as of            , 2026 with the underwriter (the “Underwriting Agreement”). Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, at the public offering price, less the underwriting discounts set forth herein, the number of Common Shares set forth in the following table:

Number of Common Shares
Name
Titan Partners Group LLC, a division of American Capital Partners, LLC
Total

The underwriter is committed to purchase all Common Shares offered by us other than those covered by the over-allotment option described below, if any, are purchased. The underwriter is not obligated to purchase the securities covered by the underwriter’s Option described below. The underwriter is offering the Common Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the Underwriting Agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the Underwriter’s Option to the underwriter, which is an option, exercisable one or more times in whole or in part, not later than 30 days after the date of this prospectus, to purchase from us up to an additional Common Shares at the public offering price of $            per share (which equals 15% of the Common Shares initially sold in this Offering), less the underwriting discounts and commissions set forth herein to cover over-allotments, if any. We will be obligated, pursuant to the option, to sell these additional Common Shares to the underwriter to the extent the option is exercised. If any additional Common Shares are purchased, the underwriter will offer the additional Common Shares on the same terms as those on which the other Common Shares are being offered hereunder. If this option is exercised in full, the total offering price to the public will be $            and the total net proceeds, before expenses and after the credit to the underwriting commissions described below, to us will be $            million (based on the initial offering price of $            per share).

Discounts, Commissions and Expenses

The following table shows the total underwriting discounts and commissions payable to the underwriter by us in connection with this Offering (assuming both the exercise in full and non-exercise of the overallotment option to purchase additional common shares we have granted to the underwriter):

Per Share
	Without Over-allotment Option	With Over-allotment Option
Public offering price	$	$
Underwriting discounts and commissions to be paid by us (7.5%)	$	$

The underwriting commissions and discounts will be up to 7.5% of the gross proceeds of this offering, or up to $            per Common Share, based on the public offering price per share set forth on the cover page of this prospectus.

We paid an advance of $50,000 to the underwriter, which will be applied against the accountable expenses that will be paid by us to the underwriter in connection with this Offering. Such advance will be returned to us to the extent not actually incurred by the underwriter in accordance FINRA Rule 5110(g)(4)(A).

The underwriter proposes to offer the Common Shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $            per Common Share. After the Offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

We have agreed to reimburse the underwriter for reasonable out-of-pocket expenses not to exceed $200,000 in the aggregate (up to $150,000 for legal fees, costs and expenses and up to $50,000 of the underwriter’s non-legal expenses). We have also agreed to pay the underwriter a non-accountable expense allowance in the amount of one percent (1.0%) of the gross proceeds from this Offering. We estimate that total expenses payable by us in connection with this Offering, other than underwriting discounts and commissions, will be approximately $            .

Discretionary Accounts

The underwriter does not intend to confirm sales of the Common Shares offered hereby to any accounts over which it has discretionary authority.

Indemnification

Pursuant to the Underwriting Agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Standstill and Lock-Up Agreements

We have agreed, subject to certain customary exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (ii) file or caused to be filed any registration statement with the SEC relating to the Offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in (i), (ii), (iii) or (iv) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the underwriter, for a period of 180 days following the closing date of this Offering, with the exception of certain shareholders who are subject to the above for a period of 120 days following the closing of this Offering. This consent may be given at any time without public notice.

In addition, each of our directors, officers and certain current shareholders of the Company have entered into a lock-up agreement with the underwriter. Under the lock-up agreements, the directors and executive officers may not, subject to certain exceptions, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any of our common shares or securities convertible into or exchangeable for Common Shares, or publicly announce any intention to do any of the foregoing, without the prior written consent of the underwriter, for a period of 180 days from the closing date of this Offering, with the exception of certain shareholder who are subject to the above for a period of 120 days from the closing date of this Offering. This consent may be given at any time without public notice.

Additionally, we have agreed that for a period of twelve (12) months after this Offering we will not directly or indirectly offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares in any “at-the-market,” continuous equity or variable rate transaction, without the prior written consent of the representative.

Underwriter Warrants

We have agreed to issue to the underwriter (or its permitted designees) warrants to purchase up to a total of
Common Shares (7.0% of the shares issued in this Offering, including the over-allotment, if any). The warrants are exercisable at a per share price equal to $            per share, or 115% of the initial public offering price per Common Share issued in this Offering (based on the Offering Price of $            ), with a term of 5 years. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1)(A). The underwriter (or its permitted assignees under Rule 5110(e)(2)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period commencing 180 days from the commencement of sales of the Common Shares in this Offering. The warrants will expire five years from the commencement of sales of Common Shares in this Offering. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger, or consolidation. The warrants do not have any registration rights, but will be freely tradable if sold in a resale pursuant to the requirements of Rule 144.

Tail Financing

The underwriter will be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to us by investors the underwriter has introduced to us in connection with this Offering other than certain affiliates of the Company, if such Tail Financing is consummated at any time within the twelve (12) month period following the later of (i) the closing of this Offering. The Tail Financing will be subject to FINRA Rule 5110(g)(5), including that it may be terminated by the Company for cause, which will be a material failure by the underwriter to provide the services as contemplated by the engagement letter between the Company and the underwriter or fraud, gross negligence or willful misconduct by the underwriter.

Price Stabilization, Short Positions and Penalty Bids

In connection with this Offering, the underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        Sales by the underwriter of securities in excess of the number of securities such underwriter is obligated to purchase creates a syndicate short position. The underwriter may close out any syndicate short position by purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of the Common Shares in the open market after the distribution has been completed in order to cover syndicate short positions.

•        Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the Common Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Common Shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Passive Market Making

In connection with this Offering, the underwriter may also engage in passive market making transactions in our Common Shares. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Common Shares at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services it has received and, may in the future receive, customary fees. Except for the services provided in connection with this Offering and other than as described below, the underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus.

Pricing of the Offering

The Common Shares are not listed for trading on any exchange or automated quotation system. We have applied to list our Common Shares on the NYSE American. We anticipate that upon satisfaction of the NYSE American’s initial listing criteria, our Common Shares will begin trading on the NYSE American. No assurance can be given that our listing application will be approved. If we do not meet all of the NYSE American’s initial listing criteria or our application for listing is not otherwise accepted, we will not consummate this Offering.

The Offering Price was determined by arm’s length negotiations between us and the underwriter. In determining the Offering Price, we and the underwriter considered a number of factors including:

•        the information set forth in this prospectus and otherwise available to the underwriter;

•        our prospects and the history and prospects for the industry in which we compete;

•        an assessment of our management;

•        our prospects for future earnings;

•        the general condition of the securities markets at the time of this Offering;

•        the recent market prices of, and demand for, publicly traded Common Shares of generally comparable companies; and

•        other factors deemed relevant by the underwriter and us.

Neither we nor the underwriter can assure investors that an active trading market will develop for the Common Shares, or that the shares will trade in the public market at or above the Offering Price.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•        to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•        to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•        to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•        in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this Offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

This Offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•        to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•        in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•        made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•        in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

Certain legal matters relating to this Offering in respect of Canadian law will be passed upon for the Company by Cozen O’Connor LLP, Toronto, Ontario. Certain matters as to U.S. federal law and the law of the State of New York in connection with this Offering will be passed upon for the Company by Cozen O’Connor, New York, New York. Certain legal matters in connection with this Offering will be passed upon for the underwriter by Dentons US LLP, New York, New York.

EXPERTS

The consolidated financial statements of Jaguar Uranium as of and for the year ended December 31, 2023 included in this prospectus have been so included in reliance on the report of DNTW Toronto LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Jaguar Uranium as of and for the year ended December 31, 2024 included in this prospectus have been so included in reliance on the report of Summit Group CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Berlin (BVI) as of and for the years ended December 31, 2022 and 2023 included in this prospectus have been so included in reliance on the report of DNTW Toronto LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of 284 Ontario as of and for the years ended December 31, 2022 and 2023 included in this prospectus have been so included in reliance on the report of DNTW Toronto LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Gaia Energy as of and for the years ended December 31, 2022 and 2023 included in this prospectus have been so included in reliance on the report of DNTW Toronto LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The technical information appearing in this prospectus concerning the Berlin Project was derived from the Technical Report Summaries on the Berlin Project, Caldas Province, Colombia, prepared by SLR International Corporation, independent mining consultants.

The technical information appearing in this prospectus concerning the Argentina Projects was derived from Technical Report Summaries on the Huemul Project, Mendoza Province, Argentina and Laguna Project, Chubut Province, Argentina, prepared by SLR International Corporation, independent mining consultants.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

On February 20, 2025, DNTW Toronto LLP notified us that its principals joined another accounting firm. As a result, on the same date, DNTW Toronto LLP resigned as our independent registered public accounting firm and we engaged Summit Group CPAs, P.C. as our independent registered public accounting firm.

The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by DNTW Toronto LLP. There were no matters that were either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

In connection with the audit of the fiscal year ended December 31, 2023 and through February 20, 2025, there were no disagreements with DNTW Toronto LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. During the Company’s two most recent completed fiscal years and interim period through February 20, 2025, there were no “reportable events” as such term is described in Item 304(a)(1)(iv) of Regulation S-K with DNTW Toronto LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act, with respect to the Common Shares being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the Common Shares offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You may read our SEC filings, including this registration statement, over the Internet at the SEC’s website at www.sec.gov. Upon the closing of this Offering, we will be subject to the information reporting requirements of the Exchange Act and we will file reports, proxy statements, and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website referred to above. We also maintain a website at www.jaguaruranium.com, at which, following the closing of this Offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only. You should not consider the contents of our website in making an investment decision with respect to our Common Shares.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information give effect to our acquisitions of the Berlin Project and the Argentina Projects in accordance with Article 11 of the SEC’s Regulation S-X, as amended. The acquisitions of the Berlin Project and the Argentina Projects and related transactions are described in the section of this prospectus entitled “Prospectus Summary — Share Purchase Transactions.”

The unaudited pro forma condensed consolidated financial information has been derived from (i) our historical unaudited consolidated financial statements as of and for the nine months ended September 30, 2025 and our historical audited consolidated financial statements for the year ended December 31, 2024, (ii) the historical unaudited condensed consolidated interim financial statements and related notes thereto of Berlin (BVI) for the three month period ended March 31, 2024 included elsewhere in this prospectus, (iii) the historical unaudited condensed consolidated interim financial statements and related notes thereto of 284 Ontario for the six month period ended June 30, 2024 included elsewhere in this prospectus, and (iv) the historical unaudited condensed consolidated interim financial statements and related notes thereto of Gaia Energy for the three month period ended March 31, 2024 included elsewhere in this prospectus.

The pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 and for the nine months ended September 30, 2025 gives effect to the acquisitions of our Properties as if they had been consummated on January 1, 2024.

The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that we believe are reasonable and supportable. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only does not purport to represent what the statements of operations would have been had the acquisitions of the Berlin Project and the Argentina Projects occurred on the dates indicated, nor is it indicative of our future operating results.

The unaudited pro forma condensed consolidated financial information reported below should be read in conjunction with the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements included elsewhere in this prospectus.

Jaguar Uranium Corp.
Unaudited Pro Forma Condensed Consolidated Financial Statements
As of September 30, 2025 and December 31, 2024
(Unaudited and expressed in U.S. dollars)

The unaudited pro forma condensed consolidated financial statements of Jaguar Uranium Corp. (the “Company”) consist of condensed consolidated statements of operations and comprehensive loss for the year ended December 31, 2024, which give effect to the Company’s acquisitions of two uranium exploration projects in Argentina (the “Laguna Project” and the “Huemul Project”, referred collectively as “Argentina Projects”) and one exploration project in Colombia (the “Berlin Project” and together with the Argentina Projects, the “Properties”) in accordance with Article 11 of Regulation S-X, as amended.

The unaudited pro forma condensed consolidated financial information has been derived from (i) the Company’s historical audited consolidated financial statements as of and for the years ended December 31, 2024 and 2023, and the unaudited condensed consolidated interim financial statements as of September 30, 2025 and for the three and nine month periods ended September 30, 2025 and 2024, (ii) the historical unaudited condensed consolidated interim financial statements and related notes thereto of Berlin (BVI) Limited for the three month period ended March 31, 2024, (iii) the historical unaudited condensed consolidated interim financial statements and related notes thereto of 2847312 Ontario Inc. for the six month period ended June 30, 2024, and (iv) the historical unaudited condensed consolidated interim financial statements and related notes thereto of Gaia (BVI) Limited for the three month period ended March 31, 2024. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the related notes and the historical consolidated financial statements.

The pro forma adjustments to the unaudited pro forma condensed consolidated statements operations for the year ended December 31, 2024 gives effect to the acquisitions of the Properties as if they had been consummated on January 1, 2024.

The unaudited pro forma condensed consolidated financial information is based upon available information and assumptions that the Company believes are reasonable and supportable. The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only does not purport to represent what the statements of operations would have been had the acquisitions of the Properties occurred on the dates indicated, nor is it indicative of the Company’s future operating results.

Jaguar Uranium Corp.
Unaudited Pro Forma Condensed Consolidated Statement of Operations

	Jaguar Uranium Corp. Year Ended December 31, 2024	Gaia Energy Investments Ltd. Three Month Period Ended March 31, 2024	Berlin (BVI) Limited Three Month Period Ended March 31, 2024	2847312 Ontario Inc. Six Month Period Ended June 30, 2024	Notes	Pro Forma Adjustments	Pro- Forma Year Ended December 31, 2024
REVENUE	$—	$—	$—	$—		$—	$—

OPERATING EXPENSES:
General and administrative expenses	1,432,236	—	—	80,986		—	1,513,222
Legal and professional fees	787,994	—	—	—		—	787,994
Mineral properties impairment	3,620,449	—	—	—		—	3,620,449
Depreciation	3,450	—	—	—		—	3,450
Exploration and evaluation expenditures	1,497,523	35,765	—	275,145		—	1,808,433
TOTAL OPERATING EXPENSES	$7,341,652	$35,765	$—	$356,131		$—	$7,733,548

OTHER INCOME AND EXPENSES
Interest income	370,215	—	—	—		—	370,215
Foreign exchange gain (loss)	149,547	(55,447)	5	19,070			113,175
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	$6,821,890	$91,212	$(5)	$337,061		$—	$7,250,158
Deferred tax recovery	(1,059,914)						(1,059,914)
NET LOSS	$5,761,976	$91,212	$(5)	$337,061		$—	$6,190,244

OTHER COMPREHENSIVE LOSS
Currency translation adjustment	—	(598,506)	5	(52,460)	3A	650,961	—
TOTAL COMPREHENSIVE LOSS	$5,761,976	$(507,294)	$—	$284,601		$650,961	$6,190,244
BASIC AND DILUTED LOSS PER SHARE	$0.83						$0.74
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	6,949,555						8,370,775

See accompanying notes to the unaudited pro forma financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As of September 30, 2025
(Expressed in U.S. dollars)

Note 1. Description of Transactions

Jaguar Uranium Corp. (the “Company”) is a uranium exploration and development company focused on uranium discoveries. The Company maintains significant land holdings in Colombia and Argentina and its portfolio is comprised of two uranium exploration projects in Argentina (the “Laguna Project” and the “Huemul Project”, referred collectively as “Argentina Projects”) and one exploration project in Colombia (the “Berlin Project” and together with the Argentina Projects, the “Properties”).

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended. The pro forma condensed consolidated financial statements reflect the historical results of the Company on a pro forma basis to give effect to the acquisitions of our Properties, which are described in further detail below, as if they occurred on January 1, 2024 with respect to the unaudited pro forma condensed consolidated statements operations for the year ended December 31, 2024:

Berlin Project

Pursuant to the Berlin Project SPA, the Company acquired all of the issued and outstanding shares of Gaia Energy from Green Shift on April 8, 2024 (the “Berlin Project Closing Date”) in consideration of (a) an initial cash payment to GEI of C$20,000, (b) the issuance to Green Shift of 1,211,687 common shares (the “Common Shares”), and (c) the grant of a 1.0% net smelter returns royalty, payable quarterly, on all gross revenue in excess of allowable costs from the Berlin Project (the “Berlin Project Royalty”) to Green Shift pursuant to the Royalty Agreement dated April 8, 2024 (the “Berlin Project Royalty Agreement”) by and among the Company, as royalty payor, Green Shift, as royalty holder and GEI, Berlin BVI, Gaia Energy Colombia and Berlin BVI Colombia, as guarantors.

Pursuant to the Berlin Project SPA, as additional consideration for the purchase of all of the issued and outstanding shares of GEI, the Company will:

(a)     no later than two business days after the later of (i) March 1, 2024, and (ii) the earlier of (A) 90 days after the date on which the Berlin Project concessions title matter has been rectified as evidenced by the payment receipt of the total debt regarding surface fees or the subscription of a payment agreement with the National Mining Agency (the “Berlin Concession Title Matter Rectification”); and (B) five days following completion of a Liquidity Event (as defined below), pay to Green Shift a second cash payment of C$1 million (approximately $722,675);

“Liquidity Event” means the completion by the Company or its affiliates of any of the following: (i) a public offering of the Common Shares in Canada with a concurrent listing on a recognized stock exchange; or (ii) (A) a transaction that provides holders of the Common Shares with liquidity comparable to what they would receive upon completion of a public offering of the Common Shares in Canada, with a stock exchange listing being completed, whether by means of a reverse take-over, merger, amalgamation, arrangement, take-over bid, insider bid, reorganization, joint venture, sale of all or substantially all assets, exchange of assets, or a similar transaction or combination with a public corporation; and (B) a listing of the Common Shares on a recognized stock exchange.

(b)    no later than 30 days after the commencement of commercial production at the Berlin Project, pay Green Shift a third cash payment of C$5 million (approximately $3.6 million); and

(c)     no later than two business days after the completion of the Liquidity Event, issue to Green Shift (A) if the Liquidity Event occurs within 12 months after the April 8, 2024 , the greater of: (1) such number of Common Shares that would result in Green Shift owning an aggregate 20% of the issued and outstanding Common Shares (after giving effect to both the issuance to Green Shiftft and the completion of the Liquidity Event) at the price per share equal to the assumed offering price (the “IPO offering price”); and

(2) Common Shares with an aggregate value of C$5 million (approximately $3.6 million) at the price per share equal to the IPO offering price; or (B) if the Liquidity Event occurs later than 12 months after the Berling Project Closing Date, the greater of: (1) such number of Common Share that would result in GEI owning an aggregate 25% of the issued and outstanding Common Shares (after giving effect to both the issuance to GEI and the completion of the Liquidity Event) at the price per share equal to the IPO offering price; and (2) Common Shares with an aggregate value of C$6 million (approximately $4.3 million) at the price per share equal to the IPO offering price.

Additionally, the Company and Green Shift entered into a transition services consulting agreement pursuant to which Green Shift will provide consulting services in connection with the Berlin Project to the Company until August 15, 2025 for cash consideration of C$50,000.00 (approximately $36,124).

Argentina Projects

Pursuant to the Argentina Projects SPA, the Company acquired all of the issued and outstanding shares of 2847312 Ontario Inc. (“284 Ontario”) from Consolidated Uranium on July 19, 2024 (the “Argentina Projects Closing Date”) in consideration of (a) the issuance to Consolidated Uranium of 2,000,000 Common Shares, (b) the grant of a 1.0% net smelter returns royalty on the future production from certain land claim application at the Huemul Project (the “Huemul II Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024 (the “Huemul II Royalty Agreement”) by and among the Company, as royalty payor, Consolidated Uranium, as royalty holder and 284 Ontario, as guarantor; and (c) the grant of a 2.0% net smelter returns royalty on the future production from the Laguna Project (the “Laguna Project Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024 (the “Laguna Project Royalty Agreement”) by and among the Company, as royalty payor, Consolidated Uranium, as royalty holder and 284 Ontario, as guarantor. Pursuant to the terms of the Laguna Project Royalty Agreement, the Company has the option to repurchase one-half (50%) of the Laguna Project Royalty for a period of seven years starting from the Argentina Projects Closing Date, for $2,500,000. Pursuant to the terms of the Huemul II Royalty Agreement, Consolidated Uranium retained the Huemul Option that extends the royalty to cover both the Huemul I and Huemul II Properties, in exchange for a payment of $1.0 million to the Company, provided the payment is made prior to the execution of the Huemul I Buy Back Right Assignment Agreement. On March 10, 2025, the Huemul I Buy Back Right Assignment Agreement was executed, and the Existing Huemul I Buy Back Right was assigned to Consolidated Uranium, resulting in the immediate termination of the Huemul Option.

Prior to the execution of the Argentina Projects SPA, 284 Ontario had entered into two net smelter return royalty agreements: Existing Huemul Royalty Agreement I and Existing Huemul Royalty Agreement II, both dated July 31, 2023. Pursuant to the Existing Huemul Royalty Agreement I, 284 Ontario granted Minera Agauca S.A. a 2.0% net smelter return royalty on all future production from specific concessions of the Huemul Project, namely Cateo Huemul Norte, Cateo Huemul Sur, Mina Huemul, MD Silvana, and MD Cerro Butalo. Under the terms of this agreement, 284 Ontario had the Existing Huemul I Buy Back Right, which has been assigned to Consolidated Uranium on March 10, 2025. Pursuant to the Existing Huemul Royalty Agreement II, 284 Ontario granted NewEra Metal Resources Ltd. and Mr. Guillermo Wild Ceruzzi a 1.0% net smelter return royalty on future production from the MD Mirano Norte and MD Carmencita concessions within the Huemul Project. This agreement grants 284 Ontario the exclusive and irrevocable one-time right to repurchase the entire 1.0% royalty for a payment of $400,000, which can be exercised at any time, subject to a 15-day notice requirement.

Pursuant to the Argentina Projects SPA, as additional consideration for the purchase of all of the issued and outstanding shares of 284 Ontario, since the Company has not listed the Common Shares on a recognized stock exchange in North America (the “Listing”) within 12 months from the Argentina Projects Closing Date, the Company will issue to Consolidated Uranium 400,000 Common Shares (subject to customary adjustment in the event of a dilutive event). Further, in the event that the Company completes the Listing at an IPO offering price less than $5.00, the Company will issue to Consolidated Uranium Common Shares in an amount to reflect a $12,000,000 valuation of the Argentina Projects at the IPO offering price (subject to a minimum price per Common Share of $4.00).

Note 2. Basis of Presentation

The Company has accounted for the acquisitions of the Properties as asset acquisitions as the fair value of the assets are concentrated in the mineral rights of the respective entities. The Company has recognized the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisitions have not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2024 assumes that the acquisitions of the Properties occurred on January 1, 2024.

The unaudited pro forma financial information should be read in conjunction with:

•        the Company’s unaudited consolidated financial statements as of and for the nine months ended September 30, 2025;

•        the Company’s historical audited consolidated financial statements for the year ended December 31, 2024;

•        the historical unaudited condensed consolidated interim financial statements and related notes thereto of Berlin (BVI) Limited for the three month period ended March 31, 2024;

•        the historical unaudited condensed consolidated interim financial statements and related notes thereto of 284 Ontario for the six month period ended June 30, 2024, 285 Ontario had no operations between July 1, 2024 and the acquisition date, July 19, 2024; and

•        the historical unaudited condensed consolidated interim financial statements and related notes thereto of Gaia (BVI) Limited for the three month period ended March 31, 2024.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma financial information does not give effect to any anticipated synergies, dis-synergies, operating efficiencies, tax savings or cost savings that may be associated with the transactions.

The pro forma adjustments reflecting the completion of the transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable and supportable. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated.

Basic and Diluted Weighted Average Common Shares Outstanding

Year Ended December 31, 2024
Outstanding number of Common Shares reported on audited financial statements	5,159,088
Common Shares issued for the Berlin Project	1,211,687
Common Shares issued for Argentina Projects	2,000,000
Pro forma weighted average common stock outstanding	8,370,775

Note 3. Pro Forma Adjustments

The functional currency of the Company and its subsidiaries is the U.S. dollar. On acquisition of the subsidiaries in the Colombia and Argentina Acquisitions, the functional currency of the acquired companies was reassessed based on the relevant facts and circumstances related to the subsidiaries and in consideration of its integration with the Company, the outcome of which was that the functional currency of the subsidiaries is the U.S. dollar. The unaudited condensed consolidated interim financial statements of the Company are presented in the U.S. dollar.

On consolidation, the assets and liabilities of each foreign entity are translated into U.S. dollars at the rate of exchange prevailing at the reporting date. Revenue and expense items are translated at the average rate of the exchange for the year. Unrealized translation gains and losses are recorded as cumulative translation adjustments, which are included in other comprehensive income/(loss) which is a component of shareholders’ equity.

Transactions in currencies other than an entities functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the reporting date. Non-monetary assets and liabilities, and revenue and expense items denominated in foreign currencies are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. Foreign exchange differences are recognized in profit or loss in the period in which they arise, unless they relate to intra-entity foreign currency transactions that are of a long-term investment nature.

The change in functional currency results in the elimination of other comprehensive income and accumulated other comprehensive income in the unaudited pro forma financial statements.

INDEX TO FINANCIAL STATEMENTS

Jaguar Uranium Corp.

Unaudited Condensed Consolidated Financial Statements for the period ended September 30, 2025
Unaudited Condensed Consolidated Interim Balance Sheets as of September 30, 2025 and December 31, 2024	F-25
Unaudited Condensed Consolidated Interim Statements of Operations and Comprehensive Loss For the Three and Nine Month Periods Ended September 30, 2025 and 2024	F-26
Unaudited Condensed Consolidated Interim Statement of Changes in Shareholders’ Equity For the Nine Month Periods Ended September 30, 2025 and 2024	F-27
Unaudited Condensed Consolidated Interim Statements of Cash Flows For the Nine Month Periods Ended September 30, 2025 and 2024	F-28
Notes to the unaudited condensed consolidated interim financial statements	F-29 to F-43

Berlin (BVI) Limited

Unaudited Condensed Consolidated Interim Financial Statements for the three month period ended March 31, 2024
Unaudited Condensed Consolidated Balance Sheets as of March 31, 2024 and December 31, 2023	F-55
Unaudited Condensed Consolidated Statements of Operations For the Three Month Periods Ended March 31, 2024 and 2023	F-56
Unaudited Condensed Consolidated Statements of Changes in Shareholders’ Deficit For the Three Month Periods Ended March 31, 2024 and 2023	F-57
Unaudited Condensed Consolidated Statements of Cash Flows For the Three Month Periods Ended March 31, 2024 and 2023	F-58
Notes to the unaudited condensed consolidated financial statements	F-59 to F-60

2847312 Ontario Inc.

Unaudited Condensed Consolidated Interim Financial Statements for the three and six month periods ended June 30, 2024
Unaudited Condensed Consolidated Interim Balance Sheets as of June 30, 2024 and December 31, 2023	F-73
Unaudited Condensed Consolidated Interim Statements of Operations For the Three and Six Month Periods Ended June 30, 2024 and 2023	F-74
Unaudited Condensed Consolidated Interim Statements of Changes in Shareholders’ Deficit For the Periods Ended June 30, 2024 and 2023	F-75
Unaudited Condensed Consolidated Interim Statements of Cash Flows For the Six Month Period Ended June 30, 2024 and 2023	F-76
Notes to the unaudited condensed consolidated interim financial statements	F-77 to F-79

Gaia Energy Investments Ltd.

Unaudited Condensed Consolidated Interim Financial Statements for the three month period ended March 31, 2024
Unaudited Condensed Consolidated Interim Balance Sheets as of March 31, 2024 and December 31, 2023	F-91
Unaudited Condensed Consolidated Interim Statements of Operations for the Three Month Periods Ended March 31, 2024 and 2023	F-92
Unaudited Condensed Consolidated Interim Statements of Changes in Shareholders’ Deficit For the Three Month Periods Ended March 31, 2024 and 2023	F-93
Unaudited Condensed Consolidated Interim Statements of Cash Flows For the Three Month Periods Ended March 31, 2024 and 2023	F-94
Notes to the unaudited condensed consolidated interim financial statements	F-95 to F-96

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Jaguar Uranium Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Jaguar Uranium Corp. (the “Company”) and its subsidiaries (collectively referred to as the “Group”), as of December 31, 2024, the related consolidated statement of operations and comprehensive loss, consolidated statement of changes in equity, and consolidated statement of cash flows, for the year ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2024, and the results of its operations and its cash flows, for the year ended December 31, 2024, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Group will continue as a going concern. As discussed in Note 2 of the consolidated financial statements, the Group has incurred operating losses, and negative cash flows from operating activities. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Summit Group CPAs, P.C. (formerly known as “Yu Certified Public Accountant, P.C.”) (PCAOB ID: 5910)

We have served as the Group’s auditor since 2025.

New York, New York
September 11, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Jaguar Uranium Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jaguar Uranium Corp. (the “Company”) as of December 31, 2023 and 2022, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

We draw attention to Note 2 to the financial statements, which describe the events and conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern

As described in Note 2 to the financial statements, the Company has incurred recurring losses from operations and has not generated revenue since inception. Its ability to continue as a going concern is dependent on generating profitable operations and securing additional financing.

Auditing management’s evaluation involved significant judgment due to the uncertainty around future cash flows and the feasibility of planned actions.

To evaluate the appropriateness of the going concern assessment, we evaluated management’s plans, assessed the reasonableness of projected cash flows, and considered the adequacy of the related disclosures.

We have served as the Company’s auditor since 2023.

July 31, 2024	Chartered Professional Accountants
Markham, Ontario	Licensed Public Accountants

JAGUAR URANIUM CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024 AND 2023

	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$103,884	$394,920
Prepaid expenses and other assets	273,236	—
Share subscription receivable	—	30,000
Advance to parent of acquiree	—	200,000
Total current assets	377,120	624,920

Non-current assets
Mineral properties	8,150,000	—
Property and equipment	44,218	—
Purchase consideration paid in advance	—	188,381
	8,194,218	188,381
TOTAL ASSETS	$8,571,338	$813,301

LIABILITIES
Current liabilities
Accounts payable and other liabilities	$434,336	$9,831
Share subscription received in advance	—	315,000
Total current liabilities	434,336	324,831

Non-current liabilities:
Deferred tax liability	1,400,000	—
TOTAL LIABILITIES	1,834,336	324,831

SHAREHOLDERS’ EQUITY
Common stock, Class A, $ Nil par value: unlimited authorized, 8,546,020 shares issued and outstanding (2023 – 3,650,500)	—	—
Additional paid-in capital	12,590,607	580,100
Accumulated deficit	(5,853,605)	(91,630)
TOTAL SHAREHOLDERS’ EQUITY	6,737,002	488,470
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,571,338	$813,301

The accompanying notes are an integral part of these consolidated financial statements.

JAGUAR URANIUM CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Year ended December 31, 2024	Year ended December 31, 2023
REVENUE	$—	$—

OPERATING EXPENSES:
General and administrative expenses	1,432,236	2,705
Legal and professional fees	787,994	95,023
Mineral properties impairment	3,620,449	—
Depreciation	3,450	—
Exploration and evaluation expenditures	1,497,523	—
TOTAL OPERATING EXPENSES	7,341,652	97,728

OTHER INCOME AND EXPENSES
Interest and other (income) expense	(370,215)	(174)
Foreign exchange (gain) loss	(149,547)	(5,924)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	6,821,889	91,630
Deferred tax recovery	(1,059,914)	—
NET LOSS AND COMPREHENSIVE LOSS	$5,761,975	$91,630

BASIC AND DILUTED LOSS PER SHARE	$(0.83)	$(0.13)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	6,949,555	722,185

The accompanying notes are an integral part of these consolidated financial statements.

JAGUAR URANIUM CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Number of Shares	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholders’ Equity
BALANCE AT DECEMBER 31, 2022	—	$—	$—	$—	$—
Common shares issued	3,650,500	—	580,100	—	580,100
Net loss and comprehensive loss	—	—	—	(91,630)	(91,630)
BALANCE AT DECEMBER 31, 2023	3,650,500	$—	$580,100	$(91,630)	$488,470
	Number of Shares	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholders’ Equity
BALANCE AT DECEMBER 31, 2023	3,650,500	$—	$580,100	$(91,630)	$488,470
Common shares issued, net of issue costs	1,683,833	—	3,756,653	—	3,756,653
Share-based compensation	—	—	1,030,480	—	1,030,480
Share consideration for Argentina Acquisition	2,000,000	—	4,800,000	—	4,800,000
Share consideration for Colombian Acquisition	1,211,687	—	2,423,374	—	2,423,374
Net loss and comprehensive loss	—	—	—	(5,761,975)	(5,761,975)
BALANCE AT DECEMBER 31, 2024	8,546,020	$—	$12,590,607	$(5,853,605)	$6,737,002

The accompanying notes are an integral part of these consolidated financial statements.

JAGUAR URANIUM CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,761,975)	$(91,630)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based payments	50,000	—
Share-based compensation	1,030,480	—
Release of accounts payable obligation	(327,458)	—
Mineral properties impairment	3,620,449	—
Depreciation	3,450	—
Deferred tax recovery	(1,059,914)	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(218,374)	—
Accounts payable and other liabilities	(980,157)	9,831
Advance to parent of acquiree	200,000	—
Net cash used in operating activities	(3,443,500)	(81,799)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase consideration paid in cash, net of cash acquired	(206,522)	(188,381)
Purchase of property and equipment	(47,668)	(200,000)
Net cash used in investing activities	(254,190)	(388,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares and units	3,406,653	550,100
Proceeds from share subscription received in advance	—	315,000
Net cash from financing activities	3,406,653	865,100

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(291,036)	394,920
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	394,920	—
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	$103,884	$394,920

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for acquisition of mineral properties	$7,223,374	$—

The accompanying notes are an integral part of these consolidated financial statements.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 1: BUSINESS DESCRIPTION

Jaguar Uranium Corp., (the “Company”) is engaged in the acquisition and development of mining properties in Latin America. On December 8, 2023, the Company entered into a definitive agreement with Green Shift Commodities Ltd. (“Green Shift”) to acquire 100% of the issued and outstanding shares of two wholly-owned subsidiaries of Green Shift (collectively, the “Colombian Acquisition”):

•        Gaia Energy Investments Ltd. (“Gaia BVI”), was incorporated on April 19, 2006 and restored on November 16, 2015, in the British Virgin Islands (“BVI”) registered in Colombia as Gaia Energy Investments Ltd. Sucursal Colombia (“Gaia Colombia”).

•        Berlin (BVI) Limited (“Berlin BVI”) was incorporated on June 30, 2021, in the British Virgin Islands (“BVI”) and is registered in Colombia as Berlin (BVI) Limited Sucursal Colombia (“Berlin Colombia”), on May 17, 2022 in the Chamber of Commerce of Bogota.

Through the Colombian Acquisition, the Company is the legal and beneficial owner of a 100% interest in certain mining concessions located in the “Berlin Project”. The Berlin project is currently being explored and developed as an exploration stage uranium asset located in Caldas Province of Central Colombia.

On July 19, 2024, the Company closed on the acquisition of 2847312 Ontario Inc. (“284 Ontario”), which registered in Argentina as 2847312 Ontario Inc. (Sucursal Argentina), whereby it holds mineral rights in the Laguna Project and Huemul Projects in Argentina (the “Argentinian Acquisition”). 284 Ontario was incorporated on June 14, 2021, in Ontario, Canada.

The Company was incorporated on December 16, 2022.

NOTE 2: GOING CONCERN

As of December 31, 2024, the Company had an accumulated deficit, net loss and comprehensive loss and negative cash flows from operations. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements for the operations of the subsidiaries and the Company for the year ended December 31, 2024 have been met through funding acquired by the Jaguar Uranium Corp. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.      Basis of Presentation

These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in U.S. Dollar.

b.      Principles of Consolidation

These financial statements include the Company’s directly and indirectly wholly owned subsidiaries: Gaia Energy Investments Ltd., Berlin (BVI) Limited and 2847312 Ontario Inc.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

All inter-company transactions and balances have been eliminated upon consolidation.

a.      Use of estimates in the preparation of financial statements

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. On an ongoing basis, the Company evaluates estimates used, which include, but are not limited to the: valuation of stock-based compensation; share-based consideration for acquisitions; and, the impairment of long-lived assets, including mineral properties.

b.      Functional currency and foreign currency translations

The functional currency of the Company and its subsidiaries is the U.S. Dollar. On acquisition of the subsidiaries in the Colombian and Argentinian Acquisitions, the functional currency of the acquired companies was reassessed based on the relevant facts and circumstances related to the subsidiaries and in consideration of its integration with the Company, the outcome of which was that the functional currency of the subsidiaries is the U.S. Dollar. The consolidated financial statements of the Company are presented in the U.S. Dollar.

On consolidation, the assets and liabilities of each foreign entity are translated into U.S. Dollar at the rate of exchange prevailing at the reporting date. Revenue and expense items are translated at the average rate of the exchange for the year. Unrealized translation gains and losses are recorded as cumulative translation adjustments, which are included in other comprehensive income/(loss) (“OCI”) which is a component of shareholders’ equity.

Transactions in currencies other than an entities functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the reporting date. Non-monetary assets and liabilities, and revenue and expense items denominated in foreign currencies are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. Foreign exchange differences are recognized in profit or loss in the period in which they arise, unless they relate to intra-entity foreign currency transactions that are of a long-term investment nature.

In highly inflationary economies, are remeasured as if the functional currency were the reporting currency. While Argentina is considered a highly inflationary economy, since the functional currency of 284 Ontario was already considered to be U.S. Dollars there is no impact.

c.      Fair value measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of cash and equivalents, share subscription receivable and accounts payable and other liabilities approximate their fair value due to the short-term maturity of such instruments. It is management’s opinion that the Company is not exposed to any significant market or credit risks arising from these financial instruments.

d.      Fair value of financial instruments

Cash and cash equivalents, share subscription receivable and accounts payable and other liabilities are carried at amortized cost, which management believes approximates their respective fair value due to the short-term nature of these instruments.

e.      Related party

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, and related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties. The Company did not have any transaction with related parties.

f.       Cash and cash equivalents

The Company considers all highly liquid investments, which include short-term bank deposits that are not restricted as to withdrawal or use and the period to maturity of which did not exceed three months at time of investment, to be cash equivalents.

g.      Mineral properties

In accordance with U.S. GAAP the Company evaluates whether acquisitions of mineral properties constitute the acquisition of a business or an acquisition of assets.

Business combinations are accounted for using the acquisition method of accounting, which generally requires that assets acquired and liabilities assumed be recorded at their fair values as of the acquisition date on the Balance Sheet. Any excess of consideration over the fair value of net assets acquired is recorded as goodwill. The determination of estimated fair value requires significant estimates and assumptions. Transaction costs associated with business combinations are expensed as they are incurred.

When it is determined net assets acquired do not meet the definition of a business combination under the acquisition method of accounting, the transaction is accounted for as an acquisition of assets and, therefore, no goodwill is recorded and contingent consideration, such as payments upon achievement of various developmental, regulatory and commercial milestones, generally are not recognized at the acquisition date.

The Company has concluded that the fair value of the mineral properties acquired is not reliably measurable at the acquisition date due to the absence of observable market transactions, limited exploration data, and significant estimation uncertainty. Accordingly, in line with ASC 805-50 and fair value measurement principles under ASC 820, the Company has assigned the fair value of the mineral properties based on the fair value of the consideration transferred, which is deemed to be the most reliably determinable measure of value.

The mineral properties are classified as long-lived assets and are subject to impairment evaluation in accordance with ASC 360. No impairment indicators were identified at the acquisition date. The fair value measurements involve the use of Level 3 inputs and are subject to change as new geological and economic information becomes available.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Expenditures relating to the acquisition of mineral rights accounted for as asset acquisitions are initially capitalized as incurred while exploration and pre-extraction expenditures are expensed as incurred until such time as we exit the Exploration Stage by establishing proven or probable reserves.

Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures relating to pre-extraction activities, such as the construction of mine wellfields, ion exchange facilities and disposal wells, are expensed as incurred until such time proven or probable reserves are established for that project, after which expenditures relating to mine development activities for that particular project are capitalized as incurred.

Companies in the Production Stage, as defined by the SEC, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold. We are in the Exploration Stage which has resulted in our Company reporting larger losses than if it had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to ongoing mine development activities. Additionally, there would be no corresponding depletion allocated to future reporting periods of our Company since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if we had been in the Production Stage. Any capitalized costs, such as expenditures relating to the acquisition of mineral rights, are depleted over the estimated extraction life using the straight-line method when the underlying property is converted to the Production Stage. As a result, our consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

h.      Property and equipment

Property and equipment is measured at cost, including capitalized borrowing costs, less accumulated depreciation and impairment losses. Ordinary repairs and maintenance are expensed as incurred. Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms:

Equipment	5 years

The Company classifies assets and liabilities (the “disposal group”) as held for sale in the period when all of the relevant criteria to be classified as held for sale are met. Long-lived assets held for sale are recorded at the lower of its carrying value or fair value less costs to sell. Any loss resulting from the measurement is recognized in the period during which the held for sale criteria is met. The Company discontinues depreciation on these assets.

An asset’s residual value, useful life and depreciation method are reviewed annually, or when events or circumstances indicate that the current estimate or depreciation method are no longer applicable. Changes are adjusted prospectively if appropriate. Gains and losses on disposal of an asset are determined by comparing the proceeds from disposal with the carrying amount of the items and are recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss).

The Company evaluates the recoverability of property and equipment whenever events or changes in circumstances indicate that the carrying value of the asset or asset group may not be recoverable. See — Impairment of long-lived assets information within this note for detailed information on the Company’s impairment assessment of its property and equipment.

i.       Impairment of long-lived assets

Long-lived assets, consisting of property and equipment and mineral rights are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Management applies judgment to assess whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable giving rise to the requirement to conduct an impairment test. Circumstances which could trigger an impairment test include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors including significant decreases in uranium prices; significant

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

increases in reclamation costs and accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability of these assets is measured by comparing the carrying value to the future undiscounted cash flows expected to be generated by the assets. When the carrying value of an asset exceeds the related undiscounted cash flows, an impairment loss is recorded by writing down the carrying value of the related asset to its estimated fair value, which is determined using discounted future cash flows or other measures of fair value.

j.       Share-based compensation and share-based payments

The Company has a stock option plan in place (the “Stock Option Plan”). The Company measures equity settled share-based payments based on their fair value at the grant date and recognizes compensation expense on a straight-line basis over the vesting period. Fair value is measured using the Black-Scholes Model. In estimating fair value, management is required to make certain assumptions and estimates such as the expected life of units, volatility of the Company’s future share price, risk free rates, expected forfeiture and future dividend yields at the initial grant date. Changes in assumptions used to estimate fair value could result in materially different results. The Company has elected to recognize the effect of awards for which the requisite service period is not rendered when the award is forfeited, which is to recognize the effect of forfeitures in compensation cost when they occur. Previously recognized compensation cost for an award is reversed in the period that the award is forfeited. Further, the Company has elected to use the contractual term as the expected term.

Compensation expense is recognized on a straight-line basis, by amortizing the grant date fair value over the vesting period for each separately vesting portion of the award.

The Company issues equity awards to other consultants or advisors, which are valued based on the grant-date fair value of the equity instruments issued. The Company has elected to recognize the effect of awards for which the requisite service period is not rendered when the award is forfeited, which is to recognize the effect of forfeitures in compensation cost when they occur. Previously recognized compensation cost for an award is reversed in the period that the award is forfeited. Further, the Company has elected to use the contractual term as the expected term. The related compensation cost is recognized in the same periods and in the same manner as if the entity had paid cash.

k.      Contingent liabilities

Certain conditions may exist as of the date the financial statements are issued, that may result in a loss to the Company but that will only be resolved when one or more future events occur or fail to occur. Such losses are disclosed are contingent liabilities it’s not both probable and reasonably estimable. The Company’s management assesses such contingent liabilities and estimated legal fees, if any. Such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings. The Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

l.       Warrants

The Company issues warrants with shares to bring down the cost of financing and provide assurance of additional capital.

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable guidance in ASC 480 and ASC 815. The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. The Company has concluded that the warrants issued qualify for equity classification.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

m.     Net Loss per share

Basic net loss per share is computed by dividing the loss attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period. Dilutive loss per common share is not presented differently from basic loss per share as the conversion of outstanding warrants into common shares would be anti-dilutive.

n.      Income taxes

Income taxes are accounted for using the asset/liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

o.      Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment. See note 11.

p.      Recently Adopted Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”) to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The standard does not change the definition of a segment, the method for determining segments, or the criteria for aggregating operating segments into reportable segments. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the financial statements. The Company adopted this guidance during the fiscal year ended December 31, 2024, by providing the additional disclosures as required. Refer to Note 11, Segment Information, for additional information.

q.      Recent Accounting Standards

As of December 31, 2024, there are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

NOTE 4: Purchase consideration paid in advance, advance to parent of acquiree AND THE ACQUISITIONS

The Colombian Acquisition

During the year, the Company paid $188,381 to settle a portion of GAIA Colombia’s liabilities as part of its planned acquisition of GAIA BVI. The payment is accounted for as an advance paid for the acquisition. The acquisition closed on April 9, 2024. During the period, the Company made two more payments related to the same matter amounting to $189,188. Additionally, the Company also paid $200,000 to Green Shift, the parent company of GAIA BVI, in

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 4: PURCHASE CONSIDERATION PAID IN ADVANCE, ADVANCE TO PARENT OF ACQUIREE AND THE ACQUISITIONS (cont.)

order to fund interim operations of GAIA Colombia; however, as the Company was able to arrange to pay these expenses directly, these funds were returned to the Company in January 2024. On April 9, 2024, the Company issued 1,211,687 shares to Green Shift as consideration for the Colombian Acquisition.

Of the shares issued to Green Shift, 500,000 shares are the initial consideration shares required under the terms of the agreement with Green Shift. The additional shares issued pertain to the requirement for the Company to issue Additional Consideration Shares to Green Shift. The Additional Consideration Shares are determined based on when the Company undertakes a liquidity event (the “Liquidity Event Shares”), expected to be the initial public offering of the Company’s shares on a National Securities Exchange (“IPO”). If the IPO is achieved within 12 months of the acquisition date, the Company will issue stock equal to the greater of $5,000,000 CAD of common shares, based on the liquidity event price, or the number of common shares equal to 20% of the post-closing common shares. As the IPO did not close by April 9, 2025, the forgoing is adjusted to $6,000,000 CAD or 25%, respectively.

Under the terms of the agreement, the Company was required to provide an initial cash consideration of $20,000 CAD; however, in addition to this, the Company also paid expenses on behalf of Green Shift related to the properties, amounting to $188,381 and $189,188, which are considered a part of the acquisition price. Further, there are deferred cash payments (the “Deferred Cash Payments”) due to Green Shift as follows: i) $1,000,000 CAD due on the later of March 1, 2024 and the earlier of 90 days after the rectification of the Berlin concession and five days after a liquidity event (the “First Deferred Cash Payment”); and, ii) $5,000,000 CAD upon the commencement of commercial operations of the Berlin project (the “Second Deferred Cash Payment”). Finally, the Company also granted Green Shift a 1.0% net smelter returns royalty, payable quarterly, on all gross revenue in excess of allowable costs from the Berlin Project (the “Berlin Royalty”) pursuant to the Royalty Agreement dated April 8, 2024. The impact of such royalty was not readily or reliably determinable under current circumstances.

The Company has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. The Company has recognized the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration, as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired, which consists of the mineral properties.

The purchase price allocation is as follows:

Consideration:
Initial Cash Consideration	$14,893
Purchase consideration paid in advance	188,381
Additional consideration paid in advance	189,188
Initial consideration shares	2,423,374
Legal Costs	20,455
Total Consideration	$2,836,291

Assets and Liabilities Assumed:
Accounts payable and accruals	$1,732,120
Deferred tax liability	$2,459,914
Mineral Properties	$7,028,325

The 1,211,687 common shares issued were valued at $2 per share based on recent arm’s length private placements resulting in value of $2,423,374. The Deferred Cash Payments and the Liquidity Event Shares were determined to be contingent consideration and will be recognized once probable.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 4: PURCHASE CONSIDERATION PAID IN ADVANCE, ADVANCE TO PARENT OF ACQUIREE AND THE ACQUISITIONS (cont.)

On May 9, 2025, the Company made a payment of $60,000 to the Agencia Nacional De Mineria (“ANM”), which was the final payment for all overdue amounts owed by the previous owners of the Colombia mineral properties to the ANM assumed by the Company at the acquisition date. In total, the Company paid the ANM $1,037,538 in respect of concession contract 664-17 and a further $217,866 in respect of concession contract 736-17 (collectively, the “Berlin Concession Contracts”), all but $142,000 of which were paid during the period from the acquisition date to December 31, 2024.

Further, of the $1,732,120 of liabilities assumed on the acquisition date, which included the amounts due to the ANM above, the Company successfully negotiated settlement of some of the outstanding balances and as a result realized a gain of $327,458, which is included in interest and other income.

The Argentina Acquisition

Consideration for the acquisition consists of 2,000,000 common shares of the Company, which the Company issued upon closing on July 19, 2024, and contingent shares consisting of: i) Listing Shares, being 400,000 shares if the initial public offering (“IPO”) of Jaguar is not accomplished by the first anniversary from the closing date; and, ii) Top Up Shares in the event the IPO price is less than $5, based on a $10,000,000 valuation and minimum share price of $4, if the IPO is accomplished by the first anniversary of the closing date, resulting in a maximum of 500,000 additional top-up shares, increasing to a $12,000,000 valuation and maximum of 1,000,000 shares if the IPO is accomplished thereafter. Finally, the Company also granted a 1.0% net smelter returns royalty on the future production from certain land claim application at the Huemul Project (the “Huemul II Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024 (the “Huemul II Royalty Agreement”) by and among the Company, as royalty payor, Consolidated Uranium, as royalty holder and 284 Ontario, as guarantor; and (c) the grant of a 2.0% net smelter returns royalty on the future production from the Laguna Project (the “Laguna Project Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024. The impact of such royalty was not readily or reliably determinable under current circumstances.

The Company has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of 2847312 Ontario Inc. The Company has recognized the assets acquired at the fair value of the liabilities assumed and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination, there is no corresponding goodwill, instead, the amount of consideration has been allocated to the assets acquired, which consist of the mineral properties.

The purchase price allocation is as follows:

Consideration:
Initial Share Consideration	$4,000,000
Share Consideration – Listing Shares	800,000
Total Consideration	$4,800,000

Assets and Liabilities Assumed:
Cash acquired	$18,014
Prepaid and other assets	39,862
Mineral Properties	$4,742,124

The 2,000,000 common shares issued and the Listing Shares were valued at $2 per share based on recent arm’s length private placements resulting in a value of $4,000,000. The 400,000 Listing Shares were valued at $2, as per above, and recognized as shares to be issued as of the acquisition date based on the expected timing of the IPO, which was estimated at over one year due to the anticipated timing of completing the registration process with the Securities and Exchange Commission, completing the subsequent marketing of the IPO and the decline in the uranium market leading up to the acquisition.

The Top Up Shares were determined to be contingent consideration and will be recognized once probable.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 5: EXPLORATION AND EVALUATION ASSETS AND EXPENSES

The following is a summary of the carrying value of the acquisition costs and expenditures on the Company’s exploration and evaluation assets:

Exploration and Evaluation Assets	Gaia Colombia and Berlin Colombia	284 Ontario	Year Ended December 31, 2024
Balance, January 1, 2024	$—	$—	$—
Acquisition costs	7,028,325	4,742,124	11,770,449
Mineral property impairment	(3,028,325)	(592,124)	(3,620,449)
Balance, December 31, 2024	$4,000,000	$4,150,000	$8,150,000

During the period after acquisition of the respective mineral properties and December 31, 2024, the uranium spot price experienced a consistent decline month over month. As a result of that decline, the Company conducted an impairment test effective December 31, 2024. The Company retained an external valuations expert who evaluated the fair value of the mineral properties using both a cost approach and a market approach, which yielded values less than the original carrying value. As the properties are not often traded, the Company used the fair value determined by the cost approach, in which the primary input was the decline in the uranium spot price and long-term prices which constitute Level 3 inputs. For the Colombia properties the decline in uranium spot price used as an input was approximately 12.4% and for 284 Ontario it was approximately 12.5%. Accordingly, the related mineral properties were deemed to be impaired and the impairment losses, as disclosed above, were recognized, the majority of the impairment is the result of the recognition of a $2,459,914 deferred tax liability on the Colombian Acquisition and a corresponding increase in the impairment amount.

Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Year Ended December 31, 2024
Personnel	$509,410	$35,163	$544,573
Geological	712,837	—	712,837
Land management	95,086	92,331	187,417
Other	29,181	23,514	52,696
	$1,346,514	$151,009	$1,497,523

The Company incurred $415,185 in exploration expenditures related to the properties prior to the Colombian Acquisition, these were incurred in anticipation of the Colombian Acquisition closing. The costs are of a nature that would ordinarily be expensed as incurred post-acquisition, accordingly, the Company has not included these costs as a cost of the acquisition itself and has expensed them.

All claims are subject to minimum expenditure commitments. The Company expects to incur the minimum expenditures to maintain the claims.

NOTE 6: PROPERTY AND EQUIPMENT

	December 31, 2024	December 31, 2023
Land	$—	$—
Equipment	47,910	—
Total Cost	47,910	—
Accumulated depreciation	3,692	—
Balance, December 31, 2024	$44,218	$—

In May 2024, the Company entered into an agreement to purchase a farm in Colombia, for the purposes of housing the mining operations of the Company, for a total consideration of one billion Colombian pesos. During the six months ended June 30, 2024, the Company made the first install payment and recorded an additional in land for $69,004 (COP $250,000,000). However, the payment was refunded in July 2024 and the transaction was renegotiated. Subsequently,

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 6: PROPERTY AND EQUIPMENT (cont.)

on December 18, 2024, the Company agreed to make a series of payments as deposits towards the land purchase. As at December 31, 2024, the Company had made prepayments of $47,393 (COP $250,000,000) and the remaining purchase price of COP$ 750,000,000 remained to be paid as follows: COP $24,500,000 on January 15, 2025; COP $24,500,000 on February 15, 2025; COP $275,500,000 to be paid on April 15, 2025; COP $275,500,000 to be paid on May 15, 2025; and, a final payment on the transfer of the deed, which is expected to be January 15, 2026.

The deed to the property will only transfer to the Company once all payments have been made, which is intended to be on January 15, 2026, accordingly, the payments are included in prepaids and other assets.

Depreciation for the year ended December 31, 2024 was $2,710 (2023 - $nil).

NOTE 7: EQUITY

a.      Shares

On May 16, 2023, the Company issued 990,000 common shares at a price of $0.10 per share for gross proceeds of $99,000.

On September 21, 2023, the Company issued 10,000 common shares at a price of $0.10 per share for gross proceeds of $1,000.

On December 8, 2023, the Company issued 500,000 common shares at a price of $0.10 per share for gross proceeds of $50,000.

On December 20, 2023, the Company issued 2,000,500 units comprising of equal number of common shares and warrants at $0.20 per unit for gross proceeds of $400,100. The warrants can be converted into 1 common share for each warrant at exercise price of $ 1.00 and expires in 3 years.

On December 20, 2023, the Company issued 150,000 common shares at a price of $0.20 per share for gross proceeds of $30,000. Proceeds from this issuance were yet to be received as at December 31, 2023, these funds were received during the year ended December 31, 2024.

Between January 3, 2024 and April 8, 2024, the Company issued 1,462,917 common shares at a price of $2 per share for gross proceeds of $2,925,834 and then on April 15, 2024, issued another 184,166 common shares at a price of $4 per share for gross proceeds of $736,664. The Company incurred direct issue costs of $10,747 related to these issuances. Of these issuances, $315,000 of the proceeds was received during the year ended December 31, 2023, which was previously recognized as share subscription received in advance.

On March 15, 2024, the Company issued 25,000 shares valued at $2 per share as bonus compensation to a consultant, resulting in share-based compensation of $50,000.

On April 15, 2024, the Company issued 3,750 shares valued at $4 per share to a consultant as a prepayment for future marketing and investor relations services, resulting in a prepaid expense of $15,000.

During the year ended December 31, 2024, the Company received the proceeds of $30,000 related to the subscription receivable at December 31, 2023.

On September 27, 2024, the Company issued 8,000 common shares valued at $5 per share for gross proceeds of $40,000.

On April 9, 2024, the Company issued 1,211,687 common shares to Green Shift related to the Colombian Acquisition, see Note 5.

On July 19, 2024, the Company issued 2,000,000 common shares related to the Argentinian Acquisition, and expects to issue another 400,000 Listing Shares, see Note 5, the latter of which have not been issued.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 7: EQUITY (cont.)

As of December 31, 2024 and December 31, 2023 the Company had an unlimited number of common shares authorized for issuance and 8,546,020 and 3,650,500 common shares issued, respectively.

b.      Rights attached to shares:

The Common shares confer upon their holders’ voting rights and the right to participate in shareholders’ meetings, the right to share, on a per share pro rata basis, in Bonus Shares or Distributions (as defined in the Company’s Articles of Incorporation) as may be declared by the board of directors and approved by the shareholders, if required (out of funds legally available therefore), and the right to a share in excess assets upon liquidation of the Company — all as set forth in the Company’s Articles of Incorporation and in the Company’s Shareholders’ agreement.

c.      Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life – December 31, 2024
Outstanding warrants, December 31, 2022	—	—
Warrants – units issued on December 20, 2023	2,000,500	$1.00	2.0
Outstanding warrants, December 31, 2023 and 2024	2,000,500	$1.00

Subsequent to year end, 70,000 warrants were issued related to the units subscription discussed above.

Under ASC Topic 815, the warrants are recorded as equity and included in additional paid-in capital.

d.      Stock Options

Pursuant to the Company’s stock option plan approved March 15, 2024, options may be granted to employees, directors or consultants of the Company and such options to purchase common shares will have an exercise price not less than the “fair market value” of a Common Share on the date of grant. The total number of common shares issuable pursuant to the option plan shall not exceed 10% of the aggregate number of common shares issued and outstanding and the number of common shares reserved for issuance to any one person under options granted pursuant to the option plan may not exceed 5% of the issued and outstanding common shares on a non-diluted basis. The exercise price, term and vesting of options to purchase Common Shares shall otherwise be as approved by the Board. Unless otherwise determined by the Board, options to purchase Common Shares typically vest and become exercisable 50% at the end of six months from grant date and 50% at the end of twelve months from grant date.

The following table summarizes the stock option activity for the year ended December 31, 2024:

Grant Date	Expiry Date	Number of Options Granted	Exercise Price	Remaining Contractual Life	Aggregate Intrinsic Value
15-Mar-24	15-Mar-29	180,000	$2.00	4.21	$—
18-Jun-24	18-Jun-29	90,000	$4.00	4.47	—
30-Jun-24	30-Jun-29	320,000	$4.00	4.50	—
28-Aug-24	28-Aug-29	25,000	$5.00	4.66	—
25-Sep-24	25-Sep-29	243,000	$5.00	4.74	—
As of December 31, 2024		858,000	$3.89		$—

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 7: EQUITY (cont.)

Inputs into the Black-Scholes Model:
Grant Date	15-Mar-24	18-Jun-24	30-Jun-24	28-Aug-24	25-Sep-24
Share price	$2.00	$2.00	$2.00	$2.00	$2.00
Exercise price	$2.00	$4.00	$4.00	$5.00	$5.00
Term	5	5	5	5	5
Risk-Free Interest Rate	3.53%	3.19%	3.43%	2.91%	2.76%
Volatility	150.00%	150.00%	150.00%	150.00%	150.00%

Given the lack of historical trading data for the Company’s common shares, the volatility was estimated using comparable companies with publicly available volatility data. Also due to the lack of historical trading data, the share price was determined using the price of the most recent (relative to the grant date) arm’s length private placements to arrive at the $2 share price. The expected life represents the time that the options are expected to be outstanding, which has been assumed to be their contractual term. The risk-free rate is based on U.S. Treasury Bond yields with an approximately equal expected life of the options. Dividend yield and forfeiture rates not factored into the valuation as the Company does not expect to pay cash dividends in the future and the Company has elected to account for forfeitures as they occur.

During the year ended December 31, 2024, the Company recognized $1,030,480 (2023 - $nil) in share-based compensation expense relating to the vesting of the options.

NOTE 8: INCOME TAX

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	December 31, 2024	December 31, 2023
Domestic	$(1,059,914)	$—
Foreign	—	—
Income Tax Expense (Recovery)	$(1,059,914)	$—
Reconciliation of expected tax based on income (loss)	December 31, 2024	December 31, 2023
Loss from continuing operations before income tax expense	$(6,821,889)	$(91,630)
Statutory income tax rate	27%	27%
Expected income tax expense (recovery)	(1,841,910)	(24,740)
Movement of Valuation Allowance	961,883	24,740
Stock Based Compensation	278,230
Other Permanent Adjustments	(111,294)
Difference in Foreign Tax Rates	(104,616)
Change in Enacted Tax Rates and other	(242,207)
Income tax expense (recovery)	$(1,059,914)	$—

The Company’s income tax (recovery) is allocated as follows:

Current tax expense	$—	$—
Deferred tax expense	$(1,059,914)	$—

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 8: INCOME TAX (cont.)

Deferred income taxes

The significant components of the deferred tax assets and liabilities consisted of the following:

	December 31, 2024	December 31, 2023
Deferred Tax Assets
Share issuance costs – 20(1)(e)	$2,321	$—
Class 14.1 asset	130,069	—
Non-capital losses carried forward	1,390,707	24,740
Resource pools – Mineral Properties (Argentina)	311,176	—
Total gross deferred tax assets	1,834,273	24,740
Valuation allowance	(1,801,937)	(24,740)
Total deferred tax assets, net of valuation allowance	$32,335	$—

Deferred Tax Liabilities
Mineral properties	$(1,400,000)	$—
Unrealized FX gain on account of capital	(32,335)	—
Total Gross Deferred Tax Liabilities	(1,432,335)	—
Net Deferred Tax Liabilities	$(1,400,000)	$—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

As at December 31, 2024, the Company had Canadian federal net operating loss carryforwards (“NOLs”) which expire as follows:

2040	$62,094
2041	59,546
2042	0
2043	153,287
2044	634,615
$909,543

The Company had Colombian NOLs which expire as follows:

2035	$1,864,589
2036	1,410,337
$3,274,926

NOTE 9: RELATED PARTY TRANSACTIONS

During the year ended December 31, 2024, the Company had the following related party transactions:

1)      The Company paid $69,815 to a company controlled by the Chief Executive Officer (“CEO”) of the Company for services as CEO (2023 — $0). At December 31, 2024, the Company has $11,744 in accounts payable to the related company (2023 — $0).

2)      The Company paid $13,168 to the Executive Chairman for their services.

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 9: RELATED PARTY TRANSACTIONS (cont.)

3)      The Company paid $51,984 to a company controlled by the Chief Financial Officer (“CFO”) of the Company for services as CFO (2023 — $0).

4)      During the year, the Company paid $33,690 to a company that is also a significant shareholder of the Company, for consulting fees related to the Colombia acquisition. At year end, the Company has $16,692 recorded in accounts payable to the related company.

5)      During the year, the Company paid $152,460 (2023 — $32,956) to a law firm, in which a director is a partner, for legal services in their role as internal counsel and corporate secretary, of which $9,082 is included in accounts payable at year end (2023 — $Nil).

NOTE 10: SEGMENT INFORMATION

The Company operates in one reportable segment which is the exploration and evaluation of mineral properties. The Company has no revenues and incurs expenditures in various jurisdictions, being Colombia, Argentina and North America (principally the U.S. and Canada, represented below as Jaguar Uranium Corp.).

The Company’s chief operating decision maker (“CODM”) is the senior executive committee that includes the chief executive officer, chief financial officer and the executive chairman.

The accounting policies are consistent with those described in the summary of significant accounting policies. The CODM evaluates performance and decides how to allocate resources based on net loss and the measure of segment assets is the consolidated total assets, and specifically, the consolidated value of mineral properties and consolidated cash and cash equivalents.

	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
General and administrative expenses(a)	$60,323	$14,731	$1,357,182	$1,432,236
Legal and professional fees	50	—	787,944	787,994
Mineral properties impairment	3,028,325	592,124	—	3,620,449
Depreciation	3,450	—	—	3,450
Exploration and evaluation expenditures (see Note 6)	1,346,514	151,009	—	1,497,523
Interest and other (income) expense	(327,458)	—	(42,757)	(370,215)
Foreign exchange (gain) loss	(184,775)	(1,601)	36,829	(149,547)
Net income (loss) before income tax expense (recovery)	$3,926,429	$756,263	$2,139,197	$6,821,889

Reconciliation of profit or loss:
Adjustments and reconciling items	—	—	—	—
Consolidated net income (loss) before income tax expense (recovery)	$3,926,429	$756,263	$2,139,197	$6,821,889
(a) General and Administrative (G&A) expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Travel	$—	$—	$125,790	$125,790
Compensation	—	—	1,180,359	1,180,359
Other G&A	60,323	14,731	51,033	126,087
Total G&A	$60,323	$14,731	$1,357,182	$1,432,236

JAGUAR URANIUM CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

NOTE 10: SEGMENT INFORMATION (cont.)

During the year ended December 31, 2023, all expenses were incurred within Jaguar Uranium Corp. and consisted principally of legal and professional fees.

As at December 31, 2024	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Mineral properties	$4,000,000	$4,150,000	$—	$8,150,000
Property and equipment	44,218	—	—	44,218
Total Long-Lived Assets	$4,044,218	$4,150,000	$—	$8,194,218
As at December 31, 2023	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Purchase consideration paid in advance	$—	$—	$188,381	$188,381
Total Long-Lived Assets	$—	$—	$188,381	$188,381

NOTE 11: SUBSEQUENT EVENTS

In January 2025, the Company made two payments totaling $82,000 and on May 9, 2025, the Company made another payment of $60,000 to the Agencia Nacional De Mineria (“ANM”), which was the final payment for all overdue amounts owed by the previous owners of the Colombia mineral properties to the ANM assumed by the Company at the acquisition date. In total, the Company paid the ANM $1,037,538 in respect of concession contract 664-17 and a further $217,866 in respect of concession contract 736-17 (collectively, the “Berlin Concession Contracts”).

The Company executed subscription documents for 70,000 units valued at $5 per unit for gross proceeds of $350,000, from an existing shareholder, which were received on January 15, 2025. The units consist of one common share and one common share purchase warrant, which were issued on January 15, 2025, with an exercise price of $5.05 expiring in 3 years.

On June 17, 2025, the Company received proceeds from the exercise of warrants. In total 396,000 warrants exercised at the price of $1 per share were exercised and resulted in the issuance of 396,000 common shares. In order to induce the warrant holders to exercise their warrants, each holder was offered three additional warrants with an exercise price of $5.05 for three years. Further, any warrants held by those warrant holders that participated that remained unexercised had their term extended an additional three years until December 14, 2029.

Further, there were previously 300,000 warrants issued to the Executive Chairman, who sold his warrants other existing shareholders and related parties, as part of the transfer the term of these warrants was extended an additional three years until December 14, 2029. The CEO of the Company and a director both participated and purchased 75,000 and 30,000 of the warrants, respectively.

On June 20, 2025, the Company finalized the terms of a convertible debenture with an existing shareholder in the amount of $150,000. The convertible debenture is non-interest bearing, with a two year maturity and is convertible into units at a price equal to the lower of $5 or at a 25% discount to the listing price, being the price of the common shares once listed on a North American stock exchange. Each unit will consist of one common share and one warrant, which warrants are exercisable into one common share for three years at a price of $5 per share.

On July 21, 2025, the Company agreed to a compensation package with a consultant overseeing the Argentinian properties setting their compensation for both before the IPO and after the IPO, the terms of which are not material. Further, as part of the agreement, the Company agreed to the following other key terms: issued 15,000 Common Shares of the Company; promised a $75,000 finder fee should the Company complete any significant financing with either of two parties introduced by the consultant, which to date has not occurred; and, the Company agreed that the prepayment for services recognized on the acquisition of 284 Ontario would be considered as compensation for submitting and completing a required Environmental Impact Study, which was completed in August.

On September 5, 2025, the Company issued 3,000 Common Shares valued at an agreed upon value of $5 per share to a geological consultant as a bonus for their support during the listing process.

JAGUAR URANIUM CORP.
UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS
AS OF SEPTEMBER 30, 2025 AND DECEMBER 31, 2024

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$305,616	$103,884
Prepaid expenses and other assets	113,956	273,236
Share subscription receivable	—	—
Total current assets	419,572	377,120

Non-current assets
Mineral properties	8,150,000	8,150,000
Property and equipment	40,203	44,218
	8,190,203	8,194,218
TOTAL ASSETS	$8,609,775	$8,571,338

LIABILITIES
Current liabilities
Accounts payable and other liabilities	$376,335	$434,337
Total current liabilities	376,335	434,337

Non-current liabilities:
Deferred tax liability	1,400,000	1,400,000
Convertible debentures	150,000	—
TOTAL LIABILITIES	1,926,335	1,834,337

SHAREHOLDERS’ EQUITY
Common stock, Class A, $ Nil par value: unlimited authorized, 9,057,020 (2024 – 8,546,020) shares issued and outstanding	—	—
Additional paid-in capital	16,373,320	12,590,607
Accumulated deficit	(9,689,880)	(5,853,606)
TOTAL SHAREHOLDERS’ EQUITY	6,683,440	6,737,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,609,775	$8,571,338

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

JAGUAR URANIUM CORP.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

	Three months ended September 30, 2025	Three months ended September 30, 2024	Nine months ended September 30, 2025	Nine months ended September 30, 2024
REVENUE	$—	$—	$—	$—

OPERATING EXPENSES:
General and administrative expenses	338,473	722,771	1,001,737	1,086,456
Legal and professional fees	102,692	224,479	250,622	656,531
Depreciation	1,425	2,060	3,921	2,060
Exploration and evaluation expenditures	121,034	507,599	246,730	1,250,838
TOTAL OPERATING EXPENSES	563,624	1,456,909	1,503,010	2,995,885

OTHER INCOME AND EXPENSES
Interest and other (income) expense	(423)	(8,588)	683	(41,751)
Foreign exchange (gain) loss	(8,630)	57,119	(6,643)	(81,218)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX EXPENSE	554,572	1,505,439	1,497,049	2,872,916
Deferred tax recovery	—	—	—	—
NET LOSS AND COMPREHENSIVE LOSS	$554,572	$1,505,439	$1,497,049	$2,872,916

BASIC AND DILUTED LOSS PER SHARE	$(0.06)	$(0.19)	$(0.17)	$(0.49)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	9,044,172	8,125,237	8,775,317	5,868,540

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

JAGUAR URANIUM CORP.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

	Number of Shares	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholders’ Equity
BALANCE AT DECEMBER 31, 2023	3,650,500	$—	$580,100	$(91,630)	$488,470
Shares of common stock issued, net of issue costs	1,683,833	—	3,756,653	—	3,756,653
Share consideration for Colombia Acquisition	1,211,687	—	2,423,374	—	2,423,374
Share consideration for Argentina Acquisition	2,000,000	—	4,800,000	—	4,800,000
Share-based compensation	—	—	763,586	—	763,586
Net loss and comprehensive loss	—	—	—	(2,872,916)	(2,872,916)
BALANCE AT SEPTEMBER 30, 2024	8,546,020	$—	$12,323,713	$(2,964,546)	$9,359,167
	Number of Shares	Amount	Additional paid-in capital	Accumulated deficit	Total Shareholders’ Equity
BALANCE AT DECEMBER 31, 2024	8,546,020	$—	$12,590,607	$(5,853,606)	$6,737,001
Exercise of warrants	423,000	—	423,000	—	423,000
Deemed dividend – warrant modification and inducement	—	—	2,339,225	(2,339,225)	—
Shares issued for unit subscription	70,000	—	350,000	—	350,000
Share-based compensation	18,000	—	670,488	—	670,488
Net loss and comprehensive loss	—	—	—	(1,497,049)	(1,497,049)
BALANCE AT SEPTEMBER 30, 2025	9,057,020	$—	$16,373,320	$(9,689,880)	$6,683,440

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

JAGUAR URANIUM CORP.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

	September 30, 2025	September 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,497,049)	$(2,872,916)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based payments	—	50,000
Share-based compensation	670,488	549,297
Depreciation	4,015	2,060
Deferred tax recovery	—	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	159,280	(184,723)
Accounts payable and other liabilities	(58,002)	(507,385)
Advance to parent of acquiree	—	200,000
Net cash used in operating activities	(721,268)	(2,549,378)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase consideration paid in cash, net of cash acquired	—	(206,522)
Purchase of property and equipment	—	(52,361)
Net cash used in investing activities	—	(258,883)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares and units	350,000	3,386,653
Proceeds from convertible debenture	150,000	—
Proceeds from warrant exercise	423,000	—
Net cash from financing activities	923,000	3,386,653

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	201,732	578,392
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	103,884	394,920
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	$305,616	$973,312

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued for acquisition of mineral properties	$—	$7,223,374

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 1: BUSINESS DESCRIPTION

Jaguar Uranium Corp., (the “Company”) is engaged in the acquisition and development of mining properties in Latin America. On December 8, 2023, the Company entered into a definitive agreement with Green Shift Commodities Ltd. (“Green Shift”) to acquire 100% of the issued and outstanding shares of two wholly-owned subsidiaries of Green Shift (collectively, the “Colombian Acquisition”):

•        Gaia Energy Investments Ltd. (“Gaia BVI”), was incorporated on April 19, 2006 and restored on November 16, 2015, in the British Virgin Islands (“BVI”) registered in Colombia as Gaia Energy Investments Ltd. Sucursal Colombia (“Gaia Colombia”).

•        Berlin (BVI) Limited (“Berlin BVI”) was incorporated on June 30, 2021, in the British Virgin Islands (“BVI”) and is registered in Colombia as Berlin (BVI) Limited Sucursal Colombia (“Berlin Colombia”), on May 17, 2022 in the Chamber of Commerce of Bogota.

Through the Colombian Acquisition, the Company is the legal and beneficial owner of a 100% interest in certain mining concessions located in the “Berlin Project”. The Berlin project is currently being explored and developed as an exploration stage uranium asset located in Caldas Province of Central Colombia.

On July 19, 2024, the Company closed on the acquisition of 2847312 Ontario Inc. (“284 Ontario”), which registered in Argentina as 2847312 Ontario Inc. (Sucursal Argentina), whereby it holds mineral rights in the Laguna Project and Huemul Projects in Argentina (the “Argentinian Acquisition”). 284 Ontario was incorporated on June 14, 2021, in Ontario, Canada.

The Company was incorporated on December 16, 2022.

NOTE 2: GOING CONCERN

As of September 30, 2025, the Company had an accumulated deficit, net loss and comprehensive loss and negative cash flows from operations. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements for the operations of the subsidiaries and the Company for the nine month period ended September 30, 2025, have been met through funding acquired by the Jaguar Uranium Corp. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.      Basis of Presentation

These unaudited condensed consolidated interim financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in U.S. Dollar. These unaudited condensed consolidated interim financial statements include the Company’s subsidiaries, as described in Note 1.

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

These financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2024 (“Annual Financial Statements”). These financial statements have been prepared using the same accounting policies that were described in Note 3 to the Annual Financial Statements.

b.      Principles of Consolidation

These financial statements include the Company’s directly and indirectly wholly owned subsidiaries: Gaia Energy Investments Ltd., Berlin (BVI) Limited and 2847312 Ontario Inc.

All inter-company transactions and balances have been eliminated upon consolidation.

c.      Fair value measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of cash and equivalents, share subscription receivable and accounts payable and other liabilities approximate their fair value due to the short-term maturity of such instruments. It is management’s opinion that the Company is not exposed to any significant market or credit risks arising from these financial instruments.

d.      Fair value of financial instruments

Cash and cash equivalents, share subscription receivable and accounts payable and other liabilities are carried at amortized cost, which management believes approximates their respective fair value due to the short-term nature of these instruments.

a.      Debt instruments

The Company reviews the terms of its agreements to identify any embedded derivatives. If an embedded derivative is identified in a contract the Company assesses if it is clearly and closely related to the host debt. If the embedded derivative is determined to not be clearly and closely related to the host debt then the embedded derivative is bifurcated or the fair value election is made to account for the entire instrument at fair value with the change in fair value accounted through earnings, profit and loss for each period reported.

The Company applies ASC 480 distinguishing liabilities from equity and ASC 815 derivatives and hedging in determining the appropriate accounting treatment for hybrid instruments.

b.      Warrants

The Company issues warrants with shares to bring down the cost of financing and provide assurance of additional capital.

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable guidance in ASC 480 and ASC 815. The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common shares and whether the instrument holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. The Company has concluded that the warrants issued qualify for equity classification.

c.      Net Loss per share

Basic net loss per share is computed by dividing the loss attributable to equity holders of the Company by the weighted average number of ordinary shares outstanding during the period. Dilutive loss per common share is not presented differently from basic loss per share as the conversion of outstanding warrants into common shares would be anti-dilutive.

d.      Recently Adopted Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”) to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The standard does not change the definition of a segment, the method for determining segments, or the criteria for aggregating operating segments into reportable segments. ASU 2023-07 is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective application to all prior periods presented in the financial statements. The Company adopted this guidance during the fiscal year ended December 31, 2024, by providing the additional disclosures as required. Refer to Note 11, Segment Information, for additional information.

In August 2020, the FASB issued ASU No.2020-06 (“ASU 2020-06”): Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). ASU 2020-06 reduces the number of accounting models for convertible debt instruments by eliminating the cash conversion and beneficial conversion models. The diluted net income per share calculation for convertible instruments requires the Company to use the if-converted method. For contracts in an entity’s own equity, the type of contracts primarily affected by this update are freestanding and embedded features that are accounted for as derivatives under the current guidance due to a failure to meet the settlement conditions of the derivative scope exception. This update simplifies the related settlement assessment by removing the requirements to (i) consider whether the contract would be settled in registered shares, (ii) consider whether collateral is required to be posted, and (iii) assess shareholder rights. ASU 2020-06 is effective for the Company on January 1, 2024, with early adoption permitted. On January 1, 2024, the adoption of ASU 2020-06 was not disclosed as an adoption as there were no applicable instruments at the time of the adoption and accordingly, AUS 2020-06 had no impact on the Company’s consolidated financial statements or disclosures; however, it had an impact in the accounting for the convertible debenture issued during the current period, so the adoption disclosures have been included herein.

e.      Recent Accounting Standards

As of September 30, 2025, there are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 4: Purchase consideration paid in advance, advance to parent of acquiree AND THE ACQUISITIONS

The Colombian Acquisition

During the period ended September 30, 2024, the Company paid $188,381 to settle a portion of GAIA Colombia’s liabilities as part of its planned acquisition of GAIA BVI. The payment is accounted for as an advance paid for the acquisition. The acquisition closed on April 9, 2024. During the period, the Company made two more payments related to the same matter amounting to $189,188. Additionally, the Company also paid $200,000 to Green Shift, the parent company of GAIA BVI, in order to fund interim operations of GAIA Colombia; however, as the Company was able to arrange to pay these expenses directly, these funds were returned to the Company in January 2024. On April 9, 2024, the Company issued 1,211,687 shares to Green Shift as consideration for the Colombian Acquisition.

Of the shares issued to Green Shift, 500,000 shares are the initial consideration shares required under the terms of the agreement with Green Shift. The additional shares issued pertain to the requirement for the Company to issue Additional Consideration Shares to Green Shift. The Additional Consideration Shares are determined based on when the Company undertakes a liquidity event (the “Liquidity Event Shares”), expected to be the initial public offering of the Company’s shares on a National Securities Exchange (“IPO”). If the IPO is achieved within 12 months of the acquisition date, the Company will issue stock equal to the greater of $5,000,000 CAD of common shares, based on the liquidity event price, or the number of common shares equal to 20% of the post-closing common shares. As the IPO did not close by April 9, 2025, the forgoing is adjusted to $6,000,000 CAD or 25%, respectively.

Under the terms of the agreement, the Company was required to provide an initial cash consideration of $20,000 CAD; however, in addition to this, the Company also paid expenses on behalf of Green Shift related to the properties, amounting to $188,381 and $189,188, which are considered a part of the acquisition price. Further, there are deferred cash payments (the “Deferred Cash Payments”) due to Green Shift as follows: i) $1,000,000 CAD due on the later of March 1, 2024 and the earlier of 90 days after the rectification of the Berlin concession and five days after a liquidity event (the “First Deferred Cash Payment”); and, ii) $5,000,000 CAD upon the commencement of commercial operations of the Berlin project (the “Second Deferred Cash Payment”). Finally, the Company also granted Green Shift a 1.0% net smelter returns royalty, payable quarterly, on all gross revenue in excess of allowable costs from the Berlin Project (the “Berlin Royalty”) pursuant to the Royalty Agreement dated April 8, 2024. The impact of such royalty was not readily or reliably determinable under current circumstances.

The Company has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. The Company has recognized the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration, as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired, which consists of the mineral properties.

The purchase price allocation is as follows:

Consideration:
Initial Cash Consideration	$14,893
Purchase consideration paid in advance	188,381
Additional consideration paid in advance	189,188
Initial consideration shares	2,423,374
Legal Costs	20,455
Total Consideration	$2,836,291

Assets and Liabilities Assumed:
Accounts payable and accruals	$1,732,120
Deferred tax liability	$2,459,914
Mineral Properties	$7,028,325

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 4: Purchase consideration paid in advance, advance to parent of acquiree AND THE ACQUISITIONS (cont.)

The 1,211,687 common shares issued were valued at $2 per share based on recent arm’s length private placements resulting in value of $2,423,374. The Deferred Cash Payments and the Liquidity Event Shares were determined to be contingent consideration and will be recognized once probable.

On May 9, 2025, the Company made a payment of $60,000 to the Agencia Nacional De Mineria (“ANM”), which was the final payment for all overdue amounts owed by the previous owners of the Colombia mineral properties to the ANM assumed by the Company at the acquisition date. In total, the Company paid the ANM $1,037,538 in respect of concession contract 664-17 and a further $217,866 in respect of concession contract 736-17 (collectively, the “Berlin Concession Contracts”), all but $142,000 of which were paid during the period from the acquisition date to December 31, 2024.

Further, of the $1,732,120 of liabilities assumed on the acquisition date, which included the amounts due to the ANM above, the Company successfully negotiated settlement of some of the outstanding balances and as a result realized a gain of $327,458, which is included in interest and other income.

The Argentina Acquisition

Consideration for the acquisition consists of 2,000,000 common shares of the Company, which the Company issued upon closing on July 19, 2024, and contingent shares consisting of: i) Listing Shares, being 400,000 shares if the initial public offering (“IPO”) of Jaguar is not accomplished by the first anniversary from the closing date; and, ii) Top Up Shares in the event the IPO price is less than $5, based on a $10,000,000 valuation and minimum share price of $4, if the IPO is accomplished by the first anniversary of the closing date, resulting in a maximum of 500,000 additional top-up shares, increasing to a $12,000,000 valuation and maximum of 1,000,000 shares if the IPO is accomplished thereafter. Finally, the Company also granted a 1.0% net smelter returns royalty on the future production from certain land claim application at the Huemul Project (the “Huemul II Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024 (the “Huemul II Royalty Agreement”) by and among the Company, as royalty payor, Consolidated Uranium, as royalty holder and 284 Ontario, as guarantor; and (c) the grant of a 2.0% net smelter returns royalty on the future production from the Laguna Project (the “Laguna Project Royalty”) to Consolidated Uranium pursuant to the Royalty Agreement dated July 19, 2024. The impact of such royalty was not readily or reliably determinable under current circumstances.

The Company has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of 2847312 Ontario Inc. The Company has recognized the assets acquired at the fair value of the liabilities assumed and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination, there is no corresponding goodwill, instead, the amount of consideration has been allocated to the assets acquired, which consist of the mineral properties.

The purchase price allocation is as follows:

Consideration:
Initial Share Consideration	$4,000,000
Share Consideration-Listing Shares	800,000
Total Consideration	$4,800,000

Assets and Liabilities Assumed:
Cash acquired	$18,014
Prepaid and other assets	39,862
Mineral Properties	$4,742,124

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 4: Purchase consideration paid in advance, advance to parent of acquiree AND THE ACQUISITIONS (cont.)

The 2,000,000 common shares issued and the Listing Shares were valued at $2 per share based on recent arm’s length private placements resulting in a value of $4,000,000. The 400,000 Listing Shares were valued at $2, as per above, and recognized as shares to be issued as of the acquisition date based on the expected timing of the IPO, which was estimated at over one year due to the anticipated timing of completing the registration process with the Securities and Exchange Commission, completing the subsequent marketing of the IPO and the decline in the uranium market leading up to the acquisition.

The Top Up Shares were determined to be contingent consideration and will be recognized once probable.

NOTE 5: EXPLORATION AND EVALUATION ASSETS AND EXPENSES

The following is a summary of the carrying value of the acquisition costs and expenditures on the Company’s exploration and evaluation assets:

Exploration and Evaluation Assets	Gaia Colombia and Berlin Colombia	284 Ontario	Year Ended December 31, 2024
Balance, January 1, 2024	$—	$—	$—
Acquisition costs	7,028,325	4,742,124	11,770,449
Mineral property impairment	(3,028,325)	(592,124)	(3,620,449)
Balance, December 31, 2024 and September 30, 2025	$4,000,000	$4,150,000	$8,150,000

During the period after acquisition of the respective mineral properties and December 31, 2024, the uranium spot price experienced a consistent decline month over month. As a result of that decline, the Company conducted an impairment test effective December 31, 2024. The Company retained an external valuations expert who evaluated the fair value of the mineral properties using both a cost approach and a market approach, which yielded values less than the original carrying value. As the properties are not often traded, the Company used the fair value determined by the cost approach, in which the primary input was the decline in the uranium spot price and long-term prices which constitute Level 3 inputs. For the Colombia properties the decline in uranium spot price used as an input was approximately 12.4% and for 284 Ontario it was approximately 12.5%. Accordingly, the related mineral properties were deemed to be impaired and the impairment losses, as disclosed above, were recognized, the majority of the impairment is the result of the recognition of a $2,459,914 deferred tax liability on the Colombian Acquisition and a corresponding increase in the impairment amount.

Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Nine Months Ended September 30, 2025
Personnel	$125,838	$309	$126,147
Geological	10,095	—	10,095
Land management	35,170	71,085	106,255
Other	226	4,008	4,234
	$171,329	$75,402	$246,730
Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Three Months Ended September 30, 2025
Personnel	$78,069	$—	$78,069
Geological	10,095	—	10,095
Land management	3,323	28,818	32,141
Other	—	729	729
	$91,487	$29,547	$121,034

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 5: EXPLORATION AND EVALUATION ASSETS AND EXPENSES (cont.)

Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Nine Months Ended September 30, 2024
Personnel	$441,560	$32,235	$473,795
Geological	610,646	—	610,646
Land management	112,598	30,945	143,543
Other	14,392	8,462	22,854
	$1,179,196	$71,642	$1,250,838
Exploration and Evaluation Expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Three Months Ended September 30, 2024
Personnel	$200,115	$32,235	$232,350
Geological	155,246	—	155,246
Land management	75,888	30,945	106,833
Other	4,708	8,462	13,170
	$435,957	$71,642	$507,599

The Company incurred $415,185 in exploration expenditures related to the properties prior to the Colombian Acquisition, these were incurred in anticipation of the Colombian Acquisition closing. The costs are of a nature that would ordinarily be expensed as incurred post-acquisition, accordingly, the Company has not included these costs as a cost of the acquisition itself and has expensed them.

All claims are subject to minimum expenditure commitments. The Company expects to incur the minimum expenditures to maintain the claims.

NOTE 6: PROPERTY AND EQUIPMENT

	September 30, 2025	December 31, 2024
Land	$—	$—
Equipment	47,910	47,910
	47,910	47,910
Accumulated depreciation	7,707	3,692
Balance	$40,203	$44,218

In May 2024, the Company entered into an agreement to purchase a farm in Colombia, for the purposes of housing the mining operations of the Company, for a total consideration of one billion Colombian pesos. During the six months ended June 30, 2024, the Company made the first install payment and recorded an additional in land for $69,004 (COP $250,000,000). However, the payment was refunded in July 2024 and the transaction was renegotiated. Subsequently, on December 18, 2024, the Company agreed to make a series of payments as deposits towards the land purchase. As at December 31, 2024, the Company had made prepayments of $47,393 (COP $250,000,000) and the remaining purchase price of COP$ 750,000,000 remained to be paid as follows: COP $24,500,000 on January 15, 2025; COP $24,500,000 on February 15, 2025; COP $275,500,000 to be paid on April 15, 2025; COP $275,500,000 to be paid on May 15, 2025; and, a final payment on the transfer of the deed, which is expected to be January 15, 2026. During the six months ended June 30, 2025, the Company made the January and February payments of COP$24,500,000 (totaling $25,900 USD), which as at June 30, 2025 are reflected as prepayments. The April and May payments were not made due to cash constraints and on Apil 11, 2025, the Company entered into an addendum to change the payment terms to COP$200,000,000 on May 15, 2025 and COP$351,000,000 on July 15, 2025. The Company did not make the

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 6: PROPERTY AND EQUIPMENT (cont.)

May payment required by the addendum and in June 2025 decided to terminate the agreement to purchase and walk away from the deposits paid, which at the time amounted to $73,292, and was included in general and administrative expenses.

Depreciation for the three and nine month periods ended September 30, 2025 was $1,425 and $3,921, respectively (2024 — $2,060).

NOTE 7: CONVERTIBLE DEBENTURE

On June 20, 2025, the Company finalized the terms of a convertible debenture with an existing shareholder in the amount of $150,000. The convertible debenture is non-interest bearing, with a two year maturity and is convertible into units at a price equal to the lower of $5 or at a 25% discount to the listing price, being the price of the common shares once listed on a North American stock exchange. Each unit will consist of one common share and one warrant, which warrants are exercisable into one common share for three years at a price of $5 per share.

As a result of the adoption of ASU 2020-06 in the year ended December 31, 2024, having determined that the conversion option was not required to be accounted for separately under ASC 815-15 and that there was no substantial premium in the issuance of the convertible debenture, the Company has recognized the proceeds allocated entirely to the convertible debenture.

NOTE 8: EQUITY

a.      Shares

On May 16, 2023, the Company issued 990,000 common shares at a price of $0.10 per share for gross proceeds of $99,000.

On September 21, 2023, the Company issued 10,000 common shares at a price of $0.10 per share for gross proceeds of $1,000.

On December 8, 2023, the Company issued 500,000 common shares at a price of $0.10 per share for gross proceeds of $50,000.

On December 20, 2023, the Company issued 2,000,500 units comprising of equal number of common shares and warrants at $0.20 per unit for gross proceeds of $400,100. The warrants can be converted into 1 common share for each warrant at exercise price of $ 1.00 and expires in 3 years.

On December 20, 2023, the Company issued 150,000 common shares at a price of $0.20 per share for gross proceeds of $30,000. Proceeds from this issuance were yet to be received as at December 31, 2023, these funds were received during the year ended December 31, 2024.

Between January 3, 2024 and April 8, 2024, the Company issued 1,462,917 common shares at a price of $2 per share for gross proceeds of $2,925,834 and then on April 15, 2024, issued another 184,166 common shares at a price of $4 per share for gross proceeds of $736,664. The Company incurred direct issue costs of $10,747 related to these issuances. Of these issuances, $315,000 of the proceeds was received during the year ended December 31, 2023, which was previously recognized as share subscription received in advance.

On March 15, 2024, the Company issued 25,000 shares valued at $2 per share as bonus compensation to a consultant, resulting in share-based compensation of $50,000.

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 8: EQUITY (cont.)

On April 15, 2024, the Company issued 3,750 shares valued at $4 per share to a consultant as a prepayment for future marketing and investor relations services, resulting in a prepaid expense of $15,000.

During the year ended December 31, 2024, the Company received the proceeds of $30,000 related to the subscription receivable at December 31, 2023.

On September 27, 2024, the Company issued 8,000 common shares valued at $5 per share for gross proceeds of $40,000.

On April 9, 2024, the Company issued 1,211,687 common shares to Green Shift related to the Colombian Acquisition, see Note 5.

On July 19, 2024, the Company issued 2,000,000 common shares related to the Argentinian Acquisition, and expects to issue another 400,000 Listing Shares, see Note 5, the latter of which have not been issued.

The Company executed subscription documents for 70,000 units valued at $5 per unit for gross proceeds of $350,000, from an existing shareholder, which were received on January 15, 2025. The units consist of one common share and one common share purchase warrant, which were issued on January 15, 2025, with an exercise price of $5.05 expiring in 3 years.

On June 17, 2025, the Company received proceeds from the exercise of warrants. In total 396,000 warrants exercised at the price of $1 per share were exercised and resulted in the issuance of 396,000 common shares. In order to induce the warrant holders to exercise their warrants, each holder was offered three additional warrants with an exercise price of $5.05 for three years. Further, any warrants held by those warrant holders that participated that remained unexercised had their term extended an additional three years until December 14, 2029. The Company determined that represented a modification and an inducement to motivate the investors to exercise their warrants. As the warrant holders were all current investors in the Company, the Company determined that the difference in the fair value of the warrants with the new terms and the fair value of the warrants under their original terms at the modification date as well as the value of the new warrants, should be recognized as a deemed dividend in the amount of $2,183,750.

The modification and new warrants fair value was determined using a Black-Scholes Model with the following inputs and results:

	Original Terms	Amended Terms	New Warrants
Grant Date	17-Jun-25	17-Jun-25	17-Jun-25
Expiry	14-Dec-26	14-Dec-29	17-Jun-28

Input Data
Current Stock Price	$2.00	$2.00	$2.00
Exercise Price	$1.00	$1.00	$5.05
Term of Warrants	1.49	4.50	3.00
Risk-Free Interest Rate	2.71%	2.96%	2.73%
Volatility	150.00%	150.00%	150.00%

Fair Value of Option	$1.5212	$1.8554	$1.4278
Modification benefit		$0.3342
Number of warrants		1,458,833	1,188,000
Value		$487,567	$1,696,183

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 8: EQUITY (cont.)

On July 15, 2025, a further 27,000 warrants were exercised at the price of $1 per share were exercised and resulted in the issuance of 27,000 common shares, these warrant holders exercised on the same terms as the above, resulting in additional inducement and deemed dividend of $155,475.

The modification and new warrants fair value was determined using a Black-Scholes Model with the following inputs and results:

	Original Terms	Amended Terms	New Warrants
Grant Date	15-Jul-25	15-Jul-25	15-Jul-25
Expiry	14-Dec-26	14-Dec-29	15-Jul-28

Input Data
Current Stock Price	$2.00	$2.00	$2.00
Exercise Price	$1.00	$1.00	$5.05
Term of Warrants	1.42	4.42	3.00
Risk-Free Interest Rate	2.83%	3.08%	2.84%
Volatility	150.00%	150.00%	150.00%

Fair Value of Option	$1.5050	$1.8517	$1.4286
Modification benefit		$0.3467
Number of warrants		114,667	81,000
Value		$39,761	$115,714

Further, there were previously 300,000 warrants issued to the Executive Chairman, who sold his warrants other existing shareholders and related parties, as part of the transfer the term of these warrants was extended an additional three years until December 14, 2029. The chief executive officer and the corporate secretary both participated and purchased 75,000 and 30,000 of the warrants, respectively. The Company treated this as a warrant modification and due to the Executive Chairman’s consulting role in the Company determined that the difference in the fair value of the warrants with the new terms and the fair value of the warrants under their original terms at the modification date was treated as share-based compensation expense in the amount of $97,035.

The modification fair value was determined using a Black-Scholes Model with the following inputs and results:

	Original Terms	Amended Terms
Grant Date	23-May-25	23-May-25
Expiry	14-Dec-26	14-Dec-29

Input Data
Current Stock Price	$2.00	$2.00
Exercise Price	$1.00	$1.00
Term of Warrants	1.56	4.56
Risk-Free Interest Rate	2.69%	2.93%
Volatility	150.00%	150.00%

Fair Value of Option	$1.5355	$1.8589
Modification benefit		$0.3235
Warrants		300,000
Share-based compensation		$97,035

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 8: EQUITY (cont.)

On July 21, 2025, the Company agreed to a compensation package with a consultant overseeing the Argentinian properties setting their compensation for both before the IPO and after the IPO, the terms of which are not material. Further, as part of the agreement, the Company agreed to the following other key terms: issued 15,000 common shares of the Company; promised a $75,000 finders fee should the Company complete any significant financing with either of two parties introduced by the consultant, which to date has not occurred; and, the Company agreed that the prepayment for services recognized on the acquisition of 284 Ontario would be considered as compensation for submitting and completing a required Environmental Impact Study, which was completed in August. The Company recognized $75,000 of share based compensation expense.

On September 5, 2025, the Company issued 3,000 shares valued at an agreed upon value of $5 per share to a geological consultant as a bonus for their support during the listing process.

As of September 30, 2025 and December 31, 2024 the Company had an unlimited number of common shares authorized for issuance and 9,057,020 and 8,546,020 common shares issued, respectively.

b.      Rights attached to shares:

The Common shares confer upon their holders’ voting rights and the right to participate in shareholders’ meetings, the right to share, on a per share pro rata basis, in Bonus Shares or Distributions (as defined in the Company’s Articles of Incorporation) as may be declared by the board of directors and approved by the shareholders, if required (out of funds legally available therefore), and the right to a share in excess assets upon liquidation of the Company — all as set forth in the Company’s Articles of Incorporation and in the Company’s Shareholders’ agreement.

c.      Warrants

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding warrants, December 31, 2023 and 2024	2,000,500	$1.00	2.00
Exercised	(423,000)	$1.00	1.50
Warrants – issued in units subscription	70,000	$5.05	2.29
Warrants – issued as inducement	1,269,000	$5.05	2.72
Outstanding warrants, September 30, 2025	2,916,500	2.82	3.41

Under ASC Topic 815, the warrants are recorded as equity and included in additional paid-in capital.

d.      Stock Options

Pursuant to the Company’s stock option plan approved March 15, 2024, options may be granted to employees, directors or consultants of the Company and such options to purchase common shares will have an exercise price not less than the “fair market value” of a Common Share on the date of grant. The total number of common shares issuable pursuant to the option plan shall not exceed 10% of the aggregate number of common shares issued and outstanding and the number of common shares reserved for issuance to any one person under options granted pursuant to the option plan may not exceed 5% of the issued and outstanding common shares on a non-diluted basis. The exercise price, term and vesting of options to purchase Common Shares shall otherwise be as approved by the Board. Unless otherwise determined by the Board, options to purchase Common Shares typically vest and become exercisable 50% at the end of six months from grant date and 50% at the end of twelve months from grant date.

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 8: EQUITY (cont.)

The following table summarizes the stock option activity for the period ended September 30, 2025:

Grant Date	Expiry Date	Number of Options Granted	Exercise Price	Remaining Contractual Life	Aggregate Intrinsic Value
15-Mar-24	15-Mar-29	180,000	$2.00	3.46	$—
18-Jun-24	18-Jun-29	90,000	$4.00	3.72	—
30-Jun-24	30-Jun-29	320,000	$4.00	3.75	—
28-Aug-24	28-Aug-29	25,000	$5.00	3.91	—
25-Sep-24	25-Sep-29	243,000	$5.00	3.99	—
As of September 30, 2025		858,000	$3.89		$—
Inputs into the Black-Scholes Model:
Grant Date	15-Mar-24	18-Jun-24	30-Jun-24	28-Aug-24	25-Sep-24
Share price	$2.00	$2.00	$2.00	$2.00	$2.00
Exercise price	$2.00	$4.00	$4.00	$5.00	$5.00
Term	5	5	5	5	5
Risk-Free Interest Rate	3.53%	3.19%	3.43%	2.91%	2.76%
Volatility	150.00%	150.00%	150.00%	150.00%	150.00%

Given the lack of historical trading data for the Company’s common shares, the volatility was estimated using comparable companies with publicly available volatility data. Also due to the lack of historical trading data, the share price was determined using the price of the most recent (relative to the grant date) arm’s length private placements to arrive at the $2 share price. The expected life represents the time that the options are expected to be outstanding, which has been assumed to be their contractual term. The risk-free rate is based on U.S. Treasury Bond yields with an approximately equal expected life of the options. Dividend yield and forfeiture rates not factored into the valuation as the Company does not expect to pay cash dividends in the future and the Company has elected to account for forfeitures as they occur.

During the three and nine month periods ended September 30, 2025, the Company recognized $53,568 and $483,454, respectively ($396,737 and $549,297 in the three and nine months ended September 30, 2024) in share-based compensation expense relating to the vesting of the options.

NOTE 9: RELATED PARTY TRANSACTIONS

The Company had the following related party transactions during the noted periods:

	Three Months Ended September 30, 2025	Nine Months Ended September 30, 2025	Accounts Payable – September 30, 2025	Three Mos. Ended September 30, 2024	Nine Months Ended September 30, 2024
Paid to the CEO and a company controlled by the CEO	$8,500	$59,500	$28,190	$16,508	$47,315
Paid to the CFO and a company controlled by the CFO	$8,500	$68,096	$16,899	$20,993	$26,984
Paid to the Executive Chairman	$51,468	$79,038	$42,167	$6,000	$6,000
Paid to a law firm in which a director is a partner, for legal services – internal counsel and corporate secretary	$20,373	$25,865	$—	$47,511	$132,776

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 10: SEGMENT INFORMATION

The Company operates in one reportable segment which is the exploration and evaluation of mineral properties. The Company has no revenues and incurs expenditures in various jurisdictions, being Colombia, Argentina and North America (principally the U.S. and Canada, represented below as Jaguar Uranium Corp.).

The Company’s chief operating decision maker (“CODM”) is the senior executive committee that includes the chief executive officer, chief financial officer and the executive chairman.

The accounting policies are consistent with those described in the summary of significant accounting policies. The CODM evaluates performance and decides how to allocate resources based on net loss and the measure of segment assets is the consolidated total assets, and specifically, the consolidated value of mineral properties and consolidated cash and cash equivalents.

Nine months ended September 30, 2025	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
General and administrative expenses(a)	$33,807	$20,075	$893,854	$947,737
Legal and professional fees	412	—	250,210	250,622
Depreciation	3,921	—	—	3,921
Exploration and evaluation expenditures (see Note 6)	171,329	71,642	3,760	246,730
Interest and other (income) expense	(79)	—	762	683
Foreign exchange (gain) loss	8,787	2,727	(18,157)	(6,643)
Net income (loss) before income tax expense (recovery)	$218,177	$94,444	$1,130,428	$1,443,049

Reconciliation of profit or loss:
Adjustments and reconciling items	—	—	—	—
Consolidated net income (loss) before income tax expense (recovery)	$218,177	$94,444	$1,130,428	$1,443,049
(a) General and Administrative (G&A) expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Travel	$—	$—	$8,411	$8,411
Compensation	33,807	20,075	871,130	925,012
Other G&A	—	—	14,313	14,313
Total G&A	$33,807	$20,075	$893,854	$947,737
Three months ended September 30, 2025	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
General and administrative expenses(a)	$12,066	$5,581	$266,825	$284,473
Legal and professional fees	22	—	102,670	102,692
Depreciation	1,425	—	—	1,425
Exploration and evaluation expenditures (see Note 6)	147,984	40,311	(67,261)	121,034
Interest and other (income) expense	(79)	—	(344)	(423)
Foreign exchange (gain) loss	3,133	2,820	(14,583)	(8,630)
Net income (loss) before income tax expense (recovery)	$164,551	$48,713	$287,308	$500,572

Reconciliation of profit or loss:
Adjustments and reconciling items	—	—	—	—
Consolidated net income (loss) before income tax expense (recovery)	$164,551	$48,713	$287,308	$500,572

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 10: SEGMENT INFORMATION (cont.)

(a) General and Administrative (G&A) expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Travel	$—	$—	$1,483	$1,483
Compensation	33,807	20,075	262,372	316,254
Other G&A	(21,741)	(14,494)	2,970	(33,264)
Total G&A	$12,066	$5,581	$266,825	$284,473
Nine months ended September 30, 2024	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
General and administrative expenses(a)	$17,980	$966	$1,067,510	$1,086,456
Legal and professional fees	47	—	656,484	656,531
Depreciation	2,060	—	—	2,060
Exploration and evaluation expenditures (see Note 6)	1,179,196	71,642	—	1,250,838
Interest and other (income) expense	—	—	(41,751)	(41,751)
Foreign exchange (gain) loss	(109,125)	904	27,003	(81,218)
Net income (loss) before income tax expense (recovery)	$1,090,158	$73,512	$1,709,246	$2,872,916

Reconciliation of profit or loss:
Adjustments and reconciling items	—	—	—	—
Consolidated net income (loss) before income tax expense (recovery)	$1,090,158	$73,512	$1,709,246	$2,872,916
(a) General and Administrative (G&A) expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Travel	$—	$—	$107,521	$107,521
Compensation	—	—	918,547	918,547
Other G&A	17,980	966	41,442	60,388
Total G&A	$17,980	$966	$1,067,510	$1,086,456
Three months ended September 30, 2024	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
General and administrative expenses(a)	$17,980	$966	$703,825	$722,771
Legal and professional fees	47	—	224,432	224,479
Depreciation	2,060	—	—	2,060
Exploration and evaluation expenditures (see Note 6)	435,957	71,642	—	507,599
Interest and other (income) expense	—	—	(8,588)	(8,588)
Foreign exchange (gain) loss	46,274	904	9,940	57,118
Net income (loss) before income tax expense (recovery)	$502,318	$73,512	$929,609	$1,505,439

Reconciliation of profit or loss:
Adjustments and reconciling items	—	—	—	—
Consolidated net income (loss) before income tax expense (recovery)	$502,318	$73,512	$929,609	$1,505,439

JAGUAR URANIUM CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2025 AND 2024

NOTE 10: SEGMENT INFORMATION (cont.)

(a) General and Administrative (G&A) expenses	Gaia Colombia and Berlin Colombia	284 Ontario	Jaguar Uranium Corp.	Total
Travel	$—	$—	$68,627	$68,627
Compensation	—	—	633,448	633,448
Other G&A	17,980	966	1,750	20,696
Total G&A	$17,980	$966	$703,825	$722,771

NOTE 11: SUBSEQUENT EVENTS

Subsequent to period end, the Company issued 10,000 common shares to a consultant providing market strategy, communications and related activities for assistance with the intended listing of the Company’s shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Berlin (BVI) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Berlin (BVI) Limited (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

We draw attention to Note 2 to the financial statements, which describe the events and conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern

As described in Note 2 to the financial statements, the Company has incurred recurring losses from operations and has not generated revenue since inception. Its ability to continue as a going concern is dependent on generating profitable operations and securing additional financing.

Auditing management’s evaluation involved significant judgment due to the uncertainty around future cash flows and the feasibility of planned actions.

To evaluate the appropriateness of the going concern assessment, we evaluated management’s plans, assessed the reasonableness of projected cash flows, and considered the adequacy of the related disclosures.

We have served as the Company’s auditor since 2023.

July 31, 2024	Chartered Professional Accountants
Markham, Ontario	Licensed Public Accountants

BERLIN (BVI) LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31

	2023	2022
LIABILITIES
Current liabilities
Accounts payable and accruals	242	97
Total current liabilities	242	97
TOTAL LIABILITIES	242	97

SHAREHOLDERS’ EQUITY
Common shares: 1 common share authorized, issued and outstanding, $nil par value
Additional paid-in capital	1	1
Accumulated deficit	(242)	(102)
Other comprehensive income	(1)	4
TOTAL SHAREHOLDERS’ DEFICIT	(242)	(97)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

BERLIN (BVI) LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
OPERATING EXPENSES:
Other expenses	$119	$102
Foreign exchange (gain)/loss	21	—
TOTAL OPERATING EXPENSES	140	102
Income tax provision	—	—
NET LOSS FROM OPERATIONS	(140)	(102)
Foreign currency translation adjustment loss (gain)	5	(4)
NET LOSS AND COMPREHENSIVE LOSS	$(145)	$(98)

BASIC AND DILUTED LOSS PER SHARE	$(145)	$(98)

WEIGHTED-AVERAGE NUMBER OF SHARES OF COMMON STOCK, BASIC AND DILUTED	1	1

The accompanying notes are an integral part of these consolidated financial statements.

BERLIN (BVI) LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Shares	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balance – January 1, 2023	1	$1	$(102)	$4	$(97)
Loss for the year	—	—	(140)	(5)	(145)
Balance – December 31, 2023	1	$1	$(242)	$(1)	$(242)

	Shares	Share Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balance – January 1, 2022	1	$1	$—	$—	$1
Loss for the year	—	—	(102)	4	(98)
Balance – December 31, 2022	1	$1	$(102)	$4	$(97)

The accompanying notes are an integral part of these consolidated financial statements.

BERLIN (BVI) LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(140)	$(102)
Non-cash adjustments
Foreign exchange (gain)/loss	21	—
Net profit/(loss) before working capital adjustments	(119)	(102)

Changes in operating assets and liabilities
Change in accounts payable and accruals	140	102
Net cash provided by operating activities	21	—

Effects of exchange changes on cash	(21)	—
INCREASE IN CASH AND CASH EQUIVALENTS	—	—
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	—	—
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

BERLIN (BVI) LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BUSINESS DESCRIPTION

Nature of organization and business

Berlin (BVI) Limited (the “Company”) was incorporated on June 30, 2021, in the British Virgin Islands (“BVI”) and is the parent of its wholly-owned subsidiary, Berlin (BVI) Limited Sucursal Colombia (“Berlin Colombia”), a company incorporated in Colombia May 14, 2022 and registered on May 17, 2022 in the Chamber of Commerce of Bogota and acquired on July 18, 2022 by the Company. Through Berlin Colombia, the Company is the legal and beneficial owner of a 100% interest in certain mining concessions located in the “Berlin Project”. The Berlin project is currently being explored and developed as an exploration stage uranium asset located in Caldas Province of Central Colombia.

NOTE 2: GOING CONCERN

As of December 31, 2023, the Company had an accumulated deficit of $242 (2022: $102). Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements for the year ended December 31, 2023 have been met through funding by the shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business. Subsequent to year end, the Company was sold to Jaguar Uranium Corp., which intends to fund the Company going forward.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These consolidated financial statements of the Company as of and for the years ended December 31, 2023 and 2022 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These consolidated financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases. The consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.

a.      Functional currency and foreign currency translations

The consolidated financial statements of the Company are presented in the U.S Dollar (“USD”). The functional currency of the Company and Berlin Colombia is the Canadian Dollar (“CAD”).

On consolidation, the assets and liabilities of each foreign entity are translated into USD at the rate of exchange prevailing at the reporting date. Revenue and expense items are translated at the average rate of the exchange for the year. Unrealized translation gains and losses are recorded as cumulative translation adjustments, which are included in other comprehensive income/(loss) (“OCI”) which is a component of shareholders’ equity.

BERLIN (BVI) LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions in currencies other than an entities functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the reporting date. Non-monetary assets and liabilities, and revenue and expense items denominated in foreign currencies are translated using the exchange rates at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. Foreign exchange differences are recognized in profit or loss in the period in which they arise, unless they relate to intra-entity foreign currency transactions that are of a long-term investment nature.

b.      Fair value measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of accounts payable and accruals and due to parent company approximate their fair value due to the short-term maturity of such instruments. It is management’s opinion that the Company is not exposed to any significant market or credit risks arising from these financial instruments.

c.      Mineral properties

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred while exploration and pre-extraction expenditures are expensed as incurred until such time as we exit the Exploration Stage by establishing proven or probable reserves. Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures relating to pre-extraction activities, such as the construction of mine wellfields, ion exchange facilities and disposal wells, are expensed as incurred until such time proven or probable reserves are established for that project, after which expenditures relating to mine development activities for that particular project are capitalized as incurred.

Companies in the Production Stage, as defined by the SEC, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold. We are in the Exploration Stage which has resulted in our Company reporting larger losses than if it had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to ongoing mine development activities. Additionally, there would be no corresponding depletion allocated to future reporting periods of our Company since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if we had been in the Production Stage. Any capitalized costs, such as expenditures relating to the acquisition of mineral rights, are depleted over the estimated extraction life using the straight-line method when the underlying property is converted to the Production Stage. As a result, our consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

BERLIN (BVI) LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

d.      Impairment of long-lived assets

Long-lived assets, consisting of mineral rights are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Management applies judgment to assess whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable giving rise to the requirement to conduct an impairment test. Circumstances which could trigger an impairment test include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors including significant decreases in uranium prices; significant increases in reclamation costs and accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability of these assets is measured by comparing the carrying value to the future undiscounted cash flows expected to be generated by the assets. When the carrying value of an asset exceeds the related undiscounted cash flows, an impairment loss is recorded by writing down the carrying value of the related asset to its estimated fair value, which is determined using discounted future cash flows or other measures of fair value.

e.      Related party

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, and related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties. The Company has disclosed its transactions with related parties, which consist of the funds received from its parent company.

f.       Contingent liabilities

Certain conditions may exist as of the date the financial statements are issued, that may result in a loss to the Company but that will only be resolved when one or more future events occur or fail to occur. Such losses are disclosed as contingent liabilities if it’s not both probable and reasonably estimable. The Company’s management assesses such contingent liabilities and estimated legal fees, if any. Such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings. The Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

The Company recognizes a liability when there is a present obligation for the Company to transfer or provide an economic benefit. Management accrues a liability for a contingent loss only if the loss is both (1) probable and (2) reasonably estimable. Where the contingent loss is not probable, management discloses the contingencies if it is reasonably possible that a loss may be incurred.

g.      Income taxes

Income taxes are accounted for using the asset/liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

BERLIN (BVI) LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

h.      Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment.

i.       Use of Estimates in the Preparation of Financial Statements

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. There are no significant estimates.

j.       Recent Accounting Standards

As of December 31, 2023 and 2022, there are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

NOTE 4: REVENUE

The Company has no operations and has not yet carried out any revenue generating activities.

NOTE 5: INCOME TAX

A reconciliation between the effective income tax rate and the statutory income tax rate is as follows:

The parent, Berlin (BVI) Limited, is domiciled in the British Virgin Islands, whose statutory income tax rate is 0%. However, for the purposes of the rate reconciliation, statutory income tax rate of 35% is used to reflect that the Company’s operations are in Colombia.

Reconciliation of expected tax based on income (loss)	December 31, 2023	December 31, 2022
Loss from continuing operations before income tax expense	(140)	(102)
Statutory income tax rate	35%	35%
Expected income tax expense (recovery)	(49)	(36)
Movement of valuation allowance	49	36
Income tax expense (recovery)	—	—

The Company’s income tax (recovery) is allocated as follows:
Current tax expense	—	—
Deferred tax expense	—	—

BERLIN (BVI) LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: INCOME TAX (cont.)

Deferred income taxes

The significant components of the deferred tax assets and liabilities consisted of the following:

	December 31, 2023	December 31, 2022
Deferred Tax Assets
Non-capital losses carried forward	242	102
Total gross deferred tax assets	242	102
Valuation allowance	(242)	(102)
Total deferred tax assets, net of valuation allowance	—	—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

As of December 31, 2023, the Company recorded a valuation allowance of $242 (2022 – $102).

As of December 31, 2023, the Company has net Colombian tax losses available for carry forward of $242, which have a 12-year expiration period and will begin to expire as follows:

2034	102
2035	140
242

NOTE 6: SUBSEQUENT EVENTS

On April 9, 2024, after completion of conditions to closing pursuant to the terms of the Share Purchase Agreement between Green Shift Commodities Ltd., the ultimate parent of the Company, and Jaguar Uranium Corp. (“Jaguar”) dated December 8, 2023, the Company was sold to Jaguar. Jaguar has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. Jaguar will recognize the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired. The Company will be consolidated with Jaguar from the date of acquisition.

BERLIN (BVI) LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023
LIABILITIES
Current liabilities
Accounts payable and accruals	242	242
Total current liabilities	242	242
TOTAL LIABILITIES	242	242

SHAREHOLDERS’ EQUITY
Common shares: 1 common share authorized, issued and outstanding, $nil par value
Additional paid-in capital	1	1
Accumulated deficit	(237)	(242)
Other comprehensive income	(6)	(1)
TOTAL SHAREHOLDERS’ DEFICIT	(242)	(242)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

BERLIN (BVI) LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2024 AND 2023

	2024	2023
OPERATING EXPENSES:
Other expenses	$—	$—
Foreign exchange (gain)/loss	(5)	(4)
TOTAL OPERATING EXPENSES	(5)	(4)
Income tax provision	—	—
NET INCOME (LOSS) FROM OPERATIONS	5	4
Foreign currency translation adjustment loss (gain)	5	7
NET LOSS AND COMPREHENSIVE LOSS	$—	$(3)

BASIC AND DILUTED LOSS PER SHARE	$—	$(3)
WEIGHTED-AVERAGE NUMBER OF SHARES OF COMMON STOCK, BASIC AND DILUTED	1	1

The accompanying notes are an integral part of these condensed consolidated financial statements.

BERLIN (BVI) LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2024 AND 2023

	Shares	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balance – December 31, 2023	1	$1	$(242)	$(1)	$(242)
Loss for the year	—	—	5	(5)	—
Balance – March 31, 2024	1	$1	$(237)	$(6)	$(242)
	Shares	Additional Paid In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Equity
Balance – December 31, 2022	1	$1	$(102)	$4	$(97)
Loss for the year	—	—	4	(7)	(3)
Balance – March 31, 2023	1	$1	$(98)	$3	$(100)

The accompanying notes are an integral part of these condensed consolidated financial statements.

BERLIN (BVI) LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2024 AND 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$5	$4
Non-cash adjustments
Foreign exchange (gain)/loss	(5)	(4)
Net profit/(loss) before working capital adjustments	—	—

Changes in operating assets and liabilities
Change in accounts payable and accruals	6	4
Net cash provided by operating activities	6	4

Effects of exchange changes on cash	(6)	(4)
INCREASE IN CASH AND CASH EQUIVALENTS	—	—
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	—	—
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

BERLIN (BVI) LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2024

NOTE 1: BUSINESS DESCRIPTION

Nature of organization and business

Berlin (BVI) Limited (the “Company”) was incorporated on June 30, 2021, in the British Virgin Islands (“BVI”) and is the parent of its wholly-owned subsidiary, Berlin (BVI) Limited Sucursal Colombia (“Berlin Colombia”), a company incorporated in Colombia May 14, 2022 and registered on May 17, 2022 in the Chamber of Commerce of Bogota and acquired on July 18, 2022 by the Company. Through Berlin Colombia, the Company is the legal and beneficial owner of a 100% interest in certain mining concessions located in the “Berlin Project”. The Berlin project is currently being explored and developed as an exploration stage uranium asset located in Caldas Province of Central Colombia.

NOTE 2: GOING CONCERN

As of March 31, 2024 and during the three month periods then ended, the Company had an accumulated deficit and no substantive operations. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements have been met through funding by the shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business. Subsequent to period end, the Company was sold to Jaguar Uranium Corp., which intends to fund the Company going forward.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these condensed consolidated financial statements. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These condensed consolidated financial statements of the Company as of and for the three month periods ended March 31, 2024 and 2023 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These condensed consolidated financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases. The condensed consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.

These financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2023 (“Annual Financial Statements”). These financial statements have been prepared using the same accounting policies that were described in Note 3 to the Annual Financial Statements

a.      Use of estimates in the preparation of condensed consolidated financial statements

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed

BERLIN (BVI) LIMITED
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2024

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. There are no significant estimates.

b.      Recent Accounting Pronouncements

There are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

NOTE 4: REVENUE

The Company has no operations and has not yet carried out any revenue generating activities.

NOTE 5: SUBSEQUENT EVENTS

On April 9, 2024, after completion of conditions to closing pursuant to the terms of the Share Purchase Agreement between Green Shift Commodities Ltd., the ultimate parent of the Company, and Jaguar Uranium Corp. (“Jaguar”) dated December 8, 2023, the Company was sold to Jaguar. Jaguar has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. Jaguar will recognize the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired. The Company will be consolidated with Jaguar from the date of acquisition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

2847312 Ontario Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 2847312 Ontario Inc. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

We draw attention to Note 2 to the financial statements, which describe the events and conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern

As described in Note 2 to the financial statements, the Company has incurred recurring losses from operations and has not generated revenue since inception. Its ability to continue as a going concern is dependent on generating profitable operations and securing additional financing.

Auditing management’s evaluation involved significant judgment due to the uncertainty around future cash flows and the feasibility of planned actions.

To evaluate the appropriateness of the going concern assessment, we evaluated management’s plans, assessed the reasonableness of projected cash flows, and considered the adequacy of the related disclosures.

We have served as the Company’s auditor since 2023.

July 31, 2024	Chartered Professional Accountants
Markham, Ontario	Licensed Public Accountants

2847312 Ontario Inc.
CONSOLIDATED BALANCE SHEETS
As at December 31

	2023	2022
ASSETS
Current
Cash	$20,446	$63,290
Prepaid expenses	677	11,369
	21,123	74,659
Non-Current
Exploration and evaluation assets	3,246,405	2,270,108
TOTAL ASSETS	$3,267,528	$2,344,767

LIABILITIES
Current
Accounts payable and accrued liabilities	$26,459	$43,165
	26,459	43,165
Non-Current
Due to related party	4,998,572	3,277,375
TOTAL LIABILITIES	$5,025,031	$3,320,540

EQUITY
Common stock ($nil par value, unlimited authorized, 100 issued and outstanding)	$—	$—
Additional paid in capital	1	1
Other comprehensive income	15,509	42,379
Retained earnings	(1,773,013)	(1,018,153)
TOTAL EQUITY	$(1,757,503)	$(975,773)

TOTAL LIABILITIES AND EQUITY	$3,267,528	$2,344,767

The accompanying notes are an integral part of the consolidated financial statements

2847312 Ontario Inc.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME
For the years ended December 31

	2023	2022
Operating costs
Exploration and evaluation expenditures	$748,639	$1,125,920
Office and other	115,497	70,514
Total operating costs	(864,136)	(1,196,434)
Other income	5,323	566
Foreign exchange gain	103,953	242,993
Loss from operations for the year	(754,860)	(952,875)
Foreign currency translation account	(26,870)	22,032
Loss and comprehensive loss for the year	$(781,730)	$(930,843)

Loss per share – basic and diluted	(7,549)	(9,529)
Weighted average number of common stock outstanding – basic and diluted	100	100

The accompanying notes are an integral part of the consolidated financial statements

2847312 Ontario Inc.
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Number of common shares	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total
Balance as at January 1, 2022	100	$1	$(65,278)	$20,347	$(44,390)
(Loss) income for the year	—	—	(952,875)	22,032	(930,843)
Balance as at December 31, 2022	100	$1	$(1,018,153)	$42,379	$(975,773)

Balance as at January 1, 2023	100	$1	$(1,018,153)	$42,379	$(975,773)
Loss for the year	—	—	(754,860)	(26,870)	(781,730)
Balance as at December 31, 2023	100	$1	$(1,773,013)	$15,509	$(1,757,503)

The accompanying notes are an integral part of the consolidated financial statements

2847312 Ontario Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31

	2023	2022
Cash flows used in operating activities
(Loss) income for the year	$(754,860)	$(952,875)
Changes in non-cash working capital
Prepaid expenses	10,742	(11,844)
Accounts payable and accrued liabilities	(17,214)	44,971
	$(761,332)	$(919,748)
Cash flows used in investing activities
Acquisition of exploration and evaluation assets	$(924,973)	$(726,736)
	$(924,973)	$(726,736)
Cash flows from financing activities
Advances from parent company	$1,644,452	$1,713,190
	$1,644,452	$1,713,190
Effects of exchange rate changes on cash	(991)	(3,416)
Change in cash	$(42,844)	$63,290
Cash, beginning of year	63,290	—
Cash, end of year	$20,446	$63,290

The accompanying notes are an integral part of the consolidated financial statements

2847312 Ontario Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

1. BUSINESS DESCRIPTION

Nature of organization and business

2847312 Ontario Inc. (the “Company”) is engaged in the acquisition, exploration and development of uranium properties in Argentina. The Company is a private corporation incorporated in Canada and is 100% owned by IsoEnergy Ltd. (“IsoEnergy” or the “parent company”). The common shares of IsoEnergy were listed on the TSX Exchange on July 8, 2024. The Company’s registered and records office is located at 217 Queen Street West, Unit 401, Toronto, Ontario M5V 0R2.

2. NATURE OF OPERATIONS

As of December 31, 2023, the Company had an accumulated deficit, net loss and comprehensive loss and negative cash flows from operations. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements for the year ended December 31, 2023 have been met through funding by the parent company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business. Subsequent to year end, the Company was sold to Jaguar Uranium Corp. (Note 10), which intends to fund the Company going forward.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in United States dollars. These consolidated financial statements include the Company’s Colombian branch, 2847312 Ontario Inc. (Sucursal Argentina), which was formally registered with the Republic of Argentina on March 25, 2022. All inter-company transactions and balances have been eliminated upon consolidation.

a.      Functional currency and foreign currency translations

The consolidated financial statements of the Company are presented in the U.S Dollar (“USD”). The functional currency of the Company is the Canadian Dollar (“CAD”).

On consolidation, the assets and liabilities of each foreign entity are translated into USD at the rate of exchange prevailing at the reporting date. Revenue and expense items are translated at the average rate of the exchange for the year. Unrealized translation gains and losses are recorded as cumulative translation adjustments, which are included in other comprehensive income/(loss) (“OCI”) which is a component of shareholders’ equity.

Transactions in currencies other than an entities functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the reporting date. Non-monetary assets and liabilities, and revenue and expense items denominated in foreign currencies are translated using the exchange rates at the dates of the initial transactions.

2847312 Ontario Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. Foreign exchange differences are recognized in profit or loss in the period in which they arise, unless they relate to intra-entity foreign currency transactions that are of a long-term investment nature.

b.      Fair value measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of accounts payable and accruals and due to parent company approximate their fair value due to the short-term maturity of such instruments. It is management’s opinion that the Company is not exposed to any significant market or credit risks arising from these financial instruments.

c.      Mineral properties

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred while exploration and pre-extraction expenditures are expensed as incurred until such time as we exit the Exploration Stage by establishing proven or probable reserves. Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures relating to pre-extraction activities, such as the construction of mine wellfields, ion exchange facilities and disposal wells, are expensed as incurred until such time proven or probable reserves are established for that project, after which expenditures relating to mine development activities for that particular project are capitalized as incurred.

Companies in the Production Stage, as defined by the SEC, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold. We are in the Exploration Stage which has resulted in our Company reporting larger losses than if it had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to ongoing mine development activities. Additionally, there would be no corresponding depletion allocated to future reporting periods of our Company since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if we had been in the Production Stage. Any capitalized costs, such as expenditures relating to the acquisition of mineral rights, are depleted over the estimated extraction life using the straight-line method when the underlying property is converted to the Production Stage. As a result, our consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

2847312 Ontario Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

d.      Impairment of long-lived assets

Long-lived assets, consisting of mineral rights are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Management applies judgment to assess whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable giving rise to the requirement to conduct an impairment test. Circumstances which could trigger an impairment test include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors including significant decreases in uranium prices; significant increases in reclamation costs and accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability of these assets is measured by comparing the carrying value to the future undiscounted cash flows expected to be generated by the assets. When the carrying value of an asset exceeds the related undiscounted cash flows, an impairment loss is recorded by writing down the carrying value of the related asset to its estimated fair value, which is determined using discounted future cash flows or other measures of fair value.

e.      Related party

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, and related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties. The Company has disclosed its transactions with related parties, which consist of the funds received from its parent company.

f.       Contingent liabilities

Certain conditions may exist as of the date the financial statements are issued, that may result in a loss to the Company but that will only be resolved when one or more future events occur or fail to occur. Such losses are disclosed as contingent liabilities if it’s not both probable and reasonably estimable. The Company’s management assesses such contingent liabilities and estimated legal fees, if any. Such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings. The Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

The Company recognizes a liability when there is a present obligation for the Company to transfer or provide an economic benefit. Management accrues a liability for a contingent loss only if the loss is both (1) probable and (2) reasonably estimable. Where the contingent loss is not probable, management discloses the contingencies if it is reasonably possible that a loss may be incurred.

g.      Income taxes

Income taxes are accounted for using the asset/liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

2847312 Ontario Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

3. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

h.      Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment.

i.       Use of Estimates in the Preparation of Financial Statements

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. There are no significant estimates and judgments.

j.       Contingent Liabilities

The Company recognizes a liability when there is a present obligation for the Company to transfer or provide an economic benefit. Management accrues a liability for a contingent loss only if the loss is both (1) probable and (2) reasonably estimable. Where the contingent loss is not probable, management discloses the contingencies if it is reasonably possible that a loss may be incurred.

k.      Recent Accounting Standards

As of December 31, 2023 and 2022, there are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

4. REVENUE

The Company has no operations and has not yet carried out any revenue generating activities.

5. EXPLORATION AND EVALUATION ASSETS AND EXPENSES

The following is a summary of the carrying value of the acquisition costs and expenditures on the Company’s exploration and evaluation assets:

Exploration and Evaluation Assets	Laguna Salada	Huemel	Total
Balance, January 1, 2022	$1,699,612	$—	$1,699,612
Acquisition costs	726,151	—	726,151
Effect of foreign exchange	(155,655)	—	(155,655)
Balance, December 31, 2022	$2,270,108	$—	$2,270,108
Acquisition costs	—	924,974	924,974
Effect of foreign exchange	38,869	12,454	51,323
Balance, December 31, 2023	$2,308,977	$937,428	$3,246,405

2847312 Ontario Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

5. EXPLORATION AND EVALUATION ASSETS AND EXPENSES (cont.)

Exploration and Evaluation Expenses	Laguna Salada	Huemel	Other	Total
Balance, January 1, 2022	$65,278	$—	$—	$65,278
Personnel	595,111	25,045	137	620,290
Drilling	10,655	—	—	10,655
Geological	58,200	—	—	58,200
Land management	81,234	17,830	25,514	124,580
Travel	143,089	37,042	—	180,131
Other	46,047	—	86,016	132,064
For the year ended, December 31, 2022	$934,336	$79,917	$111,667	$1,125,920
Balance, December 31, 2022	$999,614	$79,917	$111,667	$1,191,198
Personnel	304,819	148,685	—	453,504
Drilling	8,226	—	—	8,226
Geological	1,591	3,584	—	5,175
Land management	23,385	158,818	8,012	190,215
Travel	1,928	87,969	—	89,897
Other	1,622	—	—	1,622
For the year ended, December 31, 2023	$341,571	$399,056	$8,012	$748,639
Balance, December 31, 2023	$1,341,185	$478,973	$119,679	$1,939,837

All claims are subject to minimum expenditure commitments. The Company expects to incur the minimum expenditures to maintain the claims.

6. COMMITMENTS

In addition to applicable federal, provincial/state and municipal severance taxes, duties and royalties, the Company’s exploration and evaluation properties are subject to certain royalties, which may nor not be payable in future, depending on whether revenue is derived from the claims or leases to which these royalties are applicable.

7. RELATED PARTY TRANSACTIONS

The Company’s due to related party represents cash advances from the parent company and expenditures paid for by the parent company on the Company’s behalf. The related party loan is unsecured and interest-free. The related party loan does not currently have set repayment terms or a due date.

8. INCOME TAXES

A reconciliation between the effective income tax rate and the statutory income tax rate of 26.5% is as follows:

	December 31, 2023	December 31, 2022
Loss before taxes	$(754,860)	$(952,875)
Statutory rate	26.5%	26.5%
Expected tax (recovery) expense	$(200,038)	$(252,512)
Exploration and Evaluation Asset Acquisition Costs	(258,719)	(151,181)
Permanent differences (foreign exchange)	(27,548)	(64,393)
Change in valuation allowance	486,304	468,087
Income tax (recovery) expense	$—	$—

The Company’s income tax (recovery) is $nil for the years ended December 31, 2023 and 2022.

2847312 Ontario Inc.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

8. INCOME TAXES (cont.)

Deferred income taxes

The significant components of the deferred tax assets and liabilities consisted of the following:

	December 31, 2023	December 31, 2022
Deferred Tax Assets
Non-capital losses carried forward	$47,732	$18,536
Exploration Assets and Exploration Costs	1,374,354	917,246
Total gross deferred tax assets	1,422,087	935,783
Valuation allowance	(1,422,087)	(935,783)
Total deferred tax assets, net of valuation allowance	$—	$—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Foreign Resource Expenditures (“FRE”), consisting of the acquisition costs of mineral properties and the exploration and evaluation expenses, are deductible against future Foreign Resource Income and carry forward indefinitely.

As of December 31, 2023, the Company recorded a valuation allowance of $1,422,087 (2022 - $935,783).

As of December 31, 2023, the Company has net tax losses available for carry forward of $180,121, which have a 20- year expiration period and will begin to expire as follows:

2032	69,948
2033	110,173

9. SHARE CAPITAL

The Company is authorized to issue an unlimited number of common shares with no par value.

10. SUBSEQUENT EVENTS

On July 19, 2024, subject to the Share Purchase Agreement between ISOEnergy Ltd., the ultimate parent company, and Jaguar Uranium Corp. (“Jaguar”) the Company was acquired by Jaguar. Jaguar has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. Jaguar will recognize the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired. The Company will be consolidated with Jaguar from the date of acquisition.

2847312 Ontario Inc.
UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

	June 30, 2024	December 31, 2023
ASSETS
Current
Cash	$43,081	$20,446
Prepaid expenses	—	677
	43,081	21,123
Non-Current
Exploration and evaluation assets	3,158,407	3,246,405
TOTAL ASSETS	$3,201,488	$3,267,528

LIABILITIES
Current
Accounts payable and accrued liabilities	$52,699	$26,459
	52,699	26,459

Non-Current
Due to related party	5,193,228	4,998,572
TOTAL LIABILITIES	$5,245,927	$5,025,031

EQUITY
Common stock ($nil par value, unlimited authorized, 100 issued and outstanding)	$—	$—
Additional paid in capital	1	1
Other comprehensive income	65,632	15,509
Retained earnings	(2,110,072)	(1,773,013)
TOTAL EQUITY	$(2,044,439)	$(1,757,503)
TOTAL LIABILITIES AND EQUITY	$3,201,488	$3,267,528

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements

2847312 Ontario Inc.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six months ended June 30, 2024	Six months ended June 30, 2023
Operating costs
Exploration and evaluation expenditures	$141,932	$150,729	$275,145	$368,067
Office and other	37,149	20,458	80,986	49,413
Total operating costs	(179,081)	(171,186)	(356,131)	(417,480)
Foreign exchange gain	11,833	4,541	19,072	53,626
Loss from operations for the period	(167,248)	(166,645)	(337,059)	(363,854)
Foreign currency translation account	18,972	(28,233)	50,123	(28,917)
Loss and comprehensive loss for the period	$(148,276)	$(194,878)	$(286,936)	$(392,771)

Loss per share – basic and diluted	$(1,672)	$(1,666)	$(3,371)	$(3,639)
Weighted average number of common stock outstanding – basic and diluted	100	100	100	100

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements

2847312 Ontario Inc.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN EQUITY

	Number of common shares	Additional paid in capital	Retained earnings	Accumulated other comprehensive income	Total
Balance as at January 1, 2024	100	$1	$(1,773,013)	$15,509	$(1,757,503)
(Loss) income for the year	—	—	(337,059)	50,123	(286,936)
Balance as at June 30, 2024	100	$1	$(2,110,072)	$65,632	$(2,044,439)

Balance as at January 1, 2023	100	$1	$(1,018,153)	$42,379	$(975,773)
Loss for the year	—	—	(363,854)	(28,917)	(392,771)
Balance as at June 30, 2023	100	$1	$(1,382,007)	$13,462	$(1,368,544)

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements

2847312 Ontario Inc.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	Six months ended June 30, 2024	Six months ended June 30, 2023
Cash flows used in operating activities
(Loss) income for the year	$(337,059)	$(363,854)
Changes in non-cash working capital
Prepaid expenses	664	10,431
Accounts payable and accrued liabilities	27,159	(28,860)
	$(309,237)	$(382,283)

Cash flows used in investing activities
Acquisition of exploration and evaluation assets	$—	$(49,589)
	$—	$(49,589)

Cash flows from financing activities
Advances from parent company	$311,859	$426,231
	$311,859	$426,231
Effects of exchange rate changes on cash	$20,012	$(29)
Change in cash	22,635	(5,670)
Cash, beginning of year	20,446	63,290
Cash, end of year	$43,081	$57,620

The accompanying notes are an integral part of the unaudited condensed consolidated interim financial statements

2847312 Ontario Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

1.      BUSINESS DESCRIPTION

Nature of organization and business

2847312 Ontario Inc. (the “Company”) is engaged in the acquisition, exploration and development of uranium properties in Argentina. The Company is a private corporation incorporated in Canada and is 100% owned by IsoEnergy Ltd. (“IsoEnergy” or the “parent company”). The common shares of IsoEnergy were listed on the TSX Exchange on July 8, 2024. The Company’s registered and records office is located at 217 Queen Street West, Unit 401, Toronto, Ontario M5V 0R2.

2.      NATURE OF OPERATIONS

As of June 30, 2024, the Company had an accumulated deficit, net loss and comprehensive loss and negative cash flows from operations. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements for the period ended June 30, 2024 have been met through funding by the parent company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company may be unable to realize its assets and discharge its liabilities in normal course of business. Subsequent to year end, the Company was sold to Jaguar Uranium Corp. (Note 9), which intends to fund the Company going forward.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these unaudited condensed consolidated interim financial statements. The accompanying unaudited condensed consolidated interim financial statements do not include any adjustments that might result from the outcome of these uncertainties.

3.      BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These unaudited condensed consolidated interim financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in United States dollars. These unaudited condensed consolidated interim financial statements include the Company’s Argentinian branch, 2847312 Ontario Inc. (Sucursal Argentina), which was formally registered with the Republic of Argentina on March 25, 2022. All inter-company transactions and balances have been eliminated upon consolidation.

These financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2023 (“Annual Financial Statements”). These financial statements have been prepared using the same accounting policies that were described in Note 3 to the Annual Financial Statements

a.      Use of estimates in the preparation of financial statements

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. There are no significant estimates.

2847312 Ontario Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

3.      BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (cont.)

b.      Recent Accounting Standards

As of June 30, 2024, there are no additional recently issued or adopted accounting standard that could have a material impact on these unaudited condensed consolidated interim financial statements.

4.      REVENUE

The Company has no operations and has not yet carried out any revenue generating activities.

5.      EXPLORATION AND EVALUATION ASSETS AND EXPENSES

The following is a summary of the carrying value of the acquisition costs and expenditures on the Company’s exploration and evaluation assets:

Exploration and Evaluation Assets	Laguna Salada	Huemel	Total
Balance, January 1, 2023	$2,270,108	$—	$2,270,108
Acquisition costs	—	49,588	49,588
Effect of foreign exchange	53,011	—	53,011
Balance, June 30, 2023	$2,323,120	$49,588	$2,372,708

Balance, January 1, 2024	$2,308,977	$937,428	$3,246,405
Acquisition costs	—	—	—
Effect of foreign exchange	(62,587)	(25,410)	(87,997)
Balance, June 30, 2024	$2,246,390	$912,018	$3,158,408
Exploration and Evaluation Expenses	Laguna Salada	Huemel	Other	Total
Personnel	137,305	81,317	16,295	234,917
Drilling	6,451	—	—	6,451
Geological	1,163	2,414	—	3,577
Land management	7,255	42,545	4,255	54,055
Travel	1,519	66,140	—	67,659
Other	1,408	—	—	1,408
For the period ended, June 30, 2023	$155,101	$192,416	$20,550	$368,067
Exploration and Evaluation Expenses	Laguna Salada	Huemel	Other	Total
Personnel	9,971	103,659	8,000	121,630
Drilling	7,319	—	—	7,319
Geological	50,466	48,218	—	98,684
Land management	13,469	8,123	418	22,010
Travel	6,004	7,298	8,381	21,683
Other	619	—	3,200	3,819
For the period ended, June 30, 2024	$87,848	$167,298	$19,999	$275,145

All claims are subject to minimum expenditure commitments. The Company expects to incur the minimum expenditures to maintain the claims.

2847312 Ontario Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2024 AND 2023

6.      COMMITMENTS

In addition to applicable federal, provincial/state and municipal severance taxes, duties and royalties, the Company’s exploration and evaluation properties are subject to certain royalties, which may nor not be payable in future, depending on whether revenue is derived from the claims or leases to which these royalties are applicable.

7.      RELATED PARTY TRANSACTIONS

The Company’s due to related party represents cash advances from the parent company and expenditures paid for by the parent company on the Company’s behalf. The related party loan is unsecured and interest-free. The related party loan does not currently have set repayment terms or a due date.

8.      SHARE CAPITAL

The Company is authorized to issue an unlimited number of common shares with no par value.

9.      SUBSEQUENT EVENTS

On July 22, 2024, subject to the Share Purchase Agreement between ISOEnergy Ltd., the ultimate parent company, and Jaguar Uranium Corp. (“Jaguar”) the Company was acquired by Jaguar. Jaguar has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. Jaguar will recognize the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired. The Company will be consolidated with Jaguar from the date of acquisition.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Gaia Energy Investments Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gaia Energy Investments Ltd. (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

We draw attention to Note 2 to the financial statements, which describe the events and conditions that raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified in respect of this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Going concern

As described in Note 2 to the financial statements, the Company has incurred recurring losses from operations and has not generated revenue since inception. Its ability to continue as a going concern is dependent on generating profitable operations and securing additional financing.

Auditing management’s evaluation involved significant judgment due to the uncertainty around future cash flows and the feasibility of planned actions.

To evaluate the appropriateness of the going concern assessment, we evaluated management’s plans, assessed the reasonableness of projected cash flows, and considered the adequacy of the related disclosures.

We have served as the Company’s auditor since 2023.

July 31, 2024	Chartered Professional Accountants
Markham, Ontario	Licensed Public Accountants

GAIA ENERGY INVESTMENTS LTD.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2023 and 2022

	2023	2022
LIABILITIES
Current liabilities
Accounts payable and accruals	$2,020,803	$1,540,752
Due to parent	24,524,475	23,642,291
Total current liabilities	26,545,278	25,183,043
TOTAL LIABILITIES	$26,545,278	$25,183,043

SHAREHOLDERS’ EQUITY
Common stock, $ 1 par value: 100,000 authorized, 1 issued and outstanding	$1	$1
Additional paid-in capital	—	—
Accumulated other comprehensive income	529,047	1,119,072
Accumulated deficit	(27,074,326)	(26,302,116)
TOTAL SHAREHOLDERS’ DEFICIT	(26,545,278)	(25,183,043)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

GAIA ENERGY INVESTMENTS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
OPERATING EXPENSES:
General and administrative expenses	332,855	229,071
Exploration expenses	91,942	158,496
Other expenses	—	316,885
Foreign exchange loss/(gain)	347,413	(149,567)
TOTAL OPERATING EXPENSES	772,210	554,885

LOSS BEFORE INCOME TAX EXPENSE	(772,210)	(554,885)

NET LOSS	(772,210)	(554,885)

OTHER COMPREHENSIVE INCOME/(LOSS)
Currency translation adjustments	590,025	(1,827,880)
TOTAL COMPREHENSIVE (LOSS)/INCOME	$(1,362,235)	$1,272,995

BASIC AND DILUTED LOSS PER SHARE	$(772,210)	$(554,885)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	1	1

The accompanying notes are an integral part of these consolidated financial statements.

GAIA ENERGY INVESTMENTS LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Common shares			Accumulated deficit	Accumulated Other Comprehensive Income/(Loss)	Total Shareholders’ deficit
	Number of Shares	Amount	Additional paid-in Capital
BALANCE AT DECEMBER 31, 2021	1	$1	$—	$(25,747,231)	$(708,808)	$(26,456,038)
Net loss	—	—	—	(554,885)	—	(554,885)
Other comprehensive income, net	—	—	—		1,827,880	1,827,880
BALANCE AT DECEMBER 31, 2022	1	1	—	(26,302,116)	1,119,072	(25,183,043)
Net loss	—	—	—	(772,210)	—	(772,210)
Other comprehensive loss, net	—	—	—		(590,025)	(590,025)
BALANCE AT DECEMBER 31, 2023	1	$1	$—	$(27,074,326)	$529,047	$(26,545,278)

The accompanying notes are an integral part of these consolidated financial statements.

GAIA ENERGY INVESTMENTS LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Year ended December 31, 2023	Year ended December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(772,210)	$(554,885)
Non-cash adjustments:
Foreign exchange (gain) /loss	347,413	(149,567)
Net loss before working capital adjustments	(424,797)	(704,452)

Changes in operating assets and liabilities
Change in accounts payable and accruals	91,942	321,652
Net cash used in operating activities	(332,855)	(382,800)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in due to parent	332,855	382,800
Net cash from financing activities	332,855	382,800
CHANGE IN CASH AND CASH EQUIVALENTS	—	—
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	—	—
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

GAIA ENERGY INVESTMENTS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: BUSINESS DESCRIPTION

Nature of organization and business

Gaia Energy Investments Ltd. (“Gaia” or the “Company”), was incorporated on April 19, 2006 and restored on November 16, 2015, in the British Virgin Islands (“BVI”) and is the parent of its wholly-owned subsidiary, Gaia Energy Investments Ltd. Sucursal Colombia (“Gaia Colombia”). Through Gaia Colombia, the Company is the legal and beneficial owner of a 100% interest in certain mining concessions located in the “Berlin Project”. The Berlin project is currently being explored and developed as a junior stage uranium asset located in Caldas Province of Central Colombia. The Company is a subsidiary of Green Shift Commodities Ltd. (the “Parent”).

NOTE 2: GOING CONCERN

As of December 31, 2023, the Company had an accumulated deficit and negative cash flow used in operating activities for the year ended December 31, 2023. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements for the year ended December 31, 2023 have been met through funding by the shareholders. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Subsequent to year end, the Company was sold to Jaguar Uranium Corp.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These consolidated financial statements of the Company as of and for the years ended December 31, 2023 and 2022 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These consolidated financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases. The consolidated financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.

a.      Functional currency and foreign currency translations

The functional currency of the Company is the Canadian Dollar. The consolidated financial statements of the Company are presented in the U.S Dollar.

On consolidation, the assets and liabilities of each foreign entity are translated into USD at the rate of exchange prevailing at the reporting date. Revenue and expense items are translated at the average rate of the exchange for the year. Unrealized translation gains and losses are recorded as cumulative translation adjustments, which are included in other comprehensive income/(loss) (“OCI”) which is a component of shareholders’ equity.

Transactions in currencies other than an entities functional currency are recognized at the rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated at the prevailing exchange rate at the reporting date. Non-monetary assets and liabilities, and revenue and expense items denominated in foreign currencies are translated using the exchange rates at the dates of the initial transactions.

GAIA ENERGY INVESTMENTS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. Foreign exchange differences are recognized in profit or loss in the period in which they arise, unless they relate to intra-entity foreign currency transactions that are of a long-term investment nature.

b.      Fair value measurement

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

•        Level 1 — Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

•        Level 2 — Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

•        Level 3 — Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of accounts payables and accruals and due to parent approximate their fair value due to the short-term maturity of such instruments. It is management’s opinion that the Company is not exposed to any significant market or credit risks arising from these financial instruments.

c.      Mineral properties

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred while exploration and pre-extraction expenditures are expensed as incurred until such time as we exit the Exploration Stage by establishing proven or probable reserves. Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures relating to pre-extraction activities, such as the construction of mine wellfields, ion exchange facilities and disposal wells, are expensed as incurred until such time proven or probable reserves are established for that project, after which expenditures relating to mine development activities for that particular project are capitalized as incurred.

Companies in the Production Stage, as defined by the SEC, having established proven and probable reserves and exited the Exploration Stage, typically capitalize expenditures relating to ongoing development activities, with corresponding depletion calculated over proven and probable reserves using the units-of-production method and allocated to future reporting periods to inventory and, as that inventory is sold, to cost of goods sold. We are in the Exploration Stage which has resulted in our Company reporting larger losses than if it had been in the Production Stage due to the expensing, instead of capitalization, of expenditures relating to ongoing mine development activities. Additionally, there would be no corresponding depletion allocated to future reporting periods of our Company since those costs would have been expensed previously, resulting in both lower inventory costs and cost of goods sold and results of operations with higher gross profits and lower losses than if we had been in the Production Stage. Any capitalized costs, such as expenditures relating to the acquisition of mineral rights, are depleted over the estimated extraction life using the straight-line method when the underlying property is converted to the Production Stage. As a result, our consolidated financial statements may not be directly comparable to the financial statements of companies in the Production Stage.

d.      Impairment of long-lived assets

Long-lived assets, consisting of mineral rights are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Management applies judgment to assess whenever events or changes in circumstances indicate the carrying amount of an asset or asset

GAIA ENERGY INVESTMENTS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

group may not be recoverable giving rise to the requirement to conduct an impairment test. Circumstances which could trigger an impairment test include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors including significant decreases in uranium prices; significant increases in reclamation costs and accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability of these assets is measured by comparing the carrying value to the future undiscounted cash flows expected to be generated by the assets. When the carrying value of an asset exceeds the related undiscounted cash flows, an impairment loss is recorded by writing down the carrying value of the related asset to its estimated fair value, which is determined using discounted future cash flows or other measures of fair value.

e.      Related party

Parties are related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence, and related parties may be individuals or corporate entities. A transaction is a related party transaction when there is a transfer of resources or obligations between related parties. The Company has disclosed its transactions with related parties, which consist of the funds received from its Parent.

f.       Contingent liabilities

Certain conditions may exist as of the date the financial statements are issued, that may result in a loss to the Company but that will only be resolved when one or more future events occur or fail to occur. Such losses are disclosed as contingent liabilities if it’s not both probable and reasonably estimable. The Company’s management assesses such contingent liabilities and estimated legal fees, if any. Such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings. The Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

The Company recognizes a liability when there is a present obligation for the Company to transfer or provide an economic benefit. Management accrues a liability for a contingent loss only if the loss is both (1) probable and (2) reasonably estimable. Where the contingent loss is not probable, management discloses the contingencies if it is reasonably possible that a loss may be incurred.

g.      Income taxes

Income taxes are accounted for using the asset/liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

h.      Segment Reporting

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment.

GAIA ENERGY INVESTMENTS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

i.       Use of Estimates in the preparation of consolidated financial statements

The preparation of the Company’s consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. There are no significant estimates.

j.       Recent Accounting Pronouncements

As of December 31, 2023 and 2022, there are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

NOTE 4: ACCOUNTS PAYABLE AND ACCRUALS

	2023	2022
Mining concessions payable	$1,448,683	$1,232,398
Due to Jaguar	188,381	—
Other expenses	383,739	308,354
Total	$2,020,803	$1,540,752

During the year, Jaguar Uranium Corp. (“Jaguar”) paid $188,381 to settle a portion of the Company’s liability towards Agencia Nacional de Mineria. The payment by Jaguar is accounted as a liability by the Company and is expected to be settled as part of the planned acquisition of the Company by Jaguar (Note 6). The acquisition closed on April 9, 2024.

NOTE 5: INCOME TAX

A reconciliation between the effective income tax rate and the statutory income tax rate is as follows:

The parent, Gaia Energy Investments Ltd., is domiciled in the British Virgin Islands, whose statutory income tax rate is 0%. However, for the purposes of the rate reconciliation, statutory income tax rate of 35% is used to reflect that the Company’s operations are in Colombia.

Reconciliation of expected tax based on income (loss)	December 31, 2023	December 31, 2022
Loss from continuing operations before income tax expense	(772,210)	(554,885)
Statutory income tax rate	35%	35%
Expected income tax expense (recovery)	(270,274)	(194,210)
Movement of valuation allowance	270,274	93,382
Effects of permanent differences	—	100,828
Income tax expense (recovery)	—	—

The Company’s income tax (recovery) is $nil for the years ended December 31, 2023 and 2022.

GAIA ENERGY INVESTMENTS LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: INCOME TAX (cont.)

Deferred income taxes

The significant components of the deferred tax assets and liabilities consisted of the following:

	December 31, 2023	December 31, 2022
Deferred Tax Assets
Non-capital losses carried forward	363,655	93,382
Total gross deferred tax assets	363,655	93,382
Valuation allowance	(363,655)	(93,382)
Total deferred tax assets, net of valuation allowance	—	—

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

As of December 31, 2023, the Company recorded a valuation allowance of $363,655 (2022 – $93,382).

As of December 31, 2023, the Company has net Colombian tax losses available for carry forward of $1,305,820, which have a 12-year expiration period and will begin to expire as follows:

2034	266,806
2035	1,039,014
1,305,820

NOTE 6: SUBSEQUENT EVENTS

On April 9, 2024, after completion of conditions to closing pursuant to the terms of the Share Purchase Agreement between Green Shift Commodities Ltd., the ultimate parent of the Company, and Jaguar Uranium Corp. (“Jaguar”) dated December 8, 2023, the Company was sold to Jaguar. Jaguar has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. Jaguar will recognize the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired. The Company will be consolidated with Jaguar from the date of acquisition.

GAIA ENERGY INVESTMENTS LTD.

UNAUDITED CONDENSED CONSOLIDATED INTERIM BALANCE SHEETS

	March 31, 2024	December 31, 2023
LIABILITIES
Current liabilities
Accounts payable and accruals	$2,073,593	$2,020,803
Due to parent	23,964,391	24,524,475
Total current liabilities	26,037,984	26,545,278
TOTAL LIABILITIES	$26,037,984	$26,545,278

SHAREHOLDERS’ EQUITY
Common shares, $ 1 par value: 1 share	$1	$1
Additional paid-in capital	—	—
Accumulated other comprehensive income	1,127,553	529,047
Accumulated deficit	(27,165,538)	(27,074,326)
TOTAL SHAREHOLDERS’ DEFICIT	(26,037,984)	(26,545,278)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

GAIA ENERGY INVESTMENTS LTD.

UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2024 AND 2023

	2024	2023
OPERATING EXPENSES:
General and administrative expenses	—	156,066
Exploration expenses	35,765	22,985
Foreign exchange loss /(gain)	55,447	47,624
TOTAL OPERATING EXPENSES	91,212	226,675

LOSS BEFORE INCOME TAX EXPENSE	(91,212)	(226,675)
Income tax	—	—
NET LOSS	(91,212)	(226,675)

OTHER COMPREHENSIVE INCOME/(LOSS)
Currency translation adjustments	(598,506)	67,192
TOTAL COMPREHENSIVE (LOSS)/INCOME	$507,294	$(293,867)

BASIC AND DILUTED LOSS PER SHARE	$(91,212)	$(226,675)

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING, BASIC AND DILUTED	1	1

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

GAIA ENERGY INVESTMENTS LTD.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2024 AND 2023

	Common shares			Accumulated deficit	Accumulated Other Comprehensive Income/(Loss)	Total Shareholders’ deficit
	Number of Shares	Amount	Additional paid-in Capital
BALANCE AT DECEMBER 31, 2022	1	1	—	(26,302,116)	1,119,072	(25,183,043)
Net loss	—	—	—	(226,675)	—	(226,675)
Other comprehensive income, net	—	—	—	—	(67,192)	(67,192)
BALANCE AT MARCH 31, 2023	1	1	—	(26,528,791)	1,051,880	(25,476,910)
	Common shares			Accumulated deficit	Accumulated Other Comprehensive Income/(Loss)	Total Shareholders’ deficit
	Number of Shares	Amount	Additional paid-in Capital
BALANCE AT DECEMBER 31, 2023	1	1	—	(27,074,326)	529,047	(26,545,278)
Net loss	—	—	—	(91,212)	—	(91,212)
Other comprehensive loss, net	—	—	—	—	598,506	598,506
BALANCE AT MARCH 31, 2024	1	1	—	(27,165,538)	1,127,553	(26,037,984)

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

GAIA ENERGY INVESTMENTS LTD.
UNAUDITED CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

FOR THE THREE MONTH PERIODS ENDED MARCH 31, 2024 AND 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(91,212)	$(226,675)
Non-cash adjustments:
Foreign exchange (gain)/loss	55,447	47,624
Net loss before working capital adjustments	(35,765)	(179,052)

Changes in operating assets and liabilities
Change in accounts payable and accruals	35,765	171,499
Net cash used in operating activities	—	(7,552)

CASH FLOWS FROM FINANCING ACTIVITIES
Change in due to parent	—	7,552
Net cash from financing activities	—	—

CHANGE IN CASH AND CASH EQUIVALENTS	—	—
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF YEAR	—	—
CASH AND CASH EQUIVALENTS AT THE END OF YEAR	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

GAIA ENERGY INVESTMENTS LTD.

NOTES TO UNADUITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2024

NOTE 1: BUSINESS DESCRIPTION

Nature of organization and business

Gaia Energy Investments Ltd. (“Gaia” or the “Company”), was incorporated on April 19, 2006 and restored on November 16, 2015, in the British Virgin Islands (“BVI”) and is the parent of its wholly-owned subsidiary, Gaia Energy Investments Ltd. Sucursal Colombia (“Gaia Colombia”). Through Gaia Colombia, the Company is the legal and beneficial owner of a 100% interest in certain mining concessions located in the “Berlin Project”. The Berlin project is currently being explored and developed as a junior stage uranium asset located in Caldas Province of Central Colombia. The Company is a subsidiary of Green Shift Commodities Ltd. (the “Parent”).

NOTE 2: GOING CONCERN

As of March 31, 2024 and during the three month periods then ended, the Company had an accumulated deficit. Further, the Company has not yet commenced revenue generating activities. Currently, monthly cash requirements have been met through funding by the parent company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Subsequent to period end, the Company was sold to Jaguar Uranium Corp.

Management of the Company has a reasonable expectation that the Company can continue raising additional equity capital to continue in operational existence for the foreseeable future.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs. If the Company is unable to obtain sufficient capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

These unaudited condensed consolidated interim financial statements of the Company as of and for the three month periods ended March 31, 2024 and 2023 were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

These unaudited condensed consolidated interm financial statements include the accounts of the Company and all subsidiaries. Subsidiaries are entities in which the Company has a controlling voting interest or is the primary beneficiary of a variable interest entity. Subsidiaries are fully consolidated from the date control is transferred to the Company and are de-consolidated from the date control ceases. The unaudited condensed consolidated interim financial statements include all the assets, liabilities, revenues, expenses and cash flows of the Company and its subsidiaries after eliminating intercompany balances and transactions.

These financial statements should be read in conjunction with the Company’s annual consolidated financial statements for the year ended December 31, 2023 (“Annual Financial Statements”). These financial statements have been prepared using the same accounting policies that were described in Note 3 to the Annual Financial Statements

a.      Use of estimates in the preparation of unaudited condensed consolidated interim financial statements

The preparation of the Company’s financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of liabilities and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these

GAIA ENERGY INVESTMENTS LTD.

NOTES TO UNADUITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2024

NOTE 3: BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. There are no significant estimates.

b.      Recent Accounting Pronouncements

There are no additional recently issued or adopted accounting standard that could have a material impact on these consolidated financial statements.

NOTE 4: ACCOUNTS PAYABLE AND ACCRUALS

	March 31, 2024	December 31, 2023
Mining concessions payable	$1,298,197	$1,448,683
Due to Jaguar	377,569	188,381
Other expenses	397,827	383,739
Total	$2,073,593	$2,020,803

During the year ended December 31, 2023, Jaguar Uranium Corp. (“Jaguar”) paid $188,381 to settle a portion of the Company’s liability towards Agencia Nacional de Mineria.

During the three months ended March 31, 2024, Jaguar paid an additional $189,188 to the Agencia Nacional de Mineria on behalf of the Company.

The payments by Jaguar are accounted as a liability by the Company and is expected to be settled as part of the planned acquisition of the Company by Jaguar. The acquisition closed on April 9, 2024.

NOTE 5: REVENUE

The Company has no operations and has not yet carried out any revenue generating activities

NOTE 6: SUBSEQUENT EVENTS

On April 9, 2024, after completion of conditions to closing pursuant to the terms of the Share Purchase Agreement between Green Shift Commodities Ltd., the ultimate parent of the Company, and Jaguar Uranium Corp. (“Jaguar”) dated December 8, 2023, the Company was sold to Jaguar. Jaguar has accounted for this transaction as an asset acquisition as the fair value of the assets are concentrated in the mineral rights of the respective entities. Jaguar will recognize the assets acquired at the fair value of the liabilities assumed, cash paid and fair value of the equity instruments issued as consideration as these fair values are more clearly evident and reliably measured. As the acquisition has not been treated as a business combination there is no corresponding goodwill, instead the amount of consideration will be allocated to the assets acquired. The Company will be consolidated with Jaguar from the date of acquisition.

Jaguar Uranium Corp.

6,000,000 Class A Common Shares

_____________________

PRELIMINARY PROSPECTUS

_____________________

Sole Book-Running Manager

Titan Partners

a division of American Capital Partners

Through and including            , 2026 (25 days after the date of this prospectus), all dealers that buy, sell or trade our Class A Common Shares, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by Jaguar Uranium Corp. (the “Registrant”), in connection with the sale and distribution of the Class A common shares being registered (the “Common Shares”). All amounts shown are estimates except for the U.S. Securities and Exchange Commission (the “SEC”) registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the NYSE American initial listing fee.

SEC registration fee	$5,000
FINRA filing fee	$5,000
NYSE American initial listing fee	$75,000
Printing expenses	$45,000
Accounting fees and expenses	$630,000
Legal fees and expenses	$780,000
Transfer agent fees and expenses	$10,000
Technical reports	$990,000
Miscellaneous fees and expenses	$143,000
Total	$2,683,000

ITEM 14. Indemnification of Directors and Officers.

The corporate laws of British Columbia allow the Registrant, and the Registrant’s corporate articles (the “Articles”) require the Registrant (subject to the provisions of the Business Corporations Act of British Columbia (the “BCBCA”) noted below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in our Articles.

For the purposes of such an indemnification:

“eligible party”, in relation to the Registrant, means an individual who

(1)    is or was a director or officer of the Registrant,

(2)    is or was a director or officer of another corporation

i.       at a time when the corporation is or was an affiliate of the Registrant, or

ii.      at the request of the Registrant, or

(3)    at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation:

(1)    is or may be joined as a party, or

(2)    is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the Registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the Articles noted above, the Registrant must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(1)    if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(2)    if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(3)    if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be;

(4)    in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not do either of the following:

(1)    indemnify the eligible party under section 160(a) of the BCBCA in respect of the proceeding; or

(2)    pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the Articles, on the application of the Registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1)    order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(2)    order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(3)    order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;

(4)    order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

(5)    make any other order the court considers appropriate.

ITEM 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding all securities sold by the Registrant since December 16, 2022, the offer and sale of which were not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

(a)    Common Shares

1.      On December 16, 2022, in connection with the Registrant’s incorporation, the Registrant issued 100 Common Shares at a price of $0.01 per share for gross proceeds of $1.00. These Common Shares were returned and cancelled on December 20, 2023.

2.      On May 16, 2023, the Registrant issued 990,000 Common Shares at a price of $0.10 per share for gross proceeds of $99,000.

3.      On September 21, 2023, the Registrant issued 10,000 Common Shares at a price of $0.10 per share for gross proceeds of $1,000.

4.      On December 8, 2023, the Registrant issued 500,000 Common Shares at a price of $0.10 per share for gross proceeds of $50,000.

5.      On December 20, 2023, the Registrant issued 2,000,500 units at a price of $0.20 per unit for gross proceeds of $400,100. Each unit consists of one Common Share and one warrant, each exercisable into one Common Share at an exercise price of $1.00 per share, expiring on December 14, 2026.

6.      On December 20, 2023, the Registrant issued 150,000 Common Shares at a price of $0.20 per share for gross proceeds of $30,000, which were received in 2024.

7.      In January 2024, the Registrant issued 1,116,200 Common Shares at a price of $2.00 per share for gross proceeds of $2,232,400.

8.      On March 15, 2024, the Registrant issued 80,000 Common Shares at a price of $2.00 per share for gross proceeds of $160,000, of which 25,000 shares were used to settle an outstanding debt obligation.

9.      On April 8, 2024, the Registrant issued 1,211,687 Common Shares to Green Shift Commodities Ltd. at a price of $2.00 per share as part of the acquisition of Berlin (BVI) Limited and Gaia Energy. On the same day, the Registrant issued another 291,667 common shares at a price of $2.00 per share for gross proceeds of $583,334.

10.    On April 15, 2024, the Registrant issued 187,916 Common Shares at a price of $4.00 per share for gross proceeds of $751,666.

11.    On July 19, 2024, the Registrant closed on the acquisition of 2847312 Ontario Inc. (Sucursal Argentina) by issuing 2,000,000 Common Shares at a price of $5.00 per share.

12.    On September 27, 2024, the Registrant issued 8,000 Common Shares at a price of $5.00 per share for total proceeds of $40,000.

13.    On January 15, 2025, the Registrant issued 70,000 units at a price of $5.00 per unit for gross proceeds of $350,000. Each unit consists of one Common Share and one warrant, each exercisable into one Common Share at an exercise price of $5.05 per share, expiring on January 15, 2028.

14.    On June 17, 2025, the Registrant issued 396,000 Common Shares at a price of $1.00 per share as a result of the exercise of 396,000 warrants for a total proceeds of $396,000.

15.    On July 15, 2025, the Registrant issued 27,000 Common Shares at a price of $1.00 per share as a result of the exercise of 27,000 warrants for a total proceeds of $27,000.

16.    On July 21, 2025, the Registrant issued 15,000 Common Shares at a price of $5.00 per share for a total proceeds of $75,000.

17.    On September 5, 2025, the Registrant issued 3,000 Common Shares at a price of $5.00 per share for a total proceeds of $15,000.

18.    On October 23, 2025, the Registrant issued 10,000 Common Shares at a price of $5.00 per share for a total proceeds of $50,000.

(b)    Warrants

On December 20, 2023, the Registrant issued 2,000,500 warrants as part of the unit offering described above, each exercisable into one Common Share at an exercise price of $1.00 per share, expiring on December 14, 2026.

On January 15, 2025, the Registrant issued 70,000 warrants as part of the unit offering described above, each exercisable into one Common Share at an exercise price of $5.05 per share, expiring on January 15, 2028.

On June 17, 2025, the Registrant issued 1,188,000 new warrants exercisable at $5.05 per share and expiring on June 17, 2028 as a result of an incentive program pursuant to a board resolution dated May 20, 2025. The incentive program is to encourage early warrant exercises in advance of its public listing. Under this program, holders who exercised their warrants received three additional warrants for each warrant exercised, each exercisable into one Common Share at a price of $5.05 per share, expiring three years from the date of issuance. In addition, if a holder exercised more than 10% of their warrants, the expiry date of their remaining unexercised $1.00 warrants was extended to December 14, 2029. As a result of this program, 1,362,833 warrants had their expiry date extended from December 14, 2026 to December 14, 2029.

(c)     Options

1.      On March 15, 2024, the Registrant granted 180,000 stock options with an exercise price of $2.00 per share. The options expire on March 15, 2029.

2.      On June 18, 2024, the Registrant granted 90,000 stock options with an exercise price of $4.00 per share. The options expire on June 18, 2029.

3.      On June 30, 2024, the Registrant granted 320,000 stock options with an exercise price of $4.00 per share. The options expire on June 30, 2029.

4.      On August 28, 2024, the Registrant granted 25,000 stock options with an exercise price of $5.00 per share. The options expire on August 28, 2029.

5.      On September 25, 2024, the Registrant granted 243,000 stock options with an exercise price of $5.00 per share. The options expire on September 25, 2029.

The stock options were granted under the Registrant’s stock option plan.

(d)    Convertible Note

On June 26, 2025, the Registrant issued a convertible promissory note in the principal amount of $150,000, maturing on June 26, 2027. The note is convertible, at the option of the holder or mandatorily upon the Registrant’s listing on a recognized North American stock exchange, into units of the Registrant at a conversion price equal to the lesser of $5.00 per share or a 25% discount to the Offering Price. Each unit consists of one Common Share and one warrant exercisable into one Common Share at $5.00 per share for a period of three years from the date of issuance.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering. The Registrant believes the offers, sales, and issuances of the above securities were exempt from registration under the Securities Act (or Regulation D or Regulation S promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipients did not involve a public offering, or in reliance on Rule 701 because the transactions were pursuant to compensatory benefit plans or contracts relating to compensation as provided under such rule. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant. The sales of these securities were made without any general solicitation or advertising.

ITEM 16. Exhibits and Financial Statement Schedules.

(a)    Exhibits

The exhibits listed below are filed as part of this registration statement.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1**	Notice of Articles of the Registrant.
3.2**	Articles of the Registrant.
4.1**	Specimen common share certificate.
4.2*	Form of Underwriter’s Warrant.

Exhibit Number	Description
5.1*	Opinion of Cozen O’Connor LLP as to the legality of the securities being registered.
10.1**	Share Purchase Agreement, dated December 8, 2023, by and among the Registrant, Gaia Energy Inc. and Green Shift Commodities Ltd.
10.2**	Amending Agreement, dated April 8, 2024, by and among the Registrant, Gaia Energy Inc. and Green Shift Commodities Ltd.
10.3**	Share Purchase Agreement, dated July 17, 2024, by and between the Registrant and Consolidated Uranium Inc.
10.4**	Unanimous Shareholders’ Agreement, dated March 1, 2023, by and among the Registrant and each of the shareholders of the Registrant party thereto.
10.5**	Investor Rights Agreement, dated July 19, 2024, by and between the Registrant and IsoEnergy Ltd.
10.6**

Net Smelter Return Royalty Agreement, dated April 8, 2024, by and among the Registrant, Gaia Energy Investments Ltd., Gaia Energy Investments Ltd. Sucursal Columbia, Berlin (BVI) Limited, Berlin (BVI) Limited Sucursal Columbia and Green Shift Commodities Ltd.

10.7**	Net Smelter Return Royalty Agreement — Laguna Project, dated July19, 2024, by and among the Registrant, 2847312 Ontario Inc. and Consolidated Uranium Inc.
10.8**	Net Smelter Return Royalty Agreement — Huemul II, dated July19, 2024, by and among the Registrant, 2847312 Ontario Inc. and Consolidated Uranium Inc.
10.9**	Net Smelter Return Royalty Agreement, dated July 31, 2023, by and between 2847312 Ontario Inc. and Minera Agaucu S.A.
10.10**	Net Smelter Return Royalty Agreement, dated July 31, 2023, by and between 2847312 Ontario Inc. and NewEra Metal Resources Ltd. and Mr. Guillermo Wild Ceruzzi.
10.11**	Form of the Registrant’s 2025 Equity Incentive Plan.
10.12**	Employment Agreement, dated August 1, 2025, by and between Steven Gold and Jaguar Uranium Corp.
10.13**	Employment Agreement, dated August 1, 2025, by and between William Avery and Jaguar Uranium Corp.
10.14**	Employment Agreement, dated August 1, 2025, by and between Luis Ducassi and Jaguar Uranium Corp.
21.1**	List of Subsidiaries.
23.1*	Consent of DNTW Toronto LLP (Jaguar Uranium Corp.).
23.2*	Consent of DNTW Toronto LLP (Berlin (BVI) Limited).
23.3*	Consent of DNTW Toronto LLP (2847312 Ontario Inc.).
23.4*	Consent of DNTW Toronto LLP (Gaia Energy Investments Ltd.).
23.5*	Consent of Summit Group CPAs, P.C. (Jaguar Uranium Corp.).
23.6*	Consent of Cozen O’Connor LLP (included in Exhibit 5.1).
23.7*

Consent of Qualified Person with respect to the Technical Report Summary, Berlin Project, Caldas Province, Colombia, the Technical Report Summary, Laguna Salada Project, Chubut Province, Argentina, and the Technical Report Summary, Huemul Project, Mendoza Province, Argentina.

23.8*	Consent of Janet Meiklejohn to be named as director nominee.
23.9*	Consent of Tomas De Pablos Souza to be named as director nominee.
24.1**	Powers of Attorney (set forth on the signature page to this registration statement).
96.1**	S-K 1300 Technical Report Summary, Berlin Project, Caldas Province, Colombia, with an effective date of February 15, 2024.
96.2**	S-K 1300 Technical Report Summary, Laguna Salada Project, Chubut Province, Argentina, with an effective date of August 13, 2024.
96.3**	S-K 1300 Technical Report Summary, Huemul Project, Mendoza Province, Argentina, with an effective date of August 13, 2024.
99.1*	Clawback Policy
107*	Filing Fee Table.

____________

*        Filed herewith.

**      Previously filed.

(b)    Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate Offering Price set forth in the “Calculation of Filing Fee” table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to this Offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to this Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to this Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in this Offering made by the undersigned registrant to the purchaser.

(5)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada on January 26, 2026.

JAGUAR URANIUM CORP.
By:	/s/ Steven Gold
Name:	Steven Gold
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date:
/s/ Steven Gold	President, Chief Executive Officer and Director	Dated: January 26, 2026
Steven Gold	(Principal Executive Officer)
/s/ William Avery	Chief Financial Officer	Dated: January 26, 2026
William Avery	(Principal Financial and Accounting Officer)
*	Executive Chairman of the Board	Dated: January 26, 2026
Luis Ducassi
*	Director	Dated: January 26, 2026
Maxime Leclerc
*	Director	Dated: January 26, 2026
Trumbull Fisher
*By:	/s/ Steven Gold
Name:	Steven Gold
Title:	Attorney-in-fact

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Jaguar Uranium Inc. has signed this registration statement in the City of New York, New York on January 26, 2026.

AUTHORIZED U.S. REPRESENTATIVE
Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.